    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 2001
                                                         REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                               PSB BANCORP, INC.
             (Exact name of registrant as specified in its charter)

              PENNSYLVANIA                                 6036                                  23-2930740
    (State or other jurisdiction of            (Primary Standard Industrial         (IRS Employer Identification Number)
     incorporation or organization)            Classification Code Number)

                           11 PENN CENTER, SUITE 2601
                               1835 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 979-7900
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ANTHONY DISANDRO.
                     PRESIDENT AND CHIEF OPERATING OFFICER
                               PSB BANCORP, INC.
                           11 PENN CENTER, SUITE 2601
                               1835 MARKET STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 979-7900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

          JEFFREY P. WALDRON, ESQUIRE                             JOSEPH H. JACOVINI., ESQUIRE
            DAVID R. PAYNE, ESQUIRE                                 BARBARA DUBROW, ESQUIRE
              Stevens & Lee, P.C.                                     Dilworth Paxson LLP
             One Glenhardie Center                                  3200 Mellon Bank Center
               1275 Drummers Lane                                      1735 Market Street
                  P.O. Box 236                                       Philadelphia, PA 19103
              Wayne, PA 19087-0236                                      (215) 575-7000
                (610) 293-4961

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

        TITLE OF EACH CLASS                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         OF SECURITIES TO               AMOUNT TO BE        OFFERING PRICE          AGGREGATE            AMOUNT OF
           BE REGISTERED                REGISTERED(1)         PER UNIT(2)        OFFERING PRICE      REGISTRATION FEE
Common Stock.......................        482,560              $13.25             $24,816,229            $350.72

(1) Based on a maximum number of shares of the Registrant's common stock which may be issued in connection with the proposed merger of PSB Merger Sub, Inc. with and into Jade
     Financial Corp.

(2) Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule 457(c),
     (f)(1) and (f)(3) promulgated under the Securities Act of 1933, as amended, on the average of the high and low of Jade
     Financial Corp. common stock as reported on the NASDAQ
     SmallCap Market as of January 12, 2001, less $23,413,356 which equals the amount of cash to be paid by Registrant to shareholders of Jade Financial Corp. in connection with the proposed merger.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROXY STATEMENT OF                                                 PROSPECTUS OF
JADE FINANCIAL CORP.                                           PSB BANCORP, INC.

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

    The Boards of Directors of PSB Bancorp, Inc. and Jade Financial Corp. have approved the acquisition of Jade Financial Corp. by PSB Bancorp, Inc. through a merger of PSB Merger Sub, Inc., a subsidiary of PSB Bancorp, Inc. with and into Jade Financial Corp. and a contemporaneous merger of their respective bank subsidiaries, First Penn Bank and IGA Federal Savings Bank.

    If you are a Jade Financial Corp. shareholder and the merger is completed, you will receive $13.55 in cash for each share of Jade Financial Corp. common stock that you own on the date of the merger. If you are an IGA Employee Stock Ownership Plan participant and have Jade Financial Corp. shares allocated to your retirement account, you may direct the ESOP to receive on your behalf either $13.55 in cash or shares of PSB Bancorp, Inc. common stock. If you elect to receive shares of PSB Bancorp, Inc. common stock, you will receive [3.328] shares of PSB Bancorp, Inc. common stock for each share of Jade Financial Corp. common stock allocated to your retirement account as a participant in the ESOP. Each share of Jade Financial Corp. common stock that is not allocated to the account of any participant will be converted into [3.328] shares of PSB Bancorp, Inc. common stock.

    We cannot complete the merger unless the shareholders of Jade Financial Corp. approve it. Jade Financial Corp. has scheduled a special meeting of shareholders to vote on this merger proposal. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card. If you sign, date and mail your proxy card without indicating how you want to vote, we will vote your proxy in favor of the merger. Not returning your card or not instructing your broker how to vote any shares held for you in "street name" will not permit us to vote your shares in favor of the merger.

The date, time and place of the meeting are as follows:
[Day, March   , 2001]
10:00 a.m.
Jade Financial Corp.
213 W. Street Road
Feasterville, Pennsylvania

    PSB Bancorp, Inc. common stock is traded on the Nasdaq Stock Market under symbol "PSBI." Jade Financial Corp. common stock is traded on the Nasdaq Stock Market under the symbol "IGAF."

    The Board of Directors of Jade Financial Corp. strongly supports this combination of our companies and recommends that you vote in favor of the merger.
                            ------------------------

Neither the Securities and Exchange Commission nor any state securities regulators have approved the PSB Bancorp, Inc. common stock to be issued in connection with the merger or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense. The shares of PSB Bancorp, Inc. common stock to be issued in the merger are not savings or deposit accounts or other obligations of any bank, and they are not insured by the Federal Deposit Insurance Corporation or any governmental agency.
                            ------------------------

    This proxy statement/prospectus was first mailed to shareholders on or about
February   , 2001.

                              JADE FINANCIAL CORP.
                              213 WEST STREET ROAD
                        FEASTERVILLE, PENNSYLVANIA 19053
                                 (215) 322-9000

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH   , 2001

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Jade Financial Corp., a Pennsylvania business corporation, will be held at the offices of Jade Financial Corp., located at 213 West Street Road, Feasterville,
Pennsylvania 19053, at 10:00 a.m., local time, on March   , 2001, to consider
the following matters:

    1. To approve and adopt the Agreement and Plan of Reorganization, dated November 2, 2000, among PSB Bancorp, Inc., PSB Merger Sub, Inc. and Jade Financial Corp (attached as Annex "A" to the accompanying proxy statement/prospectus), providing for the acquisition by PSB of Jade Financial Corp. through the merger of PSB Merger Sub, Inc., a wholly owned subsidiary of PSB Bancorp, Inc., with and into Jade Financial Corp.

    2. To vote on adjournment of the Jade special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the meeting to approve the Agreement and Plan of Reorganization.

    3. To consider such other matters as may properly be brought before the Jade special meeting.

    Only those Jade shareholders of record at the close of business on January 18, 2001, are entitled to notice of, and to vote at, the Jade special meeting.

    Each share of Jade common stock outstanding will entitle the holder to one vote on each matter that may properly come before the Jade special meeting.

                                          By order of the Board of Directors
                                          ______________________________________
                                          Richard Hasson,

                                          Corporate Secretary

February   , 2001

    PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE JADE FINANCIAL CORP. SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE MERGER......................       1

SUMMARY.....................................................       2

A WARNING ABOUT FORWARD LOOKING INFORMATION.................       7

SELECTED FINANCIAL DATA.....................................       8

PRO FORMA COMBINED FINANCIAL INFORMATION....................      11

THE SPECIAL MEETING.........................................      15

THE MERGER..................................................      17

FINANCIAL INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS.....      31

INFORMATION ABOUT PSB BANCORP, INC..........................      33

INFORMATION ABOUT JADE FINANCIAL CORP.......................      63

DESCRIPTION OF PSB BANCORP, INC. CAPITAL SECURITIES.........      97

COMPARISON OF SHAREHOLDER RIGHTS............................      99

ADJOURNMENT.................................................      99

EXPERTS.....................................................     100

LEGAL MATTERS...............................................     100

OTHER MATTERS...............................................     100

SHAREHOLDER PROPOSALS.......................................     100

WHERE YOU CAN FIND MORE INFORMATION.........................     100

ANNEXES

    A. Agreement and Plan of Merger between PSB
       Bancorp, Inc., Jade Financial Corp and PSB Merger
       Sub, Inc., dated as of November 2, 2000..............     A-1

    B. Opinion of Berwind Financial.........................     B-1

    C. Section 1930 and 1571-1580 of the Pennsylvania
       Business Corporation Law of 1988, as amended.........     C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want your shares to be voted, then sign and mail it in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the special
    meeting to be held on March   , 2001.

    Your vote is very important. Approval of the merger at the Jade meeting requires the affirmative vote of a majority of the votes cast. Therefore you should return your signed proxy card as soon as possible.

    The Board of Directors of Jade unanimously recommends voting "FOR" the merger.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker. Without instructions, your shares will not be voted on the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways for you to revoke your proxy and change your vote.
    First, you may send a written notice to the person to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with a later date. Third, you may vote in person at the special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. Shortly after the merger is completed, PSB will send you written instructions for exchanging your stock certificates. PSB will request that you return your Jade stock certificates at that time.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working to complete the merger as quickly as possible. In addition to the approval of our shareholders, we must also obtain regulatory approvals. We expect to receive all necessary approvals in March.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS
   PROXY STATEMENT/ PROSPECTUS?

A: You should contact:

               Jade Financial Corp.
               213 W. Street Road
               Feasterville, Pennsylvania 19053
               Attention: Richard Hasson, Corporate Secretary
               Telephone: (215) 322-9000, Ext. 204

                                    SUMMARY

    This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully, and for more complete descriptions of the legal terms of the merger, you should read carefully this entire proxy statement/prospectus and the attached annexes. See "Where You Can Find More Information" on page 100 for reference to additional information available to you regarding PSB and Jade.

WHAT JADE SHAREHOLDERS WILL RECEIVE IN THE MERGER (SEE PAGE 18)

    If you are a Jade shareholder, when the merger is completed you will receive $13.55 in cash for each share of Jade Financial Corp. common stock that you own on the date of the merger. If you are an IGA Employee Stock Ownership Plan participant and have Jade Financial Corp. shares allocated to your retirement account, you may direct the ESOP to receive on your behalf either $13.55 in cash or shares of PSB Bancorp, Inc. common stock based on an exchange ratio of [3.328] shares of PSB Bancorp, Inc. common stock for each share of Jade Financial Corp. common stock. If an eligible ESOP participant elects to receive cash for his/her allocated shares, the participant will have the option of directing the trustees of the ESOP to purchase PSB shares or hold the cash in a money market account. In addition, the trustees of the ESOP may elect to make other qualified investment options available. Each share of Jade Financial Corp. common stock held by the ESOP that is not allocated to the account of any participant will be converted into [3.328] shares of PSB Bancorp, Inc. common stock.

FEDERAL INCOME TAX ON CASH RECEIVED IN THE MERGER (SEE PAGE 28)

    Jade shareholders will be taxed on the cash received in the merger. Because the ESOP trust is not subject to federal income tax, ESOP participants will not recognize gain or loss for federal income tax purposes for the shares of PSB common stock or cash allocated to their accounts as a result of the merger. Tax matters are complicated, and tax results may vary among shareholders. We urge you to contact your own tax advisor to understand fully how the merger will affect you.

DISSENTERS' RIGHTS OF JADE SHAREHOLDERS (SEE PAGE 29)

    Pennsylvania law provides shareholders of Jade with the right to dissent from the merger, and to demand and receive cash for the "fair value" of their shares of stock instead of receiving the $13.55 in cash offered in the merger. In order to assert dissenters' rights, Jade shareholders must:

    - file with Jade a written notice of intent to dissent prior to the shareholder vote at the meeting;

    - not vote in favor of the merger;

    - file a written demand for payment and deposit the certificates representing their shares as requested by the notice to demand payment that will be sent by PSB; and

    - comply with certain other statutory procedures set forth in Pennsylvania law.

    If you are a Jade shareholder and you sign and return your proxy without voting instructions, we will vote your proxy in favor of the merger and you will lose any dissenters' rights that you may have. We have included as Annex C to this proxy statement/prospectus a copy of the sections of Pennsylvania law creating dissenters' rights and the procedure for exercising dissenter' rights.

    If you do not follow the procedures required by Pennsylvania law, you may lose your dissenters' rights with respect to the merger. We urge you to read carefully "The Merger--Dissenters' Rights" on page 29 and Annex C to this proxy statement/prospectus.

FINANCIAL ADVISOR SAYS CONSIDERATION FAIR FROM A FINANCIAL POINT OF VIEW (SEE
  PAGE 19)

    Jade has asked its financial advisor, Berwind Financial, for advice on the fairness, from a financial point of view, of the amount that PSB is offering to Jade's shareholders in the merger. Jade's advisor performed a number of analyses, including a review of the financial terms of the merger compared to those of other publicly announced transactions, and its estimate of the range of future values of Jade's common stock based on past and anticipated future performance compared to the financial benefits that could be expected from the merger. Berwind Financial delivered an opinion to Jade that the price per share offered is fair to Jade's shareholders from a financial point of view. This opinion is attached as Annex B to this proxy statement/prospectus.

CONDITIONS THAT MUST BE SATISFIED TO COMPLETE THE MERGER (SEE PAGE 22)

    To complete the merger, Jade and PSB must meet a number of conditions in addition to obtaining the affirmative vote of the Jade shareholders, including the following:

    - no law or injunction may effectively prohibit the merger;

    - Jade and PSB must receive the approval of the appropriate Federal and State regulatory authorities;

    - certain officers of Jade must execute new employment agreements satisfactory to PSB;

    - PSB must receive a legal opinion and a tax opinion from Jade's counsel, Stevens & Lee P.C., satisfactory in form and substance to counsel to PSB.

    - Jade must receive a legal opinion from PSB's counsel, Dilworth Paxson LLP, satisfactory in form and substance to counsel to Jade.

    Certain conditions to the merger may be waived by the company entitled to the benefit of the condition. In some instances, if we wish to waive a condition, we may be required to resolicit the approval of Jade shareholders.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 27)

    We can agree jointly to abandon the merger (and terminate the merger agreement) without completing the merger at any time prior to completion of the merger. Also, either PSB or Jade can decide, without the consent of the other, to abandon the merger if any of the following occurs:

    - the merger is not completed by June 30, 2001;

    - either party is informed in writing by a regulatory authority whose approval or consent has been requested that such approval or consent is unlikely to be granted; or

    - the other party breaches or materially fails to comply with any of its representations, warranties or obligations under the merger agreement and fails to remedy the breach or noncompliance within 30 days after receipt by the responsible party of notice in writing specifying the nature of such breach or noncompliance and requesting that it be remedied.

AMENDMENT, WAIVER AND EXTENSION OF THE MERGER AGREEMENT (SEE PAGE 26)

    We can amend the merger agreement at any time before the merger actually takes place, and can agree to extend the time within which any action required by the merger agreement is to take place. Shareholders must approve, however, any amendment that changes the amount or form of what Jade shareholders would receive in the merger.

MERGER APPROVAL REQUIRES A MAJORITY OF VOTES CAST BY JADE SHAREHOLDERS (SEE PAGE
  15)

    Approval of the merger agreement at the Jade special meeting requires the affirmative vote of a majority of the votes cast at the meeting provided a quorum is present. The approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast at the special meeting. You will have one vote for each share of common stock that you own on each matter considered at the special meeting.

CERTAIN SHAREHOLDERS WILL VOTE IN FAVOR OF THE MERGER (SEE PAGES 15)

    The directors and executive officers of Jade intend to vote all shares of Jade common stock that they own for approval of the merger agreement. On the record date for the Jade special meeting, directors and executive officers of
Jade owned approximately             shares of Jade common stock, or
approximately   % of the outstanding shares of Jade common stock. In addition,
PSB owns   shares of Jade common, or   % of the shares of Jade common stock
outstanding, that it intends to vote for adoption of the merger agreement.

PSB BANCORP, INC. (SEE PAGE 33)

    PSB Bancorp, Inc., a Pennsylvania business corporation, is the holding company for First Penn Bank, a state chartered commercial bank. At
September 30, 2000, PSB and its subsidiaries had total consolidated assets of $266.3 million, deposits of $175.4 million and shareholders' equity of $37.3 million. First Penn Bank's primary business consists of attracting deposits from its seven full service offices located in Philadelphia and Montgomery Counties in Pennsylvania, and originating commercial, consumer and residential mortgage loans and home equity lines of credit in the communities served by those offices. The principal executive offices of PSB are located at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is (215) 979-7900.

JADE FINANCIAL CORP. (SEE PAGE 63)

    Jade, a Pennsylvania business corporation, is the holding company for IGA Federal Savings Bank, a federally chartered savings bank. At September 30, 2000, Jade had total consolidated assets of $214.9 million, deposits of $165.9 million and shareholders' equity of $27.7 million. In addition to the main office in Bucks County, Pennsylvania, IGA Federal Savings Bank has four additional branch offices located in Chester, Delaware and Philadelphia Counties in Pennsylvania. Jade is engaged principally in the business of taking deposits and originating consumer and residential mortgage loans. The principal executive offices of Jade are located at 213 West Street Road, Feasterville, Pennsylvania 19053 and its telephone number is (215) 322-9000.

COMPARISON OF SHAREHOLDER RIGHTS

    There are no material differences in the rights of a PSB shareholder when compared to the rights of a Jade shareholder.

MANAGEMENT AND OPERATIONS AFTER THE MERGER (SEE PAGE 27)

    Following the merger, PSB will add two individuals presently serving as directors of Jade, Mr. John J. O'Connell and Mr. Mario L. Incollingo, Jr., to its Board of Directors. Additionally, pursuant to the subsidiary bank merger, PSB will add five individuals presently serving as directors of IGA Federal Savings Bank, Messrs. Dennis P. Wesley, Clyde A. Warden, Robert E. Adelsberger, Edward D. McBride and William L. Harm, to First Penn Bank's Board of Directors.

    The existing officers of PSB will remain after the merger; however, Mr. Mario L. Incollingo, Jr., the President and Chief Executive Officer of Jade, will become the Executive Vice President and Chief Operating Officer of First Penn Bank.

FINANCIAL INTERESTS OF JADE DIRECTORS AND EXECUTIVE OFFICERS (SEE PAGE 31)

    When considering the recommendation of the Jade Board, shareholders of Jade should be aware that some directors and officers of Jade have interests in the merger in addition to their interests as shareholders.

    PSB and First Penn Bank will enter into three-year employment agreements with John J. O'Connell, Chairman of the Board of Jade, and Mario L. Incollingo, Jr. President and Chief Executive Officer of Jade and a three-year retainer agreement with Frank J. Moran, General Counsel and Director of Jade and IGA Federal Savings Bank. The employment agreements and the retainer agreement will become effective when we complete the merger. These agreements replace existing agreements of a similar nature currently in effect among the individuals, Jade and IGA Federal Savings Bank.

    Directors of Jade and IGA appointed to the Board of Directors of First Penn Bank will receive directors' fees as members of the Board of Directors of First Penn Bank.

COMPARATIVE PER SHARE DATA

    The following table compares certain unaudited per share data relating to book value per share, cash dividends declared per share and basic net income per share. The information is primarily relevant to Jade employees who are participants in the ESOP and will have PSB shares allocated to their ESOP accounts as a result of the merger. The table shows information on an historical basis for PSB and Jade, on a pro forma basis per share of PSB common stock to reflect completion of the merger, and on an equivalent pro forma basis per share of Jade common stock to reflect the exchange of Jade shares for PSB shares. The information shows how a share of Jade common stock would have participated in the book value, cash dividends and net income if the merger had been completed at the beginning of the periods presented. The pro forma information gives effect to the merger using the purchase method of accounting. You should read this information together with the consolidated financial statements of PSB and Jade included in this proxy statement/prospectus, and the other financial data appearing elsewhere in this proxy statement/prospectus. See "Selected Financial Data" beginning on page 8, "Where You Can Find More Information" on page 99 "Index to Financial Statements" on page F-1.

                                                              AT SEPTEMBER 30,   AT DECEMBER 31,
                                                                    2000              1999
                                                              ----------------   ---------------
BOOK VALUE PER COMMON SHARE:
Historical:
  PSB.......................................................       $ 8.27            $ 8.65
  Jade......................................................        15.63             15.89
Pro Forma(1):
  Pro forma per share of PSB common stock...................       $ 7.70            $ 7.99
  Equivalent pro forma per share of Jade common stock.......        25.63             26.59

                                                           FOR THE NINE
                                                           MONTHS ENDED      FOR THE YEAR ENDED
                                                        SEPTEMBER 30, 2000    DECEMBER 31, 1999
                                                        ------------------   -------------------
CASH DIVIDENDS PAID PER COMMON SHARE:
Historical:
  PSB.................................................        $  --                 $  --
  Jade................................................           --                    --
Pro Forma(2):
  Pro forma per share of PSB common stock.............        $  --                 $  --
  Equivalent pro forma per share of Jade common
    stock.............................................           --                    --

BASIC NET INCOME PER COMMON SHARE:
Historical:
  PSB.................................................        $0.48                 $0.37
  Jade................................................        $0.17                 $0.43
Pro Forma(3):
  Pro forma per share of PSB common stock.............        $0.43                 $0.45
  Equivalent pro forma per share of Jade common
    stock.............................................        $1.43                 $1.50

------------------------

(1) Pro forma book value per share of PSB common stock was calculated by dividing total pro forma combined shareholders' equity amounts as of the applicable date by the sum of (i) 4,361,141 shares and 4,316,266 shares of PSB common stock outstanding as of September 30, 2000, and December 31, 1999, respectively, and (ii) 145,000 shares of Jade common stock held by the ESOP as of September 30, 2000, and December 31, 1999, respectively, multiplied by the exchange ratio of [3.328] shares. Equivalent pro forma book value per share of Jade common stock represents the pro forma book value per share of PSB common stock multiplied by an exchange ratio of [3.328].

(2) PSB pro forma dividends per share represent historical dividends declared by PSB. Jade pro forma equivalent dividends per share represent such amounts multiplied by the exchange ratio of [3.328] shares.

(3) PSB pro forma basic net income per common share represents historical net income for PSB and Jade adjusted for purchase price adjustments on the assumption that PSB and Jade had been combined for the periods presented on a purchase basis, divided by the weighted average number of shares of PSB common stock outstanding during each period plus the number of shares of PSB assumed to be issued in the merger. Jade equivalent pro forma basic net income per common share represents such amounts multiplied by an exchange ratio of [3.328] shares.

MARKET VALUE OF SECURITIES

    The following table shows the market value per share of PSB common stock, the market value per share of Jade common stock and the equivalent market value
per share of Jade common stock on November 1, 2000 and February   , 2001. The
equivalent market value per share of Jade common stock shows the value of a share of Jade common stock if the merger had been completed on the dates shown based on an exchange ratio of 3.328 shares of PSB common stock for each share of Jade common stock.

    The historical market values for PSB and Jade common stock are the per share
last sale prices on November 1, 2000 and February   , 2001, as reported on the
Nasdaq National Market System and the Nasdaq SmallCap Market, respectively.

                                                                          EQUIVALENT
                                                  PSB          JADE      MARKET VALUE
                                               HISTORICAL   HISTORICAL    PER SHARE
                                               ----------   ----------   ------------
November 1, 2000.............................    $4.125       $11.750      $
February       , 2001........................

    The market price of PSB common stock will fluctuate prior to the merger. Jade employees who are ESOP participants should obtain current market quotations for PSB common stock.

                  A WARNING ABOUT FORWARD LOOKING INFORMATION

    This proxy statement/prospectus contains and incorporates certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements regarding intent, belief or current expectations about matters including statements as to "beliefs," "expectations", "anticipations," "intentions" or similar words. Forward-looking statements are also statements that are not statements of historical fact. Forward-looking statements are subject to risks, uncertainties and assumptions. These include, by their nature:

    - the effects of changing economic conditions in PSB's and Jade's market areas, the Commonwealth of Pennsylvania and nationally;

    - credit risks of commercial, real estate, consumer and other lending activities;

    - significant changes in interest rates;

    - changes in federal and state banking laws and regulations that could affect operations;

    - funding costs; and

    - other external developments that could materially affect the business and operations of PSB and Jade.

    If one or more of these risks or uncertainties occurs or if the underlying assumptions prove incorrect, actual results, performance or achievements in 2001 and beyond could differ materially from those expressed in, or implied by, the forward-looking statements.

                            SELECTED FINANCIAL DATA

    The following tables show certain historical consolidated summary financial data. This information is derived from and you should read it together with the consolidated financial statements of PSB and Jade and the pro forma combined financial information, appearing elsewhere in this proxy statement/ prospectus. See "Pro Forma Combined Financial Information" on page 11, "Where You Can Find More Information" on page 104 and "Index to Financial Statements" on page F-1.

    In 1995, First Penn Bank's predecessor, Pennsylvania Savings Bank, reorganized into a mutual holding company structure and completed a partial conversion from mutual to stock form. In 1996, Pennsylvania Savings Bank changed its fiscal year end from September 30 to December 31. In 1998, Pennsylvania Savings Bank converted from mutual to stock form that portion of the institution that had not previously been converted from mutual to stock form as part of the 1995 mutual holding company reorganization. As part of this 1998 transaction, Pennsylvania Savings Bank became a wholly-owned subsidiary of PSB Bancorp, Inc. Accordingly, the year-end summary information presented below is derived from PSB's or Pennsylvania Savings Bank's audited financial statement, as the case may be.

    In 1998, IGA changed its fiscal year from a period ending June 30 to a period ending December 31. In 1998, IGA converted from mutual to stock form and became a wholly owned subsidiary of Jade. Accordingly, the summary information presented below is derived from Jade's or IGA's audited financial statements, as the case may be.

                          PSB SELECTED FINANCIAL DATA

                                         AT AND FOR                       AT AND FOR
                                      THE PERIOD ENDED                  THE YEAR ENDED                   AT AND FOR
                                        SEPTEMBER 30,                    DECEMBER 31,                  THE YEAR ENDED
                                     -------------------   -----------------------------------------   SEPTEMBER 30,
                                       2000       1999       1999       1998       1997       1996          1995
                                     --------   --------   --------   --------   --------   --------   --------------
                                                       (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
Total assets(1)....................  $266,311   $255,030   $279,608   $227,486   $194,910   $185,768      $174,043
Cash and cash equivalents..........    13,072      7,037     17,275     47,527     41,584     48,308        35,949
Loans receivable, net..............   160,820    155,356    167,787    121,240    110,218     99,453       101,762
Loans held for sale................     7,927      8,372      8,221      6,938      6,575      4,598         1,041
Investment securities..............    30,847     25,952     30,435     21,447     23,165     19,526        21,339
Mortgage-backed securities.........    43,786     49,431     46,957     23,400      5,002      5,942         6,905
Deposits...........................   175,391    197,820    193,210    185,654    169,051    163,273       150,600
Retained earnings or shareholders'
  equity...........................    37,352     36,256     36,047     36,130     19,983     18,751        13,871
Book value per share...............      8.38       7.99       8.26       8.22       8.73         --            --
SUMMARY STATEMENT OF OPERATIONS:
Interest income....................    15,799     13,268     18,561     15,226     13,837     13,018        12,597
Interest expense...................     7,776      6,537      9,219      7,800      7,376      6,941         6,448
                                     --------   --------   --------   --------   --------   --------      --------
Net interest income................     8,023      6,731      9,342      7,426      6,461      6,077         6,149
Provision for loan losses..........       100         --        100        283         60        133           252
                                     --------   --------   --------   --------   --------   --------      --------
Net interest income after provision
  for loan losses..................     7,923      6,731      9,142      7,143      6,401      5,944         5,897
                                     --------   --------   --------   --------   --------   --------      --------
Noninterest income.................       468        866        913      1,373      1,169      1,000           982
Noninterest expense................     6,046      5,459      8,198      6,517      6,113      6,402         6,384
Income before income taxes.........     2,258      2,138      1,857      1,999      1,457        542           495
                                     --------   --------   --------   --------   --------   --------      --------
Income tax provision...............       650        221       (227)       355        345        201           433
                                     --------   --------   --------   --------   --------   --------      --------
Net Income.........................     1,608      1,917      2,084      1,664      1,112        341            62
                                     ========   ========   ========   ========   ========   ========      ========
Earnings per share--basic..........  $   0.37   $   0.42   $   0.48   $   0.38   $   0.49   $     --      $     --
                                     ========   ========   ========   ========   ========   ========      ========
Earnings per share--diluted........  $   0.33   $   0.33   $   0.40   $   0.32   $   0.38   $     --      $     --
                                     ========   ========   ========   ========   ========   ========      ========
PERFORMANCE DATA:
Return on average assets...........      0.60%      0.79%      0.76%      0.81%      0.90%      0.18%         0.04%
Return on average equity...........      4.33%      5.29%      5.79%      5.94%      7.59%      1.82%         0.45%
Equity to assets...................     14.02%     14.21%     12.89%     15.88%     11.88%     10.09%         7.97%
Interest rate spread...............      3.38%      2.74%      2.17%      2.89%      3.01%      3.00%         3.32%
ASSET QUALITY RATIOS:
Nonperforming loans to total
  loans............................      1.87%      1.21%      1.16%      1.83%      2.53%      5.36%         6.55%
Nonperforming assets to total
  assets...........................      1.63%      1.21%      1.11%      1.60%      2.68%      4.43%         5.22%
Allowance for loan losses to total
  loans............................      0.79%      0.59%      0.69%      0.80%      0.82%      1.35%         1.69%
Allowance for loan losses to
  nonperforming loans..............     42.24%     49.24%     59.82%     43.56%     32.50%     25.11%        25.74%
Allowance for loan losses to
  nonperforming assets.............     30.92%     33.51%     39.65%     28.29%     18.49%     17.00%        19.10%
Net charge-offs as a percentage of
  total loans......................        --         --         --       0.21%      0.42%      0.45%         0.03%
Loans past due 90 days or more as
  to interest or principal and
  accruing interest................  $     --   $    148   $    180   $     --   $    232   $  2,468      $  1,565
Nonaccrual loans...................     3,194      1,946      1,882      2,367      2,737      3,108         5,171
                                     --------   --------   --------   --------   --------   --------      --------
Total nonperforming loans..........     3,194      2,094      2,062      2,367      2,969      5,576         6,736
Real estate owned (REO)............     1,169        983      1,047      1,277      2,249      2,659         2,344
                                     --------   --------   --------   --------   --------   --------      --------
Total nonperforming assets.........  $  4,363   $  3,077   $  3,109   $  3,644   $  5,218   $  8,235      $  9,080

------------------------------

(1) PSB completed the acquisition of First Bank of Philadelphia on October 12, 1999. This transaction was accounted for as a pooling of interests. As part of this transaction, Pennsylvania Savings Bank merged with and into First Bank of Philadelphia which then changed its name to First Penn Bank.

                          JADE SELECTED FINANCIAL DATA

                                           AT AND FOR THE PERIOD   AT AND FOR THE YEAR   AT AND FOR THE YEAR
                                            ENDED SEPTEMBER 30,    ENDED DECEMBER 31,      ENDED JUNE 30,
                                           ---------------------   -------------------   -------------------
                                             2000        1999        1999       1998       1998       1997
                                           ---------   ---------   --------   --------   --------   --------
                                                                    (IN THOUSANDS)
SELECTED FINANCIAL CONDITION DATA:
Total assets.............................  $214,876    $189,650    $199,576   $171,091   $159,852   $164,752
Cash and cash equivalents................    16,733      12,367      13,242     18,351     12,981     16,587
Loans receivable, net....................   127,275     110,968     114,081    102,900     98,096    100,371
Mortgage-backed securities:
  Held-to-maturity.......................     3,117       4,709       4,314      6,635      9,071     14,320
  Available-for-sale.....................     7,745      13,108       8,859     10,176     14,267     13,724
Investment securities:
  Held-to-maturity.......................         0           0           0          0        500      7,731
  Available-for-sale.....................    40,543      37,911      40,783     28,726     19,340      7,199
Total investments held-to-maturity.......     3,117       4,709       4,314      6,635      9,571     22,051
Total investments available-for-sale.....    48,288      51,019      49,642     38,902     33,607     20,923
Deposits.................................   165,937     168,364     156,124    154,888    143,934    149,846
Borrowings...............................    20,000       6,000      15,000          0
Equity...................................    27,694      14,111      27,240     15,276     15,080     14,246
SELECTED OPERATIONS DATA:
Total interest income....................  $ 10,446    $  9,098    $ 12,516   $  5,789   $ 11,476   $ 11,660
Total interest expense...................     5,028       4,007       5,496      2,762      5,475      5,655
Net interest income......................     5,418       5,091       7,020      3,027      6,001      6,005
Provision for loan losses................       565         405         520        300      1,038        847
Net interest income after provision for
  loan losses............................     4,853       4,686       6,500      2,727      4,963      5,158
Service fees.............................       409         353         566        338        887        767
Gain (loss) on sales of investment
  securities.............................       (88)          0           0        198          0         (7)
Other non-interest income................     1,038         456         573        268         71         91
Total non-interest income................     1,359         809       1,139        804        958        851
Total non-interest expense...............     5,306       4,672       7,239      3,119      5,258      4,983
  Income tax expense(1)..................       165         276         107        146          0          0
Net income...............................  $    741    $    547    $    293   $    266   $    663   $  1,026
PERFORMANCE RATIOS:
  Return on assets (ratio of net income
    to average total assets).............      0.49%       0.40%       0.16%      0.32%      0.42%      0.64%
  Return on equity (ratio of net income
    to average equity)...................      3.66%       4.79%       1.68%      3.46%      4.52%      7.55%
  Interest rate spread...................      3.75%       3.96%       3.99%      3.75%      3.66%      3.64%
  Net interest margin....................      3.93%       4.18%       4.07%      3.90%      3.93%      3.86%
  Operating expenses to average total
    assets...............................      3.47%       3.54%       3.87%      3.77%      3.33%      3.10%
  Average interest-earning assets to
    average interest-bearing
    liabilities..........................    105.01%     104.24%     102.55%    104.13%    107.58%    106.17%
ASSET QUALITY RATIOS:
  Non-performing assets to total assets
    at end of period.....................      0.06%       0.09%       0.11%      0.10%      0.14%      0.49%
  Allowance for loan losses to non-
    performing assets....................    192.09%     722.22%     608.53%    631.76%    419.47%    124.69%
  Allowance for loan losses to gross
    loans receivable.....................      1.28%       1.10%       1.11%      1.03%      0.96%      0.99%
CAPITAL RATIOS:
  Equity to total assets at end of
    period...............................     12.89%       7.44%      13.65%      8.93%      9.43%      8.65%
  Average equity to average assets.......     13.26%       8.40%       9.34%      9.30%      9.29%      8.45%

--------------------------

(1) Prior to July 1, 1998, IGA was a federal credit union that was exempt from federal income tax.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

    The following tables show selected unaudited pro forma financial data reflecting the merger accounted for using the purchase method of accounting. See "The Merger--Accounting Treatment" on page 28.

    We present the following pro forma information for illustration purposes only. The pro forma financial information does not necessarily reflect what the actual results of PSB would be following completion of the merger.

    We have prepared the pro forma information based on the payment of $13.55 in cash for each share of Jade common stock outstanding that is not held by the ESOP and the issuance of 3.328 shares of PSB common stock for each share of Jade common stock held by the ESOP on behalf of the ESOP participants. See "The Merger--What Jade Shareholders Will Receive" on page 18.

PRO FORMA COMBINED BALANCE SHEET AS OF SEPTEMBER 30, 2000

    The following pro forma consolidated balance sheet information combines the historical consolidated balance sheets of PSB and Jade as of September 30, 2000. The merger is reflected using the purchase method of accounting as though we completed the merger on September 30, 2000. You should read this pro forma information together with the historical consolidated financial statements of PSB and Jade appearing elsewhere in this proxy statement/prospectus.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)

                                                                    JADE
                                                       PSB        FINANCIAL    PRO FORMA       PRO FORMA
                                                  BANCORP, INC.     CORP.     ADJUSTMENTS      COMBINED
                                                  -------------   ---------   -----------      ---------
Cash and cash equivalents.......................    $ 13,072      $ 16,733      $(23,413)D     $  6,392
Securities......................................      74,633        53,655           (79)B      128,209
Loans receivable................................     170,096       128,932                      299,028
Allowance for loan losses.......................      (1,349)       (1,667)                      (3,006)
Other assets....................................       9,859        17,213          (466)C,F     26,606
                                                    --------      --------      --------       --------
  Total Assets..................................    $266,311      $214,876      $(23,958)      $457,229
                                                    ========      ========      ========       ========
Deposits........................................     175,391       166,937                      341,328
Short-term borrowings...........................      51,340           468                       51,808
Long-term debt..................................          --        20,000                       20,000
Other liabilities...............................       2,228           777         2,729 G        5,734
                                                    --------      --------      --------       --------
  Total liabilities.............................     228,959       187,182         2,729        418,870
                                                    --------      --------      --------       --------
Common stock....................................          --            19           (19)A           --
Treasury stock..................................        (489)           --                         (489)
Surplus.........................................      40,829        14,173       (14,173)A       42,793
                                                                                   1,964 E
Employee stock ownership plan...................      (1,239)         (957)                      (2,196)
Retained earnings...............................         630        16,628       (16,628)A          630
Accumulated other comprehensive income..........      (2,379)       (2,169)        2,169 A       (2,379)
                                                    --------      --------      --------       --------
  Total Stockholders' Equity....................      37,352        27,694       (26,687)        38,359
                                                    --------      --------      --------       --------
  Total Liabilities and Stockholders' Equity....    $266,311      $214,876      $(23,958)      $457,229
                                                    ========      ========      ========       ========

------------------------

A  To eliminate the equity accounts of Jade.

B  To adjust the held-to-maturity securities of Jade to fair-value.

C  To recognize the tax impact of the other pro forma adjustments.

D To reflect the cash payout of $13.55 for each share of Jade common stock outstanding (excluding 145,000 ESOP shares).

E To reflect the issuance of PSB common stock for the 145,000 shares of Jade common stock held by its ESOP.

F To adjust the carrying value of property and equipment to zero (recorded net of the estimated 40% tax benefit).

G To record negative goodwill for excess of net assets acquired over purchase price.

PRO FORMA STATEMENTS OF INCOME FOR THE PERIOD ENDED SEPTEMBER 30, 2000,
  AND THE YEAR ENDED DECEMBER 31, 1999

    The following two tables show pro forma statements of income for the period ended September 30, 2000 and for the year ended December 31, 1999. We prepared this pro forma information under the purchase method of accounting assuming that the merger occurred on the first day of each period for which information is presented. You should read this pro forma information together with the historical financial statements of PSB and Jade appearing elsewhere in this proxy statement/prospectus.

          PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENTS OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  JADE
                                                    PSB        FINANCIAL     PRO FORMA       PRO FORMA
                                               BANCORP, INC.     CORP.      ADJUSTMENTS       COMBINED
                                               -------------   ----------   -----------      ----------
Interest income..............................   $   15,799     $   10,446     $  (615)A      $   25,630
Interest expense.............................        7,776          5,028                        12,804
                                                ----------     ----------     -------        ----------
Net interest income..........................        8,023          5,418        (615)           12,826
Provision for loan losses....................          100            565                           665
                                                ----------     ----------     -------        ----------
Net interest income after provision for
  loan losses................................        7,923          4,853        (615)           12,161
Other income.................................          468          1,359         275 B           2,102
Other expenses...............................        6,133          5,306                        11,439
                                                ----------     ----------     -------        ----------
Income before income taxes...................        2,258            906        (340)            2,824
Income taxes.................................          650            165        (136)C             679
                                                ----------     ----------     -------        ----------
Net income...................................   $    1,608     $      741     $  (204)       $    2,145
                                                ==========     ==========     =======        ==========
Basic earnings per share.....................   $     0.37     $     0.43                    $     0.45
                                                ==========     ==========                    ==========
Diluted earnings per share...................   $     0.33     $     0.43                    $     0.41
                                                ==========     ==========                    ==========
Weighted average shares in calculation
  Basic......................................    4,316,766      1,742,423                     4,799,326
                                                ==========     ==========                    ==========
  Diluted....................................    4,804,471      1,742,423                     5,287,031
                                                ==========     ==========                    ==========

------------------------

A  To reflect the reduction of interest income associated with the cash outlay.
    Calculation assumes a 3.5% average yield.

B To reflect the accretion of the fair value adjustment to investments (10 year period) and property and equipment (15 year period).

C To reflect the tax benefit associated with the other pro forma adjustments at a 40% effective tax rate.

          PRO FORMA UNAUDITED COMBINED CONDENSED STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                   JADE
                                                     PSB        FINANCIAL     PRO FORMA    PRO FORMA
                                                BANCORP, INC.     CORP.      ADJUSTMENTS    COMBINED
                                                -------------   ----------   -----------   ----------
Interest income...............................   $   18,561     $   12,516      $(819)A    $   30,258
Interest expense..............................        9,219          5,496                     14,715
                                                 ----------     ----------      -----      ----------
Net interest income...........................        9,342          7,020       (819)         15,543
Provision for loan losses.....................           20            520                        720
                                                 ----------     ----------      -----      ----------
Net interest income after provision for loan
  losses......................................        9,142          6,500       (819)         14,823
Other income..................................          913          1,139        366 B         2,418
Other expenses................................        8,196          7,239                     15,437
                                                 ----------     ----------      -----      ----------
Income before income taxes....................        1,857            400       (453)          1,804
Income taxes..................................         (227)           107       (181)C          (301)
                                                 ----------     ----------      -----      ----------

Net income....................................   $    2,084     $      293      $(272)     $    2,105
                                                 ==========     ==========      =====      ==========
Basic earnings per share......................   $     0.46     $     0.17                 $     0.43
                                                 ==========     ==========                 ==========
Diluted earnings per share....................   $     0.40     $     0.17                 $     0.37
                                                 ==========     ==========                 ==========
Weighted average shares in calculation
  Basic.......................................    4,365,000      1,742,423                  4,847,560
                                                 ==========     ==========                 ==========
  Diluted.....................................    5,167,000      1,742,423                  5,649,560
                                                 ==========     ==========                 ==========

------------------------

A  To reflect the reduction of interest income associated with the cash outlay.
    Calculation assumes a 3.5% average yield.

B To reflect the accretion of the fair value adjustment to investments (10 year period) and property and equipment (15 year period).

C To reflect the tax benefit associated with the other pro forma adjustments at a 40% effective tax rate.

                              THE SPECIAL MEETING

                    MATTERS TO BE CONSIDERED AT THE MEETINGS

    GENERAL. The Boards of Directors of Jade is sending this proxy statement/prospectus to its shareholders to solicit proxies for use at the Jade special meeting.

    At the Jade special meeting, shareholders will consider and vote upon proposals to:

    - approve and adopt the merger agreement;

    - approve the proposal to adjourn the meeting if more time is needed to solicit proxies; and

    - consider any other matters properly brought before the meeting.

    A vote for approval of the merger agreement is a vote for approval of the merger of PSB Merger Sub, Inc. a subsidiary of PSB Bancorp, Inc. with and into Jade Financial Corp., and, except for the shares of Jade held by the ESOP for the benefit of ESOP participants, for the exchange of Jade common stock for $13.55 in cash per share. If you vote for approval of the merger agreement as an ESOP participant and have Jade Financial Corp. shares allocated to your retirement account, you may direct the ESOP to receive on your behalf either $13.55 in cash or shares of PSB Bancorp, Inc. common stock. If you elect to receive common stock you will receive [3.328] shares of PSB Bancorp, Inc. common stock for each share of Jade Financial Corp. common stock allocated to your retirement account as a participant in the ESOP. If an eligible ESOP participant elects to receive cash for his or her allocated shares, the participant will have the option of directing the trustees of the ESOP to purchase PSB shares, or hold the cash in a money market account. In addition, the trustees of the ESOP may elect to make other qualified investment options available. Each share of Jade Financial Corp. common stock held by the ESOP that is not allocated to the account of any participant will be converted into [3.328] shares of PSB
Bancorp, Inc. common stock.

                                 VOTES REQUIRED

    Approval of the merger agreement requires the affirmative vote of a majority of the votes cast in person or by proxy at the Jade special meeting. Approval of the adjournment proposal also requires the affirmative vote of a majority of the votes cast in person or by proxy at the Jade special meeting.

    Shareholders of Jade have one vote for each share of Jade common stock that they hold of record on each matter to be considered at the Jade special meeting.

    The directors and executive officers of Jade have indicated their intention to vote all shares of Jade common stock that they own for approval and adoption of the merger agreement. As of the record date for the special meeting, directors and executive officers of Jade and their affiliates beneficially owned
and were entitled to vote approximately             shares of Jade common stock,
which represented approximately       % of the shares of Jade common stock
outstanding on the record date. In addition, PSB owns   shares of Jade common
stock, or   % of the shares of Jade common stock outstanding, that it intends to vote for adoption of the merger agreement.

                               VOTING OF PROXIES

    The proxyholders will vote shares represented by all properly executed proxies received in time for the Jade special meeting in the manner specified on each proxy. The proxyholders will vote properly executed proxies that do not contain voting instructions in favor of the merger agreement and in favor of the adjournment proposal.

    The abstention from voting on any proposal by any shareholder who is present in person or by proxy at the Jade special meeting will not count as a vote "for" or "against" the proposal. Under the applicable rules of the New York Stock Exchange and the National Association of Securities Dealers, brokers who hold your shares in street name cannot give a proxy to vote your shares on the merger agreement or the adjournment proposal in the absence of specific instructions from you.

    We do not expect that any matter other than those described in this proxy statement/prospectus will come before the Jade special meeting. If, however, a shareholder properly presents another matter for a vote at the Jade special meeting, the persons named as proxies will use their judgment to vote on those matters.

                            REVOCABILITY OF PROXIES

    You may revoke your proxy at any time until it is voted by:

    - delivering a notice of revocation or delivering a later dated proxy to Richard Hasson, Secretary, Jade Financial Corp., 213 West Street Road, Feasterville, Pennsylvania 19053; or

    - appearing at the Jade special meeting and voting in person.

    Attendance at the Jade special meeting will not in and of itself revoke a proxy.

                  RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

    Only holders of record of Jade common stock on January 18, 2001 will receive notice of, and can vote at, the special meeting. On January 18, 2001, shares of Jade common stock were issued and outstanding and held by
approximately       holders of record.

    A quorum at the special meeting for purposes of voting on approval of the merger agreement and the adjournment proposal requires the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders of Jade are entitled to cast on the record date.

    In addition to shares of common stock voted in person or by proxy, Jade intends to count the following shares as present at the special meeting for the purpose of determining a quorum:

    - shares of common stock present in person at the special meeting but not voting;

    - shares of common stock relating to proxies received on which holders of the shares have abstained on any matter; and

    - shares of common stock for which it has received proxies from a broker with no indication of how to vote the shares.

                            SOLICITATION OF PROXIES

    Jade and PSB will share equally the cost of the printing of this proxy statement/prospectus and solicitation of proxies from Jade's shareholders.

    Jade will solicit proxies by mail. In addition, directors, officers and employees of Jade and its subsidiaries may solicit proxies from shareholders by telephone, telegram or in person. Jade will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to the beneficial owners of stock held of record by those persons, and Jade will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses.

    Jade shareholders should not send stock certificates with their proxy cards. As described below under the caption "The Merger--Exchange of Jade Stock Certificates," PSB will provide each Jade shareholder with materials for exchanging shares of Jade common stock shortly after the merger.

                                   THE MERGER

                                    GENERAL

    In this section of the proxy statement/prospectus we describe the material terms and provisions of the proposed merger. We have attached a copy of the merger agreement to this proxy statement/ prospectus as Annex A. We urge all shareholders to read the merger agreement carefully.

                            BACKGROUND OF THE MERGER

    The President of PSB and the Chairman of Jade have met periodically over the past five years to discuss banking industry issues that have been of mutual concern to the two companies. Shortly after Jade converted from a mutual thrift to the stock form of ownership in October 1999, the President of PSB and the Chairman of Jade met again. During the meeting, the President of PSB expressed a possible interest in engaging in a business combination with Jade, but did not discuss timing, price or other specifics. The regulations of the Office of Thrift Supervision (the "OTS") prohibited PSB from making an offer to acquire Jade until after one year after the date of IGA's mutual to stock conversion, or October 5, 2000, unless the OTS approved the making of such an offer in advance.

    At a meeting on February 23, 2000, Jade's Board discussed the interest expressed by PSB. After this discussion, the Board authorized Jade's counsel to send a letter to the OTS requesting permission to negotiate with PSB regarding a possible business combination. The letter was sent to the OTS on March 23, 2000. During the next three months, Jade's counsel had several discussions with the OTS regarding the request and on June 21, 2000, the OTS granted Jade permission to negotiate with PSB. Specifically, the OTS allowed Jade to negotiate a transaction with PSB, but did not give Jade permission to execute a merger agreement with PSB until after October 5, 2000.

    At a meeting on May 18, 2000, Jade's Board retained Berwind Financial to serve as Jade's financial advisor in connection with the potential transaction. At a meeting on June 28, 2000, Jade's Board authorized its chairman and its president to commence merger negotiations with PSB. Negotiations occurred during a series of meetings held in July through October of 2000.

    On September 5, 2000, the Jade Board of directors met to consider the transaction and received a presentation from Berwind Financial regarding Berwind Financial's analysis of the fairness of the consideration to be paid to Jade shareholders. On October 5, 2000, the Jade Board of Directors met again to approve the merger agreement. Based, in part, upon the opinion of Berwind Financial, L.P. (see "The Merger--Opinion of Independent Financial Advisor") that the consideration to be paid to Jade shareholders was fair from a financial point of view, the Jade Board of Directors unanimously approved the merger agreement with PSB, subject to the final resolution of open items.

    All open issues were finally resolved on October 25, 2000. The Boards of Directors of PSB and Jade each received an update as to the final terms and reaffirmed their respective approval of the merger agreement. PSB and Jade signed the merger agreement on November 2, 2000 and publicly announced on the same day.

    In considering the merger, Jade's Board of Directors considered, among other things discussed in this proxy statement/prospectus:

    - the financial terms of the merger;

    - the structure of the transaction, including provisions of the merger agreement providing Jade and IGA directors with representation on the PSB and First Penn Bank Boards of Directors;

    - the historic and current financial performance of PSB;

    - the PSB strategic plan;

    - the complementary nature of, and the potential synergies and revenue enhancement opportunities presented by the combination of Jade, with its focus on consumer lending, and PSB, with its concentration on commercial and mortgage lending;

    - potential cost savings;

    - the commitment of PSB to the communities it serves;

    - the effect on Jade's employees;

    - PSB's operating culture; and

    - the opinion of its financial advisor as to the fairness of the transaction, from a financial point of view, to Jade shareholders.

    Berwind Financial has advised the Board of Directors that, in its opinion, the consideration to be received by Jade shareholders in the merger is fair, from a financial point of view. The Jade Board of Directors received a written opinion to that effect from Berwind Financial dated October 5, 2000, and updated as of the date of this proxy statement/prospectus. The updated opinion is attached as Annex B to this proxy statement/prospectus. A summary of the Berwind Financial opinion is set forth in "Opinion of Independent Financial Advisor."

    The Jade Board of Directors determined, in light of the material factors discussed above, that the terms of the merger agreement are fair to, and in the best interests of, Jade and its shareholders. The Jade Board of Directors believes that the factors discussed above are all of the material factors considered by the Board of Directors in evaluating the merger. In view of the wide variety of material factors considered in connection with its evaluation of the merger, the Jade Board did not find it practical to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered in reaching their determination. In addition, individual directors may have given different weights to different factors. The Board of Directors cannot assure that any of the potential opportunities it considered will be achieved through consummation of the merger.

                   RECOMMENDATIONS OF THE BOARD OF DIRECTORS

    The Board of Directors of Jade believes that the terms of the merger are fair and in the best interests of Jade and its shareholders. The Board of Directors of Jade has unanimously approved the merger agreement. The Board of Directors of Jade unanimously recommends that the shareholders of Jade approve the merger agreement.

                              EFFECT OF THE MERGER

    As a result of the merger, PSB Merger Sub, Inc. will merge with and into Jade., the separate legal existence of PSB Merger Sub will cease and Jade will become a wholly-owned subsidiary of PSB. All property, rights, powers, duties, obligations, debts and liabilities of PSB Merger Sub will automatically transfer to and vest in Jade in accordance with Pennsylvania law. The Articles of Incorporation and Bylaws of Jade in effect immediately prior to completion of the merger will remain in effect after the merger.

                      WHAT JADE SHAREHOLDERS WILL RECEIVE

    If you are a Jade shareholder, other than an ESOP participant, when the merger is completed you will receive $13.55 in cash for each share of Jade common stock that you own on the date of the merger. If you are an ESOP participant and have Jade Financial Corp. shares allocated to your retirement account, you may direct the ESOP to receive on your behalf either $13.55 in cash or shares of PSB Bancorp, Inc. common stock. If you elect to receive common stock, you will receive [3.328] shares of PSB Bancorp, Inc. common stock for each share of Jade Financial Corp. common stock allocated to your retirement account. If an eligible ESOP participant elects to receive cash for his or her allocated shares, the participant will have the option of directing the trustees of the ESOP to purchase PSB shares or hold the cash in a money market account. In addition, the trustees of the ESOP may elect to make other qualified investment options available. Each share of Jade Financial Corp. common stock held by the ESOP that is not allocated to the account of any participant will be converted into [3.328] shares of PSB
Bancorp, Inc. common stock.

    If PSB effects a stock split or a stock dividend or any similar change in its common stock prior to the merger, we will adjust proportionately the number of shares of PSB common stock issuable in exchange for shares of Jade common stock held by the ESOP.

                    OPINION OF INDEPENDENT FINANCIAL ADVISOR

    Jade retained Berwind Financial to act as its financial advisor and to render a fairness opinion in connection with the merger. Berwind Financial rendered its opinion to the Board of Directors of Jade that, based upon and subject to the various considerations set forth therein, as of October 5, 2000
(the "October Opinion"), and as of             (the "Proxy Opinion"), the
financial terms of the proposed merger are fair, from a financial point of view, to the holders of Jade common stock.

    The full text of Berwind Financial's Proxy Opinion, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex B to this proxy statement/ prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this proxy statement/prospectus. The summary of the opinion of Berwind Financial set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Annex B to this proxy statement/prospectus.

    Berwind Financial was selected by Jade based upon its qualifications, expertise and experience. Berwind Financial has knowledge of, and experience with, Mid-Atlantic and surrounding banking markets as well as banking organizations operating in those markets and was selected by Jade because of its knowledge of, experience with, and reputation in the financial services industry. Berwind Financial, as part of its investment banking business, is engaged regularly in the valuation of assets, securities and companies in connection with various types of asset and securities transactions, including mergers, acquisitions, private placements, and valuations for various other purposes and in the determination of adequate consideration in such transactions.

    On November 2, 2000, Jade's Board of Directors executed the merger agreement. Prior to such approval, Berwind Financial delivered its October Opinion to Jade's Board stating that, as of the date of the October Opinion, the financial terms of the proposed merger were fair to the shareholders of Jade from a financial point of view. Berwind Financial reached the same opinion as of the date of its Proxy Opinion. The full text of the Proxy Opinion, which sets forth assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement/ prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this proxy statement/prospectus. The summary of the Proxy Opinion of Berwind Financial set forth herein is qualified in its entirety by reference to the full text of the Proxy Opinion. No limitations were imposed by Jade's Board of Directors upon Berwind Financial with respect to the investigations made or procedures followed by Berwind Financial in rendering the October Opinion or the Proxy Opinion.

    In rendering its Proxy Opinion, Berwind Financial: (i) reviewed the historical financial performance, current financial position and general prospects of Jade and reviewed certain internal financial analyses and forecasts prepared by the management of Jade, (ii) reviewed the merger agreement,
(iii) studied and analyzed the stock market performance of Jade,
(iv) considered the terms and conditions of the proposed merger between PSB and Jade compared with the terms and conditions of comparable thrift and thrift holding company mergers and acquisitions, (v) met and/or communicated with certain members of Jade's senior management to discuss its operations, historical financial statements and future prospects, (vi) reviewed this proxy statement/prospectus, and (vii) conducted such other financial analyses, studies and investigations as it deemed appropriate.

    In delivering its October Opinion and Proxy Opinion, Berwind Financial assumed that in the course of obtaining the necessary regulatory and governmental approvals for the merger, no restriction will be imposed on PSB or Jade that would have a material adverse effect on the contemplated benefits of the merger.

    Berwind Financial relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinions. With respect to Jade's financial forecasts reviewed by Berwind Financial in rendering its opinions, Berwind Financial assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Jade as to the future financial performance of Jade. Berwind Financial did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Jade or PSB nor was it furnished with any such appraisal. Berwind Financial also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of Jade and PSB were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

    The following is a summary of selected analyses prepared by Berwind Financial and presented to Jade's Board in connection with the October Opinion and analyzed by Berwind Financial in connection with the October and Proxy Opinions. In connection with delivering its Proxy Opinion, Berwind Financial updated certain analyses described below to reflect current market conditions and events occurring since the date of the October Opinion. As a result of such reviews and updates Berwind Financial determined that it was not necessary to change the conclusions it had reached in connection with rendering the October Opinion.

    COMPARABLE COMPANIES AND COMPARABLE ACQUISITION TRANSACTION
ANALYSES. Berwind Financial compared selected financial and operating data for Jade with those of two different peer groups. The first peer group consisted of independent, SEC-reporting thrifts headquartered in the Mid-Atlantic and New England regions that fully converted to public ownership subsequent to January 1, 1998 and had total assets between $50 million and $1 billion as of the most recent period publicly available prior to the Proxy Opinion. The second group consisted of independent, SEC-reporting thrifts headquartered in Pennsylvania and New Jersey that had total assets between $100 million and $500 million as of the most recent period publicly available prior to the Proxy Opinion. Financial data and operating ratios compared in the analysis of the Jade peer groups included but were not limited to: return on average assets, return on average equity, shareholders' equity to assets ratio and certain asset quality ratios.

    Berwind Financial also compared the multiples of book value, tangible book value and latest twelve months' earnings inherent to the merger with the multiples paid in recent acquisitions of thrifts that Berwind Financial deemed comparable. The transactions deemed comparable by Berwind Financial included both interstate and intrastate acquisitions announced after January 1, 1999, in which the selling institution's assets were between $100 million and $500 million as of the most recent period publicly available prior to the Proxy Opinion. No company or transaction, however, used in this analysis is identical to Jade, PSB or the merger. Accordingly, an analysis of the result of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that would affect the public trading values of the companies or company to which they are being compared.

    DISCOUNTED DIVIDEND ANALYSES. Using discounted dividend analyses, Berwind Financial estimated the present value of Jade's common stock after a five year period by applying a range of earnings multiples to Jade's terminal year earnings under various growth assumptions. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of Jade. The terminal values were then discounted to present value using discount rates, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of Jade's common stock.

    HURDLE RATE ANALYSIS. Using a range of discount rates and earnings multiples, Berwind Financial estimated the compound annual earnings growth rate required over a five year period to allow Jade to reach a valuation level comparable to the consideration offered by PSB on an independent basis at the end of five years. Berwind Financial then compared this earnings growth rate with Jade's historical and estimated future earnings growth rates.

    In connection with rendering its October Opinion and Proxy Opinion, Berwind Financial performed a variety of financial analyses. Although the evaluation of the fairness, from a financial point of view, of the financial terms of the proposed merger was to some extent a subjective one based on the experience and judgment of Berwind Financial and not merely the result of mathematical analysis of financial data, Berwind Financial principally relied on the previously discussed financial valuation methodologies in its determinations. Berwind Financial believes its analyses must be considered as a whole and that selecting portions of such analyses and factors considered by Berwind Financial without considering all such analyses and factors could create an incomplete view of the process underlying Berwind Financial's opinions. In its analysis, Berwind Financial made numerous assumptions with respect to business, market, monetary and economic conditions, industry performance and other matters, many of which are beyond Jade's and PSB's control. Any estimates contained in Berwind Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates.

    In reaching its opinions as to fairness, none of the analyses performed by Berwind Financial was assigned a greater or lesser weighting by Berwind Financial than any other analysis. As a result of its consideration of the aggregate of all factors present and analyses performed, Berwind Financial reached the conclusion, and opined, that the financial terms of the proposed merger as set forth in the agreement, are fair from a financial point of view to Jade and its shareholders.

    Berwind Financial's Proxy Opinion was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date its Proxy Opinion was delivered; events occurring after the date of its Proxy Opinion could materially affect the assumptions used in preparing its Proxy Opinion. Berwind Financial has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date thereof.

    Pursuant to the terms of its engagement letter, Jade has paid Berwind Financial $60,000 for acting as financial advisor in connection with the merger including delivering its October and Proxy Opinions. In addition, Jade has also agreed to pay Berwind Financial approximately $140,000 upon the consummation of the merger and to reimburse Berwind Financial for certain out-of-pocket expenses. Whether or not the merger is consummated, Jade has also agreed to indemnify Berwind Financial and certain related persons against certain liabilities relating to or arising out of its engagement.

    The full text of the Proxy Opinion of Berwind Financial dated             ,
which sets forth assumptions made and matters considered, is attached hereto as Annex B. Jade's shareholders are urged to read the Proxy Opinion in its entirety. Berwind Financial's Proxy Opinion is directed only to the financial terms of the proposed merger and does not constitute a recommendation to any holder of Jade common stock as to how such holder should vote at the Jade special meeting.

    THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF BERWIND FINANCIAL AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH IN ANNEX B TO THIS PROXY STATEMENT/ PROSPECTUS.

                          EFFECTIVE DATE OF THE MERGER

    The effective date of the merger will occur within 5 business days following the satisfaction or waiver of all conditions to the completion of the merger as specified in the merger agreement. We presently expect that the effective date of the merger will occur late in the first quarter or early in the second quarter of 2001.

    On or prior to the effective date of the merger, PSB Merger Sub, Inc. and Jade will file articles of merger with the Pennsylvania Department of State and the articles will set forth the effective date of the merger. Either PSB or Jade can terminate the merger if, among other reasons, the merger does not occur on or before June 30, 2001 and the terminating party has not breached or failed to perform or observe any of its agreements under the merger agreement. See "--Termination; Effect of Termination" on page 27.

                      EXCHANGE OF JADE STOCK CERTIFICATES

    As soon as possible after the merger, PSB will send a transmittal form to each record owner of Jade common stock. The transmittal form will contain instructions describing how to surrender certificates representing Jade common stock and receive either cash, or in the case of the ESOP, new certificates representing shares of PSB common stock.

    PSB must mail checks to former shareholders of Jade not later than twenty business days following the receipt of certificates representing former shares of Jade common stock properly endorsed or accompanied by the transmitted materials.

    YOU SHOULD NOT FORWARD ANY JADE STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED TRANSMITTAL FORMS FROM PSB. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

    Until you exchange your certificates representing shares of Jade common stock, you will not receive the cash into which your Jade shares converted. When your Jade certificates are surrendered, you will receive any unpaid dividends without interest. For all other purposes, however, each certificate that represents shares of Jade common stock outstanding at the effective date of the merger will evidence a right to receive either $13.55 in cash, or in the case of the ESOP, $13.55 in cash or shares of PSB common stock (and cash in lieu of fractional shares), as the case may be, into which those shares are converted as a result of the merger. Neither PSB nor Jade will be liable to any holder of shares of Jade common stock for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

                            CONDITIONS TO THE MERGER

    The obligations of PSB and Jade to complete the merger are subject to various conditions that include, among other customary provisions for transactions of this type, the following:

    - approval of the merger agreement by the holders of Jade common stock;

    - receipt by PSB and Jade of all required approvals of regulatory authorities for the merger, including the expiration or termination of any notice and waiting periods;

    - the absence of any legal order that prohibits completion of the merger or any transaction contemplated by the merger agreement;

    - receipt by PSB of a tax opinion from Jade's counsel;

    - the absence of any material adverse effect on the assets, financial condition or results of operations on a consolidated basis of the other party since June 30, 2000, not including:

       - any change in the value of the investment or loan portfolios of PSB or Jade resulting from a change in interest rates generally;

       - any change occurring after the date of the merger agreement in any law or regulation or in generally accepted accounting principles that affects banking institutions generally; and

    - execution of an employment agreement and/or a retainer agreement among PSB, First Penn, and Messrs. O'Connell, Incollingo and Moran, as appropriate.

    In addition, the obligations of both PSB and Jade to complete the merger are conditioned on:

    - the accuracy in all material respects as of the date of the merger agreement and as of the merger date of the representations and warranties of the other party, except as to any representation or warranty that specifically relates to an earlier date and except as otherwise contemplated by the merger agreement;

    - the other party's material performance of all of its covenants and obligations; and

    - other conditions customary for similar transactions, such as the receipt of officer certificates and legal opinions.

    Except for the requirements of shareholder approval, regulatory approvals and the absence of any legal order preventing the merger, we may waive each of the conditions described above.

                                SUBSIDIARY BANKS

    Concurrently with the merger, PSB will merge IGA Federal Savings Bank with and into First Penn Bank with First Penn Bank surviving the merger and continuing to operate under the name "First Penn Bank."

                              REGULATORY APPROVALS

    We must obtain the prior approval of the Federal Reserve Board, the Office of Thrift Supervision and the Pennsylvania Department of Banking to complete the merger. An application for approval of the merger was filed with the Federal Reserve, the Office of Thrift Supervision and the Pennsylvania Department of
Banking on               , 2001,               , 2001, and               , 2001,
respectively. Under applicable regulations, the Federal Reserve, the Office of Thrift Supervision and the Pennsylvania Department of Banking will review the financial, managerial, and competitive, aspects of the transaction, as well as the convenience and needs of the community.

    In addition, the Federal Reserve or the Office of Thrift Supervision may not approve any proposed acquisition:

    - if it would result in a monopoly or further any combination or conspiracy to monopolize or to attempt to monopolize the banking business in any part of the United States; or

    - which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would restrain trade, unless the Federal Reserve finds that the anticompetitive effects of the proposed acquisition are clearly outweighed in the public interest by the probable effect of the proposed acquisition in meeting the convenience and needs of the community to be served.

    In addition, the Federal Reserve and the Office of Thrift Supervision have the responsibility to review the performance of all involved institutions in meeting their responsibilities under the Community Reinvestment Act, which includes the record of performance of the existing institutions in meeting the credit needs of the entire community including low- and moderate-income neighborhoods. Both First Penn Bank and IGA received ratings of "satisfactory" in their last Community Reinvestment Act examinations. The Federal Reserve or the Office of Thrift Supervision has not received any protest under the Community Reinvestment Act as of the date of this proxy statement/prospectus.

    We cannot assure you that the Federal Reserve, the Office of Thrift Supervision or the Pennsylvania Department of Banking will approve the merger, and, if approved, as to the date of such approval. We cannot complete the merger until 30 days (15 days if the Attorney General does not object) after the date of Federal Reserve approval, during which time the U.S. Department of Justice may challenge the merger on antitrust grounds. The commencement of an antitrust action by the U.S. Department of Justice would stay the effectiveness of Federal Reserve approval unless a court specifically orders otherwise. In reviewing the merger, the U.S. Department of Justice could analyze the merger's effect on competition differently than the Federal Reserve, and thus it is possible that the U.S. Department of Justice could reach a different conclusion than the Federal Reserve regarding the merger's competitive effects. Failure of the U.S. Department of Justice to object to the merger does not prevent the filing of antitrust actions by private persons.

                         REPRESENTATIONS AND WARRANTIES

    The merger agreement contains customary representations and warranties relating to:

    - the corporate organization of PSB and Jade;

    - the capital structures of PSB and Jade;

    - the due authorization, execution, delivery, performance and enforceability of the merger agreement;

    - consents or approvals of regulatory authorities or third parties necessary to complete the merger;

    - the consistency of financial statements with generally accepted accounting principles and, where appropriate, applicable regulatory accounting principles;

    - the filing of tax returns and payment of taxes;

    - the absence of material adverse changes, since June 30, 2000, in the consolidated assets, business, financial condition or results of operations of PSB or Jade;

    - the absence of undisclosed pending or threatened litigation that is material;

    - compliance with applicable laws and regulations;

    - retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974;

    - the quality of title to assets and properties;

    - the maintenance of adequate insurance;

    - the absence of undisclosed brokers' or finders' fees;

    - the absence of material environmental violations, actions or liabilities;

    - the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria;

    - the accuracy of information supplied by PSB and Jade in connection with the Registration Statement filed by PSB with the SEC, this proxy statement/prospectus and all applications filed with regulatory authorities for approval of the merger; and

    - documents filed by PSB and Jade with the SEC and the accuracy of information contained therein.

    The merger agreement also contains other representations and warranties by Jade and PSB relating to:

    - certain contracts relating to employment, consulting and benefits matters;

    - the validity and binding nature of loans reflected as assets in the financial statements of Jade and PSB; and

    - transactions with affiliates.

                          BUSINESS PENDING THE MERGER

    PSB and Jade have each agreed to use their best efforts to preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, Jade has agreed to conduct its business and to engage in transactions only in the ordinary course of business, consistent with past practice, except as otherwise required by the merger agreement or with the written consent of PSB.

    Jade has also agreed that neither it nor IGA Federal Savings Bank may, without the written consent of PSB:

    - amend or change any provision of its articles of incorporation, charter or bylaws;

    - change the number of authorized or issued shares of its capital stock;

    - grant any option, warrant, or agreement of any character relating to its authorized or issued capital stock or any securities convertible into its capital stock;

    - split, combine or reclassify any shares of its capital stock;

    - redeem or otherwise acquire any shares of its capital stock;

    - grant any severance or termination pay, except in accordance with written policies or written agreements in effect on the date of the merger agreement (see "--Employee Benefits" in this section), or enter into or amend any existing employment agreement;

    - grant any pay increase except for routine periodic increases in accordance with past practice;

    - engage in any merger, acquisition or similar transaction;

    - sell, lease or dispose of any assets other than in the ordinary course of business;

    - take any action that would result in any of the representations and warranties of Jade becoming untrue;

    - change any accounting practices, except as may be required by generally accepted accounting principles (without regard to any optional early adoption date) or any regulatory authority responsible for regulating Jade or IGA Federal Savings Bank;

    - waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which Jade or any subsidiary is a party, other than in the ordinary causes of business, consistent with past practices;

    - implement any new employee benefit or welfare plan, or amend any such plan, unless such amendment does not result in an increase in cost except as expressly permitted by the merger agreement;

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
    - purchase any security for its investment portfolio not rated "A-" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

    - enter into, renew, extend, or modify any transaction (including loans and commitments to lend) with any affiliate of Jade, except as otherwise specified in the merger agreement;

    - enter into any interest rate swap or similar arrangement;

    - make any loan or other credit facility commitment to any borrower or group of affiliated borrowers in excess of $100,000, or increase, compromise, extend, renew or modify any existing loan or commitment outstanding in excess of $100,000, except as otherwise specified in the merger agreement;

    - waive, release, grant or transfer any rights of value, or modify or change in any material respect any existing agreement to which Jade or any Jade subsidiary is a party, other than in the ordinary course of business, consistent with past practice.

    PSB and Jade have jointly agreed:

    - to prepare all applications for, and use their best efforts to obtain, all required regulatory consents;

    - to take all actions necessary to complete the transactions contemplated by the merger agreement;

    - to maintain adequate insurance;

    - to maintain accurate books and records;

    - to file all tax returns and pay all taxes when due;

    - to agree upon the form and substance of any press release or public disclosure related to the merger agreement, the merger and the bank merger; and

    - to deliver to the other copies of all securities documents when filed.

                        NO SOLICITATION OF TRANSACTIONS

    The merger agreement prohibits Jade or any of its affiliates or representatives, unless advised by counsel in writing that compliance with the following prohibitions would constitute a breach of fiduciary duty, from:

    - responding to, soliciting, initiating or encouraging any inquiries relating to an acquisition of Jade by a party other than PSB;

    - recommending or endorsing an acquisition of Jade by a party other than PSB to do so;

    - participating in any discussions or negotiations regarding an acquisition of Jade by a party other than PSB;

    - providing anyone other than PSB with any nonpublic information relating to an acquisition of Jade by a party other than PSB; or

    - entering into an agreement with any party other than PSB relating to an acquisition of Jade by a party other than PSB.

    Jade must notify PSB if it receives any inquiries or proposals relating to an acquisition of Jade by a party other than PSB.

                               AMENDMENT; WAIVERS

    Subject to applicable law, at any time prior to completion of the merger, PSB and Jade may:

    - amend the merger agreement;

    - extend the time for the performance of any of the obligations or other acts of PSB and Jade required in the merger agreement;

    - waive any inaccuracies in the representations and warranties contained in the merger agreement; or

    - waive compliance with any of the agreements or conditions contained in the merger agreement, except for the requirements of shareholder approval, regulatory approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the merger agreement.

    After you have approved the merger agreement however, we cannot modify either the amount or the form of consideration you will receive as Jade shareholders or otherwise materially adversely affect you without shareholder approval.

                       TERMINATION; EFFECT OF TERMINATION

    We may terminate the merger agreement at any time prior to completion of the merger by our mutual written consent.

    Either PSB or Jade may terminate the merger agreement at any time prior to completion of the merger:

    - if the merger does not occur on or before June 30, 2001, unless the failure to complete the merger by that date results from the failure of the party seeking to terminate the merger agreement to materially perform any of its obligations; or

    - if either party receives a final nonappealable order from a regulatory authority denying a required approval or consent, unless the denial results from the failure of the party seeking to terminate the merger agreement to materially perform any of its obligations.

    PSB or Jade may terminate the merger agreement at any time prior to completion of the merger if the other party has materially breached any material covenant or representation contained in the merger agreement that would have a material adverse effect on the assets, financial condition or results of operations of the parties on a consolidated basis, but only if the breach remains uncured.

    If either PSB or Jade terminates the merger for any of the reasons listed above, neither PSB nor Jade will have any continuing liability or obligation other than the obligation dealing with confidentiality and any liabilities resulting from willful breach. If shareholders of Jade fail to approve the merger agreement after public disclosure of an "acquisition transaction" by a party other than PSB and within twelve months following termination of the merger agreement a third party agrees to merge with or acquire substantially all of the assets of Jade, then Jade must immediately pay PSB a fee in the amount of $2.5 million. Jade would not be liable for the $2.5 million termination fee if the "acquisition transaction" were to be completed with an entity in which:
(i) persons who were members of the Board of Directors of Jade prior to the termination continue to constitute at least a majority of the Board of Directors of the surviving entity following completion of such transaction; and (ii) the shareholders of Jade immediately prior to such transaction continue to own at least a majority of the outstanding voting securities of the surviving or resulting entity immediately following the completion of the transaction.

                   MANAGEMENT AND OPERATIONS AFTER THE MERGER

    Following the merger, PSB will add John J. O'Connell and Mario L. Incollingo, Jr. to its Board of Directors. Both presently serve as directors of Jade and IGA Federal Savings Bank. The officers of PSB will not change after the merger.

    Following the bank merger, First Penn Bank will add Dennis P. Wesley, Clyde
A. Warden, Robert E. Adelsberger, Edward D. McBride and William L. Harm, to First Penn Bank's Board of Directors. Mario L. Incollingo, Jr., President and Chief Executive Officer of Jade, will become an Executive Vice President and Chief Operating Officer of First Penn Bank and John J. O'Connell will become Chairman of the Board of First Penn Bank. As a condition of the merger agreement, Messrs. Incollingo and O'Connell are required to execute a three-year employment agreement that becomes effective when we complete the merger.

                               EMPLOYEE BENEFITS

    PSB will provide employee benefits to former employees of Jade or IGA Federal Savings Bank after the merger that are substantially similar in the aggregate to those provided by PSB to its similarly situated employees. Employees of Jade or IGA Federal Savings Bank who become employees of PSB or any PSB subsidiary will receive full credit for each year of service they had with Jade or IGA Federal Savings Bank for purposes of determining eligibility for participation and vesting, but not for benefit accrual, in PSB's employee benefit plans. Subject to these and any other applicable legal requirements, PSB may discontinue, amend or convert to a PSB plan any particular employee benefit plan of Jade or IGA Federal Savings Bank.

                              ACCOUNTING TREATMENT

    PSB will use the purchase method of accounting to account for the merger.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    Provided PSB Merger Sub, Inc. has no assets or properties, engages in no activities other than the merger and is formed and exists solely to facilitate and engage in the merger PSB Merger Sub, Inc. will be disregarded, and--

        (a) to the extent that the cash for the payments to the holders of Jade common stock under Section 1.02(e) of the merger agreement is provided by PSB, the merger will be treated as a purchase by PSB of the issued and outstanding Jade common stock held by holders receiving payment from PSB, and

        (b) to the extent that the cash for the payments to the holders of Jade common stock under Section 1.02(e) of the merger agreement is provided by Jade, the merger will be treated as a redemption by Jade of the issued and outstanding Jade common stock held by holders receiving payment from Jade.

    Provided PSB Merger Sub, Inc. is disregarded and no election is made to treat the merger as a sale of assets under Section 338 of the Code, neither PSB Merger Sub, Inc. nor Jade will recognize any gain or loss solely as a result of the merger. A holder of Jade common stock that is not exempt from federal income tax will recognize gain or loss to the extent that the amount of cash received by such holder under Section 1.02(e) of the merger agreement differs from such holder's adjusted tax basis in its shares of Jade common stock. Such gain or loss should be capital gain or capital loss, provided the shares of Jade common stock are held as a capital asset on the effective date of the merger.

    THIS DISCUSSION IS NOT A COMPLETE DESCRIPTION OF ALL THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND, IN PARTICULAR, DOES NOT ADDRESS TAX CONSIDERATIONS THAT MAY AFFECT THE TREATMENT OF SHAREHOLDERS THAT ARE

EXEMPT ORGANIZATIONS OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE STATE, LOCAL, OR FOREIGN LAWS. ACCORDINGLY, WE ADVISE YOU TO CONSULT A TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU.

                                    EXPENSES

    PSB and Jade will each pay all their own costs and expenses, including fees and expenses of financial consultants, accountants and legal counsel. PSB and Jade will share equally the cost of printing and mailing this proxy statement/prospectus.

                           RESALE OF PSB COMMON STOCK

    The PSB common stock issued in the merger to the ESOP will be subject to restrictions on transfer under the Securities Act of 1933 to the extent it is deemed an "affiliate" for purposes of SEC Rule 145.

                               DISSENTERS' RIGHTS

    GENERAL

    Under Pennsylvania law, shareholders of Jade have the right to dissent from the merger and to obtain payment of the "fair value" of their shares in the event we complete the merger.

    If you are a Jade shareholder and are contemplating exercising your right to dissent, we urge you to read carefully the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law of 1988, which is attached to this proxy statement/prospectus as Annex C. A discussion of the provisions of the statute is included here. The discussion describes the steps that you must take if you want to exercise your right to dissent. You should read this summary and the full text of the law.

    Before the day of the merger, send any written notice or demand, required concerning your exercise of dissenters' rights to Richard Hasson, Secretary, Jade Financial Corp., 213 West Street Road, Feasterville, Pennsylvania 19053. After the day of the merger, send correspondence to Rosanne Pauciello, Corporate Secretary, PSB Bancorp, Inc., 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania 19103.

    The term "fair value" means the value of a share of Jade common stock immediately before the day of the merger taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the merger.

    NOTICE OF INTENTION TO DISSENT

    If you wish to dissent, you must:

    - prior to the vote of shareholders on the merger at the special meeting, file a written notice of intention to demand payment of the fair value of your shares of Jade common stock if the merger is effected with PSB;

    - make no change in your beneficial ownership of Jade common stock from the date you give notice through the day of the merger; and

    - not vote your Jade common stock for approval of the agreement.

Neither a proxy nor a vote against approval of the merger is the necessary written notice of intention to dissent.

    NOTICE TO DEMAND PAYMENT

    If the merger is approved by the required vote of shareholders, Jade or PSB, as the case may be, will mail a notice to all dissenters who gave due notice of intention to demand payment and who did not vote for approval of the merger agreement. The notice will state where and when you must deliver a written demand for payment and where you must deposit certificates for Jade common stock in order to obtain payment. The notice will include a form for demanding payment and a copy of the law. The time set for receipt of the demand for payment and deposit of stock certificates will be not less than 30 days from the date of mailing of the notice.

    FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

    You must take each step in the indicated order and in strict compliance with the statute to keep your dissenters' rights. If you fail to follow the steps, you will lose the right to dissent and you will receive the same $13.55 in cash per share of Jade stock that you hold as the non-dissenting shareholders receive in the merger.

    PAYMENT OF FAIR VALUE OF SHARES

    Promptly after the merger, or upon timely receipt of demand for payment if the merger already has taken place, PSB will send dissenting shareholders, who have deposited their stock certificates, the amount that PSB estimates to be the fair value of the Jade common stock. The remittance or notice will be accompanied by:

    - a closing balance sheet and statement of income of Jade for a fiscal year ending not more than 16 months before the date of remittance or notice, together with the latest available interim financial statements;

    - a statement of PSB's estimate of the fair value of Jade common stock; and

    - a notice of the right of the dissenting shareholder to demand supplemental payment, accompanied by a copy of the law.

    ESTIMATE BY DISSENTING SHAREHOLDER OF FAIR VALUE OF SHARES

    If a dissenting shareholder believes that the amount stated or remitted by PSB is less than the fair value of the PSB common stock, the dissenting shareholder may send an estimate of the fair value of the Jade common stock to PSB. If PSB remits payment of estimated value of a dissenting shareholder's Jade common stock and the dissenting shareholder does not file his or her own estimate within 30 days after the mailing by PSB of its remittance, the dissenting shareholder will be entitled to no more than the amount remitted by PSB.

    VALUATION PROCEEDINGS

    If any demands for payment remain unsettled within 60 days after the latest to occur of:

    - the merger;

    - timely receipt by Jade or PSB, as the case may be, of any demands for payment; or

    - timely receipt by Jade or PSB, as the case may be, of any estimates by dissenters of the fair value,

then, PSB may file an application, in the Court of Common Pleas of Philadelphia County, requesting that the court determine the fair value of the Jade common stock. If this happens, all dissenting shareholders, no matter where they reside, whose demands have not been settled, will become parties to the proceeding. In addition, a copy of the application will be delivered to each dissenting shareholder.

    If PSB were to fail to file the application, then any dissenting shareholder, on behalf of all dissenting shareholders who have made a demand and who have not settled their claim against PSB, may file an application in the name of PSB at any time within the 30-day period after the expiration of the 60-day period and request that the Philadelphia Common Pleas Court determine the fair value of the shares.

    The fair value determined by the Philadelphia Common Pleas Court may, but need not, equal the dissenting shareholder's estimate of fair value. If no dissenter files an application, then each dissenting shareholder entitled to do so shall be paid PSB's estimates of the fair value of the Jade common stock and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Philadelphia Common Pleas Court finds fair and equitable.

    PSB intends to negotiate in good faith with any dissenting shareholders. If, after negotiation, a claim cannot be settled, then PSB intends to file an application requesting that the fair value of the Jade common stock be determined by the Philadelphia Common Pleas Court.

    COSTS AND EXPENSES

    The costs and expenses of any valuation proceedings in the Philadelphia Common Pleas Court, including the reasonable compensation and expenses of any appraiser appointed by the Court to recommend a decision on the issue of fair value, will be determined by the Court and assessed against PSB except that any part of the costs and expenses may be apportioned and assessed by the Court against all or any of the dissenting shareholders who are parties and whose action in demanding supplemental payment the Court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

            FINANCIAL INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

    Certain members of management of Jade and IGA Federal Savings Bank, and their Boards of Directors, have interests in the merger in addition to their interests as shareholders of Jade. The Jade Board of Directors was aware of these factors and considered them in approving the merger agreement.

    INDEMNIFICATION; DIRECTORS AND OFFICERS INSURANCE

    PSB has agreed to indemnify, defend and hold harmless all prior and then-existing directors and officers of Jade and IGA against:

    - all liabilities and expenses relating to claims, proceedings or investigations resulting from the status of a person as a director, officer or employee of Jade or any Jade subsidiary, whether pertaining to matters existing prior to the merger and whether asserted prior to or after the merger; and

    - all liabilities and expenses relating to claims, proceedings or investigations arising out of the merger agreement or the merger to the same extent as the officers, directors and employees could be indemnified by Jade or IGA.

    PSB has agreed to maintain Jade' existing directors' and officers' liability insurance policy, or a policy providing comparable coverage, covering persons currently covered by such insurance for a period of seven years after the effective date, subject to certain maximum cost limits.

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
    EMPLOYMENT AGREEMENTS

    As a condition of closing, PSB and First Penn Bank will enter into an employment agreements with Mr. Mario L. Incollingo, Jr., President and Chief Operating Officer of Jade and Chief Executive Officer of IGA, John J. O'Connell, Chairman of the Board of Jade and IGA and a retainer agreement with Mr. Frank J. Moran, General Counsel and Director of Jade and IGA. The employment agreement or retainer agreement, as appropriate, will replace existing employment agreements among Messrs. O'Connell, Incollingo, Moran and Jade Financial Corp. The agreements will become effective when we complete the merger. The employment agreements and retainer agreement provide for:

    - a term of three years from the merger date with automatic annual renewals absent notice of nonrenewal by any party with respect to the employment agreements and a one year term with automatic annual renewals with respect to the retainer agreement;

    - a base salary of $160,000 per year for Mr. O'Connell, a base salary of
      $155,000 per year for Mr. Incollingo and a retainer of $            per
      year for Mr. Moran;

    - continuation of base salary payments for up to 3 years if PSB or First Penn Bank terminates Mr. O'Connell or Mr. Incollingo's employment without cause or for specified events of good reason.

    DIRECTOR FEES

    Dennis P. Wesley, Clyde A. Warden, Robert E. Adelsberger, Edward D. McBride and William L. Harm will become directors of First Penn Bank and as such will receive directors' fees in accordance with PSB's policy on fees for directors.

                             INFORMATION ABOUT PSB

DESCRIPTION OF BUSINESS

    PSB was organized as a Pennsylvania business corporation on October 3, 1997 for the purpose of becoming a holding company for First Penn Bank. PSB is subject to regulation by the Federal Reserve Bank of Philadelphia, and its principal business is the ownership of First Penn Bank. At September 30, 2000, PSB had total assets of $266.3 million, total deposits of $175.4 million and shareholders' equity of $37.4 million.

    On October 12, 1999, PSB completed its acquisition of First Bank of Philadelphia. In connection with the acquisition, each outstanding share of First Bank was exchanged for .857 shares of PSB common stock. In addition, options to acquire 1,612,500 shares of First Bank were converted into options to acquire 1,381,912 shares of PSB's common stock.

    As part of the transaction, PSB merged Pennsylvania Savings Bank, which held a state savings bank charter, with and into First Bank, which holds a state commercial bank charter. The resulting operating subsidiary operates under the name of First Penn Bank and holds a state commercial bank charter. This provides First Penn Bank with greater lending flexibility. First Penn Bank operates 7 full-service offices. Six offices are located in Philadelphia, Pennsylvania and one office is located in Glenside, Montgomery County, Pennsylvania.

    First Penn Bank is primarily engaged in the business of attracting deposits from the general public in the First Penn Bank's market area and investing such deposits in loans secured by one- to four-family residential real estate, commercial real estate loans, commercial business loans, construction loans, student loans and investment and mortgage-backed securities. First Penn Bank's deposits are insured by the Savings Association Insurance Fund of the FDIC to the extent that such deposits were assumed from the mutual savings bank in the 1995 mutual holding company reorganization. Deposits accepted by First Penn Bank after the mutual holding company reorganization are insured by the FDIC's Bank Insurance Fund.

    Historically, First Penn Bank has focused its lending activities primarily on the origination of loans secured by first mortgages on owner-occupied, one- to four-family residences for retention in First Penn Bank's portfolio. First Penn Bank has expanded origination of one-to four-family residential mortgage loans for resale in the secondary market through expansion of its mortgage banking operations. As part of a strategy to diversify its loan portfolio, achieve a higher net interest margin and reduce interest rate risk, First Penn Bank has increased its origination of construction loans, commercial real estate loans, commercial business loans, multifamily real estate loans and student loans. To a lesser extent, First Penn Bank and its subsidiaries also originate consumer loans, including home equity, second mortgage, and other consumer loans. First Penn Bank expects this diversification trend to continue.

    Through First Penn Bank's subsidiary, Transnational Mortgage Company, First Penn Bank has conducted a mortgage banking operation since 1989. Mortgage banking consists primarily of the origination, purchase, sale and servicing of first mortgage loans secured by one-to four family homes. Such loans are sold either as individual loans, as mortgage-backed securities, or as participation certificates issued or guaranteed by FNMA or FHLMC. Loans may be sold either on a servicing retained or servicing released basis.

    First Penn Bank's principal sources of funds are deposits and the principal and interest payments on loans, investment securities and mortgage-backed securities. First Penn Bank has available credit with the Federal Home Loan Bank of Pittsburgh ("FHLB") which at September 30, 2000, had advanced $38.0 million. The principal source of income is interest received from loans, investment securities and mortgage-backed securities. First Penn Bank's principal expenses are the interest paid on deposits and borrowings and the cost of employee compensation and benefits.

BUSINESS STRATEGY

    PSB's strategy is to maximize profitability by providing quality deposit and loan products in an efficient manner as a well-capitalized and independent financial institution. Generally, PSB seeks to implement this strategy by emphasizing retail deposits as its primary source of funds and by maintaining a substantial part of its assets in locally-originated residential first mortgage, commercial real estate loans, commercial business loans, construction loans and student loans, mortgage-backed securities and other liquid investment securities. PSB's business strategy incorporates the following elements:
(1) increasing assets by expanding its retail branch network to include other contiguous segments of the metropolitan Philadelphia market, (2) expanding its lending operations throughout the metropolitan Philadelphia area and the adjacent counties of Pennsylvania, New Jersey and Delaware, and (3) increasing net interest income and reducing interest rate risk by emphasizing the origination for portfolio of commercial real estate, construction, commercial business and student loans that generally bear higher interest rates and have shorter terms than residential mortgage loans. The acquisition of Jade with its five branch network and emphasis on consumer lending is consistent with this strategy.

SUBSIDIARIES

    PSB's only subsidiary is First Penn Bank. First Penn Bank owns three direct subsidiaries and one indirect subsidiary. Transnational Mortgage Corp. is engaged in a mortgage banking business, PSA Service Corp. conducts real estate appraisals, processes credit applications and provides other services in connection with the origination of loans. PSA Financial Corp. primarily originates business loans and commercial real estate loans. Its subsidiary, PSA Consumer Discount Company, primarily originates consumer loans.

PERSONNEL

    As of September 30, 2000, PSB had 68 full-time and one part-time employee. First Penn Bank is not a party to any collective bargaining agreements.

COMPETITION

    In the Philadelphia metropolitan market area, the banking business is highly competitive. First Penn Bank competes with local commercial banks as well as numerous regionally-based commercial banks that have assets, capital and lending limits significantly larger than those of First Penn Bank. First Penn Bank also competes with thrift institutions, savings institutions, credit unions, issuers of commercial paper, other securities and other non-depository institutions. First Penn seeks to be competitive with respect to interest rates paid and charged, and for service charges on customer accounts.

    Among the advantages many of First Penn Bank's competitors have over First Penn Bank are larger asset and capital bases, the ability to finance wide ranging advertising campaigns and to allocate their investment assets to regions of highest yield and demand. Many international banking services are indirectly offered through correspondent relationships. By virtue of their greater capital, most competitors have substantially higher lending limits than that of First Penn Bank.

REGULATION OF FIRST PENN BANK

    As a state-chartered bank, First Penn Bank is subject to regulation, supervision and regular examination by the Pennsylvania Department of Banking ("the Department") and is subject to the applicable provisions of the Pennsylvania Banking Code of 1965, as amended ("the Banking Code"). First Penn is a member of the Federal Reserve System and is subject to regulation, supervision, reporting requirements and regular examinations by the Federal Reserve Board. In addition, First Penn Bank's deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC") up to a maximum of $100,000 per insured account holder. The FDIC has the authority to increase its insurance premiums to cover losses and expenses. Some aspects of the lending and deposit business that are regulated by the Federal Reserve Board and the FDIC include personal lending, commercial lending, mortgage lending, reserve requirements against certain deposit accounts and the maintenance of the requisite capital to asset ratios. First Penn Bank is also subject to numerous federal, state and local laws and regulations that set forth specific restrictions and procedural requirements with respect to the extension of credit, credit practices, the disclosure of credit terms and discrimination in credit transactions. As a consequence of the extensive regulation of commercial banking activities in the United States, First Penn Bank's business is particularly susceptible to changes in federal and state legislation and regulation that may negatively affect the cost of doing business.

    In December of 1992, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. Among other things, FDICIA provided increased funding for the FDIC Bank Insurance Fund ("BIF") and provides for expanded regulation of depository institutions and their affiliates, including parent holding companies. FDICIA provides the federal banking agencies with broad powers to take corrective action to resolve problems of insured depository institutions. The extent of these powers depends upon whether the institutions in question are categorized under the following specified capital tiers as "well-capitalized," "adequately capitalized," "undercapitalized, "significantly undercapitalized" or "critically undercapitalized." A depository institution's capital tier will depend upon where its capital levels are in relation to various relevant capital measures, which will include a risk-based capital measure, a leverage ratio and certain other factors. First Penn Bank is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10.0% or greater, a tier 1 risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater. At September 30, 2000, First Penn Bank was "well-capitalized" under these regulations.

REGULATION OF PSB

    PSB is a bank holding company subject to supervision and regulation by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. As a bank holding company, PSB's activities and those of its subsidiary are limited to the business of banking and activities closely related or incidental to banking, and PSB may not directly or indirectly acquire the ownership or control or more than 5% of any class of voting shares or substantially all of the assets of any company, including First Penn Bank, without prior approval of the Federal Reserve.

    Under Federal Reserve policy, PSB is expected to act as a source of financial strength to First Penn Bank and to commit resources to support First Penn Bank, i.e., to downstream funds to First Penn Bank. This support may be required at times, when absent such policy, PSB might not otherwise provide such support. Any capital loans by PSB to First Penn Bank are subordinate in right of payment to deposits and to certain other indebtedness of First Penn Bank. In the event of PSB's bankruptcy, any commitment by PSB to a federal bank regulatory agency to maintain the capital of First Penn Bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    PSB is subject to restrictions under federal law that limit its ability to receive funds from First Penn Bank, whether in the form of loans, other extensions of credit, investments and asset purchases. Such transfers by First Penn Bank to PSB are generally limited in amount to 10% of First Penn Bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specific amounts, and all transactions are required to be on an arm's length basis. First Penn Bank has never made any loan or extension of credit to PSB nor has it purchased any assets from PSB.

NEW LEGISLATION

    Landmark legislation in the financial services area was signed into law on November 12, 1999. The Gramm-Leach-Bliley Act dramatically changes certain banking laws that have been in effect since the early part of the 20th century. The most radical changes are that the separation between banking and the securities businesses mandated by the Glass-Steagall Act has been removed, and the provisions of any state law that prohibits affiliation between banking and insurance entities have been preempted. Accordingly, the new legislation permits firms engaged in underwriting and dealing in securities, and insurance companies, to own banking entities, and permits bank holding companies (and in some cases, banks) to own securities firms and insurance companies. The provisions of federal law that preclude banking entities from engaging in non-financially related activities, such as manufacturing, have not been changed. For example, a manufacturing company cannot own a bank and become a bank holding company, and a bank holding company cannot own a subsidiary that is not engaged in financial activities, as defined by the regulators.

    The new legislation creates a new category of bank holding company called a "financial holding company." In order to avail itself of the expanded financial activities permitted under the new law, a bank holding company must notify the Federal Reserve that it elects to be a financial holding company. A bank holding can make this election if it, and all its bank subsidiaries, are well capitalized, well managed, and have at least a satisfactory Community Reinvestment Act rating, each in accordance with the definitions prescribed by the Federal Reserve and the regulators of the subsidiary banks. Once a bank holding company makes such an election, and provided that the Federal Reserve does not object to such election by such bank holding company, the financial holding company may engage in financial activities (i.e, securities underwriting, insurance underwriting, and certain other activities that are financial in nature as to be determined by the Federal Reserve) by simply giving a notice to the Federal reserve within thirty days after beginning such business or acquiring a company engaged in such business. This makes the regulatory approval process to engage in financial activities much more streamlined than it was under prior law.

    It is too early to tell what effect the Gramm-Leach-Bliley Act may have on PSB. The intent and scope of the act is positive for the financial services industry, and is an attempt to modernize federal banking laws and make U. S. institutions competitive with those from other countries. While the legislation makes significant changes in U. S. banking law, such changes may not directly affect PSB's business unless it decides to avail itself of new opportunities available under the new law. PSB does not expect any of the provisions of the new Act to have a material adverse effect on its existing operations, or to significantly increase its costs.

NATIONAL MONETARY POLICY

    As previously indicated, the earnings and growth of PSB are, and will continue to be, affected by the policies of the regulatory authorities, including the Department, the Federal Reserve Board and the FDIC. In addition to the supervisory and regulatory duties as they are related to operation of a bank, the Federal Reserve Board is also responsible for the regulation of the United State money supply and additional credit conditions. This controlling influence is undertaken in response to national and international economic developments. Among the means available to the Federal Reserve Board to implement these objectives are open market operations in the U.S. governmental securities, establishing the interest rate on temporary loans made to banks (i.e., the discount rate) and other measures. Alternatives to controlling economic conditions are used in varying combinations to influence overall growth and credit distribution, lending, investing and savings. The effect of these various controlling influences may affect interest rates charged on loans or paid on deposits.

    Bank profitability is significantly dependent on interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and borrowed money and the interest received by a bank on securities held in its investment portfolio and loans originated and maintained comprise the major portion of a bank's earnings. Thus, the earnings and growth of a bank will be subject to the influence of economic conditions, both domestic and foreign, and on the levels of and changes in interest rates. The monetary policies and regulations of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon the future business, earnings and growth of First Penn Bank cannot be predicted.

DIVIDEND LIMITATIONS

    The Banking Code provides that cash dividends may be declared and paid only out of accumulated net earnings and that, prior to the declaration of any dividend, if surplus is less than the amount of capital, First Penn Bank shall, until the surplus is equal to such amount, transfer to surplus an amount that is at least ten percent of the net earnings of First Penn Bank for the period since the end of the last fiscal year or any shorter period since the declaration of a dividend. If the surplus of First Penn Bank is less than fifty percent of the amount of the capital, no dividend may be declared or paid without the prior approval of the Department until the surplus is equal to fifty percent of First Penn Bank's capital. Additionally, the Department has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice.

    Under the Federal Reserve Act, as amended, if losses have at any time been sustained by First Penn Bank, equal to or exceeding its undivided profits then on hand, no dividend shall be made; and no dividends shall ever be made in an amount greater than First Penn Bank's net profits. Cash dividends must be approved by the Federal Reserve Board, if the total of all cash dividends declared by First Penn Bank in any calendar year, including the proposed cash dividend, exceeds the total of First Penn Bank's net profits for that year plus its retained net profits from the preceding two years less any required transfers to surplus or a fund for the retirement of preferred stock, if any. The Federal Reserve Board has the authority under the Federal Reserve Act to prohibit the payment of cash dividends by a bank when it determines such payment to be an "unsafe and unsound banking practice" under the existing circumstances.

TRANSACTIONS WITH AFFILIATES

    Extensions of credit by First Penn Bank to executive officers, trustees, and principal shareholders and related interests of such persons are subject to Sections 22(g) and 22(h) of the FRA and the Federal Reserve's Regulation O. These rules limit the aggregate amount of loans to any such individual and their related interests, and require that all such loans be pre-approved by the full Board of PSB voting without such person being present. These rules also provide that no institution shall make any loan or extension of credit in any manner to any of such persons, unless such loan or extension of credit is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, does not involve more than the normal risk of repayment or present other unfavorable features, and the institution follows underwriting procedures that are not less stringent than those applicable to comparable transactions by the institution with persons who are not executive officers, trustees, principal shareholders, or employees of the institution. Loans can be made to employees, including executives and trustees, on more favorable terms than to the general public, if all employees are eligible for such preferential terms. Regulation O also sets forth additional limitations on extensions of credit by an institution to its executive officers. Management believes that First Penn Bank is in compliance with Sections 22(g) and 22(h) of the FRA and the Federal Reserve's
Regulation O.

LEGAL PROCEEDINGS

    Periodically, there have been various claims and lawsuits involving First Penn Bank, such as claims to enforce liens, condemnation proceedings on properties in which First Penn Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to First Penn Bank's business. First Penn Bank is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of First Penn Bank.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND SEPTEMBER 30, 1999 AND FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997.

RESULTS OF OPERATIONS

GENERAL

    PSB's results of operations depend primarily on its net interest income, which is the difference between interest income on interest-earning assets, and interest expense on its interest-bearing liabilities. Its interest-earning assets consist primarily of loans and investment securities, while its interest-bearing liabilities consist primarily of deposits and borrowings. PSB's net income is also affected by its provision for loan losses and its level of non-interest income as well as by its non-interest expenses, such as salary and employee benefits, occupancy costs and charges relating to non-performing and other classified assets.

NET INCOME

    PSB's net income totaled $1.6 million and $1.9 million for the nine months ended September 30, 2000 and 1999, respectively. The decrease from 1999 to 2000 was due largely to a $398,000 decline in non-interest income, and increases of $587,000 in non-interest expense and $429,000 in income taxes that more than offset a $1.3 million increase in net interest income. PSB's earnings per share were $0.37 basic and $0.33 diluted per share for the nine months ended September 30, 2000, compared to $0.42 basic and $0.33 diluted for the nine months ended September 30, 1999.

    PSB's net income totaled $2.1 million, $1.7 million and $1.1 million for the years ended December 31, 1999, 1998 and 1997, respectively. These increases were due largely to the increase in net interest income. The primary factor contributing to this year-to-year improvement were increases in PSB's net interest margin. PSB's earnings per share for the years ended December 31, 1999, 1998 and 1997 were $0.48, $0.38 and $0.49 basic and $0.40, $0.32 and $0.38, diluted, respectively. PSB's earnings per share for the years ended
December 31, 1999 and 1998 are lower than for the year ended December 31, 1997 even though net income was higher in 1999 and 1998 because of the completion in 1998 of the conversion from a mutual holding company to a full stock institution and the resulting increase in the number of shares outstanding.

NET INTEREST INCOME AND AVERAGE BALANCES

    Net interest income is the key component of PSB's profitability structure and is managed in coordination with PSB's interest rate sensitivity position. Net interest income was $8.0 million, or 19.2% greater for the nine months ended September 30, 2000, compared to the same period in 1999. The increase reflects an improving yield on PSB's loan portfolio and an increase in mortgage-backed and investment securities that has resulted from PSB's modest leverage program. PSB's net interest margin for the nine months ended September 30, 2000 was 4.29%. This margin compares to a net interest margin for nine months ended September 30, 1999 of 4.08%.

    Net interest income of $9.3 million for the year ended December 31, 1999, was 25.7% higher than net interest income of $7.4 million for the year ended December 31, 1998. PSB's net interest margin, net interest income divided by total average interest-earning assets, increased 13 basis points to 3.94% for 1999 from 3.78% for 1998. PSB's net interest spread, the difference between the yield on interest-earning assets and the rates paid on interest-bearing liabilities, decreased five basis points to 2.84% for

1999, from 2.89% for 1998. The decrease in the net interest spread was caused by an 11 basis point increase in the rate paid on average interest-bearing liabilities, due to an increase in borrowed funds.

    PSB's yield on average interest-earning assets increased to 7.73% for the year ended December 31, 1999, compared to 7.71% for the year ended December 31, 1998. Average loans of $150.2 million for the year ended December 31, 1999, represented 62.5% of total average interest-earning assets, and provided a 1999 yield of 8.96%, compared to average loans of $123.4 million at December 31, 1998, representing again 62.5% of total average interest-earning assets, and providing a 1998 yield of 9.18%. Average investments and interest bearing deposits with banks increased $15.9 million or 21.5% to $90.0 million at December 31, 1999, from $74.1 million for the year ended December 31, 1998. These assets provided a yield of 5.67% in 1999 compared to 5.26% in 1998.

    Total average interest-bearing liabilities increased $20.2 million or 12.5% to $182.1 million for the year ended December 31, 1999, from $161.9 million for the year ended December 31, 1998. Total interest expense increased $1.3 million or 16.7% to $9.2 million at December 31, 1999, from $7.8 million for 1998. The increase in interest expense rose more swiftly than the increase in average interest-bearing liabilities because 1999 witnessed a greater use of higher cost borrowed money resulting in a higher overall cost of funds. PSB's cost of funds increased to 4.99% for 1999 compared to 4.82% for 1998.

    Net interest income of $7.4 million for the year ended December 31, 1998, was 13.8% higher than the total of $6.5 million for the year ended December 31, 1997. Total interest income increased $1.4 million in 1998 to $15.2 million from $13.8 million in 1997. Total interest expense increased $423,000 or 5.7% in 1998 to $7.8 million compared to $7.4 million in 1997. Total average interest-earning assets provided an average yield of 7.71% in 1998 and average interest-bearing liabilities cost 4.82% in 1998 compared to 7.95% and 4.82%, respectively, for 1997.

AVERAGE BALANCE SHEETS AND RATE/YIELD ANALYSIS

    Net interest income is effected by changes in both average interest rates and average volumes of interest-earning assets and interest-bearing liabilities. The following table presents, on a tax equivalent basis, the average daily balances of assets, liabilities and shareholders' equity and the respective interest earned or incurred on interest-earning assets and interest-bearing liabilities, as well as average rates for the period indicated:

                                                           NINE MONTHS ENDED SEPTEMBER 30,
                                          -----------------------------------------------------------------
                                                       2000                              1999
                                          -------------------------------   -------------------------------
                                          AVERAGE    INTEREST/    YIELD/    AVERAGE    INTEREST/    YIELD/
                                          BALANCE     EXPENSE      RATE     BALANCE     EXPENSE      RATE
                                          --------   ---------   --------   --------   ---------   --------
                                                               (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Interest-earning deposits.............  $  2,275    $   108       6.33%   $ 19,650    $   798      5.41%
  Investment securities.................    31,440      1,429       6.06      24,556      1,061      5.76
  Mortgage-backed securities............    45,292      2,243       6.60      42,264      1,858      5.86
  Net loans.............................   170,448     12,019       9.40     133,416      9,551      9.55
                                          --------    -------               --------    -------
    Total interest-earning assets.......   249,455    $15,799       8.44%    219,886    $13,268      8.05%
                                                      -------                           -------
Noninterest-earning assets..............    15,926                            27,286
                                          --------                          --------
  Total assets..........................  $265,381                          $247,172
                                          ========                          ========

LIABILITIES
Interest-bearing liabilities:
  Now checking accounts.................  $ 12,911    $   258       2.66%   $ 11,581    $   232      2.67%
  Money market accounts.................    11,928        328       3.67      15,297        417      3.63
  Savings deposits......................    29,267        632       2.88      30,563        665      2.90
  Certificates..........................   110,534      4,641       5.60     120,973      4,922      5.42
                                          --------    -------               --------    -------
    Total deposits......................   164,640      5,859       4.74     178,414      6,236      4.66
  Borrowed money........................    40,087      1,917       6.38       7,046        301      5.70
                                          --------    -------               --------    -------
    Total interest-bearing
      liabilities.......................   192,807      7,776       5.06%    185,460      6,537      4.70%
Non-interest-bearing liabilities........    25,579                            25,470
                                          --------                          --------
  Total liabilities.....................   228,306                           210,930
Shareholder's equity....................    37,075                            36,242
                                          --------                          --------
    Total liabilities and shareholders'
      equity............................  $265,381                          $247,172
                                          ========                          ========

Net interest income.....................              $ 8,023                           $ 6,731
                                                      =======                           =======

Interest rate spread....................                            3.38%                            3.35%
Net yield on interest-earning
  assets(1).............................                            4.29%                            4.08%
Ratio of interest-earning assets to
  interest-bearing liabilities..........                            1.29x                            1.19x

------------------------

(1) Calculated on an annualized basis

                                                                YEAR ENDED DECEMBER 31,
                            ------------------------------------------------------------------------------------------------
                                         1999                             1998                             1997
                            ------------------------------   ------------------------------   ------------------------------
                            AVERAGE                YIELD/    AVERAGE                YIELD/    AVERAGE                YIELD/
                            BALANCE    INTEREST     RATE     BALANCE    INTEREST     RATE     BALANCE    INTEREST     RATE
                            --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
ASSETS
Interest-earning assets:
  Interest-earning
    deposits..............  $ 23,227   $   940       4.05%   $ 49,201   $ 2,340        4.76%  $ 35,532   $ 1,725      4.85%
  Investment securities...    22,034     1,534       6.96      18,573     1,233        6.64     23,728     1,651      6.96
  Mortgage-backed
    securities............    44,751     2,630       5.88       6,326       327        5.17      5,696       374      6.57
  Net loans...............   150,223    13,457       8.96     123,430    11,326        9.18    109,083    10,087      9.25
                            --------   -------               --------   -------               --------   -------
    Total interest-earning
      assets..............   240,235   $18,561       7.73%    197,530   $15,226        7.71%   174,039   $13,837      7.95%
                                       -------                          -------                          -------
Noninterest-earning
  assets..................     6,942                            7,514                            9,470
                            --------                         --------
  Total assets............  $247,177                         $205,044                         $183,509
                            ========                         ========                         ========

LIABILITIES
Interest-bearing
  liabilities:
  Now checking accounts...  $  8,924   $   310       3.47%   $  2,322   $    73        3.14%  $  1,852   $    65      3.51%
  Money market accounts...    15,761       580       3.68       4,469       166        3.71      4,977       179      3.60
  Savings deposits........    29,686       862       2.90      42,184     1,213        2.88     40,708     1,153      2.83
  Certificates............   118,623     6,519       5.50     110,203     6,323        5.74    102,903     5,949      5.78
                            --------   -------               --------   -------               --------   -------
    Total deposits........   172,994     8,271       4.78     159,178     7,775        4.88    150,440     7,346      4.88
  Borrowed money..........     9,129       813       8.91       2,737        25        0.90      2,621        31      1.18
                            --------   -------               --------   -------               --------   -------
    Total interest-bearing
      liabilities.........   182,123     9,084       4.99%    161,915     7,800        4.82%   153,061     7,377      4.82%
                                       -------                          -------                          -------
Non-interest-bearing
  liabilities.............    29,049                           15,118                           11,121
                            --------                         --------                         --------
  Total liabilities.......   211,172                          177,033                          164,182
Shareholders' equity......    36,005                           28,011                           19,327
                            --------                         --------                         --------
  Total liabilities and
    shareholders'
    equity................  $247,177                         $205,044                         $183,509
                            ========                         ========                         ========
Net interest income.......             $ 9,477                          $ 7,426                          $ 6,460
                                       =======                          =======                          =======

Interest rate spread......                           2.74%                             2.89%                          3.13%
Net yield on
  interest-earning
  assets..................                           3.94%                             3.78%                          3.71%
Ratio of interest-earning
  assets to
  interest-bearing
  liabilities.............                           1.32x                             1.22x                          1.14x

    The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected PSB's interest income and interest expense during the periods indicated. Information is provided in each category with respect to
(i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change.

The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate:

                                                                SEPTEMBER 30, 2000, VERSUS
                                                                    SEPTEMBER 30, 1999
                                                                   INCREASE (DECREASE)
                                                              ------------------------------
                                                                                      NET
                                                              VOLUME       RATE      CHANGE
                                                              ------     --------   --------
                                                                      (IN THOUSANDS)
Interest Income:
  Interest bearing deposits with banks......................   $ (940)   $   250     $ (690)
  Investment securities.....................................      396        (28)       368
  Mortgage-backed securities................................      177        208        385
  Loans.....................................................    3,537     (1,069)     2,468
                                                               ------    -------     ------
Total interest income.......................................   $3,170    $  (639)    $2,531
                                                               ------    -------     ------

Interest Expense
  Now checking accounts.....................................   $   35    $    (9)    $   26
  Money market accounts.....................................     (122)        33        (89)
  Savings accounts..........................................      (38)         5        (33)
  Certificates of deposits..................................     (566)       285       (281)
  Borrowings................................................    1,883       (267)     1,616
                                                               ------    -------     ------
Total interest expense......................................   $1,192    $    47     $1,239
                                                               ------    -------     ------

Net change in net interest income...........................   $1,978    $  (592)    $1,292
                                                               ======    =======     ======

                                                     1999 VERSUS 1998                 1998 VERSUS 1997
                                                   INCREASE (DECREASE)              INCREASE (DECREASE)
                                              ------------------------------   ------------------------------
                                                                      NET                              NET
                                              VOLUME       RATE      CHANGE     VOLUME      RATE      CHANGE
                                              ------     --------   --------   --------   --------   --------
                                                                      (IN THOUSANDS)
Interest Income:
  Interest bearing deposits with banks......  $(1,052)    $(349)    $(1,400)    $  651     $ (36)     $  615
  Investment securities.....................      230        72         302       (359)      (59)       (418)
  Mortgage-backed securities................    1,987       316       2,303         33       (80)        (47)
  Loans.....................................    2,460      (329)      2,131      1,317       (78)      1,239
                                              -------     -----     -------     ------     -----      ------
Total interest income.......................  $ 3,625     $(290)    $ 3,335     $1,642     $(253)     $1,389
                                              -------     -----     -------     ------     -----      ------

Interest Expense
  Now checking accounts.....................      207       (30)        237         15       (19)         (4)
  Money market accounts.....................      419        (5)        414        (18)       41          23
  Savings accounts..........................     (362)      (11)        351         42        (5)         37
  Certificates of deposits..................      483      (147)        296        419       (24)        395
  Borrowings................................       53%      730         788          1        (7)         (6)
                                              -------     -----     -------     ------     -----      ------
Total interest expense......................  $   805     $(479)    $ 1,284     $  458     $  (7)     $  451
                                              -------     -----     -------     ------     -----      ------

Net change in net interest income...........  $ 2,878     $(769)    $ 2,051     $1,184     $(246)     $  938
                                              =======     =====     =======     ======     =====      ======

PROVISION FOR LOAN LOSSES

    The provision for loan losses represents the charge against earnings that is required to fund the allowance for loan losses. PSB determines the required allowance for loan losses through a regular review of the loan portfolio. Management's evaluation of the adequacy of the allowance for loan losses is based upon an examination of the portfolio as well as such factors as declining trends, the volume of loan concentrations, adverse situations that may affect the borrower's ability to pay, prior loss experience within the portfolio, current economic conditions, and the results of the most recent regulatory examinations. PSB provided an addition to the loan loss allowance of $100,000 for the nine months ended September 30, 2000 and no provision for the nine months ended September 30, 1999. PSB provided $200,000, $283,000 and $60,000 in loan loss provisions for the years ended December 31, 1999, 1998 and 1997, respectively.

    Although management utilizes its best judgment in providing for loan losses, there can be no assurance that PSB will not have to increase its provision for loan losses in the future as a result of possible future increases to its non-performing loans or for other reasons based on changes in facts and circumstances. In addition, the Federal Reserve and the Pennsylvania Department of Banking, as an integral part of their examination process, periodically review PSB's allowance for loan losses and the carrying value of its non-performing assets. These regulators may require PSB to recognize additions to its allowance for loan losses based on their judgments about information available to them at the time of their examination.

NON-INTEREST INCOME

    Non-interest income consists of gain on sale of loans, service charges, rental income and other income. Non-interest income decreased by $398,000, or 45.9% to $468,000 for the nine months ended September 30, 2000, from $866,000 for the same period in 1999. The principal reasons for the decrease in non-interest income was a $272,000 decrease in gain on sale of loans to $119,000 for the nine month period ended September 30, 2000 from $391,000 for the same period in 1999, due to a decrease in number of loans sold by Transnational Mortgage Corp. in 2000. For the nine months ended September 30, 2000, increases in loan fees, service charges and rental income were offset by decreases in the gain on sale of loans and other income resulting largely from the decrease in Transnational Mortgage Corp.'s business.

    Non-interest income decreased $460,000 or 34.8% to $913,000 for 1999 compared to $1.4 million for 1998. The reason for this decrease was the gain on sale of loans of only $372,000 in 1999 compared to gain on sale of loans of $863,000 in 1998. Service fees on deposit accounts increased 7% or $32,000 from 1998 to 1999. Non-interest income increased by $205,000 or 16.7% to $1.4 million from $1.2 million for the year ended December 31, 1997. The principal reason for the increase was a $307,000 increase in gain on sale of loans to $863,000 for the year ended December 31, 1998, from $556,000 for the year ended December 31, 1997. In addition an increase in service fee income that is derived from return check and stop payment charges, commissions on travelers checks, charges assessed for money orders and official checks, MAC processing fees, safe deposit box rentals and credit card fees contributed to the increase in non-interest income.

NON-INTEREST EXPENSE

    Non-interest expense principally consists of employee compensation and benefits, deposit insurance premiums, and premises and occupancy costs and other operating expenses. Total non-interest expense increased by $587,000, or 10.8%, to $6.0 million for the nine months ended September 30, 2000, from $5.5 million for the nine months ended September 30, 1999. The principal reasons for the increase were an increase in compensation and employee benefits due to normal salary increases and payment of bonuses. Additionally, non-interest expense increased due to costs associated with PSB's expansion strategy, specifically the late 1999 acquisition of First Bank of Philadelphia.

    Total non-interest expense increased 26.2% or $1.7 million, to $8.2 million in 1999 compared to $6.5 million in 1998. Significant items of note include a $969,000 increase in professional fees to $1.1 million in 1999 from $95,000 in 1998 due to fees associated with the acquisition of First Bank of Philadelphia and a $349,000 increase in compensation and employee benefits due to normal salary increases as well as the increase in the number of bank employees as a result of the acquisition.

    Total non-interest expense increased $398,000 or 6.6% to $6.5 million in 1998 from $6.1 million in 1997. Significant items of note include a $211,000 or 6.9% increase in total compensation and employee benefits for 1998 compared to 1997 and a 21.6% increase in other non-interest expense for 1998 compared to 1997. This was offset by a 3.7% decrease in rent and occupancy expenses for 1998 compared to 1997.

INCOME TAXES

    Income tax provisions for the nine months ended September 30, 2000 and 1999 of $650,000 and $221,000, respectively, generally reflect PSB's pre-tax income in accordance with the principles of SFAS No. 109, "Accounting for Income Taxes."

    PSB had an income tax credit of $227,000 for 1999 and an income tax provision of $342,000 and $345,000 for the years ended December 31, 1998 and 1997, respectively. The 1999 credit resulted from the application of the net operating loss carry forwards that were held by First Bank of Philadelphia.

LIQUIDITY AND INTEREST RATE SENSITIVITY

    Integral to the management of PSB's balance sheet is the maintaining of adequate liquidity and the ability to evaluate and control interest rate risk. Liquidity represents the ability to meet potential cash outflows resulting from deposit customers who need to withdraw funds or borrowers who need available credit. Interest rate sensitivity focuses on the impact of fluctuating interest rates and the repricing characteristics of rate sensitive assets and liabilities on net interest income.

    PSB's asset/liability management committee monitors the level of short-term assets and liabilities to maintain an appropriate balance between liquidity, risk and return. Liquidity is derived from various sources that include increases in core deposits, sales of certificates of deposits, loan principal repayments and maturities and cash received on maturities or amortization of investment securities.

    The liquidity position of PSB is also strengthened by a $50 million credit facility with the Federal Home Loan Bank of Pittsburgh (FHLB). Advances are secured by FHLB stock and qualifying mortgage loans. There was $38.0 million in advances outstanding against this line at September 30, 2000 and $34.0 million at December 31, 1999. There were no advances outstanding against this line at December 31, 1998.

    Maximizing cash flow over time is crucial to the maintenance of adequate liquidity. PSB's total cash flow is a product of its operating activities, investing activities and financing activities. During the nine months ended September 30, 2000, net cash provided by operating activities was $3.1 million, compared to net cash used by operating activities of $1.6 million for the same period of 1999. During the nine months ended September 30, 2000, net cash provided by investing activities was $9.3 million, compared to net cash used by investing activities of $74.0 million for the same period of 1999. Financing activities used net cash of $16.6 million during the nine months ended September 30, 2000, compared to $35.1 million in net cash provided in financing activities for the same period of 1999. The net result of these items was a $4.2 million decrease in cash and cash equivalents for the nine months ended September 30, 2000, compared to a $40.5 million decrease in cash and cash equivalents for the same period of 1999. This significant decrease in cash and cash equivalents in 1999 reflects management's decision to redeploy cash and interest-earning deposits into investment securities.

    During 1999, net cash provided by operating activities was $4.1 million, compared to net cash provided by operating activities of $2.1 million in 1998, and operating cash used of $385,000 in 1997. During 1999, PSB's investing activities used $87.7 million in net cash and PSB's financing activities provided $53.4 million in net cash. The major components within these two categories during 1999 were an increase in total loans receivable of $46.5 million and proceeds from borrowed funds of $34.0 million. The net result of these items was a $30.3 million decrease in cash and cash equivalents for 1999, compared to a net increase of $5.9 million for 1998 and a net decrease of $6.7 million for 1997.

    Interest rate risk management is closely related to liquidity management because each is directly affected by the maturity of assets and liabilities. Interest rate risk management monitors the effect that fluctuations in interest rates have on net interest income. The primary function of PSB's interest rate sensitivity management is to reduce exposure to interest rate risk through an appropriate balance between interest-earning assets and interest-bearing liabilities. The goal is to minimize fluctuations in the net interest margin of PSB due to general changes in interest rates.

    The net interest margin of a bank that does not have a relatively close relationship between the quantity of assets that mature or re-price within a given time period and the quantity of liabilities that mature or re-price within the same time period will fluctuate more widely than a bank that has a closer match. Furthermore, a bank that has liabilities that reprice earlier than its assets will have a decline in its net interest margin as interest rates rise.

    The blending of fixed and floating rate loans and investments to match the re-pricing and maturity characteristics of the various funding sources is a continuous process in an attempt to minimize any fluctuations in net interest income caused by changes in interest rates. The composition of the balance sheet is designed to minimize any significant fluctuation in net interest income and to maximize liquidity. Management believes that the accessibility to FHLB borrowings will provide the flexibility to assist in keeping fluctuations in net interest income under control and to maintain an adequate liquidity position.

    One tool used by management to gauge the structure of the balance sheet is a "gap" analysis that categorizes assets and liabilities on the basis of maturity date, the date of next re-pricing, and the applicable amortization schedule. This analysis summarizes the matching or mismatching of rate sensitive assets versus rate sensitive liabilities according to specified time periods. Management concentrates on the zero to three month and one year gap intervals. At September 30, 2000, PSB had a one-year liability sensitive gap of $39.7 million and a gap ratio of .75 or 15% of total assets as of that date.

    The following table shows the interest rate sensitive data at September 30, 2000:

                                                            INTEREST RATE SENSITIVITY ANALYSIS
                                                                 AS OF SEPTEMBER 30, 2000
                                         ------------------------------------------------------------------------
                                                                                             NO STATED    TOTAL
                                         0-3 MONTHS   3-12 MONTHS   1-5 YEARS    >5 YEARS    MATURITY    BALANCE
                                         ----------   -----------   ----------   ---------   ---------   --------
                                                                  (DOLLARS IN THOUSANDS)
Interest bearing deposits with banks...   $ 7,887                                                        $  7,887
Investment securities..................     6,925       $  3,697      $24,727     $35,159    $  4,125      74,633
Mortgage loans.........................     8,007         17,257       45,379      20,916                  91,559
Commercial loans.......................     7,501            469        1,406                               9,376
Consumer loans.........................       795          1,670          192          58                   2,715
Student loans(1).......................    37,139                                                          37,139
Construction loans.....................    18,134          2,358          812                              21,304
SBA loans..............................     8,003                                                           8,003
Other assets...........................                                                        13,695      13,695
                                          -------       --------      -------     -------    --------    --------
  Total assets.........................   $94,391       $ 25,451      $72,516     $56,133    $ 17,820    $266,311

Non-interest bearing deposits..........                                           $16,301                $ 16,301
NOW accounts...........................                                            11,050                  11,050
Money market accounts..................   $ 5,170                                   4,637                   9,807
Savings accounts.......................     5,709                                  22,905                  28,614
Time deposits..........................    23,586       $ 73,685      $12,023         325                 109,619
Borrowed funds.........................    51,385                                                          51,385
Other liabilities......................                                                      $  2,183       2,183
                                          -------       --------      -------     -------    --------    --------
  Total liabilities....................   $85,850       $ 73,685      $12,023     $55,218    $  2,183    $228,959

Shareholder's equity...................                                                        37,352      37,352
                                          -------       --------      -------     -------    --------    --------
  Total liabilities and shareholder's
    equity.............................   $85,850       $ 73,685      $12,023     $55,218    $ 39,535    $266,311

GAP....................................   $ 8,541       $(48,234)     $60,493     $   915    $(21,715)   $      0

Cumulative GAP.........................   $ 8,541       $(39,693)     $20,800     $21,715    $      0    $      0

Cumulative GAP Ratio...................      1.10           0.75         1.12        1.10        1.00        1.00

------------------------

(1) Student loans are included in the 0-3 month time period because PSB originates all student loans subject to a purchase agreement with Sallie Mae pursuant to which Sallie Mae has agreed to purchase the loans within 30 to 45 days of origination.

CAPITAL ADEQUACY

    First Penn Bank and PSB are required to maintain minimum ratios of Tier I and total capital to total "risk weighted" assets and a minimum Tier I leverage ratio, as defined by the banking regulators. During the reported periods, First Penn Bank and PSB were required to have minimum Tier I and total capital ratios of 4.0% and 8.0%, respectively, and a minimum Tier I leverage ratio of 4.0%. First Penn Bank's Tier I and total capital ratios at September 30, 2000, were 20.5% and 21.3%, respectively, and First Penn Bank's Tier I leverage ratio was 12.9%. First Penn Bank's Tier I and total capital ratios at December 31, 1999 were 17.90% and 18.60%, respectively, and First Penn Bank's Tier I leverage ratio was 11.48%. These ratios exceed the requirements for classification as a "well-capitalized" institution, the industry's highest capital category. Following are First Penn Bank's risk based capital ratios at September 30, 2000, and December 31, 1999:

                                                                     SEPTEMBER 30, 2000
                                               ---------------------------------------------------------------
                                                                       MINIMUM CAPITAL      WELL CAPITALIZED
                                                     ACTUAL             REQUIREMENTS          REQUIREMENTS
                                               -------------------   -------------------   -------------------
                                                AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                               --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Tier I capital to risk weighted assets.......  $33,093     20.50%    $ 6,457      4.00%    $ 9,685      6.00%
Total capital to risk weighted assets........   34,442     21.33%     12,913      8.00%     16,141     10.00%
Leverage to average assets...................  $33,093     12.86%    $10,287      4.00%    $12,859      5.00%

    Following are PSB's risk based capital ratios at September 30, 2000, and December 31, 1999:

                                                                      DECEMBER 31, 1999
                                               ---------------------------------------------------------------
                                                                       MINIMUM CAPITAL      WELL CAPITALIZED
                                                     ACTUAL             REQUIREMENTS          REQUIREMENTS
                                               -------------------   -------------------   -------------------
                                                AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                               --------   --------   --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Tier I capital to risk weighted assets.......  $31,348     17.90%    $ 7,006      4.00%    $10,510      6.00%
Total capital to risk weighted assets........   32,579     18.60%     14,013      8.00%     17,516     10.00%
Leverage to average assets...................  $31,348     11.48%    $10,927      4.00%    $13,659      5.00%

    Management of PSB expects that its capital ratios will decrease significantly as a result of the largely cash acquisition of Jade. Nevertheless, management is confident that PSB will remain "well capitalized".

FINANCIAL CONDITION

GENERAL

    PSB's total assets decreased $13.3 million or 4.8% from $279.6 million at December 31, 1999 to $266.3 million at September 30, 2000. The decrease in assets was primarily the result of a decrease in net loans, loans held for sale and investments. Total assets of PSB increased $52.1 million or 22.9% during 1999, from $227.5 million at December 31, 1998. The major reason for this increase in total assets during 1999 was a 500.27% increase in securities purchased under agreement to resell, a $34.0 million increase in advances from the FHLB, and a $6.5 million increase in total deposits. This increased use of leverage was a strategy initiated by management with the assistance of its nationally-recognized, affiliate McGuire Performance Solutions, to better utilize excess capital and increase earnings and return on equity.

    Net loans decreased to $168.7 million at September 30, 2000, from $176.0 million at December 31, 1999. The decrease of $7.0 million, or 4.1%, was the result of payoffs in PSB's student loan program. A decrease in construction, commercial and non-residential loans were also contributing factors. Increased loan origination of other loan products such as commercial real estate, SBA loans and consumer loans as well as modest growth in residential mortgage loans were also a factor.

    Net loans increased 45.2% to $176.0 million for the year ended December 31, 1999 from $121.2 million at December 31, 1998. The increase in loans was primarily a result of PSB's student loan program. This program was an existing program of First Bank of Philadelphia. These loans are funded to students at qualifying schools and are subsequently contractually sold at par within 30 to 45 days of origination to an investor. Other real estate owned decreased by $230,000 because PSB sold properties from its portfolio. Total shareholders' equity decrease by $83,000 representing 1999 net income of $2.1 million and an unrealized loss from investments of $2.3 million.

INVESTMENT ACTIVITIES

    PSB's investment portfolio is comprised of mortgage-backed securities, investment securities, cash, and cash equivalents. The fair value of PSB's investment securities and mortgage-backed securities decreased $2.8 million, or 3.6%, to $74.5 million at September 30, 2000, from $77.3 million at December 31, 1999. The fair value of PSB's investment securities and mortgaged-backed securities portfolio totaled $77.3 million at December 31, 1999, compared to $45.5 million at December 31, 1998. PSB's cash and cash equivalents, consisting of cash and due from banks, and interest-earning deposits with other financial institutions, totaled $17.3 million at December 31, 1999, compared to $47.5 million at December 31, 1998, a decrease of $30.3 million, or 64%. PSB historically maintained high levels of interest-earning deposits as part of its strategy for meeting liquidity requirements and managing interest sensitivity. In 1999, as part of its cautious leverage strategy, it began to redeploy some of these liquid funds into longer-term higher yield securities.

    Pursuant to SFAS No. 115, PSB classifies its investment securities and mortgage-backed securities as either held-to-maturity, available for sale or trading. Available for sale and trading securities are carried at market value, while held-to-maturity securities are carried at amortized cost. At
September 30, 2000, $4.9 million of PSB's investment securities and mortgaged-backed securities were classified held-to-maturity and $73.3 million of PSB's investment securities and mortgaged-backed securities were classified available for sale. PSB has never held any securities classified as trading securities.

    PSB's Board of Directors has also adopted an investment policy that identifies acceptable types of investments and establishes criteria to guide management in classifying investments as prescribed by SFAS No. 115. The policy also authorizes PSB's investment officer to make investments of up to $1 million. Under the investment policy PSB may invest in certain AAA rated derivative securities. As of December 31, 1999, PSB had no collateralized mortgage obligations. PSB may not invest in high-risk collateralized mortgage obligations ("CMOs") and PSB's investment officer must periodically analyze the risk of any CMO held to determine that such securities are not within the high-risk category.

    On January 29, 1999, PSB purchased 1,600,000 shares of Series A Convertible Preferred Stock, $.01 par value per share, of Iron Bridge Holdings, Inc. ("Iron Bridge"). PSB purchased the shares for a total cost of $1.25 million. On February 25, 2000, PSB purchased 347,750 shares of Series A Convertible Preferred Stock, $.01 par value per share of Iron Bridge for a total cost of $500,000. Iron Bridge is the holding company for McGuire Performance
Solutions, Inc., a nationally recognized firm delivering cost-effective solutions for total balance sheet management to banks, thrifts, credit unions and other financial institutions. PSB accounts for it's ownership interest in Iron Bridge using the equity method which initially records an investment in stock at cost, and adjusts the carrying amount of the investment to recognize the investor's share of the earnings or losses of the investee after the date of acquisition. As of September 30, 2000, PSB had an ownership interest of 49% of Iron Bridge and adjusted it's investment to recognize an $87,000 loss.

    On November 16, 1999, PSB purchased a convertible debenture in the amount of $2.5 million with an initial rate of 5.45% from ZipFinancial.Com.Inc (d/b/a Bankzip.com). BankZip aggregates and provides Internet-based services to community financial institutions. This menu of Internet services has two dimensions, an external consumer dimension and an internal bank operations dimension. From a consumer banking perspective, the aggregated services, such as online applications, instant online loan decisions, full call center support and marketing support, enable community financial institutions to provide a complete online banking solution for existing customers and attract new customers. BankZip's menu of Internet services also allows community financial institutions to convert back-office processes to a more cost-effective online environment. By converting back-office processes to an online environment, financial institutions can convert fixed expense to variable expense. As a result, financial institutions realize significant cost savings and efficiencies while simultaneously enhancing their ability to deliver products and services to online and off-line customers.

    On September 15, 2000, an involuntary bankruptcy petition was filed against ZipFinancial.Com, Inc. by one of its vendors, the petition was subsequently dismissed on October 23, 2000. On November 2, 2000, BankZip completed $410,000 in additional financing. The company has a $1.0 million line of credit from an unrelated third party under which $300,000 has been advanced. The ability to make further draws on the line of credit will be dependent on sales. The company is also seeking $1.5 million to $2.0 million in additional financing. The continued viability of the company is dependent on its ability to raise additional capital. No assurances can be given that the company will be able to raise additional capital. To reflect the uncertainty surrounding this investment, as of September 30, 2000, PSB has established an equity account valuation reserve pursuant to SFAS 115 of 50% or $1.25 million while BankZip seeks additional financing. If the company is unable to raise additional capital, PSB will be required to write off the entire investment and take a charge of approximately $1.5 million after-tax (assuming a 40% effective tax rate).

    In October, 1999, PSB invested $795,000 in the common stock of Jade in connection with the mutual to stock conversion of IGA Federal Savings Bank.

CARRYING AND MARKET VALUE OF INVESTMENT AND MORTGAGE-BACKED SECURITIES.

    The following table sets forth certain information regarding the carrying and market values of investment securities and mortgage-backed securities in PSB's held-to-maturity portfolio at September 30, 2000 and December 31, 1999, 1998 and 1997.

    The following table presents the estimated par value of investment securities and mortgage-backed securities held-to-maturity and the net unrealized gain or loss at the period indicated:

                                                                       HELD-TO-MATURITY
                                                                    AT SEPTEMBER 30, 2000
                                                        ----------------------------------------------
                                                                      GROSS        GROSS
                                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                          COST        GAINS        LOSSES      VALUE
                                                        ---------   ----------   ----------   --------
                                                                        (IN THOUSANDS)
Investment Securities:
Debt:
  FNMA................................................   $1,000         $--         $ (30)     $  970
  FHLMC...............................................    3,000                      (135)      2,865
                                                         ------                     -----      ------
    Total debt securities.............................    4,000                      (165)      3,835
Mortgage-backed securities:
  GNMA................................................      916          26                       942
  FHLMC...............................................       27           1                        28
                                                         ------         ---         -----      ------
    Total mortgage-backed securities..................      943          27                       970
                                                         ------         ---         -----      ------
    Total securities held-to-maturity.................   $4,943         $27         $(165)     $4,805
                                                         ======         ===         =====      ======

                                                                       HELD-TO-MATURITY
                                                                     AT DECEMBER 31, 1999
                                                        ----------------------------------------------
                                                                      GROSS        GROSS
                                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                          COST        GAINS        LOSSES      VALUE
                                                        ---------   ----------   ----------   --------
                                                                        (IN THOUSANDS)
Investment Securities:
Debt:
  FNMA................................................   $1,000         $--         $ 38       $  962
  FHLMC...............................................    3,000          --          183        2,817
                                                         ------         ---         ----       ------
    Total debt securities.............................    4,000          --          221        3,779
Mortgage-backed securities:
  GNMA................................................      979          23           --        1,002
  FHLMC...............................................       27           2           --           29
                                                         ------         ---         ----       ------
    Total mortgage-backed securities..................    1,006          25           --        1,031
                                                         ------         ---         ----       ------
    Total securities held-to-maturity.................   $5,006         $25         $221       $4,810
                                                         ======         ===         ====       ======

                                                                       HELD-TO-MATURITY
                                                                     AT DECEMBER 31, 1998
                                                        ----------------------------------------------
                                                                      GROSS        GROSS
                                                        AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                          COST        GAINS        LOSSES      VALUE
                                                        ---------   ----------   ----------   --------
                                                                        (IN THOUSANDS)
Investment Securities:
Debt:
  FNMA................................................   $1,000         $ 1          $--       $1,001
  FHLMC...............................................    2,996           8           --        3,004
                                                         ------         ---          ---       ------
    Total debt securities.............................    3,996           9           --        4,005
Mortgage-backed securities:
  GNMA................................................    1,269          74           --        1,343
  FHLMC...............................................       58           4           --           62
                                                         ------         ---          ---       ------
    Total mortgage-backed securities..................    1,327          78           --        1,405
                                                         ------         ---          ---       ------
    Total securities held-to-maturity.................   $5,323         $87          $--       $5,410
                                                         ======         ===          ===       ======

                                                                      HELD-TO-MATURITY
                                                                     DECEMBER 31, 1997
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
Debt:
  FNMA...............................................   $ 1,000       $  7         $  --     $ 1,007
  FHLB Notes.........................................     7,219          8            --       7,227
                                                        -------       ----         -----     -------
    Total debt securities............................     8,219         15            --       8,234
Mortgage-backed securities:
  GNMA...............................................     1,979        105         $  --       2,085
  FHLMC..............................................        88          8            --          97
                                                        -------       ----         -----     -------
    Total mortgage-backed securities.................     2,067        114            --       2,182
                                                        -------       ----         -----     -------
    Total securities held-to-maturity................   $10,286       $129         $  --     $10,416
                                                        =======       ====         =====     =======

    The following table presents the estimated fair value of investment securities and mortgage-backed securities available for sale and the net unrealized gain or loss at the periods indicated:

                                                                     AVAILABLE-FOR-SALE
                                                                     SEPTEMBER 30, 2000
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
Equity:
  Investment in mutual funds.........................   $ 2,354       $ --        $   (33)   $ 2,321
  FHLB and FRB Stock.................................     2,591                                2,591
                                                        -------       ----        -------    -------
    Total equity securities..........................     4,945         --            (33)     4,912
Debt:
  FNMA...............................................     3,500         --           (131)     3,369
  Municipal tax-exempt...............................     3,488         --           (162)     3,326
  FHLB Notes.........................................    11,499         --           (398)    11,101
                                                        -------       ----        -------    -------
    Total debt securities............................    18,487         --           (691)    17,796

Mortgage-backed securities:
  FNMA...............................................    36,344         --         (1,611)    34,733
  GNMA...............................................     8,462         --           (337)     8,125
                                                        -------       ----        -------    -------
    Total mortgage-backed securities.................    44,806                    (1,948)    42,858
Other investments....................................     5,145        316         (1,337)     4,124
                                                        -------       ----        -------    -------
    Total securities available-for-sale..............   $73,295       $317        $(3,922)   $69,690
                                                        =======       ====        =======    =======

                                                                     AVAILABLE-FOR-SALE
                                                                    AT DECEMBER 31, 1999
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
Equity:
  Investments in mutual funds........................   $ 2,354        $--        $   24     $ 2,330
  FHLB and FRB Stock.................................     2,056         --            --       2,056
                                                        -------        ---        ------     -------
    Total equity securities..........................     4,510         --            24       4,486
Debt:
  FNMA Notes.........................................     3,500         --           198       3,302
  Municipal tax-exempt...............................     3,511         --           310       3,201
  FHLB Notes.........................................    11,499                      598      10,901
                                                        -------        ---        ------     -------
    Total debt securities............................    18,510         --         1,106      17,404
Mortgage-backed securities:
  FNMA...............................................    39,540         --         2,188      37,352
  GNMA...............................................     9,151         --           552       8,599
                                                        -------        ---        ------     -------
    Total mortgage-backed securities
      available-for-sale.............................    48,691         --         2,740      45,951
Other investments....................................     4,645         30            --       4,675
                                                        -------        ---        ------     -------
    Total securities available-for-sale..............   $76,356        $30        $3,870     $72,516
                                                        =======        ===        ======     =======

                                                                     AVAILABLE-FOR-SALE
                                                                    AT DECEMBER 31, 1998
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
Equity:
  Investments in mutual funds........................   $ 2,354        $--          $1       $ 2,353
  FHLB and FRB Stock.................................     1,131         --          --         1,131
                                                        -------        ---          --       -------
    Total equity securities..........................     3,485         --           1         3,485
Debt:
  FNMA Notes.........................................     3,500         11          --         3,511
  Municipal tax-exempt...............................     3,544         --          --         3,544
  FHLB Notes.........................................     6,498                     --         6,498
  SLMA...............................................     1,000          1          --         1,001
                                                        -------        ---          --       -------
    Total debt securities............................    14,542         --          --        14,554
Mortgage-backed securities:
  FNMA...............................................    11,884         --           6        11,878
  GNMA...............................................    10,196         --          --        10,196
                                                        -------        ---          --       -------
    Total mortgage-backed securities.................    22,080         --           6        22,073
                                                        -------        ---          --       -------
    Total securities available-for-sale..............   $40,107        $12          $7       $40,112
                                                        =======        ===          ==       =======

                                                                     AVAILABLE-FOR-SALE
                                                                    AT DECEMBER 31, 1997
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
Equity:
  Investments in mutual funds........................   $ 2,354        $12          $--      $ 2,366
  FHLB and FRB stock.................................     1,104         --           --        1,104
                                                        -------        ---          ---      -------
    Total equity securities..........................     3,458         --           --        3,470
Debt:
  FHLB Notes.........................................     7,435         23           --        8,018
  Federal Farm Credit................................     2,000         12           --        2,012
  FNMA...............................................       998         13           --        1,011
  SLMA...............................................     1,000         --            6          994
                                                        -------        ---          ---      -------
    Total debt securities............................    11,993         48            6       12,035
Mortgage-backed securities:
  FNMA...............................................     2,227         --           65        2,162
  GNMA...............................................       778         --            6          772
                                                        -------        ---          ---      -------
    Total mortgage-backed securities.................     3,005         --           71        2,934
                                                        -------        ---          ---      -------
    Total securities available-for-sale..............   $17,352        $60          $77      $17,335
                                                        =======        ===          ===      =======

INVESTMENT PORTFOLIO MATURITIES.

    The following table sets forth the scheduled maturities, carrying values, and weighted average yields for PSB's investment securities and mortgage-backed securities portfolios, classified as being held to maturity and available for sale at September 30, 2000 and December 31, 1999. Adjustable-rate, mortgage-backed securities are included in the period in which interest rates are next scheduled to adjust.

                                                 AT SEPTEMBER 30, 2000
                            ---------------------------------------------------------------
                                IN ONE YEAR         AFTER ONE YEAR       AFTER FIVE YEARS
                                  OR LESS            TO FIVE YEARS         TO TEN YEARS
                            -------------------   -------------------   -------------------
                            CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE
                             VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                            --------   --------   --------   --------   --------   --------
                                                (DOLLARS IN THOUSANDS)
Held-to-maturity:
Investment securities.....    $ --         --     $ 2,000      6.37%     $1,000      6.50%
Mortgage-backed
  securities..............      --         --          --        --          --        --
                              ----      -----     -------      ----      ------      ----
  Total
    held-to-maturity......    $ --         --     $ 2,000      6.37%     $1,000      6.50%

Available-for-sale:
Investment securities.....    $ --         --     $12,353      5.87%     $4,000      6.80%
Mortgage-backed
  securities..............     707       3.84%         --        --          --        --
Investment, other.........      --         --          --        --          --        --
                              ----      -----     -------      ----      ------      ----
  Total
    available-for-sale....    $707       3.84%    $12,353      5.87%     $4,000      6.80%
                              ====      =====     =======      ====      ======      ====

                                      AT SEPTEMBER 30, 2000
                            ------------------------------------------

                              OVER TEN YEARS
                            -------------------   NO STATED
                            CARRYING   AVERAGE    MATURITY
                             VALUE      YIELD      OR RATE     TOTAL
                            --------   --------   ---------   --------
                                      (DOLLARS IN THOUSANDS)
Held-to-maturity:
Investment securities.....  $ 1,000      7.09%     $   --     $ 4,000
Mortgage-backed
  securities..............      943      8.57%         --         943
                            -------     -----      ------     -------
  Total
    held-to-maturity......  $ 1,943     15.66%     $   --     $ 4,943
Available-for-sale:
Investment securities.....  $ 4,488      4.69%     $7,648     $28,489
Mortgage-backed
  securities..............   44,099      6.48%         --      44,806
Investment, other.........       --        --          --          --
                            -------     -----      ------     -------
  Total
    available-for-sale....  $48,587     11.17%     $7,648     $73,295
                            =======     =====      ======     =======

                                                 AT DECEMBER 31, 1999
                            ---------------------------------------------------------------
                                IN ONE YEAR         AFTER ONE YEAR       AFTER FIVE YEARS
                                  OR LESS            TO FIVE YEARS         TO TEN YEARS
                            -------------------   -------------------   -------------------
                            CARRYING   AVERAGE    CARRYING   AVERAGE    CARRYING   AVERAGE
                             VALUE      YIELD      VALUE      YIELD      VALUE      YIELD
                            --------   --------   --------   --------   --------   --------
                                                (DOLLARS IN THOUSANDS)
Held-to-maturity:
Investment securities.....   $   --        --     $ 2,000      6.37%    $ 1,000      6.50%
Mortgage-backed
  securities..............       --        --          --        --          --        --
                             ------     -----     -------     -----     -------     -----
  Total
    held-to-maturity......   $   --        --     $ 2,000      6.37%    $ 1,000      6.50%

Available-for-sale:
Investment securities.....   $2,500      5.90%    $10,483      6.04%    $ 4,526      6.58%
Mortgage-backed
  securities..............      879      5.13%        238      5.22%     42,913      6.37%
Investment, other.........      100        --          --        --          --        --
                             ------     -----     -------     -----     -------     -----
  Total
    available-for-sale....   $3,479     11.03%    $10,721     11.26%    $47,439     12.95%
                             ======     =====     =======     =====     =======     =====

                                       AT DECEMBER 31, 1999
                            ------------------------------------------

                              OVER TEN YEARS
                            -------------------   NO STATED
                            CARRYING   AVERAGE    MATURITY
                             VALUE      YIELD      OR RATE     TOTAL
                            --------   --------   ---------   --------
                                      (DOLLARS IN THOUSANDS)
Held-to-maturity:
Investment securities.....   $1,000      7.09%     $   --     $ 4,000
Mortgage-backed
  securities..............    1,006      8.47%         --       1,006
                             ------     -----      ------     -------
  Total
    held-to-maturity......   $2,006     15.56%     $   --     $ 5,006
Available-for-sale:
Investment securities.....   $1,000      5.41%     $4,410     $22,919
Mortgage-backed
  securities..............    4,662      6.75%         --      48,692
Investment, other.........       --        --          --         100
                             ------     -----      ------     -------
  Total
    available-for-sale....   $5,662     12.16%     $4,410     $71,711
                             ======     =====      ======     =======

LOAN PORTFOLIO

    Historically, the principal lending activity of PSB has been the origination, for retention in its portfolio, of fixed-rate and, to a much lesser extent, adjustable-rate mortgage loans secured by one to four-family residential real estate located in its market area. PSB and its subsidiaries also originate loans secured by multifamily residential and commercial real estate, construction loans, commercial business loans and consumer loans. As a result of the acquisition of First Bank of Philadelphia, PSB also has a student loan program that was an existing program of First Bank of Philadelphia. These loans are funded to students at qualifying schools and are subsequently contractually sold at par within 30 to 45 days of origination to an investor.

    One to four family residential mortgage loans originated for resale in the secondary market are underwritten according to standards that conform to secondary market guidelines. One- to four-family residential mortgage loans originated and held in portfolio are generally underwritten to conform to secondary market standards but from time to time PSB does originate nonconforming loans if, in PSB's judgment, the borrower does not present an unreasonable risk of default. PSB has primarily been a portfolio lender and at any one time PSB holds only a nominal amount of loans that may be sold.

    Total net loans decreased to $168.7 million at September 30, 2000, from $176.0 million at December 31, 1999. The decrease of $7.0 million, or 4.1%, was the result of payoffs in PSB's student loan program. A decrease in construction, commercial and non-residential loans were also contributing factors. Increased loan origination of other loan products such as commercial real estate, SBA loans and consumer loans as well as modest growth in residential mortgage loans were offsetting factors.

    At December 31, 1999, PSB's net loan portfolio totaled $176.0 million, representing 65% of total assets at that date, compared to $121.2 million representing 53% of total assets at December 31, 1998. As of December 31, 1999, one to four family residential loans totaled $63.9 million representing 36.0% of the loan portfolio, compared to $58.1 million representing 47.4% of the loan portfolio at December 31, 1998. At December 31, 1999, construction loans totaled $23.5 million representing 13.3% of the total loan portfolio. This compares to $16.0 million representing 13.0% of the loan portfolio at December 31, 1998. Another significant portion of PSB's loan portfolio is the student loan program that was implemented in 1999 by First Bank of Philadelphia prior to the merger. As of September 30, 2000, the student loan portfolio totaled $37.1 million representing 21.8% of the total loan portfolio.

    The following table summarizes the loan portfolio by loan category and amount at September 30, 2000 and December 31 for the past five years. From time to time, TNMC has originated and sold mortgage loans to third party investors within PSB's financial reporting periods. Similarly, student loans are frequently originated and sold within PSB's financial reporting periods. Such mortgage and student loans are not reflected in the financial tables and financial statements pertaining to a particular period to the extent that such loans were sold prior to any period end. The loan categories correspond to PSB's general classifications:

                                                          AT SEPTEMBER 30,       AT DECEMBER 31,
                                                                2000                  1999
                                                         -------------------   -------------------
                                                          AMOUNT    PERCENT     AMOUNT    PERCENT
                                                         --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Real Estate Loans:
  One-to-four family...................................  $ 64,619     37.88%   $ 63,937     35.99%
  Construction loans...................................    21,304     12.49%     23,528     13.25%
  Five or more family residence........................     2,237      1.31%      2,712      1.53%
  Nonresidential.......................................    25,212     14.78%     27,117     15.27%

Commercial loans.......................................     9,376      5.50%     10,682      6.01%
SBA loans..............................................     8,003      4.69%      6,682      3.76%
Student loans..........................................    37,139     21.77%     40,509     22.80%
Consumer loans.........................................     2,715      1.59%      2,468      1.39%
                                                         --------   -------    --------    ------
  Total loans..........................................  $170,605    100.00%   $177,635    100.00%
                                                         ========   =======    ========    ======
Less:
  Unearned fees and discounts..........................  $    509              $    389
  Undisbursed loan proceeds............................        --                     7
  Allowance for loan losses............................     1,349                 1,231
                                                         --------              --------
  Net Loans............................................  $168,747              $176,008
                                                         ========              ========

                                                                       AT DECEMBER 31,
                                                          -----------------------------------------
                                                                 1998                  1997
                                                          -------------------   -------------------
                                                           AMOUNT    PERCENT     AMOUNT    PERCENT
                                                          --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Real Estate Loans:
  One-to-four family....................................  $ 58,162     47.40%   $ 57,810     71.59%
  Construction loans....................................    15,981     13.02%     11,457      4.14%
  Five or more family residence.........................     3,356      2.73%      3,075      1.12%
  Nonresidential........................................    22,575     18.40%     20,914     18.20%
Commercial loans........................................    13,216     10.77%      9,117      3.04%
SBA loans...............................................     8,251      6.72%      8,225
Student loans...........................................        --      0.00%         --
Consumer loans..........................................     1,168      0.95%      1,201      1.91%
                                                          --------    ------    --------    ------
  Total loans...........................................  $122,709    100.00%   $111,799    100.00%
                                                          ========    ======    ========    ======
Less:
  Unearned fees and discounts...........................  $    431              $    478
  Undisbursed loan proceeds.............................         7                   138
  Allowance for loan losses.............................     1,031                   965
                                                          --------              --------
  Net Loans.............................................  $121,240              $110,218
                                                          ========              ========

                                                                       AT DECEMBER 31,
                                                          -----------------------------------------
                                                                 1996                  1995
                                                          -------------------   -------------------
                                                           AMOUNT    PERCENT     AMOUNT    PERCENT
                                                          --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Real Estate Loans:
  One-to-four family....................................  $ 66,008     62.30%   $ 67,469     62.97%
  Construction loans....................................     2,467      2.33%      3,462      3.23%
  Five or more family residence.........................       654      0.62%        502      0.47%
  Nonresidential........................................    21,854     20.63%     23,411     21.85%
Commercial loans........................................     6,911      6.52%      6,342      5.92%
SBA loans...............................................     7,047      6.65%      4,641      4.33%
Student loans...........................................        --        --          --        --
Consumer loans..........................................     1,006      0.95%      1,326      1.24%
                                                          --------    ------    --------    ------
  Total loans...........................................  $105,947    100.00%   $107,153    100.00%
                                                          ========    ======    ========    ======
Less:
  Unearned fees and discounts...........................  $    629              $    600
  Undisbursed loan proceeds.............................        --                    --
  Allowance for loan losses.............................     1,400                 1,734
                                                          --------              --------
  Net Loans.............................................  $167,801              $121,240
                                                          ========              ========

LOAN MATURITIES

    The following table sets forth the maturity or period of re-pricing of PSB's loan portfolio at December 31, 1999. Demand loans and loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less. Adjustable and floating-rate loans are included in the period in which interest rates are next scheduled to adjust rather than the period in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due (in thousands).

                                                          AMOUNTS AT DECEMBER 31, 1999
                                      --------------------------------------------------------------------
                                                    MULTI-FAMILY                   CONSUMER
                                                        AND                          AND
                                      ONE TO FOUR    COMMERCIAL                   COMMERCIAL
                                        FAMILY      REAL ESTATE    CONSTRUCTION    BUSINESS    TOTAL LOANS
                                      -----------   ------------   ------------   ----------   -----------
Amounts due:
Non-accrual.........................    $ 1,498        $    47        $    41      $   296       $  1,882
Within one year.....................      4,550          5,952         23,014       47,875         81,391
After one year:
  1-3 years.........................      1,818          6,183            324        2,634         10,959
  3 to 5 years......................      1,770          9,352            149        3,190         14,461
  5 to 15 years.....................     14,135          6,658             --        3,640         24,433
  Over 15 years.....................     40,166          1,637             --        2,706         44,509
                                        -------        -------        -------      -------       --------
Total due after one year............     57,889         23,830            473       12,170         93,115
                                        -------        -------        -------      -------       --------
Total amounts due...................    $63,937        $29,829        $23,528      $60,341       $177,635
                                        =======        =======        =======      =======       ========

    Loans receivable at December 31, 1999, includes $112.4 million of fixed rate loans and $65.2 million of adjustable rate loans.

NON-PERFORMING ASSETS

    PSB's non-performing assets increased $1.3 million or 41.9%, during the nine months ended September 30, 2000, from $3.1 million at December 31, 1999 to
$4.4 million at September 30, 2000. The primary reason for the increase in non-performing assets for the nine month period ended September 30, 2000, was the result of the transfer of a number of First Bank of Philadelphia loans assumed in the merger being reclassified as non-performing. PSB's non-performing assets decreased $539,000 or 13.9% to $3.1 million at December 31, 1999, compared to $3.6 million at December 31, 1998. Contributing to this decrease was a net decrease of $230,000 in the PSB's OREO portfolio and $489,000 in PSB's non-accrual portfolio, through continuing legal action against the PSB's problem loan customers, including through foreclosure and other court actions, and aggressive account management of the performing loan portfolio to minimize future problems.

    As a matter of policy, the accrual of loan interest is discontinued if management believes that, after considering economic and business conditions and collection efforts, the borrower's financial condition is such that collection of interest becomes doubtful. This is normally done when a loan reaches 90 days delinquent. At this time, all accrued but unpaid interest is reversed out of interest income. There are occasional exceptions if the loans are well secured and in the process of collection. PSB did not have any material restructured loans within the meaning of SFAS No. 15.

    The following table sets forth information regarding loans 30 or more days delinquent and still accruing interest, non-accrual loans, and other real estate owned held by PSB at the dates indicated:

                                                                                   AT DECEMBER 31,
                                                         AT SEPTEMBER 30,   ------------------------------
                                                               2000           1999       1998       1997
                                                         ----------------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Loans past due 90 days or more as to interest or
  principal and accruing interest......................       $   --         $  180     $   --     $  232
Nonaccrual loans.......................................        3,194          1,878      2,367      2,737
Loans restructured to provide a reduction or deferral
  of interest or principal.............................           --             --         --         --
                                                              ------         ------     ------     ------
Total nonperforming loans..............................        3,194         $2,058     $2,367     $2,969
Other real estate owned (OREO).........................        1,169          1,047      1,277      2,249
                                                              ------         ------     ------     ------
Total nonperforming assets.............................       $4,363         $3,105     $3,644     $5,218
                                                              ======         ======     ======     ======

Nonperforming loans to total loans.....................         1.87%          1.16%      1.83%      2.53%
Nonperforming assets to total assets...................         1.63%          1.11%      1.60%      2.68%
Allowance for loan losses to total loans...............         0.79%          0.69%      0.80%      0.82%
Allowance for loan losses to nonperforming loans.......        42.24%         59.82%     43.56%     32.50%
Allowance for loan losses to nonperforming assets......        30.92%         39.65%     28.29%     18.49%
Net charge-offs as a percentage of total loans.........           --           0.00%      0.21%      0.42%

    At December 31, 1999, the recorded investment in loans that are considered to be impaired was $100,000 (all of which was on a non-accrual basis). Included in the allowance for loan losses at December 31, 1998, was $17,000 related to the $0.1 million of impaired loans. The average recorded investment in impaired loans during 1998 was $100,000. No interest income related to these impaired loans was recognized during the year. At December 31, 1997, the recorded investment in loans that are considered to be impaired was $0.1 million (all of which was on a non-accrual basis). Included in the allowance for loan losses at December 31, 1997, was $17,000 related to the $0.1 million of impaired loans. The average recorded investment in impaired loans during 1997 was $0.4 million. No interest income related to these impaired loans was recognized during the year using the cash basis method of income recognition.

OTHER REAL ESTATE OWNED

    Real estate acquired by PSB as a result of foreclosure is classified as other real estate owned ("OREO") until it is sold. The OREO is initially recorded at the lower of the related loan balance or fair value of the property at the date acquired. If the value of the property is less than the loan, less any related specific loan loss provisions, the difference is charged against the allowance for loan losses. Any subsequent write-down of OREO is charged against earnings. At September 30, 2000, PSB had $1.2 million of property acquired as a result of foreclosure. PSB had $1.0 million and $1.3 million of property acquired as a result of foreclosure at December 31, 1999 and 1998.

CLASSIFIED ASSETS

    As part of PSB's loan review procedures that ultimately results in the establishment of PSB's allowance for loan losses, PSB identifies and classifies its problem assets into three classifications: "substandard," "doubtful" and "loss." Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the bank will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. PSB charges-off an asset as soon as it is classified as a loss. At September 30, 2000, PSB had $1.1 million of loans classified as substandard. Exclusive of PSB's
$1.0 million of OREO, PSB's classified assets at December 31, 1999 consisted of $929,000 of loans classified as substandard, compared to $1.4 million classified as substandard at December 31, 1998.

ALLOWANCE FOR LOAN LOSSES

    The provision for loan losses is an amount charged against earnings to fund the allowance for loan losses on existing loans. In order to determine the amount of the provision for loan losses, PSB conducts a monthly review of the loan portfolio to evaluate overall credit quality. In establishing its allowance for loan losses, management considers the size and risk exposure for each segment of the loan portfolio, past loss experience, current indicators such as the present levels and trends of delinquency rates and collateral values, and the potential losses for future periods. The provisions are based on management's review of the economy, interest rates, general market conditions, and in certain instances, an estimate of fair value of the collateral, as applicable, considering the current and anticipated future operating environment. These estimates are particularly susceptible to changes that may result in a material adjustment to the allowance for loan losses. As adjustments become identified, they are reported in earnings for the period in which they become known. Management believes that it makes an informed judgment based upon available information. The adequacy of the allowance is reviewed monthly by the Board of Directors.

    It is the objective of PSB's evaluation process to establish the following components of the allowance for loan losses. A specific allocation for certain identified loans, a general allocation for pools of loans based on risk rating and a general allocation for inherent loan portfolio losses. Management performs current evaluations of its criticized and classified loan portfolios and assigns specific reserves that reflects current risk. As a general rule, special mention assets will have a minimum reserve of 5%, substandard assets will have a minimum reserve of 15%, and doubtful assets will have a minimum reserve of 50%. Due to the fact that most of PSB's problem loans are secured by real estate, management has allocated a majority of the allowance for loan losses to these real estate collateralized loans. A general reserve allocation is applied for pools of loans based on risk rating for all loans not specifically reserved for as described previously.

    Based upon management's analysis, PSB recorded provisions for loan losses during the nine month period ended September 30, 2000 of $100,000. PSB recorded provisions for loan losses of $200,000, $283,000 and $60,000 as of December 31, 1999, 1998 and 1997. The following table summarizes the changes in PSB's allowance for loan losses for the nine months ended September 30, 2000 and for each of the years in the five years ended December 31, 1999.

                                           NINE MONTHS
                                              ENDED                      YEAR ENDED DECEMBER 31,
                                          SEPTEMBER 30,    ----------------------------------------------------
                                               2000          1999       1998       1997       1996       1995
                                          --------------   --------   --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Allowance, beginning of period..........      $1,231        $1,031     $  965     $1,400     $1,734     $2,783
Charge-offs;
  Real estate: one-to-four family.......          --            --        270        495        604      1,347
  Consumer..............................
                                              ------        ------     ------     ------     ------     ------
Total charge-offs.......................          --            --        270        495        604      1,347
                                              ------        ------     ------     ------     ------     ------
Total recoveries........................          18            --         53         --        138         38
  Net charge-offs (recoveries)..........          --            --        217        495        466      1,309
Provision charged to operations.........         100           200        283         60        132        260
                                              ------        ------     ------     ------     ------     ------
Allowance, end of period................      $1,349        $1,231     $1,031     $  965     $1,400     $1,734
                                              ======        ======     ======     ======     ======     ======
Allowance for loan losses to total
  loans.................................        0.79%         0.69%      0.80%      0.82%      1.32%      1.62%
Allowance for loan losses to nonaccrual
  loans.................................       42.23%        65.55%     43.56%     35.26%     45.05%     34.53%
Net charge-offs as a percentage of total
  loans.................................        0.00%         0.00%      0.21%      0.42%      0.57%      1.26%

DEPOSITS

    Deposits are the primary source of PSB's funds for lending and other investment purposes. PSB's current deposit products include statement savings accounts, passbook savings accounts, NOW accounts, personal and commercial demand deposit accounts, money market accounts, and certificates of deposit accounts. Included among these deposit products are Individual Retirement Account certificates and Keogh retirement certificates.

    PSB's deposits are obtained primarily from residents in its primary market area. The principal methods used by PSB to attract deposit accounts include offering a wide variety of services and accounts, no service charges for maintaining accounts, competitive interest rates and convenient office hours. PSB operates in a highly competitive banking environment competing against large regional banks as well as other community banks. This has limited the gathering of core deposits. PSB relies upon certificates of deposit as its primary funding source, but it has instituted a program that emphasizes the gathering of more stable, core deposits through traditional marketing methods to attract new customers and savings deposits.

    The following tables present the average balances and rates paid on deposits for the nine months ended September 30, 2000 and for the years ended
December 31, 1999, 1998 and 1997:

                        NINE MONTHS ENDED                        YEAR ENDED DECEMBER 31,
                          SEPTEMBER 30,      ---------------------------------------------------------------
                              2000                  1999                  1998                  1997
                       -------------------   -------------------   -------------------   -------------------
                       AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE    AVERAGE
                       BALANCE      RATE     BALANCE      RATE     BALANCE      RATE     BALANCE      RATE
                       --------   --------   --------   --------   --------   --------   --------   --------
                                                      (DOLLARS IN THOUSANDS)
Demand deposits......  $ 24,573              $ 18,911              $ 19,460              $ 10,345
NOW checking             12,911     2.66%       8,924     3.47%       2,322     3.14%       1,852     3.51%
  accounts...........
Money market             11,928     3.67%      15,761     3.68%       4,469     3.71%       4,977     3.60%
  accounts...........
Savings accounts.....    29,267     2.88%      29,686     2.90%      42,184     2.88%      40,708     2.83%
Certificates of         110,534     5.60%     118,623     5.50%     110,203     5.74%     102,903     5.78%
  deposit............
                       --------              --------              --------              --------
    Total deposits...  $189,213              $191,905              $178,638              $160,785
                       ========              ========              ========              ========

    As of September 30, 2000 and December 31, 1999, PSB had total certificates of deposit of approximately $116.7 million and $128.5 million, respectively. The following table summarizes the composition of these deposits:

                                                        AT SEPTEMBER 30,         AT DECEMBER 31,
                                                              2000                    1999
                                                      ---------------------   ---------------------
                                                       AMOUNT    PERCENTAGE    AMOUNT    PERCENTAGE
                                                      --------   ----------   --------   ----------
                                                                 (DOLLARS IN THOUSANDS)
Certificates of deposit in excess of $100,000.......  $ 21,794        19%     $ 18,878        15%
Individual retirement accounts......................     7,079         6%        8,611         7%
Other certificates of deposit.......................    87,825        75%      101,046        78%
                                                      --------       ---      --------       ---
    Total...........................................  $116,698       100%     $128,535       100%
                                                      ========       ===      ========       ===

    PSB's certificates of deposit in excess of $100,000, which totaled
$21.8 million at September 30, 2000, mature as follows: $6.4 million within three months, $13.5 million between three and twelve months; and $1.9 million after twelve months.

    The ability of PSB to attract and maintain deposits and PSB's cost of funds on these deposit accounts have been, and will continue to be, significantly affected by economic and competitive conditions.

BORROWINGS

    PSB is a member of the Federal Home Loan Bank System, which consists of 12 regional FHLBs subject to supervision and regulation by the Federal Housing Finance Board. The FHLBs provide a central credit facility primarily for member institutions. PSB, as a member of the FHLB of Pittsburgh, is required to hold shares of common stock in that FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans, home purchase contracts, and similar obligations at the beginning of each year, or 5% of its advances (borrowings) from the FHLB of Pittsburgh, whichever is greater. PSB had a $2.6 million investment in stock of the FHLB of Pittsburgh at September 30, 2000, which was in compliance with this requirement. At
September 30, 2000, PSB had $38.0 million in outstanding borrowings from the FHLB of Pittsburgh.

IMPACT OF INFLATION

    The financial statements and related financial data presented herein have been prepared in accordance with generally accepted accounting principles that require the measurement of financial position and operating results in historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operation of PSB is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services.

RECENTLY ISSUED ACCOUNTING STANDARDS

    SFAS No. 128, "Earnings Per Share," issued in February 1997, establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly-held common stock or potential common stock. It replaces the presentation of primary EPS with a presentation of basic EPS and requires the dual presentation of basic and diluted EPS on the face of the income statement. SFAS No. 128 was effective for the financial statements for the periods ending after December 15, 1997. SFAS No. 128 requires restatement of all prior period EPS data presented. The impact of its adoption has not been material to PSB.

    In June 1997, FASB issued Statement of Financial Accounting Standards
No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income" and Statement
No. 131 ("SFAS No. 131"), "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 130, establishes standards for the reporting and presentation of comprehensive income and its components in financial statements. SFAS No. 130 requires that all items that are required to be recognized as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The statement does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in the financial statement. This Statement was effective for fiscal years beginning after December 15, 1997. For the nine months ended
September 30, 2000 and the year ended December 31, 1999, PSB had $48,000 and $2.3 million, respectively in unrealized loss in other comprehensive income items.

    SFAS No. 131 establishes standards for the way that public business enterprises report information about segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement was effective for financial statement periods beginning after December 31, 1997. Management has not identified any individual operating segments of PSB.

    In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement was effective for financial statement periods beginning after June 15, 1999. SFAS No. 133 did not have a material effect on the financial statements of PSB.

                             INFORMATION ABOUT JADE

BUSINESS OF JADE FINANCIAL CORP.

    Jade Financial Corp. was organized at the direction of the Board of Directors of IGA Federal Savings Bank for the purpose of becoming a holding company to own all of the outstanding capital stock of IGA. Upon completion of its mutual to stock conversion on October 5, 1999, IGA became a wholly-owned subsidiary of Jade. Jade is engaged primarily in the business of directing, planning and coordinating the business activities of IGA, and has two other operating subsidiaries, Jade Abstract, and Jade Insurance Agency.

BUSINESS OF IGA

    IGA originally was established in 1975 as IGA Federal Credit Union. The credit union initially served the Independent Group Association, a labor organization comprised of employees of PECO Energy, Inc., the electric utility serving the Philadelphia metropolitan area. Over time, IGA's membership grew to include other employee groups. However, as a credit union, IGA was legally restricted to serve only customers who shared a "common bond" such as a common employer. However, members that were employees of PECO or its affiliates (or retirees or family members of PECO or its affiliates) continued to be a large majority of IGA's members.

    As a credit union, IGA did not experience membership growth in recent years due to a reduction in the number of PECO employees from approximately 12,500 to 6,500. Moreover, IGA anticipated that membership would decline in the future due to the nationwide consolidation of the electric utility industry and the 1996 deregulation of the electric utility industry in Pennsylvania. Therefore, after receiving the approval of the National Credit Union Administration and IGA's members, on July 1, 1998, IGA converted from a credit union to IGA Federal Savings Bank, a federal mutual savings bank. IGA was then able to serve the general public, rather than being limited to serving only distinct employee groups.

    On October 5, 1999, Jade completed an initial public offering of 1,872,923 shares of common stock and used the proceeds to acquire all the stock of IGA Federal Savings Bank thereby converting IGA Federal Savings Bank from a federal mutual savings bank to a federal stock savings bank.

    IGA is primarily engaged in the business of attracting deposits from the general public and originating consumer loans, including home equity, auto, credit card and personal loans, and residential real estate loans secured by first mortgages on owner-occupied, one-to-four family residences in our market area. IGA also originates a limited amount of commercial loans and invests in investment and mortgage-related securities.

    IGA's revenues are derived principally from interest on mortgage loans, consumer loans and investment and mortgage-related securities.

    IGA offers a variety of deposit accounts having a wide range of interest rates and terms, which generally include passbook and statement savings accounts, money market deposit accounts, NOW and non-interest bearing checking accounts and certificates of deposit with varied terms ranging from 91 days to 60 months. IGA only solicits deposits in its market areas and it has not accepted brokered deposits. Our deposits are insured by the Savings Association Insurance Fund of the FDIC up to applicable limits.

MARKET AREAS AND COMPETITION

    IGA's main office is located in Feasterville, Bucks County, Pennsylvania; four branch offices are located in Center City, Philadelphia, Pennsylvania, Grays Ferry in southwest Philadelphia, Pennsylvania, the Chesterbrook Village Shopping Center in Chester County, Pennsylvania, and the Media Shopping Center in Delaware County, Pennsylvania.

    In addition, IGA participates in MAC, a regional automatic teller machine network. IGA owns and operates four teller machines.

    IGA's market area consists of the Philadelphia metropolitan area, which is comprised of Philadelphia and the surrounding Pennsylvania counties of Bucks, Chester, Delaware and Montgomery. IGA also has a number of out-of-market customers who are retirees or PECO employees at out-of-market locations. IGA's five-county market area is included in the Philadelphia Metropolitan Statistical Area. The Philadelphia Metropolitan Statistical Area, which also includes three New Jersey counties, is the nation's fourth largest metropolitan area in terms of total population. Based on 1998 census data, the Pennsylvania counties in the Philadelphia Metropolitan Statistical Area had an estimated population of
3.7 million, which is one-third of Pennsylvania's total population.

    IGA faces strong competition, in the consumer and commercial loan business, commercial real estate and residential real estate loans and in attracting deposits. The Philadelphia Metropolitan Statistical Area has become a center for financial services, and IGA competes with a number of very large financial institutions that are either headquartered or maintain offices in southeastern Pennsylvania. Some of the larger commercial banks operating in its market area include First Union National Bank, PNC Bank and Mellon Bank. IGA also competes with a number of larger thrifts that maintain branches in, or are headquartered in, southeastern Pennsylvania including Sovereign Bank, Commonwealth Bank, Firstrust Savings Bank, and Beneficial Mutual Savings Bank. Competition in originating residential real estate loans comes primarily from other savings institutions, commercial banks, credit unions and mortgage bankers. Competition for commercial business loans and commercial real estate loans comes primarily from commercial banks and savings institutions. Other savings institutions, commercial banks, credit unions and finance companies provide vigorous competition in consumer lending.

    Competition for deposits is principally from other savings institutions, commercial banks and credit unions located in the same region, as well as mutual funds. IGA competes for these deposits by offering a variety of deposit accounts at competitive rates.

BUSINESS STRATEGY

    IGA's strategy is to be a consumer oriented financial institution that provides retail loan and deposit products to individuals and small businesses. Highlights of this strategy include the following:

    - Consumer Lending--Historically we have concentrated on the origination of consumer loans as our primary loan product, including home equity, automobile, credit card and personal loans. At September 30, 2000, consumer loans totaled $72.4 million, or 56.1% of our loan portfolio.

    - Home Mortgage Lending--In recent years, residential first mortgage loans have become an increasingly important component of our lending activities. We expect this trend to continue. At September 30, 2000, residential first mortgage loans totaled $49.2 million, or 38.2% of our loan portfolio.

    - Commercial Real Estate and Commercial Business Loans--We have slowly increased our commercial real estate and commercial business lending with a focus on small and medium-sized borrowers. We have hired an experienced commercial lender to manage our expansion in this area. We are funding this product expansion with locally gathered deposits. We believe a cautious and prudent expansion in these areas will diversify our loan portfolio and increase the average yield of our interest earning assets. We do recognize, however, that commercial real estate and commercial business loans both involve a higher degree of risk than single-family residential lending due to a variety of factors, including generally larger loan balances, the dependency on successful operation of a project, or the income stream of a borrower for repayment, and greater oversight efforts compared to mortgage loans. At September 30, 2000, we had $4.2 million in commercial real estate loans and $3.1 million in commercial business loans.

    - Expanded Customer Base--Prior to June 30, 1998, under our federal credit union charter, we were limited in the customers that we could service. The cornerstone of our strategy as a savings bank is to maintain our base of customers who were credit union members and expand our customer base by marketing to the communities served by our branches. We believe our original customer base has continued to increase their banking relationships with us. In addition, our deposit and loan accounts have grown by the acquisition of new customers from area banks and thrifts.

SUPERVISION AND REGULATION

    IGA is chartered as a federal savings bank under the Home Owners' Loan Act, as amended (the "HOLA") which is implemented by regulations adopted and administered by the Office of Thrift Supervision. As a federal savings bank, IGA is subject to regulation, supervision and regular examination by the OTS. The OTS also has extensive enforcement authority over all savings institutions and their holding companies, including IGA and Jade. Federal banking laws and regulations control, among other things, IGA's investments, loans, required reserves, mergers and consolidations, payment of dividends and other aspects of IGA's operations. The deposits of IGA are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent provided by law ($100,000 for each depositor). In addition, the FDIC has certain regulatory and examination authority over OTS-regulated savings institutions and may recommend enforcement actions against savings institutions to the OTS. The supervision and regulation of IGA is intended primarily for the protection of the SAIF and IGA's depositors rather than Jade or its shareholders.

    As a savings and loan holding company, Jade is registered with the OTS and is also subject to OTS regulation and supervision under the HOLA.

    The following discussion is intended to be a summary of certain statutes, rules and regulations affecting IGA and Jade. A number of other statutes and regulations have an impact on their operations. The following summary of applicable statutes and regulations does not purport to be complete and is qualified in its entirety by reference to relevant statutes and regulations.

NEW LEGISLATION

    For information on new legislation effecting Jade, IGA and the banking industry in general, see "Information About Jade--New Legislation" on page 35.

REGULATION OF IGA

    BUSINESS ACTIVITIES--IGA derives its lending and investment powers from the HOLA and the regulations of the OTS thereunder. Under these laws and regulations, IGA may invest in mortgage loans secured by residential and commercial real estate, commercial and consumer loans, certain types of commercial paper and debt securities, and certain other assets. IGA may also establish service corporations that may engage in activities reasonably related to the business of financial institutions but not otherwise permissible for IGA, including certain real estate equity investments and securities and insurance brokerage. These investment powers are subject to various limitations.

    BRANCHING--Subject to certain limitations, OTS regulations currently permit a federally chartered savings institution to establish branches in any state of the United States, provided that the federal savings institution qualifies as a "domestic building and loan association" under the Internal Revenue

Code of 1986, as amended ("the Code"), or is a "qualified thrift lender" under HOLA. IGA has no current plans to establish any branch outside of Pennsylvania although its authority to establish interstate branches could facilitate a geographic diversification in the future.

    REGULATORY CAPITAL--The OTS has adopted capital adequacy regulations that require savings institutions such as IGA to meet three minimum capital standards: a "core" capital requirement of 3% of adjusted total assets, a "tangible" capital requirement of 1.5% of adjusted total assets, and a "risk-based" capital requirement of 8% of total risk-based capital to total risk-weighted assets. In addition, the OTS has adopted regulations imposing certain restrictions on savings institutions that have a total risk-based capital ratio of less than 8%, a ratio of Tier 1 capital to risk-weighted assets of less than 4% or a ratio of Tier 1 capital to total assets of less than 4% (or 3% if the institution is rated Composite 1 under the CAMEL examination rating system).

    The core capital, or "leverage ratio," requirement mandates that a savings institution maintain core capital equal to at least 3% of its adjusted total assets. "Core capital" includes common shareholders' equity (including retained earnings), noncumulative perpetual preferred stock and related surplus, minority interests in the equity accounts of fully consolidated subsidiaries and certain nonwithdrawable accounts and pledged deposits. Core capital is generally reduced by the amount of the savings institution's intangible assets, with limited exceptions for permissible mortgage servicing rights, purchased credit card relationships and certain intangible assets arising from prior regulatory accounting practices. Core capital is further reduced by the amount of a savings institution's investments in and loans to subsidiaries engaged in activities not permissible for national banks. At September 30, 2000, IGA had no such investments.

    The risk-based capital standards of the OTS require maintenance of core capital equal to at least 4% of risk-weighted assets and total capital equal to at least 8% of risk-weighted assets. For purposes of the risk-based capital requirement, "total capital" included core capital plus supplementary capital up to the amount of core capital. Supplementary capital includes preferred stock that does not qualify as core capital, nonwithdrawable accounts and pledged deposits to the extend not included in core capital, perpetual and mandatory convertible subordinated debt and maturing capital instruments meeting specified requirements and a portion of the institution's loan and lease loss allowance.

    The risk-based capital requirement is measured against risk-weighted assets, which equal the sum of each asset and the credit-equivalent amount of each off-balance sheet item after the dollar amount of each such asset and item is multiplied by an assigned risk weight, which ranges from 0% to 100% as assigned by the OTS capital regulations based on the risks the OTS believes are inherent in the type of asset or off-balance sheet item.

    The OTS risk-based capital regulation also included an interest rate risk ("IRR") component that requires savings institutions with greater than normal IRR, when determining compliance with the risk-based capital requirements, to maintain additional total capital.

    PROMPT CORRECTIVE REGULATORY ACTION--Under the Federal Deposit Insurance Corporation Improvement Act, the federal banking regulators are required to take prompt corrective action in respect of depository institutions that do not meet certain minimum capital requirements, including a leverage limit and a risk-based capital requirement. All institutions, regardless of their capital levels, are restricted from making any capital distributions or paying any management fees that would cause the institution to become undercapitalized. Banking regulators, including the OTS, have issued regulations that classify insured depository institutions by capital levels and provide that the applicable agency will take various prompt corrective actions to resolve the problems of any institution that fails to satisfy the capital standards.

    Under the joint prompt corrective action regulations, a "well-capitalized" institution is one that is not subject to any regulatory order or directive to meet any specific capital level and that has or exceeds the following capital levels: a total risk-based capital ratio of 10%, a Tier 1 risk-based capital ratio of 6%, and a ratio of tier 1 capital to total assets ("leverage ratio") of 5%. An "adequately capitalized" institution is one that does not qualify as "well capitalized" but meets or exceeds the following capital requirements: a total risk-based capital of 8%, a Tier 1 risk-based capital ratio of 4%, and a leverage ratio of either (i) 4% or (ii) 3% if the institution has the highest composite examination rating. An institution not meeting these criteria is treated as "undercapitalized," "significantly undercapitalized," or "critically undercapitalized" depending on the extent to which its capital levels are below these standards. An institution that falls within any of the three "undercapitalized" categories will be subject to certain severe regulatory sanctions required by FDICIA and the implementing regulations. As of September 30, 2000, IGA was "well-capitalized" as defined by the regulations, with a total risk-based capital ratio of 18.07%, a Tier 1 risk-based capital ratio of 16.84% and a core capital ratio of 10.42%.

    INSURANCE OF ACCOUNTS AND REGULATION BY THE FDIC--IGA is a member of the Savings Association Insurance Fund, which is administered by the FDIC. Deposits are insured up to the applicable limits by the FDIC and such insurance is backed by the full faith and credit of the United States Government. As insurer, the FDIC imposes deposit insurance premiums and is authorized to conduct examinations of, and to require reporting by, FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a serious risk to the Savings Association Insurance Fund or Bank Insurance Fund. The FDIC also has the authority to initiate enforcement actions against savings institutions, after giving the Office of Thrift Supervision an opportunity to take such action, and may terminate the deposit insurance if it determines that the institution has engaged in unsafe or unsound practices or is in an unsafe or unsound condition.

    The FDIC's deposit insurance premiums are assessed through a risk-based system under which all insured depository institutions are placed into one of nine categories and assessed insurance premiums based upon their level of capital and supervisory evaluation. Under the system, institutions classified as well capitalized (of at least 6% and a risk-based capital ratio of at least 10%) and considered healthy pay the lowest premium while institutions that are less than adequately capitalized and considered of substantial supervisory concern pay the highest premium. Risk classification of all insured institutions is made by the FDIC for each semi-annual assessment period.

    The FDIC is authorized to increase assessment rates, on a semi-annual basis, if it determines that the reserve ratio of the Savings Association Insurance Fund will be less than the designated reserve ratio of 1.25% of Savings Association Insurance Fund insured deposits. In setting these increased assessments, the FDIC must seek to restore the reserve ratio to that designated reserve level, or such higher reserve ratio as established by the FDIC. The FDIC may also impose special assessments on Savings Association Insurance Fund members to repay amounts borrowed from the United States Treasury or for any other reason deemed necessary by the FDIC.

    Effective January 1, 1999, the premium schedule for Bank Insurance Fund and Savings Association Insurance Fund insured institutions ranged from 0 to 27 basis points. IGA is in the category of institutions that pay no deposit insurance premiums. However, all insured institutions are required to pay a Financing Corporation assessment, in order to fund the interest on bonds issued to resolve thrift failures in the 1980s. These assessments, which may be revised based upon the level of Bank Insurance Fund and Savings Association Insurance Fund deposits, will continue until the bonds mature in the year 2017.

    LIMITATIONS ON DIVIDENDS AND OTHER CAPITAL DISTRIBUTIONS--OTS regulations impose various restrictions on savings banks with respect to their ability to make distributions of capital, which include dividends, stock redemptions or repurchases, cash-out mergers and other transactions charged to the capital account. OTS regulations also prohibit a savings bank from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the regulatory capital of the bank would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion.

    Because IGA is a subsidiary of a savings and loan holding company, the OTS requires a 30 day notice prior to the approval by the Board of Directors of any planned capital distribution. If the proposed capital distribution would cause IGA to fall below an "adequately capitalized" standard or the distribution would exceed IGA's net income plus its retained income for the preceding two years, the OTS requires the filing of a formal application (as opposed to a notice) 30 days prior to the Board of Directors' approval of the distribution.

    LIQUIDITY--All savings banks, including IGA, are required to maintain an average daily balance of liquid assets equal to a certain percentage of the sum of its average daily balance of net withdrawable deposit accounts and short-term borrowings (borrowings payable in one year or less). This liquid asset ratio requirement may vary from time to time (between 4% and 10%) depending upon economic conditions and savings flows of all savings banks. At the present time, the minimum liquid asset ratio is 4%. Penalties may be imposed upon banks for violations of the liquid asset ratio requirement. At September 30, 2000 (the latest available date), we were in compliance with this requirement with an overall regulatory liquidity ratio of 27.32%.

    QUALIFIED THRIFT LENDER TEST--All savings banks, including IGA, are required to meet a qualified thrift lender ("QTL") test to avoid certain restrictions on their operations. This test requires a savings bank to have at least 65% of its portfolio assets (as defined by regulation) in qualified thrift investments on a monthly average for nine out of every 12 months on a rolling basis. As an alternative, the savings bank may maintain 60% of its assets in those assets specified in Section 7701(a)(19) of the Internal Revenue Code. Under either test, such assets primarily consist of residential housing related loans and investments. At September 30, 2000, we met the test.

    Any savings bank that fails to meet the QTL test must convert to a national bank charter, unless it requalifies as a QTL and thereafter remains a QTL. If a bank does not requalify and converts to a national bank charter, it must remain SAIF-insured until the FDIC permits it to transfer to the BIF. If such an association has not yet requalified or converted to a national bank, its new investments and activities are limited to those permissible for both a savings bank and a national bank and it is limited to national bank branching rights in its home state. In addition, the bank is immediately ineligible to receive any new FHLB borrowings and is subject to national bank limits for payment of dividends. If such bank has not requalified or converted to a national bank within three years after the failure, it must divest of all investments and cease all activities not permissible for a national bank. In addition, it must repay promptly any outstanding FHLB borrowings, which may result in prepayment penalties. If any bank that fails the QTL test is controlled by a holding company, then within one year after the failure, the holding company must register as a bank holding company and become subject to all restrictions on bank holding companies.

    COMMUNITY REINVESTMENT ACT--Under the Community Reinvestment Act ("CRA"), every FDIC insured institution has a continuing and affirmative obligation consistent with safe and sound banking practices to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the OTS, in connection with the examination of IGA, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications, such as a merger or the establishment of a branch by IGA. An unsatisfactory rating may be used as the basis for the denial of an application by the OTS.

    The federal banking agencies, including the OTS, have recently revised the CRA regulations and the methodology for determining an institution's compliance with the CRA. Due to the heightened attention being given to the CRA in the past few years, IGA may be required to devote additional funds for investment and lending in its local community. We were examined for CRA compliance in April, 1999 and received a rating of "satisfactory."

    TRANSACTIONS WITH AFFILIATES--Generally, transactions between a savings bank or its subsidiaries and its affiliates are required to be on terms as favorable to the association as transactions with non-affiliates. In addition, certain of these transactions, such as loans to an affiliate, are restricted to a percentage of the association's capital. Affiliates of IGA include Jade and any company which is under common control with IGA. In addition, a savings bank may not lend to any affiliate engaged in activities not permissible for a bank holding company or acquire the securities of most affiliates. The OTS has the discretion to treat subsidiaries of savings banks as affiliates on a case by case basis.

    Certain transactions with directors, officers or controlling persons are also subject to conflict of interest regulations enforced by the OTS. These conflict of interest regulations and other statutes also impose restrictions on loans to such persons and their related interests. Among other things, such loans must generally be made on terms substantially the same as for loans to unaffiliated individuals or as offered to all employees in a company-wide benefit program.

    FEDERAL SECURITIES LAW--The stock of Jade is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company is subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

    Jade stock held by persons who are affiliates (generally officers, directors and principal shareholders) of Jade may not be resold without registration or unless sold in accordance with certain resale restrictions. If Jade meets specified current public information requirements, each affiliate of Jade is able to sell in the public market, without registration, a limited number of shares in any three-month period.

    FEDERAL RESERVE SYSTEM--The Federal Reserve Board requires all depository institutions to maintain noninterest bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At September 30, 2000, we were in compliance with these reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve Board may be used to satisfy liquidity requirements imposed by the OTS.

    Savings banks are authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require banks to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

    FEDERAL HOME LOAN BANK SYSTEM--We are a member of the FHLB of Pittsburgh, which is one of 12 regional FHLB. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures, established by the board of directors of the FHLB, which are subject to the oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB. In addition, all long-term advances are required to provide funds for residential home financing.

    As a member, Jade is required to purchase and maintain stock in the FHLB of Pittsburgh. On August 11, 1998, we made our initial purchase of $833,500 in FHLB stock, which was in compliance with this requirement. We receive dividends on our FHLB stock on a quarterly basis.

    Under federal law the FHLBs are required to provide funds for the resolution of troubled savings banks and to contribute to low- and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions also could have an adverse effect on the value of FHLB stock in the future. A reduction in value of our FHLB stock may result in a corresponding reduction in our capital.

    EMPLOYEES--At September 30, 2000, IGA had a total of 77 employees, including 10 part-time employees. IGA's employees are not represented by any collective bargaining group. Management considers its employee relations to be good.

SUBSIDIARIES OF JADE

    Jade Abstract is a licensed title insurance agency founded for the purpose of originating title insurance to the customers of IGA, other financial institutions, attorneys, accountants, real estate brokers, builders, and the private consumer. The market area includes southeastern Pennsylvania, primarily, the Philadelphia five county region. Jade Abstract has a three person board of directors and employs a full time licensed title agent. Title insurance protects the lender and the home buyer against any title defects when a new home is purchased. Premiums for title insurance are traditionally paid by the borrower and are a cost of obtaining financing secured by real estate. It also provides protection to the lender when a borrower refinances a home. Title insurance may be required on both residential and commercial transactions.

    Jade Insurance Agency, a Pennsylvania corporation and a wholly owned subsidiary of Jade, was formed for the purpose of providing a diverse set of insurance products to meet the needs of existing and potential customers of IGA, as well as to provide products to other financial institutions such as credit unions and community banks. The products outlined in the business plan generate fee income to the agency, and also provide comprehensive service to existing IGA customers and the general public. Insurance products such as accidental death & dismemberment, term life, long-term care, auto, homeowner, whole life, universal life, health, collateral protection and mortgage life are marketed through a direct mail program as well as a point of sale program. The agency has enlisted the help of strategic partners in the development and marketing of the insurance products. As of September 30, 2000, there was no income and minimal expenses related to this subsidiary.

LEGAL PROCEEDINGS

    From time to time IGA is involved as plaintiff or defendant in various legal actions arising in the normal course of business. Presently, IGA is not involved as a defendant in any legal proceedings.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND SEPTEMBER 30, 1999 AND THE YEARS ENDED DECEMBER 31, 1999 AND 1998.

    The following discussion of Jade's financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere herein. Statements regarding Jade's expectations as to financial results and other aspects of its business set forth herein may constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. See "A Warning About Forward Looking Information." Although Jade believes that its expectations are based on reasonable assumptions, there can be no assurance that actual results will not differ materially from its expectations.

RESULTS OF OPERATIONS

    GENERAL

    Jade's results of operations depend primarily on its net interest income, which is the difference between interest income on interest-earning assets, and interest expense on interest-bearing liabilities. Its interest-earning assets consist primarily of loans and investment securities, while its interest-bearing liabilities consist primarily of deposits and borrowings. Jade's net income is also affected by its provision for loan losses, its non-interest income and its non-interest expense, such as salary and employee benefits, occupancy costs and charges relating to non-performing and other classified assets. In 1998, IGA changed its fiscal year from June 30 to December 31. The results of operations for the twelve months ended December 31, 1999 are compared to the twelve months ended June 30, 1998 in order to provide a comparison between equal operational periods.

    NET INCOME

    Net income for the nine months ended September 30, 2000 was $741,000. Net income for the comparable period in 1999 was $531,000. The increase is attributable to increased levels of interest-earning assets, and a significant increase in non-interest income, offset by a decrease in our net interest spread and net interest margin.

    Core earnings, defined as pretax earnings adjusted for securities sales transactions and unusual or non-recurring expense or income items, were $994,000 for the nine months ended September 30, 2000 compared to $816,000 in the prior year period.

    Jade's net income totaled $293,000 and $663,000 for the years ended
December 31, 1999 and June 30, 1998, respectively. Results of operations for the year-ended December 31, 1999 reflect a non-recurring, contribution to the IGA Charitable Foundation. Excluding the effect of this contribution, net income for 1999 was $812,000. This increase was due largely to an increase in net interest income.

    NET INTEREST INCOME AND AVERAGE BALANCES

    Net interest income is the key component of Jade's profitability structure and is managed in coordination with the bank's interest rate sensitivity position.

    The following table sets forth a summary of average balances with corresponding interest income and interest expense as well as average yield and rate information for the periods presented. Average balances are derived from daily balances during the indicated periods.

                                     FOR THE NINE MONTHS ENDED               FOR THE NINE MONTHS ENDED
                                           SEPTEMBER 30                            SEPTEMBER 30,
                                               2000                                    1999
                               -------------------------------------   -------------------------------------
                                 AVERAGE     INTEREST   (ANNUALIZED)     AVERAGE     INTEREST   (ANNUALIZED)
                               OUTSTANDING   EARNED/       YIELD/      OUTSTANDING   EARNED/       YIELD/
                                 BALANCE       PAID         RATE         BALANCE       PAID         RATE
                               -----------   --------   ------------   -----------   --------   ------------
                                                          (DOLLARS IN THOUSANDS)
Interest-earning assets:
Loans receivable.............    $122,072    $ 7,547        8.24%        $106,010    $ 6,545        8.23%
Investments..................      61,581      2,899        6.28%          59,568      2,529        5.66%
                                 --------    -------                     --------    -------
    Total earning assets.....     183,653     10,446        7.58%          166,37     89,124        7.31%
Non-interest earning
  assets.....................      19,975                                   9,405
                                 --------                                --------
Total assets.................    $203,628                                $175,783
                                 ========                                ========
Interest-bearing liabilities:
Savings deposits.............    $ 70,515    $ 1,078        2.04%        $ 71,839    $ 1,120        2.08%
NOW accounts.................      10,316          0        0.00%          10,106          0        0.00%
Money market accounts........      10,827        374        4.61%          10,297        241        3.12%
Certificates of deposit......      68,221      2,839        5.55%          65,867      2,589        5.24%
Other notes payable--FHLB....      15,020        737        6.54%           1,422         59        5.53%
                                 --------    -------                     --------    -------
Total interest-bearing
  liabilities................     174,899      5,028        3.83%         159,611      4,004        3.35%
Non-interest bearing
  liabilities................       1,738                                   1,403
                                 --------                                --------

Total liabilities............    $176,637                                $161,014
Equity.......................      26,991                                  14,769
                                 --------                                --------

Total liabilities and
  equity.....................    $203,628                                $175,783
                                 ========                                ========
Net interest-earning
  assets.....................    $  8,754                                $  6,767
                                 ========                                ========
Net interest income/net
  interest spread............                $ 5,418        3.75%                    $ 5,115        3.96%
                                             =======                                 =======
Net interest margin..........                               3.93%                                   4.10%
Ratio of average interest-
  earning assets to average
  interest-bearing
  liabilities................      105.01%                                 104.24%
                                 ========                                ========

                                  FOR THE YEAR ENDED                 FOR THE SIX MONTHS ENDED
                                     DECEMBER 31,                          DECEMBER 31,
                                         1999                                  1998
                           ---------------------------------   -------------------------------------
                             AVERAGE     INTEREST                AVERAGE      INTEREST
                           OUTSTANDING   EARNED/     YIELD/    OUTSTANDING    EARNED/       YIELD/
                             BALANCE       PAID       RATE       BALANCE        PAID         RATE
                           -----------   --------   --------   -----------   ----------   ----------
                                                    (DOLLARS IN THOUSANDS)
Interest-earning assets:
Loans receivable.........   $110,824      $8,947       8.07%    $100,915       $4,275         8.47%
Investments..............     61,505       3,569       5.80%      54,501        1,514         5.56%
                            --------      ------                --------       ------
Total earning assets.....    172,329      12,516       7.26%     155,416        5,789         7.45%
Non-interest earning
  assets.................     14,678                              10,026
                            --------                            --------
Total assets.............   $187,007                            $165,442
                            ========                            ========
Interest-bearing
  liabilities:
Savings deposits.........   $ 74,180      $1,540       2.08%    $ 68,852       $  834         2.42%
NOW accounts.............     10,159           0       0.00%       9,277            0         0.00%
Money market accounts....     10,767         337       3.13%       9,038          160         3.54%
Certificates of
  deposit................     66,938       3,501       5.23%      62,082        1,767         5.69%
Other notes payable--
  FHLB...................      6,000         116       1.93%           0            0
                            --------      ------                --------       ------
Total interest-bearing
  liabilities............    168,044       5,494       3.27%     149,249        2,761         3.70%
                                          ------                               ------
Non-interest bearing
  liabilities............      1,503                                 799
                            --------                            --------
Total liabilities........   $169,547                            $150,048
Equity...................     17,460                              15,394
                            --------                            --------
Total liabilities and
  equity.................   $187,007                            $165,442
                            ========                            ========
Net interest-earning
  assets.................   $  4,285                            $  6,167
                            ========                            ========
Net interest income/net
  interest spread........                 $7,022       3.99%                   $3,028         3.75%
                                          ======                               ======
Net interest margin......                              4.07%                                  3.90%
Ratio of average
  interest-earning assets
  to average
  interest-bearing
  liabilities............                            102.55%                                104.13%

                                  FOR THE YEAR ENDED
                                       JUNE 30,
                                         1998
                           ---------------------------------
                             AVERAGE     INTEREST
                           OUTSTANDING   EARNED/     YIELD/
                             BALANCE       PAID       RATE
                           -----------   --------   --------
                                (DOLLARS IN THOUSANDS)
Interest-earning assets:
Loans receivable.........   $ 99,342      $8,734       8.79%
Investments..............     53,456       2,742       5.13%
                            --------      ------
Total earning assets.....    152,798      11,476       7.51%
Non-interest earning
  assets.................      5,007
                            --------
Total assets.............   $157,805
                            ========
Interest-bearing
  liabilities:
Savings deposits.........   $ 63,361      $1,682       2.65%
NOW accounts.............      8,661           0       0.00%
Money market accounts....      8,298         316       3.81%
Certificates of
  deposit................     61,713       3,477       5.63%
Other notes payable--
  FHLB...................          0           0
                            --------      ------
Total interest-bearing
  liabilities............    142,033       5,475       3.85%
                                          ------
Non-interest bearing
  liabilities............      1,109
                            --------
Total liabilities........   $143,142
Equity...................     14,663
                            --------
Total liabilities and
  equity.................   $157,805
                            ========
Net interest-earning
  assets.................   $ 10,765
                            ========
Net interest income/net
  interest spread........                 $6,001       3.66%
                                          ======
Net interest margin......                              3.93%
Ratio of average
  interest-earning assets
  to average
  interest-bearing
  liabilities............                            107.58%

    Net interest income increased $303,000 or 5.94% from $5.1 million for the nine months ended September 30, 1999 compared to $5.4 million for the nine months ended September 30, 2000. This increase is attributable to a higher volume of earning assets that was partially offset by a 17 basis point decrease in the net interest margin caused by rising interest rates generally that resulted in rates paid on deposits rising more rapidly than rates earned on loans and investments.

    Net interest income of $7.0 million in 1999 was 16.67% higher than June 30, 1998's net interest income of $6.0 million. Jade's net interest margin, increased 14 basis points to 4.07% for the year ended December 31, 1999 compared to 3.93% for the year ended June 30, 1998. The bank's net interest spread, the difference between the yield on interest-earning assets and the rates paid on interest-bearing liabilities, increased 33 basis points to 3.99% for the year ended December 31, 1999, from 3.66% for the year ended June 30, 1998. The improvement in net interest margin reflected a lower cost of funds. The increase in the net interest spread is due to a decrease in the rates paid on interest-bearing liabilities, and a smaller decrease in the yield on interest-earning assets.

    Jade's yield on average interest-earning assets decreased to 7.26% for the year ended December 31, 1999 compared to 7.51% for the year ended June 30, 1998. Average loans of $111.0 million at December 31, 1999, represented 64.31% of total average interest-earning assets, and provided a yield of 8.07%, compared to average loans of $99.3 million for the year ended June 30, 1998, representing 65% of total average interest-earning assets, and providing a yield of 8.79%. The decrease in yield is the result of a decrease in the interest rate charged for loans made in 1999 as a result of a general decrease in interest rates in the economy. Average investment balances and interest bearing deposits held by Jade increased $8.0 million or 14.95% to $61.5 million at December 31, 1999, from $53.5 million for the year ended
June 30, 1998. These assets provided a yield of 5.80% in 1999 compared to 5.13% in 1998.

    Total average interest-bearing liabilities increased $26.0 million or 18.31% to $168.0 million for the year ended December 31, 1999, from $142.0 million for the year ended June 30, 1998. This increase resulted from IGA's ability to attract new deposits from customers other than credit union members. However, total interest expense increased a modest $21,000 to $5.49 million for the year ended December 31, 1999 from $5.47 million for the year ended June 30, 1998 because of a decrease in IGA's cost of funds to 3.27% for the year ended December 31, 1999 from 3.85% for the year ended June 30, 1998.

RATE/YIELD ANALYSIS

    The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected IGA's interest income and interest expense during the periods presented. Information is provided in each category with respect to
(i) changes attributable to changes in volume (changes in volume multiplied by prior rate), (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume), and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate:

                                                   FOR THE NINE MONTHS
                                                   ENDED SEPTEMBER 30,
                                                      2000 VS. 1999
                                                INCREASE (DECREASE) DUE TO
                                              ------------------------------     TOTAL
                                                                     RATE/      INCREASE
                                                RATE      VOLUME     VOLUME    (DECREASE)
                                              --------   --------   --------   ----------
                                                            (IN THOUSANDS)
Interest-earning assets:
  Loans receivable..........................    $ 11      $1,256     $(315)      $  952
  Investments...............................     367        (114)     (111)         370
                                                ----      ------     -----       ------
  Total earning assets......................     378       1,370      (426)       1,322
Interest-bearing liabilities:
  Savings deposits..........................     (29)        (28)       15          (42)
  Now accounts..............................       0           0         0            0
  Money market accounts.....................     153          17       (37)         133
  Certificates of deposit...................     203         123       (76)         250
  Other notes payable--FHLB.................       0         752       (74)         678
                                                ----      ------     -----       ------
    Total interest-bearing liabilities......     327         864      (172)       1,019
                                                ----      ------     -----       ------
Change in net interest income...............    $ 51      $  506     $(254)      $  303
                                                ====      ======     =====       ======

                                                   FOR THE YEAR ENDED
                                                 DECEMBER 31, 1999 VS.
                                                   DECEMBER 31, 1998
                                               INCREASE (DECREASE) DUE TO
                                             ------------------------------     TOTAL
                                                                    RATE/      INCREASE
                                               RATE      VOLUME     VOLUME    (DECREASE)
                                             --------   --------   --------   ----------
                                                           (IN THOUSANDS)
Interest-earning assets:
  Loans receivable.........................   $(491)     $  903      $(52)      $  360
  Investments..............................     296         391        41          728
                                              -----      ------      ----       ------
    Total earning assets...................    (195)      1,294       (11)       1,088
Interest-bearing liabilities
  Savings deposits.........................    (297)        142       (24)        (179)
  NOW accounts.............................       0           0         0            0
  Money market accounts....................     (45)         73       (10)          18
  Certificates of deposit..................    (236)        369       (26)         107
  Other notes payable--FHLB................       0         116       116
                                              -----      ------      ----       ------
    Total interest-bearing liabilities.....    (578)        584        56           62
                                              -----      ------      ----       ------
Change in net interest income..............   $ 383      $  710      $(67)       1,026
                                              =====      ======      ====       ======

PROVISION FOR LOAN LOSSES

    The provision for loan losses increased by $160,000 or 39.51% for the nine months ended September 30, 2000 compared to the nine months ended September 30, 1999. This increase reflects changes in the composition of the company's loan portfolio from that of a traditional consumer focused credit union to a more diversified banking company.

    For the year ended December 31, 1999, the provision for loan losses was $520,000 compared to $1,038,000 for the fiscal year ended June 30, 1998. The provision decreased in 1999 due to a one-time adjustment of $350,000 made in the first six months of 1998 to bring the allowance for loan loss within OTS guidelines in preparation for the conversion of IGA from a credit union to a federal savings bank. On a quarterly basis, IGA's Board of Directors and management perform a detailed analysis of the adequacy of the allowance for loan losses. This analysis includes an evaluation of credit risk concentration, delinquency trends, past loss experience, current economic conditions, composition of the loan portfolio, classified loans, and other relevant factors. The loan growth experienced by IGA since its conversion from a credit union to a federal savings bank has not resulted in significant percentage increases in delinquencies or an increase in the chargeoffs incurred by the bank.

    NON-INTEREST INCOME

    Non-interest income increased $581,000 or 74.68% to $1.4 million for the nine months ended September 30, 2000 from $778,000 for the nine months ended September 30, 1999. The increase was due primarily to additional income in 2000 from bank owned life insurance, title insurance income, and increased fees from debit card transactions offset by a loss of $100,000 to write down an investment in a discontinued subsidiary.

    Non-interest income increased $181,000 or 18.89% to $1,139,000 for the year ended December 31, 1999 compared to $958,000 for the year ended June 30, 1998. The primary reason for this increase was an increase in service fee income and income generated from our debit and credit card products.

NON-INTEREST EXPENSE

    Total non-interest expense increased $634,000 or 13.49% to $5.3 million for the nine months ended September 30, 2000, from $4.7 million for the nine months ended September 30, 1999. This increase resulted primarily from an increase in compensation and employee benefits, including the ESOP, an increase in depreciation related to the purchase of a new computer system, and an increase in professional fees.

    Total non-interest expense increased 35.85% or $1.9 million, to $7.2 million for the year ended December 31, 1999, compared to $5.3 million for the year ended June 30, 1998. This increase was primarily due to a non-recurring charge of $725,000 related to the initial contribution made by Jade to the IGA Charitable Foundation, an increase of $570,000 in compensation and benefits, a $268,000 increase in office and occupancy costs, and a $302,000 increase in other operating costs related to debit and credit card processing. Compensation and benefits reflects a full year's advance contribution to the ESOP that Jade elected to make in 1999.

INCOME TAXES

    Jade had income tax expense of $165,000 for the period ended September 30, 2000, compared to $285,000 for the period ended September 30, 1999. The Company had an income tax expense of $107,000 for fiscal year ended December 31, 1999, and no income tax expense for the year ended June 30, 1998, because of its tax exempt status as a federal credit union.

LIQUIDITY AND CAPITAL RESOURCES

    Pursuant to federal regulations, financial institutions must maintain liquidity to meet day-to-day requirements of depositor and borrower customers, take advantage of market opportunities, and provide a reserve against unforeseen needs. Liquidity needs can be met by either reducing assets or increasing liabilities. Sources of asset liquidity are provided by investments in U.S. Government and agency securities, time deposits with banks and federal funds sold. Maturing and prepayment of loans as well as the monthly cash flow associated with certain mortgage-backed securities are other sources of asset liquidity. These assets totaled $16.7 million at September 30, 2000, compared to $13.2 million at December 31, 1999 and $18.34 million at December 31, 1998.

    Sources of liability liquidity are provided by attracting deposits with competitive rates, using repurchase agreements, buying federal funds or utilizing the facilities of the Federal Home Loan Bank System. We historically have relied exclusively on deposits. In 1999 we began to borrow from the FHLB principally to leverage our increased capital base and enhance earnings rather than for liquidity purposes but this source of liability liquidity provides added ability to meet liquidity demands.

    We believe that IGA maintains and has maintained sufficient short-term and liquid assets (including securities available-for-sale) to meet the liquidity requirements of its operations.

MARKET RISK ANALYSIS

    We derive our income primarily from the excess of interest collected over interest paid. The rates of interest we earn on assets and pay on liabilities generally are established contractually for a period of time. Market interest rates change over time. Accordingly, our results of operations, like those of many financial institutions, are affected by changes in interest rates and the interest rate sensitivity of our assets and liabilities.

    In an attempt to manage our exposure to changes in interest rates and comply with applicable regulations, we monitor IGA's interest rate risk by analyzing and managing asset and liability payment streams and interest rates, the timing of their maturities, and their sensitivity to actual or potential changes in market interest rate.

    An asset or liability is interest-rate sensitive within a specific time period if it will mature or reprice within that time period. If our assets mature or reprice more rapidly or to a greater extent than our liabilities, then net portfolio value and net interest income would tend to increase during periods of rising interest rates and decrease during periods of falling interest rates. Conversely, if our assets mature or reprice more slowly or to a lesser extent than our liabilities, then net portfolio value and net interest income would tend to decrease during periods of rising interest rates and increase during periods of falling interest rates. Our policy has been to address the interest rate risk inherent in the historical savings institution business of originating long-term loans funded by short-term deposits by maintaining sufficient liquid assets for material and prolonged changes in interest rates.

    Management regularly reviews our asset and liability position including our interest rate risk and trends, liquidity and capital ratios and related regulatory requirements. In addition, management reviews simulations of the effect of changes in interest rates on IGA's capital, net interest income and net income.

NET PORTFOLIO VALUE

    In order to encourage savings associations to reduce their interest rate risk, the OTS adopted a rule incorporating an interest rate risk ("IRR") component into the risk-based capital rules. The IRR component is a dollar amount that will be deducted from total capital for the purpose of calculating an institution's risk-based capital requirement and is measured in terms of the sensitivity of its net portfolio value ("NPV") to changes in interest rates. NPV is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts. An institution's IRR is measured by the change to its NPV as result of a hypothetical 200 basis point ("bp") change in market interest rates. A resulting change in NPV in excess of a threshold amount will require the institution to deduct from its capital 50% of that excess change. Based on IGA's asset size and risk-based capital, we have been informed by the OTS that IGA is exempted from this rule. Nevertheless, the following table presents an estimate of the change in our NPV at September 30, 2000, as calculated by our personnel, based on quarterly financial information.

                                                                       ESTIMATED INCREASE
                                                                        (DECREASE) IN NPV
 CHANGE IN INTEREST        ESTIMATED NPV       RATIO OF NPV TO       -----------------------
RATES (BASIS POINTS)          AMOUNT            TOTAL ASSETS          AMOUNT        PERCENT
--------------------       -------------       ---------------       --------       --------
                                   (DOLLARS IN THOUSANDS)
        +300                  $19,199                9.14%           ($5,914)        (24.00)%
        +200                   20,780                9.82%            (4,253)        (17.00)%
        +100                   22,495               10.52%            (2,538)        (10.00)%
         0                     25,033               11.53%                --
       (100)                   25,157               11.55%               124           0.00%
       (200)                   26,061               11.87%             1,028           4.00%
       (300)                   26,980               12.19%             1,947           8.00%

    In the above table, the first column on the left presents the basis point increments of yield curve shifts. The second column presents the overall dollar amount of NPV at each basis point increment. The third column presents IGA's ratio of NPV to total assets. The remaining columns present IGA's actual position in dollar change and percentage change in NPV at each basis point increment.

    If IGA were subject to the IRR component at September 30, 2000, it would not have been considered to have had a greater than normal level of interest rate exposure and a deduction from capital would not have been required. Although we have been advised by the OTS that IGA is not subject to the IRR component discussed above, it is still subject to interest rate risk and, as can be seen above, rising interest rates will reduce IGA's NPV. The OTS has the authority to require otherwise exempt institutions to comply with the rule concerning interest rate risk.

    Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under the various interest rate scenarios and should not be relied upon as indicative of actual results. Certain shortcomings are inherent in the method of analysis presented in the computation of NPV. Although certain assets and liabilities may have similar maturities or periods within which they reprice, they may react differently to changes in market interest rates. The interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. In the event of a change in interest rates, prepayments and early withdrawal levels could deviate significantly from those assumed in making the calculations set forth above.

FINANCIAL CONDITION

GENERAL

    Our total assets increased $15.3 million from $199.6 million to $214.9 million or 7.67% from December 31, 1999, to September 30, 2000. Our total liabilities increased $14.8 million from $172.3 million to $187.1 million or 8.59% from December 31, 1999, to September 30, 2000. The increase in assets and liabilities at September 30, 2000, compared to December 31, 1999, is primarily attributable to an increase in deposit balances and an increase in borrowings from the Federal Home Loan Bank that were used to fund loan growth.

    Total loans increased $13.6 million from $115.3 million to $129.0 million or 11.88% from December 31, 1999, to September 30, 2000. The increase was primarily the result of increased loan originations in almost all loan categories except credit cards.

    Total assets at December 31, 1999, were $199.6 million, an increase of $28.5 million or 16.66% from $171.1 million at December 31, 1998. This increase was mainly due to the increase in net loans of $11.2 million or 10.88%, an increased in investment securities of $8.5 million or 11.76%, and a $10.0 million purchase of bank owned life insurance. The increase in total assets was funded primarily by an increase of $15.0 million in borrowed funds and the net proceeds received in the conversion of IGA to a federally chartered stock savings bank.

    Shareholders' equity totaled $27.2 million at December 31, 1999, compared to $15.3 million at December 31, 1998. The $11.9 million increase was primarily due to the net proceeds of $14.1 million received from the conversion and an increase of $1.4 million in the accumulated other comprehensive income account. At the time of conversion, the ESOP purchased 145,000 shares utilizing the proceeds of a $1.2 million loan. This represents a deduction from equity that is restored as the loan is amortized.

LENDING ACTIVITIES

    IGA is primarily engaged in the business of attracting deposits from the general public and originating consumer loans, including home equity, auto, credit card and personal loans and residential real estate loans, secured by first mortgages on owner-occupied, one-to-four family residences in our market area. IGA also originates a limited amount of commercial loans.

    Net loans totaled $127.3 million at September 30, 2000, an increase of 11.57% since December 31, 1999. This increase was primarily due to an aggressive marketing program instituted by IGA and a resulting increase in loan originations. Net loans receivable increased by $11.2 million or 10.88% from $102.9 million at December 31, 1998, to $114.1 million at December 31, 1999. These increases were due primarily to strong first mortgage demand and a similarly strong demand for consumer loans, particularly automobile loans.

    The following table sets forth the composition of IGA's loan portfolio at September 30, 2000, December 31, 1999 and 1998 and June 30, 1998, 1997 and 1996.
For the periods presented, there is no
significant concentration of loans in any one industry. No loans have been made to borrowers outside the United States.

                                                           AT SEPTEMBER 30,       AT DECEMBER 31,
                                                                 2000                  1999
                                                          -------------------   -------------------
                                                           AMOUNT    PERCENT     AMOUNT    PERCENT
                                                          --------   --------   --------   --------
                                                                   (DOLLARS IN THOUSANDS)
Real Estate Loans:
One- to four-family.....................................  $ 49,219     38.17%   $ 43,434     37.66%
Commercial..............................................     4,197      3.25%      2,996      2.60%
                                                          --------    ------    --------    ------
  Total real estate loans...............................    53,416     41.42%     46,430     40.25%
Consumer Loans:
Home equity.............................................    26,344     20.43%     24,172     20.96%
Automobile..............................................    28,326     21.97%     24,406     21.16%
Credit cards............................................     9,692      7.52%     10,955      9.50%
Unsecured loans.........................................     5,965      4.63%      5,414      4.69%
Other...................................................     2,074      1.61%      2,498      2.17%
                                                          --------    ------    --------    ------
  Total consumer loans..................................    72,401     56.14%     67,445     58.47%
Commercial Loans........................................     3,141      2.44%      1,469      1.27%
                                                          --------    ------    --------    ------
  Total loans...........................................  $128,958    100.00%   $115,344    100.00%
                                                          ========    ======    ========    ======
Less:
Deferred fees and discounts.............................       (26)                   21
Allowance for losses....................................    (1,657)               (1,284)
                                                          --------              --------
  Total loans receivable, net...........................  $127,275              $114,081
                                                          ========              ========

                                                                         JUNE 30,
                           DECEMBER 31,       ---------------------------------------------------------------
                               1998                  1998                  1997                  1996
                        -------------------   -------------------   -------------------   -------------------
                         AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT
                        --------   --------   --------   --------   --------   --------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
Real Estate Loans:
One-to four-family....  $ 40,114     38.57%   $35,799      36.15%   $ 31,429     31.02%   $31,722      33.33%
Commercial............     1,408      1.35%       256       0.26%          0      0.00%         0       0.00%
                        --------    ------    -------     ------    --------    ------    -------     ------
  Total real estate
    loans.............    41,522     39.93%    36,055      36.41%     31,429     31.02%    31,722      33.33%

Consumer Loans:
Home equity...........    22,421     21.56%    23,174      23.40%     24,154     23.84%    21,264      22.34%
Automobile............    18,746     18.03%    18,844      19.03%     20,470     20.20%    17,869      18.78%
Credit cards..........    10,920     10.50%    10,269      10.37%     10,700     10.56%     9,555      10.04%
Unsecured loans.......     6,329      6.09%     6,577       6.64%      9,307      9.19%     9,917      10.42%
Other.................     3,658      3.52%     3,871       3.91%      5,264      5.20%     4,840       5.09%
  Total consumer
    loans.............    62,074     60.07%    62,972      63.59%     69,895     68.98%    63,445      66.67%
Commercial loans......       400      0.38%       237       0.24%         --        --         --         --
                        --------    ------    -------     ------    --------    ------    -------     ------
  Total loans.........  $103,996    100.00%   $99,027     100.00%   $101,324    100.00%   $95,167     100.00%
                        ========    ======    =======     ======    ========    ======    =======     ======
Less:
Deferred fees and
  discounts...........       (22)                  17                     52                   62
Allowance for
  losses..............    (1,074)                (948)                (1,005)                (558)
  Total loans
    receivable,.......  $102,900              $98,096               $100,371              $94,671
                        ========              =======               ========              =======

    The following tables show the composition of IGA's loan portfolio by fixed and adjustable rate at September 30, 2000, December 31, 1999 and December 31, 1998, and June 30, 1998, 1997 and 1996.

                                                                  SEPTEMBER 30,
                                                                       2000
                                                              ----------------------
                                                               AMOUNT       PERCENT
                                                              --------      --------
                                                              (DOLLARS IN THOUSANDS)
Fixed-Rate Loans:
Real estate:
    One- to four-family.....................................  $ 47,688        36.98%
    Home equity.............................................    21,890        16.97%
    Commercial..............................................     4,197         3.25%
Automobile and truck........................................    28,326        21.97%
Unsecured loans.............................................     5,965         4.63%
Commercial..................................................     1,302         1.01%
Other.......................................................     2,112         1.64%
                                                              --------       ------
  Total fixed-rate loans....................................   111,480        86.45%

Adjustable-Rate Loans:
Real estate:
    One- to four-family.....................................     1,504         1.17%
    Home equity.............................................     4,259         3.30%
Credit cards................................................     9,692         7.52%
Commercial..................................................     1,839         1.43%
Other.......................................................       184         0.14%
                                                              --------       ------
  Total adjustable-rate loans...............................    17,478        13.55%
  Total loans...............................................   128,958       100.00%
                                                              --------       ------

Less:
Deferred fees and discounts.................................       (26)
Allowance for losses........................................    (1,657)
                                                              --------
  Total loans receivable, net...............................  $127,275
                                                              ========

                                                                                         JUNE 30,
                                      DECEMBER 31          DECEMBER 31,       ------------------------------
                                         1999                  1998                  1998             1997
                                  -------------------   -------------------   -------------------   --------
                                   AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT    PERCENT     AMOUNT
                                  --------   --------   --------   --------   --------   --------   --------
                                                            (DOLLARS IN THOUSANDS)
Fixed-Rate Loans:
Real estate:
  One- to four-family...........  $ 42,419     36.78%   $ 38,446     36.97%   $34,011      34.43%   $ 28,675
  Home equity...................    19,450     16.86%     17,054     16.40%    17,164      17.37%     16,818
  Commercial....................  $  2,996      2.60%   $  1,408      1.35%
Automobile and truck............    24,406     21.16%     18,746     18.03%    18,844      19.07%     20,470
Unsecured loans.................     5,163      4.48%      6,329      6.09%     6,577       6.66%      9,307
Commercial......................       871      0.76%          0      0.00%
Other...........................     2,157      1.87%      3,284      3.16%     3,078       3.12%      4,466
                                  --------    ------    --------    ------    -------     ------    --------
  Total fixed-rate loans........    97,462     84.50%     85,267     81.99%    79,674      80.65%     79,736

Adjustable-Rate Loans:
Real estate:
  One- to four-family...........     1,015      0.88%      1,668      1.60%     2,044       2.07%      2,754
  Home equity...................     4,722      4.09%      5,367      5.16%     6,010       6.08%      7,336
Credit cards....................    10,955      9.50%     10,920     10.50%    10,269      10.39%     10,700
Commercial......................       598      0.52%        400      0.38%       237       0.24%
Other...........................       592      0.51%        374      0.36%       793       0.80%        798
                                  --------    ------    --------    ------    -------     ------    --------
  Total adjustable-rate loans...    17,882     15.50%     18,729     18.01%    19,353      19.35%     21,588
                                  --------    ------    --------    ------    -------     ------    --------
  Total loans...................   115,344    100.00%    103,996    100.00%    99,027     100.00%    101,324

Less:
Deferred fees and discounts.....        21                   (22)                  17                     52
Allowance for losses............    (1,284)               (1,074)                (948)                (1,005)
                                  --------              --------              -------               --------
Total loans receivable, net.....  $114,081              $102,900              $98,096               $100,371
                                  ========              ========              =======               ========

                                             JUNE 30,
                                  ------------------------------
                                    1997            1996
                                  --------   -------------------
                                  PERCENT     AMOUNT    PERCENT
                                  --------   --------   --------
                                      (DOLLARS IN THOUSANDS)
Fixed-Rate Loans:
Real estate:
  One- to four-family...........    28.30%   $28,653      30.11%
  Home equity...................    16.60%    13,285      13.96%
  Commercial....................
Automobile and truck............    20.20%    17,869      18.78%
Unsecured loans.................     9.19%     9,917      10.42%
Commercial......................
Other...........................     4.41%     4,241       4.46%
                                   ------    -------     ------
  Total fixed-rate loans........    78.69%    73,965      77.72%
Adjustable-Rate Loans:
Real estate:
  One- to four-family...........     2.72%     3,069       3.22%
  Home equity...................     7.24%     7,979       8.38%
Credit cards....................    10.56%     9,555      10.04%
Commercial......................
Other...........................     0.79%       599       0.63%
                                   ------    -------     ------
  Total adjustable-rate loans...    21.31%    21,202      22.28%
                                   ------    -------     ------
  Total loans...................   100.00%    95,167     100.00%
Less:
Deferred fees and discounts.....                  62
Allowance for losses............                (558)
                                             -------
Total loans receivable, net.....             $94,671
                                             =======

RESIDENTIAL MORTGAGE LOANS

    IGA originates substantially all of its mortgage loans through its retail branch network. IGA generally underwrites one-to-four family loans based on the applicant's employment, credit history and appraised value of the subject property. Presently, IGA lends up to 95% of the lesser of the appraised value or purchase price for one-to-four-family residential loans. For loans with a loan-to-value ratio in excess of 80%, IGA requires borrowers to obtain private mortgage insurance. As a result, IGA has not experienced any material loss with respect to residential mortgage loans having a loan-to-value ratio greater than 80%. All first mortgage loans require title and hazard insurance, and flood insurance, if necessary, in an amount not less than the value of the property improvements. All mortgage loans must be approved by the Senior Vice President of Lending and loans exceeding $250,000 must be approved by the President of IGA.

    In order to approve a property as security for a loan, IGA requires a satisfactory appraisal by an approved independent appraiser. Independent appraisers must abide by IGA's appraisal policies and must be approved by IGA's Board of Directors.

    IGA currently originates one-to-four family mortgage loans on either a fixed or adjustable basis, as consumer demand dictates. IGA's pricing strategy for mortgage loans includes setting interest rates that are competitive with Fannie Mae and Freddie Mac, other local financial institutions, and IGA's internal needs. Adjustable rate mortgage ("ARM") loans are offered with either a one-year or three-year term to the initial repricing date. After the initial period, the interest rate for each ARM loan generally adjusts annually for the remainder of the term of the loan. IGA uses the United States Treasury Constant Maturity Index to reprice ARM loans. At September 30, 2000, IGA had $49.2 million or 38.15% of its total loan portfolio in one-to-four family mortgage loans and at December 31, 1999, IGA had $43.4 million or 37.66% of its total loan portfolio in one-to-four family mortgage loans.

    COMMERCIAL LOANS

    In 1999, IGA took steps to expand its commercial real estate and commercial business lending program by adopting a commercial lending policy and hiring staff experienced in this area. IGA believes there is significant opportunity in small business lending due to the consolidation of financial institutions in IGA's market area.

    IGA offers a variety of multi-family and commercial real estate loans. These loans are secured primarily by multi-family dwellings, small retail establishments and small office buildings located in IGA's market areas. IGA may, from time to time, participate in commercial real estate construction loans with other lenders. At September 30, 2000, multi-family and commercial real estate loans totaled $4.2 million or 3.25% of IGA's total loan portfolio and at December 31, 1999, multi-family and commercial real estate loans totaled
$3.0 million or 2.60% of IGA's total loan portfolio.

    IGA offers commercial business loans in the form of lines of credit and fixed or adjustable rate term loans. These loans are generally secured by commercial assets, the borrower's personal guarantees and/or personal assets. Commercial business loans typically require monthly payments and have maximum maturities of ten years. At September 30, 2000, commercial business loans totaled $3.1 million or 2.44% of our total loan portfolio and at December 31, 1999, commercial business loans totaled $1.5 million or 1.27% of our total loan portfolio.

    CONSUMER LOANS

    IGA offers a variety of consumer loans, including home equity loans, auto loans, credit card loans, unsecured personal loans, and loans secured by a deposit account.

    At September 30, 2000, consumer loans accounted for $72.4 million or 56.14% of IGA's total loan portfolio. Of this amount, approximately $26.3 million or 20.43% consisted of home equity loans, $28.3 million or 21.97% consisted of automobile loans, $9.7 million or 7.52% consisted of credit card loans and $8.0 million or 6.24% consisted of unsecured personal loans.

    At December 31, 1999, consumer loans accounted for $67.4 million or 58.47% of IGA's total loan portfolio. Of this amount, approximately $24.1 million or 20.96% consisted of home equity loans, $24.4 million or 21.16% consisted of automobile loans, $10.9 million or 9.50% consisted of credit card loans and $7.8 million or 6.86% consisted of unsecured personal loans.

    Consumer loans generally have shorter terms to maturity, which reduces IGA's exposure to changes in interest rates, and these loans carry higher rates of interest than do one-to-four family residential mortgage loans. In addition, management believes that offering consumer loan products helps to expand and create stronger ties to our existing customer base by increasing the number of customer relationships and providing cross-marketing opportunities.

    We do not originate any consumer loans on an indirect basis. Indirect loans are contracts purchased from retailers of goods or services that have extended credit to their customers.

    The underwriting standards employed by IGA for consumer loans include a determination of the applicant's payment history on other debts and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan. Although creditworthiness of the applicant is a primary consideration, with respect to any secured consumer loan, the underwriting process also includes a comparison of the value of the security in relation to the proposed loan amount.

    LOAN ORIGINATIONS, SALES AND REPAYMENTS

    IGA originates loans through referrals from real estate brokers and builders, its own marketing efforts, and from existing and walk-in customers. While IGA originates both adjustable-rate and fixed-rate loans, its ability to originate loans is dependent upon customer demand for loans in its market area and is affected by local competition and the prevailing interest rate environment. IGA sells a limited amount of its mortgage loans and, as a result, these loans are originated according to secondary market guidelines.

    In periods of economic uncertainty, the ability of financial institutions, including IGA, to originate large dollar volumes of loans may be substantially reduced or restricted, with a corresponding decrease in related interest income.

    The following table shows loan origination, sale and repayment activities for the nine months ended September 30, 2000, and for the twelve months ended December 31, 1999, the six months ended December 31, 1998, and the twelve months ended June 30, 1998, 1997 and 1996.

                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                   2000
                                                              --------------
                                                              (IN THOUSANDS)
Originations by type:
Adjustable rate:
  Real estate one- to four-family...........................      $    363
  Commercial................................................         1,551
                                                                  --------
    Total adjustable rate...................................         1,914
                                                                  --------

Fixed rate:
  Real estate one- to four-family...........................         8,424
  Commercial................................................         2,704
  Consumer..................................................        22,295
                                                                  --------
    Total fixed-rate........................................        35,337
                                                                  --------
Total loans originated......................................        37,251
                                                                  ========
Principal repayments........................................       (21,723)
Loans sold..................................................             0
Increase (decrease) in other items, net.....................             0

Net increase................................................      $ 13,614

                                          YEAR ENDED DECEMBER 31,        YEAR ENDED JUNE 30,
                                          -----------------------   ------------------------------
                                             1999         1998        1998       1997       1996
                                          ----------   ----------   --------   --------   --------
                                                               (IN THOUSANDS)
Originations by type:
Adjustable rate:
  Real estate one- to four-family.......   $      0     $      0    $    229   $      0   $      0
                                           --------     --------    --------   --------   --------
    Total adjustable rate...............          0            0         229          0          0
                                           --------     --------    --------   --------   --------

Fixed rate:
  Real estate one- to four-family.......      8,439        7,000      13,574      3,927     17,801
  Commercial............................      1,686        1,408
  Consumer..............................     30,221       12,656      20,379     31,869     23,767
                                           --------     --------    --------   --------   --------
    Total fixed-rate....................   $ 40,346     $ 21,064    $ 33,953   $ 35,796   $ 41,568
                                           --------     --------    --------   --------   --------
Total loans originated..................   $ 40,346     $ 21,064    $ 34,182   $ 35,796   $ 41,568
                                           ========     ========    ========   ========   ========

Principal repayments....................    (28,813)     (16,140)    (31,606)   (27,566)   (29,538)
Loans sold..............................          0            0      (4,873)    (2,073)    (1,677)
Increase (decrease) in other items,
  net...................................       (131)         (77)         22       (457)       360

Net increase............................   $ 11,402     $  4,847    ($ 2,275)  $  5,700   $ 10,713

ASSET QUALITY

    LOAN DELINQUENCIES

    When a borrower fails to make a payment on a loan, a late charge notice is mailed 15 days after the due date. When the loan is 30 days past due, IGA mails a delinquent notice to the borrower. All delinquent accounts are reviewed by a collection officer, who attempts to cause the delinquency to be cured by contacting the borrower. If the loan becomes 60 days delinquent, the collection officer will generally send a personal letter to the borrower requesting payment of the delinquent amount in full, or the establishment of an acceptable repayment plan to bring the loan current within the next 90 days. If the account becomes 90 days delinquent, and an acceptable repayment plan has not been agreed upon, the collection officer will generally refer the account to legal counsel, with instructions to prepare a notice of intent to foreclose with respect to real estate loans or to a collection agency with respect to other loans. The notice of intent to foreclose allows the borrower up to 30 days to bring the account current. During this 30 day period, the collection officer may accept a written repayment plan from the borrower that would bring the account current within the next 90 days. Once the loan becomes 120 days delinquent, and an acceptable repayment plan has not been agreed upon, the collection officer, after receiving approval from the appropriate officer designated by IGA's board of directors, will turn over the account to IGA's counsel with instructions to initiate foreclosure.

    The following table sets forth IGA's loan delinquencies by type, by amount and by percentage of type at September 30, 2000 and December 31, 1999 and 1998.

                                           LOANS DELINQUENT AT SEPTEMBER 30, 2000 FOR:
                                 ---------------------------------------------------------------
                                           60-89 DAYS                    90 DAYS AND OVER              TOTAL DELINQUENT LOANS
                                 ------------------------------   ------------------------------   ------------------------------
                                                       PERCENT                          PERCENT                          PERCENT
                                                       OF LOAN                          OF LOAN                          OF LOAN
                                  NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Real Estate:
  One- to four-family..........      0        $  0       0.00%        2        $ 73       0.06%        2        $ 73       0.06%

Consumer:
  Home equity..................      1          11       0.01%        2          12       0.01%        3          23       0.02%
  Automobile and truck.........      1          20       0.02%        1          29       0.02%        2          49       0.04%
  Credit card loans............     12          41       0.03%        4          13       0.01%       16          54       0.04%
  Commercial...................      1           4       0.00%        0           0       0.00%        1           4       0.00%
  Unsecured loans..............      9          19       0.01%        3          12       0.01%       12          31       0.02%
                                    --        ----       ----        --        ----       ----        --        ----       ----
  Total........................     24        $ 95       0.07%       12        $139       0.11%       36        $234       0.18%
                                    ==        ====       ====        ==        ====       ====        ==        ====       ====

                                           LOANS DELINQUENT AT DECEMBER 31, 1999 FOR:
                                 ---------------------------------------------------------------
                                           60-89 DAYS                    90 DAYS AND OVER              TOTAL DELINQUENT LOANS
                                 ------------------------------   ------------------------------   ------------------------------
                                                       PERCENT                          PERCENT                          PERCENT
                                                       OF LOAN                          OF LOAN                          OF LOAN
                                  NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Real Estate:
  One-to four-family...........      0        $  0       0.00%        2        $ 73       0.17%        2        $ 73       0.17%

Consumer:
  Home equity..................      2          11       0.05%        2          55       0.23%        4          66       0.27%
  Automobile and truck.........      2          15       0.06%        5          21       0.09%        7          36       0.15%
  Credit card loans............     14          39       0.36%        2          11       0.10%       16          50       0.46%
  Commercial...................      0           0       0.00%        1          32       2.18%        1          32       2.18%
  Unsecured loans..............      5           9       0.17%        1           2       0.04%        6          11       0.20%
                                    --        ----       ----        --        ----       ----        --        ----       ----
    Total......................     23        $ 74       0.06%       13        $194       0.17%       36        $268       0.23%
                                    ==        ====       ====        ==        ====       ====        ==        ====       ====

                                           LOANS DELINQUENT AT DECEMBER 31, 1998 FOR:
                                 ---------------------------------------------------------------
                                           60-89 DAYS                    90 DAYS AND OVER              TOTAL DELINQUENT LOANS
                                 ------------------------------   ------------------------------   ------------------------------
                                                       PERCENT                          PERCENT                          PERCENT
                                                       OF LOAN                          OF LOAN                          OF LOAN
                                  NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY    NUMBER     AMOUNT    CATEGORY
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Real Estate:
  One- to four-family..........      1        $130       0.13%        1        $ 16       0.02%        2        $146       0.14%

Consumer:
  Home equity..................      3          74       0.07%        2          64       0.06%        5         138       0.13%
  Automobile and truck.........      4          21       0.02%        7          39       0.04%       11          60       0.06%
  Credit card loans............      3           5       0.00%       15          41       0.04%       18          46       0.04%
  Commercial...................      0           0       0.00%        0           0       0.00%        1           0       0.00%
  Unsecured loans..............      7          34       0.03%        3          10       0.01%       10          44       0.04%
                                    --        ----       ----        --        ----       ----        --        ----       ----
  Total........................     18        $264       0.25%       28        $170       0.16%       46        $434       0.42%
                                    ==        ====       ====        ==        ====       ====        ==        ====       ====

    Non-performing assets are comprised of non-accrual loans, accruing loans that are 90 days or more past due that are insured for credit loss, foreclosed real estate (assets acquired in foreclosures), and restructured loans. Accrual of interest is discontinued for loans that are 90 days or more delinquent, or sooner if IGA believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. Upon discontinuance of interest accrual, all unpaid accrued interest is reversed.

    The following table sets forth the amounts and categories of non-performing assets at September 30, 2000 and December 31, 1999 and 1998 and June 30, 1998, 1997 and 1996. For the periods presented, IGA had no accruing loans 90 days or more past due and had no renegotiated loans.

                                                               DECEMBER 31,                         JUNE 30,
                                          SEPTEMBER 30,   ----------------------      ------------------------------------
                                              2000          1999          1998          1998          1997          1996
                                          -------------   --------      --------      --------      --------      --------
                                                                       (DOLLARS IN THOUSANDS)
Non-accruing loans:
  One- to four-family...................      $  73        $  73         $  16         $  16         $   0         $   0
  Home equity...........................         12           55            64           110           294           194
  Automobile............................         29           21            39            40            42            32
  Credit cards..........................         13           11            41            39           174           163
  Signature loans.......................          2            2            10            21           296           149
  Commercial............................          0           32             0
  Other.................................         10            0             0             0             0            12
                                              -----        -----         -----         -----         -----         -----
    Total...............................        139          194           170           226           806           550

Foreclosed assets.......................          0           17             0             0             0             0

Total non-performing assets.............      $ 139        $ 211         $ 170         $ 226         $ 806         $ 550
                                              =====        =====         =====         =====         =====         =====
Non-performing assets as a percent of
  total loans...........................       0.11%        0.18%         0.16%         0.23%         0.80%         0.58%
                                              =====        =====         =====         =====         =====         =====
Non-performing assets as a percent of
  total assets..........................       0.06%        0.11%         0.10%         0.14%         0.49%         0.34%
                                              =====        =====         =====         =====         =====         =====

ALLOWANCE FOR LOAN LOSSES

    IGA makes a quarterly determination as to an appropriate provision against earnings necessary to maintain an allowance for loan losses that is adequate for probable and reasonably estimated losses. The amount charged to earnings is based upon several factors including regular review of delinquent, classified and non-accrual loans, large loans, and overall portfolio quality, regular examination and review of the loan portfolio by regulatory authorities, analytical review of loan charge-off experience, delinquency rates, other relevant historical and peer statistical ratios and IGA's judgment with respect to local and general economic conditions and their impact on the existing loan portfolio.

    Assessing the adequacy of the allowance for loan losses is inherently subjective because it requires making material estimates, including the amount and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change. In the opinion of management, the allowance when taken as a whole, is adequate to absorb reasonable estimated loan losses inherent in IGA's loan portfolio.

    The following table sets forth activity in IGA's allowance for loan losses for the periods indicated.

                                                                            FOR THE YEAR
                                                                                ENDED                FOR THE YEAR ENDED
                                                       FOR THE NINE         DECEMBER 31,                  JUNE 30,
                                                       MONTHS ENDED      -------------------   ------------------------------
                                                    SEPTEMBER 30, 2000     1999       1998       1998       1997       1996
                                                    ------------------   --------   --------   --------   --------   --------
                                                                             (DOLLARS IN THOUSANDS)
Balance at beginning of period....................        $1,284          $1,074     $  948    $ 1,005     $  558     $  915

Charge-offs:
  Real estate.....................................            13              15         27         36          0          0
  Credit cards....................................            90             216        137        479        208        260
  Commercial......................................            84               0          0          0          0          0
  Other consumer loans............................           108             212         90        757        282        561
                                                          ------          ------     ------    -------     ------     ------
                                                             295             443        254      1,272        490        821
                                                          ------          ------     ------    -------     ------     ------
Recoveries:
  Real estate.....................................             7               0          0          0          0          0
  Credit cards....................................            36              52          0          0          0          0
  Other consumer loans............................            60              81         80        177         90        109
                                                          ------          ------     ------    -------     ------     ------
                                                             103             133         80        177         90        109
                                                          ------          ------     ------    -------     ------     ------
Net charge-offs...................................          (192)           (310)      (174)    (1,095)      (400)      (712)
Additions charged to operations...................           565             520        300      1,038        847        355
                                                          ------          ------     ------    -------     ------     ------
Balance at end of period..........................        $1,657          $1,284     $1,074    $   948     $1,005     $  558
                                                          ======          ======     ======    =======     ======     ======
Ratio of net charge-offs during the period to
  average loans outstanding during the period.....          0.16%           0.28%      0.17%      1.10%      0.40%      0.81%
Ratio of net charge-offs during the period to
  average non-performing assets(1)................        138.13%         146.92%    102.35%    212.21%     59.00%    138.93%

--------------------------

(1) Charge-offs are greater than non-performing assets due to IGA's policy of immediately charging off any loan that it determines to be uncollectable whether or not it has reached 90 days past due at the time of this determination. This policy results in a higher charge-off to non-performing asset ratio because some loans, particularly credit cards and other consumer loans, are charged off prior to their reclassification as a non-performing asset.

    The following table sets forth the distribution of IGA's allowance for loan losses at September 30, 2000, and for the years ended December 31, 1999 and 1998, and June 30, 1998, and 1997.

                                                                     AT SEPTEMBER 30,
                                                                           2000
                                                              -------------------------------
                                                                                     PERCENT
                                                                                     OF LOANS
                                                               AMOUNT       LOAN     IN EACH
                                                               OF LOAN    AMOUNTS    CATEGORY
                                                                LOSS         BY      TO TOTAL
                                                              ALLOWANCE   CATEGORY    LOANS
                                                              ---------   --------   --------
                                                                  (DOLLARS IN THOUSANDS)
One-to-four family..........................................   $  369     $ 49,219     38.17%
Commercial real estate......................................       42        4,197      3.25%
Home equity.................................................      231       26,344     20.43%
Automobile..................................................      275       28,326     21.97%
Credit card.................................................      180        9,692      7.52%
Unsecured loans.............................................      125        5,965      4.63%
Other.......................................................       25        2,074      1.61%
Commercial..................................................      135        3,141      2.44%
Unallocated.................................................      275            0      0.00%
                                                               ------     --------    ------
    Total...................................................   $1,657     $128,958    100.00%
                                                               ======     ========    ======

                                               DECEMBER 31,                      DECEMBER 31,
                                                   1999                              1998
                                      -------------------------------   -------------------------------
                                                             PERCENT                           PERCENT
                                                             OF LOANS                          OF LOANS
                                       AMOUNT       LOAN     IN EACH     AMOUNT       LOAN     IN EACH
                                       OF LOAN    AMOUNTS    CATEGORY    OF LOAN    AMOUNTS    CATEGORY
                                        LOSS         BY      TO TOTAL     LOSS         BY      TO TOTAL
                                      ALLOWANCE   CATEGORY    LOANS     ALLOWANCE   CATEGORY    LOANS
                                      ---------   --------   --------   ---------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
One-to-four family..................   $  342     $ 43,434     37.66%    $    7     $ 40,114     38.57%
Commercial real estate..............       30        2,996      2.60%         0        1,408      1.35%
Home equity.........................      193       24,172     20.96%       211       22,421     21.56%
Automobile..........................      239       24,406     21.16%        36       18,746     18.03%
Credit cards........................      196       10,955      9.50%       128       10,920     10.50%
Unsecured loans.....................      103        5,414      4.69%       276        6,329      6.09%
Other...............................       16        2,498      2.17%         0        3,658      3.52%
Commercial..........................      121        1,469      1.27%         0          400      0.38%
Unallocated.........................       44            0      0.00%       416            0      0.00%
                                       ------     --------    ------     ------     --------    ------
    Total...........................   $1,284     $115,344    100.00%    $1,074     $103,996    100.00%
                                       ======     ========    ======     ======     ========    ======

                                                JUNE 30, 1998                     JUNE 30, 1997
                                       -------------------------------   -------------------------------
                                                              PERCENT                           PERCENT
                                                              OF LOANS                          OF LOANS
                                        AMOUNT       LOAN     IN EACH     AMOUNT       LOAN     IN EACH
                                        OF LOAN    AMOUNTS    CATEGORY    OF LOAN    AMOUNTS    CATEGORY
                                         LOSS         BY      TO TOTAL     LOSS         BY      TO TOTAL
                                       ALLOWANCE   CATEGORY    LOANS     ALLOWANCE   CATEGORY    LOANS
                                       ---------   --------   --------   ---------   --------   --------
                                                            (DOLLARS IN THOUSANDS)
One-to four-family...................    $ 11      $35,799      36.33%    $    5     $ 31,429     31.02%
Commercial real estate...............       0            0       1.35%         0            0      0.00%
Home equity..........................      59       23,174      23.52%       198       24,154     23.84%
Automobile...........................      26       18,844      19.12%        34       20,470     20.20%
Credit cards.........................      69       10,269      10.42%       120       10,700     10.56%
Unsecured loans......................      35        6,577       6.67%       258        9,307      9.19%
Other................................       0        3,871       3.93%         0        5,264      5.20%
Commercial...........................       0            0       0.38%         0            0      0.00%
Unallocated..........................     748            0       0.00%       390           --      0.00%
                                         ----      -------     ------     ------     --------    ------
  Total..............................    $948      $98,534     100.00%    $1,005     $101,324    100.00%
                                         ====      =======     ======     ======     ========    ======

INVESTMENT SECURITIES

    The bank utilizes its investment securities portfolio to enhance earnings and manage its liquidity and interest rate risk. For this reason, IGA's investment securities portfolio is classified as both available for sale and held to maturity.

    The investment policy of IGA and classification of securities are established by its board of directors. It is based on its asset and liability management goals and is designed to provide for a portfolio of high quality liquid investments that optimize interest income. All or a portion of IGA's investment securities portfolio may be utilized to collateralize borrowings from the FHLB or repurchase agreements.

                                                                 SEPTEMBER 30,
                                                                     2000
                                                              -------------------
                                                              CARRYING     % OF
                                                               VALUE      TOTAL
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Federal funds...............................................  $ 4,527       7.90%
Securities held-to-maturity
  Mid-Atlantic Corporate Federal Credit Union:
    Daily share accounts....................................        0       0.00%
    Permanent capital account...............................        0       0.00%
  Federal Home Loan Bank--IOD...............................      350       0.61%
  Mortgage-backed securities................................    3,117       5.44%
  Municipal securities......................................    4,728       8.25%
  FHLB stock................................................    1,000       1.75%
Securities available-for-sale
  U.S. Government and agency obligations....................   35,815      62.52%
  Mortgage-backed securities................................    7,745      13.52%
                                                              -------     ------
    Total investments and federal funds.....................  $57,282     100.00%
                                                              =======     ======

                                                                          DECEMBER 31,
                                                            -----------------------------------------
                                                                   1999                  1998
                                                            -------------------   -------------------
                                                            CARRYING     % OF     CARRYING     % OF
                                                             VALUE      TOTAL      VALUE      TOTAL
                                                            --------   --------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
Federal funds.............................................  $ 6,565      10.69%   $ 8,726      15.49%
Securities held-to-maturity
  Mid-Atlantic Corporate Federal Credit Union:
    Daily share accounts..................................        0       0.00%         0       0.00%
    Permanent capital account.............................        0       0.00%         0       0.00%
    Federal Home Loan Bank--IOD...........................       47       0.08%     1,237       2.20%
    Mortgage-backed securities............................    4,314       7.03%     6,634      11.78%
    Municipal securities..................................    4,760       7.75%     4,902       8.70%
    FHLB stock............................................      834       1.36%       834       1.48%
Securities available-for-sale
  U.S. Government and agency obligations..................   36,023      58.67%    23,824      42.29%
  Mortgage-backed securities..............................    8,859      14.43%    10,176      18.06%
                                                            -------     ------    -------     ------
    Total investments and federal funds...................  $61,402     100.00%   $56,333     100.00%
                                                            =======     ======    =======     ======

                                                                            JUNE 30,
                                                            -----------------------------------------
                                                                   1998                  1997
                                                            -------------------   -------------------
                                                            CARRYING     % OF     CARRYING     % OF
                                                             VALUE      TOTAL      VALUE      TOTAL
                                                            --------   --------   --------   --------
                                                                     (DOLLARS IN THOUSANDS)
Federal funds.............................................  $ 5,134       9.99%   $15,714      26.78%
Securities held-to-maturity
  Mid-Atlantic Corporate Federal Credit Union:
    Daily share accounts..................................    1,994       3.88%     6,144      10.47%
    Permanent capital account.............................    1,111       2.16%     1,587       2.70%
  Federal Home Loan Bank--IOD
  Mortgage-backed securities..............................    9,570      18.61%    14,320      24.40%
  Municipal securities....................................
  FHLB stock..............................................
Securities available-for-sale
  U.S. Government and agency obligations..................   17,457      33.95%     7,199      12.27%
  Mortgage-backed securities..............................   16,150      31.41%    13,724      23.38%
                                                            -------     ------    -------     ------
      Total investments and federal funds.................  $51,416     100.00%   $58,688     100.00%
                                                            =======     ======    =======     ======

    The following table sets forth the contractual maturities and weighted average yield of IGA's investment securities at September 30, 2000 and December 31, 1999.

                                                                     AT
                                                               SEPTEMBER 30,
                                                                    2000
                                                 ------------------------------------------
                                                 LESS THAN    1 TO 3    3 TO 10    OVER 10
                                                  1 YEAR      YEARS      YEARS      YEARS      TOTAL
                                                 ---------   --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Federal funds and other investments............   $4,877      $    0    $     0    $     0    $ 4,877
Securities held-to-maturity....................        0         250        469      2,398      3,117
Securities available-for-sale..................    1,080       7,502     31,743      7,963     48,288
                                                  ------      ------    -------    -------    -------
Total..........................................   $5,957      $7,752    $32,212    $10,361    $56,282
                                                  ======      ======    =======    =======    =======
Weighted average yield.........................     6.63%       5.96%      5.92%      5.91%      5.97%
                                                  ======      ======    =======    =======    =======

                                                                     AT
                                                                DECEMBER 31,
                                                                    1999
                                                 ------------------------------------------
                                                 LESS THAN    1 TO 3    3 TO 10    OVER 10
                                                  1 YEAR      YEARS      YEARS      YEARS      TOTAL
                                                 ---------   --------   --------   --------   --------
                                                                (DOLLARS IN THOUSANDS)
Federal funds and other investments............   $ 6,612     $    0    $     0    $     0    $ 6,612
Securities held-to-maturity....................     2,219        697        952        446      4,314
Securities available-for-sale..................     6,341      8,902     34,013        386     49,642
                                                  -------     ------    -------    -------    -------
Total..........................................   $15,172     $9,599    $34,965    $   832    $60,568
                                                  =======     ======    =======    =======    =======
Weighted average yield.........................      6.10%      6.09%      5.97%      6.17%      5.99%
                                                  =======     ======    =======    =======    =======

    On December 14, 1999, Jade invested $2,500,000 in a two year convertible debenture issued by BankZip.com, a start-up internet banking company for community banks. The debenture is convertible into 1 million shares of common stock upon the earlier of an initial public offering by BankZip or the day prior to the maturity date. JADE, together with three other financial institutions participated in the initial capitalization of BankZip.com, an internet banking company. The total capitalization of BankZip was $13.9 million and JADE contributed $2.5 million in the form of a convertible note. On September 15, 2000, an involuntary bankruptcy petition was filed against ZipFinancial.Com, Inc. by one of its vendors, the petition was subsequently dismissed on October 23, 2000. On November 2, 2000, BankZip completed $410,000 in additional financing. The company has a $1.0 million line of credit from an unrelated third party under which $300,000 has been advanced. The ability to make further draws on the line of credit will be dependent on sales. The company is also seeking $1.5 million to $2.0 million in additional financing. The continued viability of the company is dependent on its ability to raise additional capital. No assurances can be given that the company will be able to raise additional capital. To reflect the uncertainty surrounding this investment, as of September 30, 2000, JADE has established an equity account valuation reserve pursuant to SFAS 115 of 50% or $1.25 million while BankZip seeks additional financing. If the company is unable to raise additional capital, Jade will be required to write off the entire investment and take a charge of approximately $1.5 million after-tax (assuming a 40% effective tax rate).

    SOURCES OF FUNDS

    IGA's sources of funds are deposits, payment of principal and interest on loans, interest earned on or maturation of other investment securities and short-term investments, and funds provided from operations.

    IGA offers a variety of deposit accounts having a wide range of interest rates and terms. IGA's deposits consist of savings accounts, money market deposit accounts, NOW accounts and certificate of deposit accounts. IGA only solicits deposits from its market area and does not use brokers to obtain deposits. IGA primarily relies on competitive pricing policies, advertising and customer service to attract and retain these deposits.

    The flow of deposits is influenced significantly by general economic conditions, changes in money market and prevailing interest rates, and competition.

    IGA attracts deposits from new customers primarily by offering a wide variety of services and accounts, competitive interest rates and convenient service hours. IGA has become more susceptible to short-term fluctuations in deposit flow, as customers have become more interest rate conscious. IGA endeavors to manage the pricing of its deposits in keeping with its asset/liability management, liquidity and profitability objectives. Based on IGA's experience, management believes that IGA's savings and checking accounts are relatively stable sources of funds. However, IGA's ability to attract and maintain certificates of deposit and the rates paid on these deposits has been and will continue to be significantly affected by market conditions.

    The following table sets forth the deposit flows at IGA for the nine months ended September 30, 2000, the twelve months ended December 31, 1999, the six months ended December 31, 1998 and the twelve months ended June 30, 1998, 1997 and 1996.

                                                                                                YEAR
                                        NINE MONTHS ENDED    YEAR ENDED    SIX MONTHS ENDED    ENDED
                                          SEPTEMBER 31,     DECEMBER 31,     DECEMBER 31,     JUNE 30,
                                              2000              1999             1998           1998
                                        -----------------   ------------   ----------------   --------
                                                                (IN THOUSANDS)
Beginning balance.....................       $156,124         $154,888         $143,934       $149,846
Net increase (decrease) before
  interest credited...................          5,522           (4,144)           8,192        (11,387)
Interest credited.....................          4,291            5,380            2,762          5,475
                                             --------         --------         --------       --------
Ending balance........................       $165,937         $156,124         $154,888       $143,934
                                             ========         ========         ========       ========
Net increase (decrease)...............       $  9,813         $  1,236         $ 10,954       $ (5,912)
                                             ========         ========         ========       ========

    The following table sets forth the dollar amount of savings deposits in the various type of deposit programs IGA offered at September 30, 2000, December 31, 1999, and December 31, 1998.

                                                               AT SEPTEMBER 30,
                                                                     2000
                                                              -------------------
                                                                         PERCENT
                                                               AMOUNT    OF TOTAL
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Transaction Accounts:
  Savings accounts..........................................  $ 72,048     43.42%
  NOW accounts..............................................    10,893      6.56%
  Money market accounts.....................................    11,979      7.22%
  PECO 401k Employee Savings Plan...........................         0      0.00%
                                                              --------    ------
    Total non-certificates..................................    94,920     57.20%
                                                              ========    ======
Certificates:
  3.00 - 3.99%..............................................         0      0.00%
  4.00 - 4.99%..............................................     7,192      4.33%
  5.00 - 5.99%..............................................    23,878     14.39%
  6.00 - 6.99%..............................................    36,186     21.81%
  7.00 - 7.99%..............................................     3,761      2.27%
                                                              --------    ------
    Total certificates......................................    71,017     42.80%
                                                              ========    ======
  Total deposits............................................  $165,937    100.00%
                                                              ========    ======

                                                                         AT DECEMBER 31,
                                                           --------------------------------------------
                                                                  1999                     1998
                                                           -------------------      -------------------
                                                                      PERCENT                  PERCENT
                                                            AMOUNT    OF TOTAL       AMOUNT    OF TOTAL
                                                           --------   --------      --------   --------
                                                                                        (DOLLARS IN
                                                                                        THOUSANDS)
Transaction Accounts:
  Savings accounts......................................   $ 68,615     43.95%      $ 70,292     45.38%
  NOW accounts..........................................      9,600      6.15%        10,526      6.80%
  Money market accounts.................................      9,757      6.25%         9,265      5.98%
  PECO 401k Employee Savings Plan.......................          0      0.00%             0      0.00%
                                                           --------    ------       --------    ------

    Total non-certificates..............................     87,972     56.35%        90,073     58.15%
                                                           ========    ======       ========    ======
Certificates:
  3.00 - 3.99%..........................................        693      0.44%         1,622      1.05%
  4.00 - 4.99%..........................................     29,777     19.07%        11,171      7.21%
  5.00 - 5.99%..........................................     19,691     12.61%        41,900     27.05%
  6.00 - 6.99%..........................................     16,492     10.56%         8,608      5.56%
  7.00 - 7.99%..........................................      1,499      0.96%         1,514      0.98%
                                                           --------    ------       --------    ------
  Total certificates....................................     68,152     43.65%        64,815     41.85%
                                                           ========    ======       ========    ======
  Total deposits........................................   $156,124    100.00%      $154,888    100.00%
                                                           ========    ======       ========    ======

    The following table shows rate and maturity information for IGA's certificates of deposit at September 30, 2000 and December 31, 1999.

                                                                 AT SEPTEMBER 30, 2000
                                            ----------------------------------------------------------------
                                            LESS THAN    1 TO 2     2 TO 3     3 TO 4     4 TO 5
                                             1 YEAR      YEARS      YEARS      YEARS      YEARS      TOTAL
                                            ---------   --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS)
3.00 - 3.99%..............................   $     0     $    0     $    0     $   0      $    0    $     0
4.00 - 4.99%..............................   $ 7,065     $  127     $    0     $   0      $    0      7,192
5.00 - 5.99%..............................    20,906      1,742        470       656         104     23,878
6.00 - 6.99%..............................    28,901      4,121      2,126         0       1,038     36,186
7.00 - 7.99%..............................       144          0         89        21       3,507      3,761
                                             -------     ------     ------     -----      ------    -------
Total certificates of deposit.............   $57,016     $5,990     $2,685     $ 677      $4,649    $71,017
                                             =======     ======     ======     =====      ======    =======

                                                                  AT DECEMBER 31, 1999
                                            ----------------------------------------------------------------
                                            LESS THAN    1 TO 2     2 TO 3     3 TO 4     4 TO 5
                                             1 YEAR      YEARS      YEARS      YEARS      YEARS      TOTAL
                                            ---------   --------   --------   --------   --------   --------
                                                                     (IN THOUSANDS)
3.00 - 3.99%..............................       693    $     0     $    0     $    0       $0      $ 1,622
4.00 - 4.99%..............................    27,669    $23,090     $   18     $    0       $0       29,777
5.00 - 5.99%..............................    16,610        912      1,133      1,036        0       19,691
6.00 - 6.99%..............................    12,012      2,982      1,498          0        0       16,492
7.00 - 7.99%..............................     1,499          0          0                            1,499
                                             -------    -------     ------     ------       --      -------
Total certificates of deposit.............   $58,483    $ 5,984     $2,649     $1,036       $0      $68,152
                                             =======    =======     ======     ======       ==      =======

    The following table presents the amount of our certificates of deposit of $100,000 or more by the time remaining until maturity at September 30, 2000 and December 31, 1999.

                    AT SEPTEMBER 30, 2000
                    ---------------------
MATURITY                                              AMOUNT
--------                                             --------
                       (IN THOUSANDS)
Three months or less...............................  $ 3,574
3 to 6 months......................................    2,366
6 to 12 months.....................................    2,319
Over 12 months.....................................    1,353
                                                     -------
Total..............................................  $ 9,612
                                                     =======

                    AT DECEMBER 31, 1999
                    --------------------
MATURITY                                              AMOUNT
--------                                             --------
                       (IN THOUSANDS)
Three months or less...............................  $ 3,565
3 to 6 months......................................    2,416
6 to 12 months.....................................    3,418
Over 12 months.....................................      602
                                                     -------
Total..............................................  $10,001
                                                     =======

BORROWINGS

    IGA is a member of the Federal Home Loan Bank of Pittsburgh. As a member of the Federal Home Loan Bank of Pittsburgh, IGA is eligible to obtain advances from the Federal Home Loan Bank of Pittsburgh, provided certain standards related to creditworthiness have been met. Such advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. Federal Home Loan Bank of Pittsburgh advances are generally available to meet seasonal demand and other withdrawals of deposit accounts and to expand lending, as well as to aid the efforts of member to establish better asset and liability management through the extension of maturities of liabilities. At September 30, 2000 and at December 31, 1999, FHLB borrowings totaled $20.0 million and $15.0 million, respectively. For all previous reporting periods, IGA had no borrowed funds.

CAPITAL ADEQUACY

    IGA is required to maintain minimum ratios of Tier I and risk based capital to total "risk weighted" assets and a minimum core capital ratio, as defined by the OTS. At December 31, 1999, IGA was required to have minimum Tier I and risk based capital ratios of 4.0% and 8.0%, respectively, and a minimum core capital ratio of 4.0%. IGA's actual Tier I and risked based ratios at September 30, 2000 were 16.84% and 18.07%, respectively, and the bank's core capital ratio was 10.42%. These ratios exceed the requirements for classification as a "well-capitalized" institution, the industry's highest capital category. Following are IGA's capital ratios at September 30, 2000 and December 31, 1999 and 1998:

                                                                                                 TO BE WELL
                                                                                                CAPITALIZED
                                                                         FOR CAPITAL            UNDER PROMPT
                                                                          ADEQUACY            CORRECTVE ACTION
                                                                          PURPOSES               PROVISIONS
                                                ACTUAL    CAPITAL    -------------------   ----------------------
                                                AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT        RATIO
                                               --------   --------   --------   --------   --------      --------
                                                                     (DOLLARS IN THOUSANDS)
As of September 30, 2000:
  Tangible capital
    (to tangible assets).....................  $22,351     10.42%    $ 3,217      1.5%         N/A         N/A
  Core capital
    (to adjusted tangible assets)............   22,351     10.42%      6,435      3.0%      10,725         5.0%
  Tier I capital
    (to risk-weighted assets)................   22,351     16.84%      8,850      4.0%       7,966         6.0
  Risk-based capital
    (to risk-weighted assets)................   23,985     18.07%     10,622      8.0%      13,278        10.0

As of December 31, 1999:
  Tangible capital
    (to tangible assets).....................  $22,691      11.4%    $ 2,668      1.5%         N/A         N/A
  Core capital
    (to adjusted tangible assets)............   22,691      11.4       5,336      3.0        8,893         5.0%
  Tier I capital
    (to risk-weighted assets)................   22,691     19.26       7,964      4.0        6,010         6.0
  Risk-based capital
    (to risk-weighted assets)................   23,975     20.35       9,425      8.0       10,117        10.0

As of December 31, 1998:
  Tangible capital
    (to tangible assets).....................   15,365       8.9%      2,567      1.5          N/A         N/A
  Core capital
    (to adjusted tangible assets)............   15,365       8.9       5,135      3.0        8,559         5.0
  Tier I capital
    (to risk-weighted assets)................   15,365      15.7       3,911      4.0        5,867         6.0
  Risk-based capital
    (to risk-weighted assets)................   16,439      16.8       7,822      8.0        9,778        10.0

    IMPACT OF NEW FINANCIAL ACCOUNTING STANDARDS

    FASB STATEMENT ON REPORTING COMPREHENSIVE INCOME. In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130. SFAS No. 130 requires Jade to classify items of other comprehensive income by their nature in the financial statements and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of equity. SFAS No. 130 was effective for fiscal years beginning after December 15, 1997. The adoption of this standard did not have a material impact on Jade's consolidated financial statements.

    FASB STATEMENT ON DISCLOSURE OF INFORMATION ABOUT CAPITAL STRUCTURE. In February 1997, the FASB issued SFAS No. 129. SFAS No. 129 incorporates the disclosure requirements of APB Opinion No. 15, Earnings per Share, and makes them applicable to all public and nonpublic entities that have issued securities addressed by the statement. APB Opinion No. 15 requires disclosure of descriptive information about securities that is not necessarily related to the computation of earnings per share. This statement continues the previous requirements to disclose certain information about an entity's capital structure found in APB Opinions No. 10, Omnibus Opinion-1966, and No. 15, Earnings per Share, and FASB Statement No. 47, Disclosure of Long-Term Obligations, for entities that were subject to the requirements of those standards. FASB No. 129 was effective for financial statements for periods ending after December 15, 1997. SFAS No. 129 was adopted by Jade in the initial period following consummation of the public offering.

    FASB STATEMENT ON DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. In June 1997, the FASB issued SFAS No. 131. SFAS No. 131 established standards for the way public enterprises are to report information about operating segments in annual financial statements and required those enterprises to report selected information about operating segments in interim financial reports. SFAS No. 131 was effective for financial statements for periods beginning after December 15, 1997. The adoption of this standard did not have a material impact on Jade's consolidated financial statements.

    FASB STATEMENT ON EMPLOYERS' DISCLOSURES ABOUT PENSIONS AND OTHER POST-RETIREMENT BENEFITS. In February 1998, the FASB issued SFAS No. 132. SFAS No. 132 revised employers' disclosures about pension and other post-retirement benefit plans. SFAS No. 132 did not change the measurement or recognition of those plans and was effective for fiscal years beginning after December 15, 1997. The adoption of this standard did not have a material impact on Jade's consolidated financial statements.

    FASB STATEMENT ON ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1998, the FASB issued SFAS No. 133. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments imbedded in other contracts (collectively referred to as "derivatives") and for hedging activities. SFAS
No. 133 required that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as (i) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (ii) a hedge of the exposure of variable cash flows of a forecasted transaction, or (iii) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. SFAS No. 133 was effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Jade has no activity subject to SFAS 133.

    FASB STATEMENT ON ACCOUNTING FOR MORTGAGE-BACKED SECURITIES RETAINED AFTER THE SECURITIZATION OF MORTGAGE LOANS HELD FOR SALE BY A MORTGAGE BANKING ENTERPRISE. In October 1998, the FASB issued

SFAS No. 134 which changed the way mortgage banking firms account for certain securities and other interests they retain after securitizing mortgage loans that were held for sale. Under previous practice, a bank that securitized credit card receivables had a choice in how it classified any retained securities based on its intent and ability to hold or sell those investments. SFAS No. 134 gave mortgage banking firms the opportunity to apply the same intent-based accounting that is applied by other companies. SFAS No. 134 was effective for the fiscal quarter beginning after December 15, 1998. The adoption of SFAS No. 134 has not had a material impact on Jade's financial condition or results of operations.

                     DESCRIPTION OF PSB CAPITAL SECURITIES

    The authorized capital stock of PSB consists of 15,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock, no par value. As of September 30, 2000, there were 4,455,007 shares of PSB common stock issued and outstanding, no shares of preferred stock issued and outstanding and 87,500 shares held by PSB as treasury stock. There are no other shares of capital stock of PSB, issued or outstanding. PSB has 246,089 options outstanding under PSB's stock option plans. There are no other options, warrants, or rights issued, or outstanding.

COMMON STOCK

    The holders of PSB common stock are entitled to share ratably in dividends when and if declared by the PSB Board of Directors from funds legally available therefor. Declaration and payment of cash dividends by PSB depends upon dividend payments by First Penn Bank, which is PSB's primary source of revenue and cash flow. As of December 31, 2000, PSB has not paid a dividend to its shareholders. PSB is a legal entity separate and distinct from its subsidiaries. Accordingly, the right of PSB, and consequently the right of creditors and shareholders of PSB, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of PSB in its capacity as a creditor may be recognized.

    Presently, the holders of shares of PSB common stock possess exclusive voting rights in PSB. Each holder of shares of PSB common stock is entitled to one vote for each share held on matters upon which shareholders have the right to vote. PSB shareholders are not entitled to cumulate votes in the election of directors.

    The PSB Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of PSB are elected at each annual meeting of shareholders of PSB. Classification of the PSB Board of Directors has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the PSB Board of Directors and thereby could impede a change in control of PSB.

    The holders of PSB common stock have no preemptive rights to acquire any additional shares of PSB. In addition, PSB common stock is not subject to redemption.

    In the event of liquidation, dissolution, or winding-up of PSB, whether voluntary or involuntary, holders of PSB common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor).

SPECIAL CHARTER AND PENNSYLVANIA CORPORATE LAW PROVISIONS

    PSB's Articles of Incorporation and Restated Bylaws contain provisions that have the effect of deterring or discouraging, among other things, a non-negotiated tender or exchange offer for PSB stock, a proxy contest for control of PSB, the assumption of control of PSB by a holder of a large block of PSB stock and the removal of PSB's management. These provisions:

        (1) divide the PSB Board of Directors into three classes serving staggered three-year terms;

        (2) require a supermajority vote of directors (80% until January 1, 2006 and 66 2/3% thereafter) to increase the size of any class of the Board of Directors;

        (3) require a supermajority vote of directors and shareholders (80% of directors and 80% of shareholders until January 1, 2006 and 66 2/3% of directors and a majority of shareholders thereafter) to approve certain mergers, asset sales and similar transactions if the transaction is not approved, in advance, unanimously by the PSB Board of Directors;

        (4) prohibit shareholders' actions without a meeting;

        (5) require any person or group who or which becomes the beneficial owner of 25% or more of the outstanding shares of PSB common stock to offer to purchase all other outstanding shares of such common stock for cash at a price equal to the highest price paid by that person or group for any such shares of common stock or, if the Board of Directors so elects, at fair market value determined by an investment banking firm selected by the Board of Directors;

        (6) require a supermajority vote of shareholders and directors to approve the repeal or amendment of certain provisions of the Articles of Incorporation and Restated Bylaws;

        (7) eliminate cumulative voting in elections of directors;

        (9) require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

    The Pennsylvania Business Corporation Law also contains certain provisions applicable to PSB that may have the effect of impeding a change in control of PSB. These provisions, among other things:

        (1) prohibit for five years, subject to certain exceptions, a "business combination" (which includes a merger or consolidation of the corporation or a sale, lease, or exchange of assets) with a shareholder or group of shareholders beneficially owning 20% or more of a public corporation's voting power;

        (2) require disgorgement by any person or group who or which has acquired or publicly disclosed an intent to acquire 20% or more of a public corporation's voting power of any profit realized from the sale of any shares acquired within specified time periods of such acquisition or disclosure if the shares are sold within eighteen months thereafter; and

        (3) generally prohibit a person or group who or which exceeds certain stock ownership thresholds (20%, 33 1/3% and 50%) for the first time from voting the "control shares" (I.E., the shares owned in excess of the applicable threshold) unless voting rights are restored by a vote of disinterested shareholders.

    In 1990, Pennsylvania adopted legislation further amending the Pennsylvania Business Corporation Law. This legislation generally:

        (1) expands the factors and groups (including shareholders) that the PSB Board of Directors can consider in determining whether a certain action is in the best interests of the corporation;

        (2) provides that the PSB Board of Directors need not consider the interests of any particular group as dominant or controlling;

        (3) provides that PSB's directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

        (4) provides that actions relating to acquisitions of control that are approved by a majority of "disinterested directors" are presumed to satisfy the directors' standard, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

        (5) provides that the fiduciary duty of PSB's directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

    The 1990 amendments to the Pennsylvania Business Corporation Law explicitly provide that the fiduciary duty of directors shall not be deemed to require directors:

        (1) to redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

        (2) to render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions, or disgorgement by certain controlling shareholders following attempts to acquire control; or

        (3) to act as the board of directors, a committee of the board or an individual director solely because of the effect such action might have on an acquisition or potential or proposed acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

    One of the effects of the 1990 fiduciary duty statutory provisions may be to make it more difficult for a shareholder to successfully challenge the actions of the PSB Board of Directors in a potential change in control context. Pennsylvania case law appears to provide that the fiduciary duty standard under the 1990 amendments to the Pennsylvania Business Corporation Law grants directors the statutory authority to reject or refuse to consider any potential or proposed acquisition of the corporation.

                        COMPARISON OF SHAREHOLDER RIGHTS

    If the merger is completed, Jade's ESOP will become a shareholder of PSB, and its rights as a shareholder will be determined by the Pennsylvania Business Corporation Law of 1988, as amended, and by PSB's Articles of Incorporation and Bylaws. There are no material differences between the rights of holders of PSB common stock and the rights of holders of Jade common stock.

                                  ADJOURNMENT

    In the event that we do not have a quorum or sufficient votes to approve the merger agreement at the special meeting, we intend to adjourn the meeting to further solicit proxies. We can only use proxies we have received at the time of the special meeting to vote for adjournment, if necessary, by submitting the question of adjournment to you as a separate matter for your consideration.

    The Boards of Directors of Jade recommends that shareholders vote their proxies in favor of the adjournment proposal so that their proxies may be used to vote for adjournment if it becomes necessary. Properly executed proxies will be voted in favor of the adjournment proposal unless the proxies indicate otherwise. If it is necessary to adjourn either of the special meetings, we will not give notice of the time and place of the adjourned meeting to shareholders other than an announcement at the special meeting.

                                    EXPERTS

    The consolidated financial statements of PSB, as of December 31, 1999, 1998 and 1997, appearing elsewhere in this proxy statement/prospectus have been audited by Stockton Bates & Company, independent auditors. Such consolidated financial statements are included in reliance upon such reports given upon the authority of Stockton Bates & Company as experts in accounting and auditing.

    The consolidated financial statements of Jade as of December 31, 1999 and 1998, appearing elsewhere in this proxy statement/prospectus, have been included in reliance upon the report of Stockton Bates & Company, independent auditors. Such consolidated financial statements are included in reliance upon such reports given upon the authority of Stockton Bates & Company as experts in accounting and auditing.

                                 LEGAL MATTERS

    The law firm of Dilworth Paxson LLC., will pass on the validity of the PSB common stock issued in the merger and certain other legal matters relating to the merger for PSB.

                                 OTHER MATTERS

    As of the date of this proxy statement/prospectus, the Board of Directors of Jade knew of no matters shareholders may present for consideration at the special meeting other than as set forth in this proxy statement/prospectus. However, if a shareholder presents any other matter at the special meetings, the forms of proxy confer discretionary authority to the individuals named as proxy holders to vote the shares represented by the proxy on these matters.

                             SHAREHOLDER PROPOSALS

    If necessary, Jade's 2001 Annual Meeting of Shareholders will be held on or about May 5, 2001.

    Jade must receive any shareholder proposal for the 2001 Annual Meeting of Shareholders at its principal offices not later than February 28, 2001, for it to be considered for inclusion in Jade's proxy materials for that annual meeting. Jade will not include in its proxy materials a shareholder proposal submitted after February 28, 2001, or which does not otherwise meet the requirements of the applicable regulations relating to shareholder proposals, but the shareholder may nonetheless present the proposal at the annual meeting of shareholders in 2001. If the shareholder intending to present a proposal has not provided Jade notice of the matter on or before February 7, 2000, the proxyholders of the Board of Directors would have discretionary authority to vote on the proposal at the Meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

    PSB and Jade are subject to the informational requirements of the Securities Exchange Act of 1934 and files reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information PSB and Jade file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PSB and Jade's SEC filings are also available on the Securities and Exchange Commission's Internet site at http://www.sec.gov.

    PSB filed a Registration Statement on Form S-4 (No.       ) to register with
the Securities and Exchange Commission the PSB common stock issuable to the IGA ESOP in the merger. This proxy statement/prospectus is a part of that Registration Statement and constitutes a prospectus of PSB in addition to being a proxy statement of Jade for its special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

    Such additional information may be obtained from the Commission's principal office in Washington, D.C. or web site. Statements contained in this proxy statement or in any document incorporated by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

    PSB has supplied all information contained or incorporated by reference in this proxy statement/ prospectus relating to PSB. Jade has supplied all information contained in this proxy statement/ prospectus relating to Jade.

                       CONSOLIDATED FINANCIAL STATEMENTS

                            ------------------------

                               PSB BANCORP, INC.

                                                                PAGE
                                                              --------
PSB Independent Auditors Report.............................     F-2

PSB Consolidated Statement of Financial Condition for the
  years ended December 31, 1999 and 1998....................     F-4

PSB Consolidated Statement of Income for the years ended
  December 31, 1999, 1998 and 1997..........................     F-5

PSB Consolidated Statement of Stockholder's Equity for the
  years ended December 31, 1999, 1998 and 1997..............     F-6

PSB Consolidated Statement of Cash Flows for the years ended
  December 31, 1999, 1998 and 1997..........................     F-7

PSB Notes to Financial Statements...........................    F-10

----------------------------------------------------------------------
                         JADE FINANCIAL CORP.

Jade Independent Auditors Report............................    F-52

Jade Consolidated Statement of Financial Condition for the
  years ended December 31, 1999 and 1998....................    F-54

Jade Consolidated Statement of Income for the year ended
  December 31, 1999, the six month period ended
  December 31, 1998, and the year ended June 30, 1998.......    F-55

Jade Consolidated Statement of Stockholder Equity for the
  years ended December 31, 1999 and 1998 and June 30, 1998
  and 1997..................................................    F-56

Jade Consolidated Statement of Cash Flows for the years
  ended December 31, 1999 and June 30, 1998 and for the six
  month period ended December 31, 1998......................    F-57

Jade Notes to Financial Statements..........................    F-59

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
PSB Bancorp, Inc.
Philadelphia, Pennsylvania

    We have audited the accompanying consolidated statement of financial condition of PSB Bancorp, Inc. and Subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of income, stockholders' equity, cash flows and comprehensive income for each of the three years ended December 31, 1999, 1998 and 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. As discussed in Note 1, the consolidated financial statements of PSB Bancorp, Inc. and Subsidiaries for December 31, 1998 and 1997 were restated for the 1999 pooling of interest transaction with First Bank of Philadelphia. We did not audit the separate financial statements of First Bank of Philadelphia for 1998 and 1997, which report total assets constituting 28% of the consolidated total assets and total interest income constitutes 34% of the consolidated totaled interest income for December 31, 1998 and total interest income constitutes 36% of the consolidated totaled interest income for December 31, 1997. Those statements were audited by other auditors whose report dated January 29, 1999 and January 28, 1998 have been furnished to us, and our opinion insofar as it relates to the amounts included for First Bank of Philadelphia is based solely on the report of the other auditors.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial condition of PSB Bancorp, Inc. and Subsidiary at December 31, 1999 and 1998, the results of their operations and their cash flows for each of the three years ended December 31, 1999, 1998 and 1997 in conformity with generally accepted accounting principles.

                                          Stockton Bates, LLP
                                          Certified Public Accountants

Philadelphia, Pennsylvania
March 17, 2000

                        PSB BANCORP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                           DECEMBER 31, 1999 AND 1998

                        PSB BANCORP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                   YEAR ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1999        1998
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                 PER SHARE DATA)
                                      ASSETS
CASH AND CASH EQUIVALENTS:
  Cash and due from banks...................................  $  7,921    $  2,126
  Interest bearing deposits in other financial
    institutions............................................     9,354      45,401
INVESTMENTS:
  Investment securities available-for-sale, at fair value...    21,890      18,038
  Mortgage-backed securities available-for-sale, at fair
    value...................................................    45,951      22,074
  Investment securities held-to-maturity (fair value of
    $3,779,400 and $4,005,600)..............................     4,000       3,996
  Mortgage-backed securities held-to-maturity (fair value of
    $1,031,525 and $1,404,753)..............................     1,006       1,327
INVESTMENTS (Other) (See Note 21)...........................     4,545           0
LOANS RECEIVABLE (Net)......................................   167,787     121,240
LOANS HELD FOR SALE.........................................     8,221       6,938
REAL ESTATE:
  Acquired in settlement of loans...........................     1,047       1,277
OFFICE PROPERTIES AND EQUIPMENT, (Net of Accumulated
  Depreciation).............................................     1,692       1,619
ACCRUED INTEREST RECEIVABLE.................................     2,446       1,702
PREPAID EXPENSES AND OTHER ASSETS...........................     3,748       1,748
                                                              --------    --------
    TOTAL ASSETS............................................  $279,608    $227,486
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
  Deposits:
    Non-interest bearing....................................  $ 14,720    $ 20,830
    Interest bearing........................................   178,490     165,920
                                                              --------    --------
                                                               193,210     186,750
                                                              --------    --------
  Securities purchased under agreements to resell...........    15,640       2,495
  Advances from Federal Home Loan Bank......................    34,000
  Income taxes payable......................................        45         465
  Accrued interest payable on savings accounts..............       515         502
  Employee Stock Ownership Plan debt........................                   234
  Accrued expenses and other liabilities....................       151         910
                                                              --------    --------
    Total liabilities.......................................   243,561     191,356
                                                              --------    --------
STOCKHOLDERS' EQUITY:
  Common stock, no par value, 15,000,000 shares authorized;
    4,538,483 shares issued and outstanding for
    December 31, 1999 and 1998
  Additional paid-in capital................................    40,873      40,790
  Employee Stock Ownership Plan.............................    (1,359)     (1,443)
  Retained earnings.........................................    (1,136)     (3,220)
  Accumulated other comprehensive income....................    (2,331)          3
                                                              --------    --------
    Total stockholders' equity..............................    36,047      36,130
                                                              --------    --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..............  $279,608    $227,486
                                                              ========    ========

                            (See Accompanying Notes)

                        PSB BANCORP, INC. AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
INTEREST AND DIVIDEND INCOME:
  Interest on loans.........................................  $13,457    $11,326    $10,087
  Investment securities.....................................    4,165      1,560      2,025
  Interest-earning deposits.................................      939      2,340      1,725
                                                              -------    -------    -------
    Total interest income...................................   18,561     15,226     13,837
                                                              -------    -------    -------
INTEREST EXPENSE:
  Interest on deposits......................................    8,270      7,775      7,345
  Interest on borrowings....................................      949
  Interest--other...........................................        0         25         31
                                                              -------    -------    -------
    Total interest expense..................................    9,219      7,800      7,376
                                                              -------    -------    -------
    Net interest income.....................................    9,342      7,426      6,461
  Provision for loan losses.................................      200        283         60
                                                              -------    -------    -------
    Net interest income after provision for loan losses.....    9,142      7,143      6,401
                                                              -------    -------    -------
NONINTEREST INCOME..........................................      913      1,373      1,168

NONINTEREST EXPENSE:
  Compensation and employee benefits........................    3,601      3,252      3,041
  Premises and occupancy costs..............................    1,290      1,260      1,308
  Federal insurance premiums................................       87         84         88
  Data processing...........................................      237        211        191
  Advertising...............................................      140        111         81
  Directors fees............................................      215        224        232
  General insurance.........................................      157         90         78
  Professional fees.........................................    1,064         95        120
  Other.....................................................    1,407      1,183        973
                                                              -------    -------    -------
    Total noninterest expense...............................    8,198      6,510      6,112
                                                              -------    -------    -------
INCOME BEFORE PROVISION FOR INCOME TAX......................    1,857      2,006      1,457
  Provision for federal and state income tax:
    Current.................................................      460        465        308
    Deferred................................................     (687)      (123)        37
                                                              -------    -------    -------
      Total income tax provision............................     (227)       342        345
                                                              -------    -------    -------
NET INCOME..................................................  $ 2,084    $ 1,664    $ 1,112
                                                              =======    =======    =======
BASIC EARNINGS PER SHARE....................................  $   .48    $   .38    $   .49
                                                              =======    =======    =======
DILUTED EARNINGS PER SHARE..................................  $   .40    $   .32    $   .38
                                                              =======    =======    =======

                            (See Accompanying Notes)

                        PSB BANCORP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

                                                               EMPLOYEE                 ACCUMULATED
                                                 ADDITIONAL     STOCK      RETAINED        OTHER                      RETAINED
                                       COMMON     PAID-IN     OWNERSHIP    EARNINGS    COMPREHENSIVE               COMPREHENSIVE
                                       STOCK      CAPITAL        PLAN      (DEFICIT)       INCOME        TOTAL      INCOME LOSS
                                      --------   ----------   ----------   ---------   --------------   --------   --------------
                                                                            (IN THOUSANDS)
BALANCE, DECEMBER 31, 1996..........  $ 1,614     $ 23,806     $  (356)     $(6,243)      $   (70)      $18,751       $    --
  Net income for the year ended
    December 31, 1997...............                                          1,112            --         1,112         1,112
  Employee Stock Ownership Plan:
    Shares released.................       --           --          61           --            --            61            --
  Other comprehensive income, net of
    tax:
    Change in unrealized loss on
      investment and mortgage-backed
      securities
      available-for-sale............       --           --          --           --            60            60            60
                                      -------     --------     -------      -------       -------       -------       -------
                                                                                                                      $ 1,172
                                                                                                                      =======
BALANCE, DECEMBER 31, 1997..........    1,614       23,806        (295)      (5,131)          (10)       19,984            --
                                      -------     --------     -------      -------       -------       -------       -------
  Net income for the year ended
    December 31, 1998...............                                          1,664                       1,664       $ 1,664
  Employee Stock Ownership Plan:
    Shares released.................       --          (19)        141           --            --           122            --
  Other comprehensive income (loss),
    net of tax:
    Change in unrealized loss on
      investment and mortgage-backed
      securities
      available-for-sale............       --           --          --           --            13            13            13
  Cash of PSB Mutual Holding Company
    from merger of PSB Mutual
    Holding Company and Pennsylvania
    Savings Bank upon completion of
    Conversion and Reorganization...       --           --          --          247            --           247            --
  Issuance of common stock to
    Employee Stock Ownership Plan
    upon completion of Conversion
    and Reorganization..............       --           --      (1,289)          --            --        (1,289)           --
  Exchange of Pennsylvania Savings
    Bank common stock for PSB
    Bancorp, Inc. common stock upon
    completion of Conversion and
    Reorganization..................   (1,195)       1,195          --           --            --            --            --
  Issuance of common stock upon
    completion of Conversion and
    Reorganization..................       --       16,107          --           --            --        16,107            --
  Expenses relating to stock
    offering........................       --         (718)         --           --            --          (718)           --
                                      -------     --------     -------      -------       -------       -------       -------
                                                                                                                      $ 1,677
                                                                                                                      =======
BALANCE, DECEMBER 31, 1998..........      419       40,371      (1,443)      (3,220)            3        36,130            --
                                      -------     --------     -------      -------       -------       -------       -------
  Net income for the year ended
    December 31, 1999...............                                          2,084            --         2,084       $ 2,084
  Issuance of common stock to
    Management Recognition Plan.....   21,390      232,615          --           --            --       254,005            --
  Employee Stock Ownership Plan:
    Shares released.................       --           83          84           --            --           167            --
  Exchange of common stock from
    merger of Pennsylvania Savings
    Bank and First Bank of
    Philadelphia....................     (419)         419          --           --            --            --            --
  Other comprehensive income, net of
    tax:
    Change in unrealized loss on
      investment and mortgage-backed
      securities
      available-for-sale............       --           --          --           --        (2,334)       (2,334)       (2,334)
                                      -------     --------     -------      -------       -------       -------       -------
BALANCE, DECEMBER 31, 1999..........  $   -0-     $ 40,873     $(1,359)     $(1,136)      $(2,331)      $36,047       $  (250)
                                      =======     ========     =======      =======       =======       =======       =======

                            (See Accompanying Notes)

                        PSB BANCORP, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  2,084   $  1,664   $  1,112
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Amortization of premium/discount on mortgage-backed
      securities............................................        51         (7)         2
    Depreciation and amortization...........................       277        348        388
    Write-down and expenses of real estate owned............       234         95          8
    Gain (loss) on sale of real estate......................        20        (37)       (31)
    Gain on sale of property and equipment..................        --          9         --
    Gain (loss) on sale of loans............................       372       (863)      (556)
    Provision for losses on loans...........................       200        283         60
    Deferred taxes..........................................      (564)        37         37
    Compensation expense--Employee Stock Ownership Plan.....        84         61         --
    Change in assets and liabilities:
      (Increase) decrease in loans held-for-sale............    (1,283)       500     (1,421)
      Increase in accrued interest receivable...............      (744)       (11)       (68)
      Increase in prepaid expenses..........................      (220)       (25)      (366)
      Increase in prepaid corporate taxes...................      (336)        (3)       (54)
      Increase (decrease) in corporate taxes payable........      (420)       157        166
      Increase (decrease) in accrued pension cost...........        --         (7)        (3)
      Increase in accrued interest payable..................        14         20         70
      Increase (decrease) in accrued expenses...............      (660)       (72)       271
                                                              --------   --------   --------
    Total adjustments.......................................    (2,975)       485     (1,497)
                                                              --------   --------   --------
        Net cash provided by (used in) operating
          activities........................................      (891)     2,149       (385)
                                                              --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investment securities, available-for-sale.....    (9,716)   (11,544)    (9,042)
  Purchase of mortgage-backed securities,
    available-for-sale......................................   (29,691)   (20,308)        --
  Mortgage-backed security maturities and principal
    repayments..............................................     3,677      1,980        991
  Maturities of investment securities, available-for-sale...     1,000      8,720      1,000
  Maturities of investment securities, held-to-maturity.....        --     16,500     16,156
  Net change in Federal Home Loan Bank stock................      (878)       (12)       (26)
  Increase in total loans receivable, net...................   (46,747)   (11,804)   (11,523)
  Proceeds from sale of real estate owned net of
    improvements............................................       674      1,404      1,130
  Property acquired through loan foreclosure action.........      (698)        --         --
  (Increase) decrease in capitalized conversion costs.......        --        155       (155)
  Proceeds from sale of property and equipment..............        --        220         --
  Capital expenditures......................................      (350)      (219)      (280)
                                                              --------   --------   --------
        Net cash used in investing activities...............   (82,729)   (26,908)   (13,454)
                                                              --------   --------   --------

                        PSB BANCORP, INC. AND SUBSIDIARY

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in deposits, net.................................  $  6,402   $ 16,603   $  5,778
  Change in securities purchased under agreements to
    resell..................................................    13,145       (347)     1,305
  Net proceeds from stock offering..........................        --     14,101         --
  Payment of ESOP loan......................................      (234)        --         --
  Proceeds received from merger with PSB Mutual Holding
    Company.................................................        --        247         --
  Proceeds from borrowed funds..............................    34,000         --         --
  Change in advances for borrowers' taxes and insurance.....        55         97         69
                                                              --------   --------   --------
        Net cash provided by financing activities...........    53,368     30,701      7,115
                                                              --------   --------   --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........   (30,252)     5,942     (6,724)
  Cash and cash equivalents, beginning of year..............    47,527     41,585     48,309
                                                              --------   --------   --------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $ 17,275   $ 47,527   $ 41,585
                                                              ========   ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest on deposits and borrowings.....................  $  8,405   $  7,780   $  7,275
                                                              ========   ========   ========
    Income taxes............................................  $     33   $    400   $    280
                                                              ========   ========   ========
  Noncash activities:
    Loans transferred to real estate owned..................  $    699   $    491   $    697
                                                              ========   ========   ========
  Unrealized gain (loss) on investment mortgage-backed
    securities available-for-sale, net of taxes.............  $ (2,334)  $     13   $     60
                                                              ========   ========   ========

                            (See Accompanying Notes)

                        PSB BANCORP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

                                                                 YEAR ENDED DECEMBER 31,
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
                                                                      (IN THOUSANDS)
Net Income..................................................  $ 2,084     $1,664     $1,112

Other Comprehensive Income, net of tax:
  Unrealized gain (loss), investments available-for-sale....   (2,334)        13         60
                                                              -------     ------     ------
Other comprehensive income..................................   (2,334)        13         60
                                                              -------     ------     ------
Comprehensive income........................................  $  (250)    $1,677     $1,172
                                                              =======     ======     ======

                            (See Accompanying Notes)

                        PSB BANCORP, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

1.  DESCRIPTION OF ORGANIZATION:

    PSB Bancorp, Inc. (the "Holding Company") was organized as Pennsylvania business corporation on October 3, 1997 at the direction of Pennsylvania Savings Bank (the "Bank") for the purposes of becoming a holding company for the Bank upon the Conversion and Reorganization. The Holding Company is subject to regulation by the Securities and Exchange Commission and the Federal Reserve, and its principal business is the ownership of the Bank. In the future, the Holding Company may acquire or organize other operating subsidiaries, although there are no current plans, arrangements or understandings, written or oral, to do so.

    Effective July 17, 1998, Pennsylvania Savings Bank (the "Bank") and PSB Mutual Holding Company ("MHC") completed the Plan of Conversion from Mutual Holding Company to Stock Holding Company. Under the Plan of Conversion, the newly formed holding company, PSB Bancorp, Inc. (the "Holding Company") issued 1,610,732 shares of common stock, no par value, at a price of $10.00 per share in a direct and syndicated offering. Furthermore, based on an independent appraisal, existing stockholders of Pennsylvania Savings Bank, other than the MHC, exchanged each of their shares (579,390 shares) for 2.572374 shares of PSB Bancorp, Inc. and the Mutual Holding Company merged with and into the Bank. The common stock of PSB Bancorp, Inc. began trading on the Nasdaq National Market under the symbol "PSBI" on July 17, 1998. Effective October 12, 1999, there was a change in charter from a Savings Bank to a Commercial Bank and subsequent name change for Pennsylvania Savings Bank, to First Penn Bank resulting from the acquisition of First Bank of Philadelphia.

    First Penn Bank, through its seven branch offices, makes residential, construction, commercial, student and consumer loans to customers and provides community banking services principally within, Southeastern Pennsylvania and Southern New Jersey. Transnational Mortgage Corporation, a wholly owned subsidiary, originates residential loans. PSA Financial Corporation, a wholly owned subsidiary, originates residential and consumer loans. PSA Consumer Discount, a wholly owned subsidiary of PSA Financial, originates consumer loans. All loan origination's are to customers principally within, but not limited to, the County of Philadelphia, Pennsylvania. PSA Service Corporation, a wholly owned subsidiary, processes all loans for Pennsylvania Savings Bank and the other subsidiaries.

    First Penn competes with other banking and financial institutions in its primary markets. Commercial banks, savings banks, savings and loan associations, mortgage bankers and brokers, credit unions and money market funds actively compete for deposits and loans in the Bank's market area. Such institutions, as well as consumer finance, mutual funds, insurance companies, and brokerage and investment banking firms, may be considered competitors of the Bank with respect to one or more of the services it renders.

    First Penn is subject to regulations of certain state and federal agencies and, accordingly, is periodically examined by those regulatory authorities. As a consequence of the extensive regulation of commercial banking activities, the Bank's business is particularly susceptible to being affected by state and federal legislation and regulations.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION:

    The consolidated financial statements for the periods prior to July 17, 1998 are those of First Bank of Philadelphia and Pennsylvania Savings Bank (the "Bank") and its wholly-owned subsidiaries, PSA Service Corporation, Transnational Mortgage Corporation and PSA Financial Corporation. First Penn became the wholly-owned subsidiary of the PSB Bancorp, Inc. (the "Holding Company") on July 17, 1998 and as a result the consolidated financial statements for the period subsequent to July 17, 1998 also include the accounts of the Holding Company and its wholly-owned subsidiary, Pennsylvania Savings Bank. The Holding Company's business is conducted principally through the Bank and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated.

    IMPACT OF YEAR 2000:

    First Penn was well prepared to enter the new year at midnight on January 1, 2000. Contingency and event plans were in effect as the century rollover took place. No material defects or problems were experienced with hardware, software, equipment or operations.

    During 1999, the Bank utilized a comprehensive "Customer Awareness" campaign to ensure that the customers and the general public were themselves prepared for Y2K. Due to this campaign and the efforts of our peers and regulators, the Bank experienced no material impact to liquidity.

    REPORTING COMPREHENSIVE INCOME--NEW PRONOUNCEMENT:

    In 1998, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or stockholders' equity. SFAS No. 130 requires the Company's unrealized holding gains and losses to be included in other comprehensive income. Prior year's financial statements have been reclassified to conform to these requirements.

    CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents include unrestricted cash on hand, demand deposits maintained in depository institutions and other readily convertible investments with original contractual terms to maturity of three months or less.

    INVESTMENT IN DEBT AND MARKETABLE EQUITY SECURITIES:

    Gains and losses realized on sales of investment securities represent differences between net proceeds and carrying values determined by the specific identification method. Premiums paid and discounts received at the time of purchase are deferred and amortized over the remaining life of the securities using a method which approximates a level yield. Mortgage-backed security amortization rates are periodically adjusted to reflect changes in the prepayment speeds of the underlying mortgages.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    LOANS AND ALLOWANCE FOR LOAN LOSSES:

    Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal and reduced by an allowance for loan losses. Interest on loans is accrued and credited to operations based upon the principal amounts outstanding. Loan origination fees and discounts on mortgage loans are amortized to income using the interest method over the remaining period to contractual maturity, adjusted for actual prepayments. The allowance for loan losses is established through a provision for possible loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible loan losses on existing loans that may become uncollectible based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay. Income is subsequently recognized only to the extent that cash payments are received, or until in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

    Effective January 1, 1997, interest is discontinued on all loans that are contractually past due 3 months. Prior to January 1, 1997, interest was discontinued on residential loans that were contractually past due 12 months, unless the value of the mortgaged property well exceeded the loan balance in which case interest continued to accrue until the loan balance plus accrued interest equaled the fair market value of the property securing the loan. First Penn has recorded interest income, net of taxes, of $80,341 for the year ended December 31, 1996 on loans that were contractually past due for more than three months. The effect on net income per share would have been a reduction of $.06 for the year ended December 31, 1996 if this interest had not been accrued. Interest was discontinued on commercial, consumer and unsecured loans that were contractually past due 3 months. No adjustment is made for interest previously accrued. Income is subsequently recognized only to the extent that cash payments are received, or until in management's judgment, the borrower's ability to make periodic interest and principal payments is back to normal, in which case the loan is returned to accrual status.

    LOAN ORIGINATION AND COMMITMENT FEES:

    Loan fees and certain direct loan origination costs are deferred and the net fee or cost is recognized as an adjustment of the loan yield over the contractual life of the loan using the interest method. When a loan is sold, unamortized fees are recognized as income. Other loan fees and charges representing service costs for the prepayment of loans, for delinquent payments or for miscellaneous loan services are recognized when collected. Commitment fees and costs relating to commitments whose likelihood of exercise is remote are recognized over the commitment period on a straight-line basis. If the commitment is subsequently exercised during the commitment period, the remaining unamortized commitment fee at the time of exercise is recognized over the life of the loan as an adjustment of yield.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    LOANS HELD FOR SALE:

    Included in loans held for sale are any loans which the Bank believes may be involved in interest rate risk management or other decisions which might reasonably result in such loans not being held until maturity. Any such conforming loans are transferred to loans held for sale and valued at the lower of aggregate cost or market, including considering of forward commitments to sell, until ultimate disposition.

    Effective January 1, 1997, the Bank adopted the provision of Statement of Financial Accounting Standards No. 125--"Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities" ("SFAS No. 125"). The adoption of SFAS No. 125 had no significant impact on the earnings or financial condition of the Bank. First Penn carries any retained interest in a transferred asset on the statement of condition as a servicing asset. The servicing assets represent the fair value of the servicing contracts associated with purchase or origination and subsequent securitization of the mortgage loans. Servicing assets are amortized in proportion to and over the period of estimated net servicing income. Servicing assets are evaluated periodically for impairment based on their fair value and impairment, if any, is recognized through a valuation allowance and a charge to operations.

    REAL ESTATE OWNED:

    Real estate owned consists of properties acquired through foreclosure. Real estate owned is stated at the lower of cost or estimated fair value minus estimated costs to sell. Write-downs of real estate owned which occur after the initial transfer from the loan portfolio are recorded as expenses of real estate owned. Costs of holding foreclosed property are charged to expense in the current period, except for significant property improvements which are capitalized to the extent that carrying value does not exceed estimated fair value. Real estate held for investment is carried at the lower of cost, including cost of improvements and amenities incurred subsequent to acquisition, or net realizable value.

    INCOME TAXES:

    First Penn records deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    OFFICE PROPERTIES AND EQUIPMENT:

    Land is carried at cost. Office properties and equipment are recorded at cost less accumulated depreciation. Depreciation is computed based on cost using the straight-line method over estimated useful lives of 25-50 years for buildings, 10-25 years for land improvements and 3-10 years for office equipment. Maintenance and repair of property and equipment are charged to operations. Major improvements are capitalized.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    FINANCIAL STATEMENT PRESENTATION:

    Certain items in prior year financial statements have been reclassified to conform to the 1999 presentation.

    ADVERTISING:

    Advertising costs are charged to operations when incurred and amounted to $140,000, $111,000 and $81,000 for the years ended December 31, 1999, 1998 and
1997, respectively.

    USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    The principal estimate that is susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market condition, the capability of specific borrowers to pay specific loan obligations, as well as current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

    PER SHARE INFORMATION:

    Earnings per share have been calculated based on the weighted average common shares outstanding for the respective periods less the uncommitted ESOP shares. The number of shares used in the computation of earnings per share for the years ended December 31, 1999 and 1998 was 4,365,426 and 4,393,933 for basic earnings per share, and 5,167,021 and 5,122,120 for diluted earnings per share, respectively. Earnings per share for the year ended December 31, 1999 reflect the shares issued and outstanding due to the merger of Pennsylvania Savings Bank and First Bank of Philadelphia effective October 12, 1999. In connection with the acquisition, each outstanding share of First Bank of Philadelphia was exchanged for .857 shares of PSB Bancorp, Inc. common stock. The effect of the merger on earnings per share is reflected in prior years computation.

    CASH DEPOSITED IN FINANCIAL INSTITUTIONS:

    First Penn maintains cash balances at other financial institutions in the Philadelphia regional area. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. In the normal course of business, the Bank may have deposits that exceed the insured balance.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS AND MORTGAGE-BACKED SECURITIES:

    The following is a summary of the Bank's investment in available-for-sale and held-to-maturity securities:

                                                                     AVAILABLE-FOR-SALE
                                                                      DECEMBER 31, 1999
                                                       -----------------------------------------------
                                                                      GROSS        GROSS
                                                       AMORTIZED   UNREALIZED    UNREALIZED     FAIR
                                                         COST         GAINS        GAINS       VALUE
                                                       ---------   -----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
  Equity:
    Investment in mutual funds.......................   $ 2,354    $       --      $   (24)   $ 2,330
    FHLB and FRB Stock...............................     2,056            --           --      2,056
                                                        -------    -----------     -------    -------
      Total equity securities........................     4,410            --          (24)     4,386
                                                        -------    -----------     -------    -------
  Debt:
    FNMA.............................................     3,500            --         (198)     3,302
    Municipal Tax-exempt.............................     3,511            --         (310)     3,201
    FHLB Notes.......................................    11,499            --         (598)    10,901
                                                        -------    -----------     -------    -------
      Total debt securities..........................    18,510            --       (1,106)    17,404
                                                        -------    -----------     -------    -------
  Mortgage-backed Securities:
    FNMA.............................................    39,540            --       (2,188)    37,352
    GNMA.............................................     9,151            --         (552)     8,599
                                                        -------    -----------     -------    -------
      Total mortgage-backed securities...............    48,691            --       (2,740)    45,951
                                                        -------    -----------     -------    -------
  Other Investments:
    JADE Financial...................................       100            --           --        100
                                                        -------    -----------     -------    -------
      Total other investments........................       100            --           --        100
                                                        -------    -----------     -------    -------
      Total available-for-sale Securities............    71,711                     (3,870)    67,841
                                                        -------                    -------    -------

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED)

                                                                      HELD-TO-MATURITY
                                                                      DECEMBER 31, 1999
                                                       -----------------------------------------------
                                                                      GROSS        GROSS
                                                       AMORTIZED   UNREALIZED    UNREALIZED     FAIR
                                                         COST         GAINS        GAINS       VALUE
                                                       ---------   -----------   ----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
  Debt:
    FNMA.............................................   $ 1,000    $       --      $   (38)   $   962
    FHLMC............................................     3,000            --         (183)     2,817
                                                        -------    -----------     -------    -------
      Total debt securities..........................     4,000            --         (221)     3,779
                                                        -------    -----------     -------    -------
  Mortgage-backed Securities:
    GNMA.............................................       979            23           --      1,002
    FHLMC............................................        27             2           --         29
                                                        -------    -----------     -------    -------
      Total mortgage-backed securities...............     1,006            25           --      1,031
                                                        -------    -----------     -------    -------
      Total held-to-maturity securities..............     5,006            25         (221)     4,810
                                                        -------    -----------     -------    -------
TOTAL INVESTMENTS AND MORTGAGE-BACKED SECURITIES.....   $76,617    $       25      $(4,091)   $72,551
                                                        =======    ===========     =======    =======

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED)
    The following is a summary of the Bank's investment in available-for-sale and held-to-maturity securities:

                                                                     AVAILABLE-FOR-SALE
                                                                      DECEMBER 31, 1999
                                                       -----------------------------------------------
                                                                     GROSS         GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                         COST        GAINS         GAINS       VALUE
                                                       ---------   ----------   -----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
  Equity:
    Investment in mutual funds.......................   $ 2,354       $ --      $       (1)   $ 2,353
    FHLB and FRB Stock...............................     1,131         --              --      1,131
                                                        -------       ----      -----------   -------
      Total equity securities........................     3,485         --              (1)     3,484
                                                        -------       ----      -----------   -------
  Debt:
    FNMA.............................................     3,500         11              --      3,511
    Municipal Tax-exempt.............................     3,544         --              --      3,544
    SLMA.............................................     1,000          1              --      1,001
    FHLB Notes.......................................     6,498         --              --      6,498
                                                        -------       ----      -----------   -------
      Total debt securities..........................    14,542         12              --     14,554
                                                        -------       ----      -----------   -------
      Total investment securities....................    28,037         12              (1)    18,038
                                                        -------       ----      -----------   -------
Mortgage-backed Securities:
  FNMA...............................................    11,884         --              (6)    11,878
  GNMA...............................................    10,196         --              --     10,196
                                                        -------       ----      -----------   -------
      Total mortgage-backed securities...............    22,080         --              (6)    22,074
                                                        -------       ----      -----------   -------
      Total available-for-sale securities............    40,107         12              (7)    40,112
                                                        -------       ----      -----------   -------

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED)

                                                                      HELD-TO-MATURITY
                                                                      DECEMBER 31, 1998
                                                       -----------------------------------------------
                                                                     GROSS         GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED      FAIR
                                                         COST        GAINS         GAINS       VALUE
                                                       ---------   ----------   -----------   --------
                                                                       (IN THOUSANDS)
Investment Securities:
  Debt:
    FNMA.............................................   $ 1,000       $  1      $      (--)   $ 1,001
    FHLMC............................................     2,996          8             (--)     3,004
                                                        -------       ----      -----------   -------
      Total debt securities..........................     3,996          9             (--)     4,005
                                                        -------       ----      -----------   -------
  Mortgage-backed Securities:
    GNMA.............................................     1,269         74              --      1,343
    FHLMC............................................        58          4              --         62
                                                        -------       ----      -----------   -------
      Total mortgage-backed securities...............     1,327         78              --      1,405
                                                        -------       ----      -----------   -------
      Total held-to-maturity securities..............     5,323         87             (--)     5,410
                                                        -------       ----      -----------   -------
TOTAL INVESTMENTS AND MORTGAGE-BACKED SECURITIES.....   $44,842       $100      $       (7)   $44,935
                                                        =======       ====      ===========   =======

    Assets, principally securities, carried at approximately $2,496M and $2,495M at December 31, 1999 and 1998, respectively, were pledged to secure deposits as required or permitted by law.

    The amortized cost and estimated market values of securities at December 31, 1999 and 1998 by contractual maturities, are as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                           ---------------------
                                                           ESTIMATED
                                                            MARKET     AMORTIZED
                                                             VALUE       COST
                                                           ---------   ---------
Due less than one year...................................   $ 4,556     $ 4,397
Due after one year through five years....................    10,508       9,941
Due after five years through fifteen years...............     7,500       7,104
Due after fifteen years..................................     2,000       1,796
Mutual Funds.............................................     2,354       2,330
Mortgage-backed securities...............................    49,699      46,983
                                                            -------     -------
    Total................................................    76,617      72,551
                                                            -------     -------

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

3.  INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED)

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                           ---------------------
                                                           ESTIMATED
                                                            MARKET     AMORTIZED
                                                             VALUE       COST
                                                           ---------   ---------
Due after one year through five years....................   $ 8,540     $ 8,549
Due after five years through fifteen years...............     6,998       7,010
Due after fifteen years..................................     3,544       3,544
                                                            -------     -------
                                                             19,082      19,103
Mutual Funds.............................................     2,354       2,353
Mortgage-backed securities...............................    23,406      23,479
                                                            -------     -------
    Total................................................   $44,842     $44,935
                                                            =======     =======

    Proceeds from maturities of investment securities available-for-sale during the years ended December 31, 1999 and 1998 totaled $1.0 million and $9.0 million, respectively. The proceeds for all periods were the result of security call options which were exercised and no gains or losses were realized on those sales.

4.  LOANS RECEIVABLE:

    Loans receivable consist of the following:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
                                                            (IN THOUSANDS)
Real Estate Loans:
  One-to-four family....................................  $ 55,716   $ 58,162
  Five or more family residence.........................     2,712      3,356
  Construction loans....................................    23,528     15,981
  Nonresidential........................................    27,117     22,575
                                                          --------   --------
                                                           109,073    100,074
  Student loans.........................................    40,509
  Consumer loans........................................     2,468      1,168
  SBA loans.............................................     6,682      8,251
  Commercial loans......................................    10,682     13,216
                                                          --------   --------
    Total Loans.........................................   169,414    122,709
                                                          --------   --------
    Less:
    Unearned fees and discounts.........................      (389)      (431)
    Undisbursed loan proceeds...........................        (7)        (7)
    Allowance for loan losses...........................    (1,231)    (1,031)
                                                          --------   --------
    Net Loans...........................................  $167,787   $121,240
                                                          ========   ========

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

4.  LOANS RECEIVABLE: (CONTINUED)
    Loans receivable at December 31, 1999 and 1998 includes $112.4 million and $96.8 million of fixed rate loans and $65.2 million and $25.9 million of adjustable rate loans, respectively.

    A summary of loan maturities at December 31, 1999 is as follows:

                                                       MULTI-                      CONSUMER
                                           ONE TO    FAMILY AND                      AND
                                            FOUR     COMMERCIAL                   COMMERCIAL    TOTAL
                                           FAMILY    REAL ESTATE   CONSTRUCTION    BUSINESS     LOANS
                                          --------   -----------   ------------   ----------   --------
Amounts due:
  Non-accrual...........................  $ 1,498      $    47        $    41      $   296     $  1,882
                                          -------      -------        -------      -------     --------
Within one year.........................    4,550        5,952         23,015       47,875       81,392
                                          -------      -------        -------      -------     --------
After one year:
  1 to 3 years..........................    1,818        6,183            324        2,634       10,959
  3 to 5 years..........................    1,770        9,352            149        3,190       14,461
  5 to 15 years.........................    5,913        6,658             --        3,640       16,211
  Over 15 years.........................   40,166        1,637             --        2,706       44,509
                                          -------      -------        -------      -------     --------
Total due after one year................   48,915       23,830            473       12,170       86,141
                                          -------      -------        -------      -------     --------
TOTAL AMOUNTS DUE.......................  $55,715      $29,829        $23,529      $60,341     $169,414
                                          =======      =======        =======      =======     ========

    A summary of changes in the allowance for loan losses is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
BALANCE, BEGINNING OF YEAR..................................   $1,031     $  965
  Provision charged to operation............................      200        283
  Recoveries of loans previously charged-of.................       --         53
  Charged-off...............................................       --       (270)
                                                               ------     ------
BALANCE, END OF YEAR........................................   $1,231     $1,031
                                                               ======     ======

    The provision for loan losses charged to expense is based upon past loan and loss experience and an evaluation of potential losses in the current loan portfolio, including the evaluation of impaired loans under SFAS Nos. 114 and
118. A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan. As of December 31, 1999 and 1998, 100% of the impaired loan balance was measured for impairment based on the fair value of the loans' collateral. Impairment losses are included in the provision for loan losses. SFAS Nos. 114 and 118 do not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, except for those loans restructured under a troubled debt restructuring. Loans collectively evaluated for impairment include consumer loans and residential real estate loans. At December 31, 1999, the Bank's impaired loans consisted of two commercial real estate loans with a total recorded balance of $295,265

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

4.  LOANS RECEIVABLE: (CONTINUED)
for which specific allowances of $14,763 have been established. At December 31, 1998, the Bank's impaired loans consisted of two commercial real estate loans with a total recorded balance of $325,537 for which specific allowances of $16,227 have been established. The average investment in impaired loans for the year ended December 31, 1999 and 1998 was $582,613 and $339,946, respectively.

    Loans on which the accrual of interest has been discontinued amounted to $1.9 million and $2.4 million at December 31, 1999 and 1998, respectively.

    Certain directors and officers of the Bank have loans with the Bank. Such loans were made in the ordinary course of business and do not represent more than a normal risk of collection. Loans to officers and directors amounted to $1.7 million and $1.6 million at December 31, 1999 and 1998, respectively. During the years ended December 31, 1999 and 1998 loans of $192,040 and $668,495, respectively, were disbursed to executive officers and trustees, while principal repayments of $41,834 and $285,205 were received in those years, respectively.

5.  LOANS HELD FOR SALE:

    Loans held for sale are as follows:

                                                  YEAR ENDED DECEMBER 31, 1999
                                          ---------------------------------------------
                                                       GROSS        GROSS        FAIR
                                                     UNREALIZED   UNREALIZED    MARKET
                                            COST       GAINS        LOSSES      VALUE
                                          --------   ----------   ----------   --------
                                                         (IN THOUSANDS)
Residential mortgage loans..............   $8,221       $ --         $ --       $8,221

                                                  YEAR ENDED DECEMBER 31, 1998
                                          ---------------------------------------------
                                                       GROSS        GROSS        FAIR
                                                     UNREALIZED   UNREALIZED    MARKET
                                            COST       GAINS        LOSSES      VALUE
                                          --------   ----------   ----------   --------
                                                         (IN THOUSANDS)
Residential mortgage loans..............   $6,938       $ --         $ --       $6,938

6.  ACCRUED INTEREST RECEIVABLE:

    A summary of accrued interest receivable is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
Loans.......................................................   $1,865     $1,143
FHLB Overnight..............................................        8        182
Mortgage-backed securities..................................      313        128
Investment securities.......................................      260        249
                                                               ------     ------
    Total...................................................   $2,446     $1,702
                                                               ======     ======

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

7.  OFFICE PROPERTIES AND EQUIPMENT:

    Office properties and equipment are summarized by major classification as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Land, buildings and improvements..........................  $ 2,284    $ 2,139
Furniture, fixtures and equipment.........................    3,082      2,892
                                                            -------    -------
                                                              5,366      5,031
Less accumulated depreciation.............................   (3,674)    (3,412)
                                                            -------    -------
    Total.................................................  $ 1,692    $ 1,619
                                                            =======    =======

    Depreciation expense was $262,000 and $145,000 for the years ended December 31, 1999 and 1998, respectively.

8.  REAL ESTATE OWNED--ACQUIRED THROUGH SETTLEMENT OF LOANS:

    Real estate owned consists of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
Real estate acquired through settlement of loans............   $1,047     $1,277

9.  FEDERAL HOME LOAN BANK STOCK:

    First Penn is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the Federal Home Loan Bank of Pittsburgh in an amount not less than 1% of its outstanding home loans or 1/20 of its outstanding notes payable, if any, to the Federal Home Loan Bank of Pittsburgh, whichever is greater, as calculated December 31 of each year.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10.  DEPOSITS:

    The following tables present the average balances and rates paid on deposits at is as follows:

                                                YEAR ENDED DECEMBER 31, 1998
                                          -----------------------------------------
                                                 1999                  1998
                                          -------------------   -------------------
                                          AVERAGE    AVERAGE    AVERAGE    AVERAGE
                                          BALANCE      RATE     BALANCE      RATE
                                          --------   --------   --------   --------
                                              (IN THOUSANDS EXCEPT PERCENTAGE)
Demand deposits.........................  $ 18,911       --%    $ 19,460       --%
NOW checking accounts...................     8,924     3.47        2,322     3.14
Money market accounts...................    15,761     3.68        4,469     3.71
Savings accounts........................    29,686     2.90       42,184     2.88
Certificates of deposit.................   118,623     5.50      110,203     5.74
                                          --------     ----     --------     ----
    Total deposits......................  $191,905              $178,638
                                          ========              ========

    As of December 31, 1999, the Bank had total certificates of deposit of approximately $128.5 million. The following table summarizes the composition of these deposits:

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                          ---------------------
                                                           AMOUNT    PERCENTAGE
                                                          --------   ----------
                                                          (IN THOUSANDS EXCEPT
                                                               PERCENTAGE)
Certificates of deposits in excess of $100,000..........  $ 18,878        15%
Individual retirement accounts..........................     8,611         7
Other certificates of deposit...........................   101,046        78
                                                          --------       ---
    Total...............................................  $128,535       100%
                                                          ========       ===

    First Penn's certificates of deposit in excess of $100,000 which totaled $18.9 million at December 31, 1999, mature as follows: $3.4 million within three months, $12.8 million between three and twelve months; and $2.7 million after twelve months.

    The ability of the Bank to attract and maintain deposits and the Bank's cost of funds on these deposit accounts have been, and will continue to be, significantly affected by economic and competitive conditions.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

10.  DEPOSITS: (CONTINUED)
    Certificates of deposit have scheduled maturities as follows:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
                                                            (IN THOUSANDS)
Within one year.........................................  $100,815   $101,147
Beyond one year but within three years..................    15,451     16,606
Due thereafter..........................................     3,658      4,555
                                                          --------   --------
    Total...............................................  $119,924   $122,308
                                                          ========   ========

    Interest expense on deposits is comprised of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
NOW accounts................................................   $  310     $  151
Savings accounts............................................      862        840
Money Market accounts.......................................      580        461
Certificates of deposit.....................................    6,518      6,340
                                                               ------     ------
                                                                8,270      7,791
Early withdrawal penalties..................................       --        (17)
                                                               ------     ------
                                                               $8,270     $7,775
                                                               ======     ======

    The aggregate amount of certificates of deposit accounts with a minimum denomination of $100,000 was approximately $18.9 million and $19.3 million at December 31, 1999 and 1998, respectively.

    The aggregate amount of demand deposits that have been re-classified as loan balances at December 31, 1999 and 1998 was $-0- and $41,735, respectively.

11.  INCOME TAX MATTERS:

    First Penn and its wholly owned subsidiary file a consolidated federal income tax return and separate state and local income tax returns on a calendar year end basis.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

11.  INCOME TAX MATTERS: (CONTINUED)
    The provision for income taxes consists of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
Currently payable:
  Federal...................................................   $ 450      $ 453
  State.....................................................      10         12
                                                               -----      -----
                                                                 460        465
  Deferred..................................................    (687)      (123)
                                                               -----      -----
    TOTAL...................................................   $(227)     $ 342
                                                               =====      =====

    The reconciliation between the actual provision for federal and state income taxes and the amount of income taxes which would have been provided at statutory rates is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
Expected income tax expense at federal tax rate.............   $ 631      $ 682
Travel and entertainment....................................      20         20
State tax net of federal benefit............................       6          8
Valuation allowances effect.................................    (652)      (356)
Benefit of loss carryforward................................    (233)        --
Other differences, net......................................       1        (12)
                                                               -----      -----
                                                               $(227)     $ 342
                                                               =====      =====

    Deferred taxes are included in the accompanying statements of financial condition as of December 31, 1999 and 1998 for the estimated future tax effects of differences between the financial statement and federal income tax bases of assets and liabilities given the provisions of currently enacted tax laws.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

11.  INCOME TAX MATTERS: (CONTINUED)
    The net deferred tax asset (liability) consist of the following components:

                                                                 YEAR ENDED
                                                                DECEMBER 31,
                                                             -------------------
                                                               1999       1998
                                                             --------   --------
                                                               (IN THOUSANDS)
Deferred Tax Asset:
  Unrealized loss on available-for-sale securities.........   $1,554    $    --
  Deferred income..........................................       60         80
  Loss carryforward limitation.............................    1,497      1,730
  Less valuation allowance.................................     (845)    (1,441)
  Other....................................................       81         81

Deferred Tax Liability:
  Unrealized gain on available-for-sale securities.........                  (2)
  Allowance for loan losses................................     (223)      (283)
  Property and equipment...................................      (27)       (22)
                                                              ------    -------
    NET DEFERRED TAX ASSETS................................   $2,097    $   143
                                                              ======    =======

    Management has determined that based on its assessment of projected levels of taxable income, realization of the net deferred tax asset is more likely than not.

    First Penn has available the following net operating loss carryforwards for federal income tax purposes:

2009............................................   2,941,210
2010............................................   1,732,016
2011............................................     126,058
2012............................................      53,119
                                                  ----------
                                                  $4,852,403
                                                  ==========

    The utilization of net operating loss carryforwards generated prior to February 1995 is limited to $548,748 per year due to the limitation imposed under Section 382 of the Internal Revenue Code. As of December 31, 1999, approximately $4.8 million of these carryforwards are subject to this annual limitation. The loss carryforward was a result of the acquisition of First Bank of Philadelphia. The loss carryforward was a result of the acquisition of First Bank of Philadelphia.

    Prior to January 1, 1996, the Bank was allowed a special bad debt deduction for tax purposes based on a percentage of taxable income (8%) or on specified experience formulas, subject to certain limitations based upon aggregate loan balances at the end of the year. If the above amounts deducted were used for purposes other than for loan losses, such as in a distribution in liquidation, or if the Bank would cease to be a qualified thrift lender under the tax law, or otherwise, the amounts deducted would be subject to federal income tax at the then current corporate tax rate.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

11.  INCOME TAX MATTERS: (CONTINUED)
    The special bad debt method of accounting for bad debts for tax purposes utilized by qualified thrift institutions was repealed effective for tax years beginning January 1, 1996. Thrift institutions must now use either the direct write-off or experience method of accounting for bad debts and must treat this change as a change in accounting method. Any adjustment that is required to be taken into account because of the change will be determined solely with respect to the applicable excess reserves of the thrift which will be taken into income over a six-year period for tax purposes. Pennsylvania Savings Bank qualifies as a small bank. First Penns applicable excess reserves will be the excess of the balance of its reserves as of the close of its last tax year beginning before January 1, 1996 over the greater of (a) its pre-1988 reserves, or (b) what the thrift's reserves would have been at the close of its last tax year beginning before January 1, 1996, had the thrift used the experience method. If a Bank meets the residential loan requirement, the income to be recognized may be deferred. A Bank meets the residential loan requirement if, for the tax year, the principal amount of residential loans made by the Bank during the year is not less than its base amount. The "base amount" generally is the average of the principal amounts of the residential loans made by the Bank during the six most recent tax years beginning before January 1, 1996. For the year ended
December 31, 1996, the Bank meets the residential loan requirement and has elected to deferred recognition of the income.

    Prior to January 1, 1988, the Bank was not required and did not record deferred income taxes on the difference between the allowance for loan losses reported for financial reporting purposes and the special bad debt deduction for income tax purposes.

    Retained earnings at December 31, 1999 and 1998 includes $2,450,099 for which no deferred federal income tax liability has been recognized.

    Subsequent to December 31, 1987, the base year, and prior to January 1, 1996, the Bank was required to record a deferred tax asset related to the allowance for loan losses reported for financial reporting purposes and a deferred tax liability for special bad debt deduction. However, if it is more likely than not that some portion or all of the deferred tax asset will not be realized, the deferred tax asset should be reduced by a valuation allowance. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.

    As required by SFAS No. 109 "Accounting for Income Taxes," the Bank determined that no valuation reserve was necessary for the net deferred tax asset since it is more likely than not that the deferred tax asset will be realized through carryforwards to taxable income in future years and future reversals of existing temporary differences. First Penn will continue to review the criteria related to the recognition of deferred tax assets on a quarterly basis.

    First Penn has made additions to the special bad debt deduction allowance since December 31, 1987 and, therefore, a deferred tax liability for the special bad debt deduction has been recorded in the amount of $223,754 and $282,754 for years ended December 31, 1999 and 1998, respectively.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

11.  INCOME TAX MATTERS: (CONTINUED)
    Deferred tax expense results from timing differences in the recognition of revenue and expense for tax and financial statement purposes. The sources of these differences are as follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1999       1998       1997
                                                         --------   --------   --------
                                                                 (IN THOUSANDS)
Bad debts..............................................   $ (10)     $  12       $(12)
Depreciation...........................................       5          5         29
Deferred loan fees.....................................      20         20         20
Valuation allowance....................................    (652)      (160)        --
                                                          -----      -----       ----
    DEFERRED TAX EXPENSE...............................   $ 687      $(123)      $ 37
                                                          =====      =====       ====

12.  DIVIDENDS PAID:

    On June 30, 1996, the Bank paid a cash dividend of $.0375 per share to stockholders of record as of June 15, 1996. This dividend was paid from accumulated net earnings as of June 30, 1996. Subsequently, in September 1996, the Savings Association Insurance Fund (SAIF) assessed and collected from the Bank a one time special assessment of $567,000. This assessment eliminated the Bank's prior earnings and resulted in the Bank reporting both significantly lower net income for the year ended December 31, 1996 and an accumulated deficit as of December 31, 1996.

13.  FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA):

    FDICIA was signed into law on December 19, 1991 and includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting and operations.

    The regulations require institutions to have a minimum 4% leverage capital ratio, a minimum 4% tier 1 risk-based capital ratio and a minimum 8% total risk-based capital ratio to be considered "adequately capitalized". An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

    The following table sets out the Bank's various regulatory capital categories at December 31, 1999:

                                                                       MINIMUM CAPITAL        WELL CAPITAL
                                                     ACTUAL             REQUIREMENTS          REQUIREMENTS
                                               -------------------   -------------------   -------------------
                                                AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                               --------   --------   --------   --------   --------   --------
                                                              (IN THOUSANDS EXCEPT PERCENTAGE)
Tier l capital to risk weighted assets.......  $31,348     17.90%    $ 7,006      4.00%    $10,510      6.00%
Total capital to risk weighted assets........   32,579     18.60      14,013      8.00      17,516     10.00
Leverage to average assets...................   31,348     11.48      10,927      4.00      13,659      5.00

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

13.  FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991 (FDICIA):
     (CONTINUED)
    The following table sets out the Bank's various regulatory capital categories at December 31, 1998:

                                                                            MINIMUM
                                                                            CAPITAL            WELL CAPITAL
                                                      ACTUAL             REQUIREMENTS          REQUIREMENTS
                                                -------------------   -------------------   -------------------
                                                 AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                                --------   --------   --------   --------   --------   --------
                                                               (IN THOUSANDS EXCEPT PERCENTAGE)
Tier l capital to risk weighted assets........  $36,119     33.57%     $4,304      4.00%    $ 6,455      6.00%
Total capital to risk weighted assets.........   36,859     34.26       8,607      8.00      10,759     10.00
Leverage to average assets....................   36,119     16.13       8,958      4.00      11,198      5.00

14. DIFFERENCES BETWEEN FEDERAL DEPOSITORY INSURANCE CORPORATION CALL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS:

    An adjustment has been made to the accounts which is reflected in the consolidated financial statements but is not reflected in the Bank's
December Federal Depository Insurance Corporation Call Reports. The adjustment and its effect on retained earnings are as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Retained earnings per the Bank's December Federal
  Depository Insurance Corporation Call Report............  $(1,068)   $(3,160)
PSB Bancorp, Inc. net income for the year ended
  December 31, 1999 not reflected on Call Report..........      (68)       (61)
                                                            -------    -------
    RETAINED EARNINGS PER ACCOMPANYING FINANCIAL
      STATEMENTS..........................................  $(1,136)   $(3,221)
                                                            =======    =======

15.  LEASE COMMITMENTS:

    On October 12, 1995, the Bank signed a lease agreement for office and branch space in center city Philadelphia. The lease commenced on July 1, 1996 and extends for 11 years. On September 7, 1999, the Bank signed a lease agreement for office space at 1632 Walnut Street, Philadelphia. The lease commenced on January 1, 2000 and extends for 10 years. Lease expense for this lease for the years ended December 31, 1999 and 1998 was $424,003 and $432,418, respectively.

    First Penn was obligated under various other leases. Lease expense for these leases for the year ended December 31, 1999 and 1998 was $44,750 and $34,567, respectively.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

15.  LEASE COMMITMENTS: (CONTINUED)
    Minimum annual rentals are as follows:

1999............................................  $  519,594
2000............................................     453,796
2001............................................     460,686
2002............................................     471,465
2003............................................     495,228
                                                  ----------
Thereafter......................................  $1,411,578
                                                  ==========

16.  RETIREMENT PLANS:

    First Penn sponsors the following retirement plans:

    DEFINED BENEFIT PENSION PLAN:

    Covers employees who were at least 21 years of age, with 12 months of service with the Bank and have accumulated 1,000 hours of service during the Plan year. The Plan calls for benefits to be paid to eligible employees at retirement based upon years of service with the Bank and compensation rates near retirement. Contributions to the Plan reflect benefits attributed to employees' service. Plan assets consist of common stock, investment grade corporate bonds and U.S. Government obligations. The Retirement Plan was "frozen" as of September 30, 1994 and benefits no longer accrue thereunder. No new employees will be eligible for participation.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

16.  RETIREMENT PLANS: (CONTINUED)
    The following table sets forth the plans' required disclosures with SFAS No. 132, "Employers' Disclosures About Pensions and Other Postretirement Benefits."

                                                         YEAR ENDED DECEMBER 31,
                                                        -------------------------
                                                           1999          1998
                                                        -----------   -----------
Change in benefit obligation:
  Benefit obligation at prior year-end................   $ 670,690     $ 643,774
  Service cost........................................
  Interest cost.......................................      46,051        48,252
  Actuarial (gain) loss...............................      12,464        21,256
  Benefits paid.......................................     (23,857)      (42,592)
                                                         ---------     ---------
Benefit obligation at current year-end................   $ 705,348     $ 670,690
                                                         =========     =========
Change in plan assets:
  Fair value of plan assets at prior year-end.........   $ 774,314     $ 739,135
  Actual return on plan assets........................     155,535        77,771
  Employer contributions..............................
  Benefits paid.......................................     (23,857)      (42,592)
                                                         ---------     ---------
  Fair value of plan assets at current year-end.......   $ 905,992     $ 774,314
                                                         =========     =========
  Funded status.......................................   $ 200,644     $ 103,624
  Unrecognized actuarial gain.........................    (375,029)     (296,083)
  Unrecognized prior service cost.....................
  Unrecognized transition obligation (asset)..........      92,599        98,773
                                                         ---------     ---------
  Accrued benefit cost................................   $ (81,786)    $ (93,685)
                                                         =========     =========
  Amount recognized in the statement of financial
    position--accrued benefit cost....................   $ (81,786)    $ (93,685)
                                                         =========     =========

    Net pension cost included the following components:

                                                              YEAR ENDED
                                                             DECEMBER 31,
                                                          -------------------
                                                            1999       1998
                                                          --------   --------
Service cost............................................  $     --   $     --
Interest cost...........................................    46,051     48,252
Expected return on plan assets..........................   (52,493)   (50,248)
Amortization of transition amount.......................     6,174      6,174
Amortization of prior service cost......................        --    (46,800)
Amortization of gain....................................   (11,631)    (9,535)
                                                          --------   --------
    NET PERIODIC PENSION COST (CREDIT)..................  $(11,899)  $(52,157)
                                                          ========   ========

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

16.  RETIREMENT PLANS: (CONTINUED)
    The significant actuarial assumptions used in calculating the above information is as follows:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1999          1998
                                                              --------      --------
Weighted average discount rate..............................      7%            7%
Weighted average rate of compensation.......................    N/A           N/A
Weighted average expected long-term rate of return on Plan
  Assets....................................................      7%            7%

    Pension contributions were $-0- and $-0- for the years ended December 31, 1999 and 1998, respectively.

    The following three employee benefit plans cover all eligible employees, those with two years of service, (a year of service defined as having at least 1,000 hours of service) and being at least 21 years of age on the first day of the plan year.

    CASH OR DEFERRED PROFIT-SHARING PLAN:

    Contributions to this Plan are determined by the participant's written election to reduce their compensation by no more than 15% of eligible compensation and also not to exceed code section 401(k) and other limitations as set by the plan documents.

    First Penn may also make discretionary contributions made out of net income.

    Bank contributions to the Plan for the years ended December 31, 1999 and 1998 amounted to $-0-and $-0-, respectively.

    PROFIT-SHARING PLAN:

    Contributions to the Plan are determined annually by the Board of Trustees based upon net income. Allocation of the contributions to participants is based upon annual compensation.

    Contributions to the Plan for the years ended December 31, 1999 and 1998 were $-0- and $-0-, respectively.

    EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP"):

    Effective October 23, 1995, the Bank has established an ESOP for eligible employees. The ESOP is a tax-qualified plan subject to the requirements of ERISA and the Code. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. The ESOP borrowed funds from an unrelated third party lender and used the funds to purchase 42,780 shares of Common Stock. Due to the Conversion and Reorganization, the Savings Bank Common Stock held by the ESOP was converted into 110,046 shares of PSB Bancorp, Inc. Stock. The ESOP borrowed $1,288,540 from the Holding Company to purchase an additional 128,854 shares of PSB Bancorp, Inc.

    The Common Stock purchased by the ESOP serves as collateral for the ESOP loans. The loan will be repaid principally from the Bank's contributions to the ESOP over a period of up to seven years.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

16.  RETIREMENT PLANS: (CONTINUED)
Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loans are repaid. Shares released from the suspense account in an amount proportional to the repayment of the ESOP loans will be allocated among participants on the basis of compensation in the year of allocation, up to an annual adjusted maximum level of compensation (currently $150,000).

    Benefits under the ESOP generally become 100% vested after the third year of service or upon normal retirement (as defined in the ESOP), disability or death of the participant. If a participant terminates employment for any other reason prior to fully vesting, his nonvested account balance will be forfeited. Forfeitures will be reallocated among remaining participating employees in the same proportion as contributions. Benefits may be payable upon death, retirement, early retirement disability or separation from service. First Penn's contributions to the ESOP will not be fixed, so benefits payable under the ESOP cannot be estimated. First Penn's contributions to the ESOP recorded as compensation expense for the years ended December 31, 1999 and 1998 were $147,038 and $147,290, respectively.

    Information with respect to the ESOP is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                       -------------------------
                                                          1999          1998
                                                       -----------   -----------
Allocated shares.....................................     238,900       238,900
Committed shares.....................................      61,558        57,782
Uncommitted shares...................................     177,342       181,118
Fair value of uncommitted ESOP shares................  $1,163,939    $1,381,025
Interest expense incurred............................  $    5,187    $   25,142
Dividends received...................................         N/A           N/A

    MANAGEMENT RECOGNITION PLAN:

    First Penn's Board of Trustees has also adopted a Management Recognition Plan (the "MRP") effective October 20, 1995, as a method of providing certain senior executive officers of the Bank with a propriety interest in the Bank, to such officers for their service and to encourage such persons to remain in the service of the Bank. Benefits may be granted at the sole discretion of the Compensation Committee of the Bank's Board of Trustees. The MRP is managed by trustees who are directors of the Bank and who have responsibility to invest all funds contributed by the Bank to the trust created for the MRP. First Penn contributed $254,005 to the MRP trust in 1996 which enabled the MRP to purchase 21,390 shares of Common Stock. Due to the Conversion and Reorganization, the Savings Bank Common Stock held by the MRP was converted into 55,023 shares of PSB Bancorp, Inc. Stock. Unless the Compensation Committee of the Board specifies otherwise, shares granted to MRP participants will be in the form of restricted stocks which vest over a five-year period at the rate of 20% of such shares per year. Compensation expense in the amount of the fair market value of the common stock at the date of the grant to the employee will be recognized pro rata over the five years during which the shares are vested. As of December 31, 1999, 55,023 shares have been allocated to individual employees. For the years ended December 31, 1999 and 1998, the Bank recorded compensation expense of $57,602 and $50,799, respectively for the Management Recognition Plan. Stock Option Plan:

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

16.  RETIREMENT PLANS: (CONTINUED)
    First Penn's Board of Trustees adopted the Pennsylvania Savings Bank Stock Option Plan (the "Option Plan") approved by a majority of stockholders on April 30, 1996. The Option Plan provides for the grant of (I) options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Stock Option") under Section 422 of the Code, and (ii) options that do not so qualify ("Nonqualified Stock Options"). Pursuant to the Option Plan, up to 53,475 shares of Common Stock (subject to adjustment) will be reserved for issuance by the Bank upon exercise of stock options to be granted to certain officers and employees of the Bank from time to time under the Option Plan. The purpose of the Option Plan is to give certain officers and employees an opportunity to acquire Common Stock and thereby help the Bank attract, retain and motivate key employees and officers.

    At April 30, 1996, 29,409 shares of Common Stock were granted at the market price of $11.87 and on December 31, 1996, 6,450 were granted at the market price of $13.25. On October 31, 1999, 30, 000 shares of common stock were granted at the market price of $5.375. No options were granted in 1998. The shares granted on April 30, 1996 and December 31, 1996 were converted to 75,651 and 16,592 shares of PSB Bancorp, Inc. stock, respectively, due to the Conversion and Reorganization.

    If the bank had than elected to adopt the accounting provision of SFAS 123 then compensation cost would have reduced net income and earnings per share by $241,232 and $.21 in 1996 and $151,200 and $.03 in 1999.

    The weighted average fair value at date of grants for options granted in 1996 were $6.59 for options granted at April 30 and $7.35 for options granted at December 31, 1996 and $2.52 for option granted on October 31, 1999. The fair value of options at date of grant was estimated using the Black-Scholes Option Pricing Model with the following assumptions: expected life 10 years, interest rate 8.00%, volatility 17.00% and dividend yield of 0.00%. All options expire in 2006. All of the options remained outstanding at December 31, 1999 and 1998.

17.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK:

    First Penn is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit generally consisting of residential purchase money mortgage commitments, or the unfunded portion of construction loans in process and standby letter of credit.

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the loan agreement. These commitments are comprised of the undisbursed portion of construction loans and residential loan origination's. First Penn's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit is represented by the contractual amount of those instruments. First Penn uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Generally, collateral, usually in the form of real estate, is required to support financial instruments with credit risk.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

18.  SIGNIFICANT CONCENTRATIONS OF CREDIT RISK:

    First Penn grants mortgage, consumer and construction loans primarily to customers in Southeastern Pennsylvania and Southern New Jersey. Although the Bank has a diversified loan portfolio, a substantial portion of its customers' ability to honor their contracts is dependent upon the local economy. First Penn's net investment in loans is subject to a significant concentration of credit risk given that the investment is primarily within a specific geographic area.

    As of December 31, 1999 and 1998, the Bank had a net investment of $167.8 million and $121.2 million, respectively, in loans receivable. These loans possess an inherent credit risk given the uncertainty regarding the borrower's compliance with the terms of the loan agreement. To reduce credit risk, the loans are secured by varying forms of collateral, including first mortgages on real estate, liens on personal property, savings accounts, etc. It is generally Bank policy to file liens on titled property taken as collateral on loans. In the event of default, the Bank's policy is to foreclose or repossess collateral on which it has filed liens.

    In the event that any borrower completely failed to comply with the terms of the loan agreement and the related collateral proved worthless, the Bank would incur a loss equal to the loan balance.

19.  COMMITMENTS:

    In the normal course of business the Bank makes various commitments and is exposed to certain contingent liabilities which are not reflected in the accompanying financial statements. These commitments and contingent liabilities include open-end credit available. At December 31, 1999 and 1998, the Bank's customers had unused lines of credit available of $19.7 million and $9.4 million, respectively.

    Outstanding commitments to originate loans are as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                (IN THOUSANDS)
First mortgage loans:
  Fixed rates...............................................   $  110     $  290
  Variable rates............................................    5,250      1,940
                                                               ------     ------
                                                               $5,360     $2,230
                                                               ======     ======

    Commitments under standby letters of credit totaled approximately $4,000 and $361,000 at December 31, 1999 and 1998, respectively.

    OTHER:

    There has been no change in the action brought against the Bank on January 9, 1997. This action was filed in the Court of Common Pleas of Montgomery County, Pennsylvania, against eleven defendants including the Bank. The action is related to a former loan customer whose loan was paid off from the proceeds of a subsequent lender after which the customer filed for bankruptcy. The complaint, filed by a subsequent lender, contains 20 separate counts against the numerous defendants.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

19.  COMMITMENTS: (CONTINUED)
First Penn filed objections to the complaint and does not intend to answer the complaint until the objections are resolved. The action is in the preliminary discovery stage (interrogatories and requests for production of documents) and depositions have not been scheduled. Management feels that the complaint contains serious legal and procedural shortcomings. At this time, management does not believe that the outcome of the case will have a material impact on the Bank's financial position or results of operation.

20.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position.

    A financial instrument is defined as cash, evidence of an ownership interest in equity, or a contract that both imposed on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments on potentially unfavorable terms with the second entity, conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or the exchange of other financial instruments on potentially favorable terms with the first entity.

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Quoted market prices should be used when available, if not available management's best estimate of fair value may be based on quoted market price of financial instruments with similar characteristics or on valuation techniques, such as using the present value of estimated future cash flows using a discount rate commensurate with the corresponding risk associated with those cash flows. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows and future economic conditions. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. In addition, these estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of the Bank taken as a whole. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

20.  FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    The following tables represents the carrying value and fair market value of financial instruments as of December 31, 1999:

                                                          CARRYING
                                                           AMOUNT    FAIR VALUE
                                                          --------   ----------
                                                             (IN THOUSANDS)
Assets:
  Cash and cash equivalents.............................  $ 17,275    $ 17,275
  Investments securities available-for-sale.............    21,890      19,734
  Mortgage-backed securities available-for-sale.........    48,693      45,951
  Investment securities held-to-maturity................     4,000       3,779
  Mortgage-backed securities held-to-maturity...........     1,006       1,031
  Loans receivable--net.................................   167,787     167,787
  Loans held for sale...................................     8,221       8,221
  Federal Home Loan Bank stock..........................     2,056       2,056
Liabilities:
  NOW, MMDA and Passbook accounts.......................    54,371      54,371
  Certificate of Deposits...............................   128,535     128,535

    The following tables represents the carrying value and fair market value of financial instruments as of December 31, 1998:

                                                          CARRYING
                                                           AMOUNT    FAIR VALUE
                                                          --------   ----------
                                                             (IN THOUSANDS)
Assets:
  Cash and cash equivalents.............................  $ 47,527    $ 47,527
  Investments securities available-for-sale.............    18,038      18,038
  Mortgage-backed securities available-for-sale.........    22,074      22,074
  Investment securities held-to-maturity................     3,996       4,006
  Mortgage-backed securities held-to-maturity...........     1,327       1,405
  Loans receivable--net.................................   121,240     122,632
  Loans held for sale...................................     6,938       6,938
  Federal Home Loan Bank stock..........................       572         572
Liabilities:
  NOW, MMDA and Passbook accounts.......................    63,347      63,347
  Certificate of Deposits...............................   122,308     122,631

    CASH AND CASH EQUIVALENTS:

    The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate the fair value for those assets.

    INVESTMENTS SECURITIES:

    The fair value for investments are based on quoted market prices.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

20.  FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    MORTGAGE-BACKED SECURITIES:

    The fair value of mortgage-backed securities issued by quasi-governmental agencies is based on quoted market prices.

    LOANS RECEIVABLE:

    First Penn estimates that the fair value of its real estate, consumer and commercial loans approximates the carrying amount. The carrying amount is adjusted for the estimated future possible loan losses through a valuation allowance. First Penn's real estate loan portfolio was $109.1 million and $100.1 million at December 31, 1999 and 1998, respectively with rates ranging from 6.00% to 10.00% and maturities through 30 years. First Penn's consumer loan portfolio was $2.5 million and $1.2 million at December 31, 1999 and 1998, respectively with rates ranging from 5.00% to 22.53% with maturities through 18 years. First Penn's commercial loan portfolio was $10.7 million and $13.2 million at December 31, 1999 and 1998, respectively with rates ranging from 8.25% to 10.25% with maturities through one year and monthly repayment terms. First Penn's student loan portfolio was $40.5 million and $-0- at December 31, 1999 and 1998, respectively with rates of 9.50% which are held for sale and contractually sold to an investor at par within 45 to 60 days of origination. First Penn's SBA loan portfolio was $6.7 million and $8.3 million at December 31, 1999 and 1998, respectively, with rates ranging from 6.00% to 8.75% and maturities through 22 years.

    DEPOSITS:

    The fair value of deposits with no stated maturity, such as non-interest bearing demand deposits, NOW accounts, savings accounts and money market accounts, is equal to the amount payable on demand as of December 31, 1999 and 1998. First Penn has not determined the fair values of its time deposits (e.g. certificates of deposit) due to it not being practical to make such estimates based on varying interest rates and maturities involved and the excessive cost that would be incurred. Time deposits were $128.5 million and $122.3 million at December 31, 1999 and 1998, respectively with rates ranging from 4.00% to 7.00%.

    COMMITMENTS TO EXTEND CREDIT AND LETTERS TO CREDIT:

    The majority of the Bank's commitments to extend credit and letters of credit carry current market interest rates if converted to loans. Because commitments to extend credit and letters of credit are generally unassignable by either the Bank or the borrower, they only have value to the Bank and the borrower. First Penn is unable to estimate the fair value of the recorded deferred fee amounts.

21.  OTHER INVESTMENTS:

    On January 29, 1999, the Holding Company purchased 1,600,000 shares of Series A Convertible Preferred Stock, $.01 par value per share, of McGuire Performance Solutions, Inc. ("MPS"). The Holding Company purchased the shares for $.78125 per share for a total cost of $1,250,000. The Holding Company owns 100% of MPS's Series A Convertible Preferred Stock. MPS is a nationally recognized firm delivering cost-effective solutions for high performance total balance sheet management to banks, thrifts, credit unions and other financial institutions.

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

21.  OTHER INVESTMENTS: (CONTINUED)
    On March 31, 1999, the Holding Company purchased a convertible debenture in the amount of $2.5 million with a rate of 5.45% from ZipFinancial.Com.Inc. (d/b/a BankZip.com). The Company, which spun off in December 1999 from Patriot Bank of Pottstown, is building a national network of community banks through which Bank Zip would offer an end-to-end internet services, such as opening an account, account balances and transferring funds. In addition to software, Bank Zip is proposing to give participating community institutions access to customer service through a call center it would operate and marketing that would be conducted on a national scale. Alliance Partners (community banks), also offer a national portfolio of BankZip.com co-branded financial service products, including brokerage and insurance. Once an Alliance Partner is signed up, the service can be deployed in as few as thirty days. Currently, BankZip.com is enabling Alliance Partners in the Northeast to support their launch in the Philadelphia market in May 2000. Fully developed, BankZip.com will support over 300 banks with as many as 4,000 branches and 5,000 ATMs across the nation within five years.

    First Penn invested $795,000 in the common stock of JADE Financial, the Holding Company for IGA Federal Savings.

22.  EARNINGS PER SHARE:

                                                   YEAR ENDED DECEMBER 31, 1999,
                                               --------------------------------------
                                                 INCOME        SHARES      PER SHARE
                                               NUMERATOR    DENOMINATOR      AMOUNT
                                               ----------   ------------   ----------
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Basic EPS:
  Income available to common stockholders....    $2,084        4,365          $.48
Effect of Dilutive Securities:
  Stock options..............................        --          802            --
                                                 ------        -----          ----
Diluted EPS:
  Income available to common stockholders and
    assumed conversions......................    $2,084        5,167          $.40
                                                 ======        =====          ====

                                                   YEAR ENDED DECEMBER 31, 1999,
                                               --------------------------------------
                                                 INCOME        SHARES      PER SHARE
                                               NUMERATOR    DENOMINATOR      AMOUNT
                                               ----------   ------------   ----------
                                                (IN THOUSANDS EXCEPT PER SHARE DATA)
Basic EPS:
  Income available to common stockholders....    $1,664        4,394          $.38
Effect of Dilutive Securities:
  Stock options..............................        --          728            --
                                                 ------        -----          ----
Diluted EPS:
  Income available to common stockholders and
    assumed conversions......................    $1,664        5,122          $.32
                                                 ======        =====          ====

                        PSB BANCORP, INC. AND SUBSIDIARY

                  YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

23.  OTHER COMPREHENSIVE INCOME:

    In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income." SFAS No. 130 establishes requirements for the disclosure of comprehensive income in financial statements. Comprehensive income is defined as net income plus transactions and other occurrences which are the result of nonowner changes in equity. For financial statement presented for the Bank, nonowner equity changes are only comprised of unrealized gains or losses on available for sale debt securities that will be accumulated with net income in operations and is effective for years beginning after December 15, 1998. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Adoption of this standard did not have an impact on the Savings Bank's results of operations. Changes in the balance of Accumulated Other Comprehensive Income in the Consolidated Statement of Stockholders' Equity and Consolidated Statement of Comprehensive Income are the direct result of changes in the unrealized gains (losses) on available for sale debt securities.

24.  NEW PRONOUNCEMENTS:

    In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 137, "Accounting for Derivative Instruments and Hedging Activities" an amendment of FASB Statement No. 133. The statement becomes effective for fiscal years beginning after June 15, 1999 and will not be applied retroactively. The statement establishes accounting and reporting standards for derivative instruments and hedging activity. Under the standard, all derivatives must be measured at fair value and recognized as either assets or liabilities in the financial statements.

    The accounting for changes in fair value (gains and losses) of a derivative is dependent on the intended use of the derivative and its designation. Derivatives may be used to: 1) hedge exposure to change the fair value of a recognized asset or liability or a firm commitment, referred to as a fair value hedge, 2) hedge exposure to variable cash flow of forecasted transactions, referred to as a cash flow hedge, or 3) hedge foreign currency exposure.

    First Penn does not currently have any derivative instruments or participate in any hedging activity.

    The FASB issued Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise" ("SFAS No. 134") during October 1999, which becomes effective for all periods beginning after December 15, 1999. SFAS No. 134 conforms the accounting by mortgage banking enterprises for mortgage-backed securities subsequent to securitization of other types of assets by non-mortgage banking enterprises. This statement should not have an material impact on the Savings Bank's results of operations.

                                PSB BANCORP, INC

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                 (IN THOUSANDS)

                                                                    AT              AT
                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2000            1999
                                                              --------------   -------------
                                                               (UNAUDITED)       (AUDITED)
ASSETS
  Cash and due from banks...................................     $  5,185        $  7,921
  Interest bearing deposits with banks......................        7,887           9,354
  Investment securities--available-for-sale, at fair
    value...................................................       23,934          22,685
  Mortgage-backed securities available-for-sale, at fair
    value...................................................       42,843          45,951
  Mortgage-backed securities held-to-maturity (fair value of
    $943 and $1,032)........................................          943           1,006
  Investment securities held-to-maturity (fair value of
    $3,836 and $3,779)......................................        4,000           4,000
  Investment in BankZip.Com.................................        1,250           2,500
  Investment in Iron Bridge.................................        1,663           1,250
  Loans, less allowance for loan losses of $1,349 and
    $1,231, respectively....................................      160,820         167,787
  Loans held for sale.......................................        7,927           8,221
  Property acquired through loan foreclosure actions, net...        1,169           1,047
  Premises and equipment, net...............................        1,817           1,692
  Accrued interest receivable...............................        2,551           2,446
  Prepaid corporate taxes...................................          773             784
  Deferred tax asset........................................        2,426           1,459
  Other assets..............................................        1,123           1,505
                                                                 --------        --------
      TOTAL ASSETS..........................................     $266,311        $279,608
                                                                 ========        ========

LIABILITIES
  Deposits
    Non-interest bearing....................................       16,301          14,720
    Interest bearing........................................      159,090         178,490
                                                                 --------        --------
                                                                  175,391         193,210
  Borrowed Funds............................................       38,000          34,000
  Securities purchased under agreements to resell...........       13,340          15,640
  Income taxes payable......................................          695              45
  Accrued interest payable..................................          646             515
  Other liabilities.........................................          887             151
                                                                 --------        --------
      Total liabilities.....................................      228,959         243,561

SHAREHOLDERS' EQUITY
  Common stock-authorized, 15,000,000 shares no par value
    issued and outstanding, 4,455,007.......................            0               0
  Treasury Stock............................................         (489)              0
  Additional paid-in capital................................       40,829          40,873
  Employee stock ownership plan.............................       (1,239)         (1,359)
  Accumulated earnings/deficit..............................          630          (1,136)
  Accumulated other comprehensive income (loss).............       (2,379)         (2,331)
                                                                 --------        --------
      Total shareholders' equity............................       37,352          36,047
                                                                 --------        --------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY............     $266,311        $279,608
                                                                 ========        ========

  (The accompanying notes are an integral part of these financial statements.)

                                PSB BANCORP, INC

                        CONSOLIDATED STATEMENT OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS    THREE MONTHS
                                                                  ENDED            ENDED
                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2000            1999
                                                              --------------   -------------
                                                               (UNAUDITED)       (AUDITED)
INTEREST INCOME
  Loans, including fees.....................................      $3,878          $3,421
  Investment securities.....................................       1,183           1,207
  Deposits with banks.......................................          65             138
                                                                  ------          ------
    Total interest income...................................       5,126           4,766
INTEREST EXPENSE
  Interest on deposits......................................       1,937           2,120
  Interest on borrowings....................................         765             185
  Interest--other...........................................           0               0
                                                                  ------          ------
    Total interest expense..................................       2,702           2,305
      Net interest income...................................       2,424           2,461
PROVISION FOR LOAN LOSSES...................................           0               0
                                                                  ------          ------
  Net interest income after provision for loan losses.......       2,424           2,461
                                                                  ------          ------
NON-INTEREST INCOME.........................................         144             302
                                                                  ------          ------
NON-INTEREST EXPENSE
  Salaries and employee benefits............................       1,063             893
  Occupancy and equipment...................................         303             323
  Other operating...........................................         677             652
                                                                  ------          ------
    Total non-interest expense..............................       2,043           1,868
                                                                  ------          ------
Loss on investment in Iron Bridge...........................          23               0
                                                                  ------          ------
    Income before income taxes..............................         502             895
                                                                  ------          ------
INCOME TAXES................................................         175             104
                                                                  ------          ------
NET INCOME FOR PERIOD.......................................      $  327          $  791
                                                                  ======          ======
  Net income per common share
    Basic...................................................      $  .08          $  .17
    Diluted.................................................         .07             .14

  (The accompanying notes are an integral part of these financial statements.)

                                PSB BANCORP, INC

                        CONSOLIDATED STATEMENT OF INCOME

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    NINE MONTHS ENDED
                                                              ------------------------------
                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2000            1999
                                                              --------------   -------------
                                                               (UNAUDITED)       (AUDITED)
INTEREST INCOME
  Loans, including fees.....................................      $12,019         $ 9,551
  Investment securities.....................................        3,672           2,919
  Deposits with banks.......................................          108             798
                                                                  -------         -------
    Total interest income...................................       15,799          13,268
INTEREST EXPENSE
  Interest on deposits......................................        5,859           6,236
  Interest on borrowings....................................        1,917             301
  Interest--other...........................................            0               0
                                                                  -------         -------
    Total interest expense..................................        7,776           6,537
      Net interest income...................................        8,023           6,731
                                                                  -------         -------
PROVISION FOR LOAN LOSSES...................................          100               0
                                                                  -------         -------
  Net interest income after provision for loan losses.......        7,923           6,731
                                                                  -------         -------
NON-INTEREST INCOME.........................................          468             866
                                                                  -------         -------
NON-INTEREST EXPENSE
  Salaries and employee benefits............................        3,218           2,611
  Occupancy and equipment...................................          867             936
  Other operating...........................................        1,961           1,912
                                                                  -------         -------
    Total non-interest expense..............................        6,046           5,459
                                                                  -------         -------
Loss on Investment in Iron Bridge...........................           87               0
                                                                  -------         -------
    Income before income taxes..............................        2,258           2,138
INCOME TAXES................................................          650             221
                                                                  -------         -------
NET INCOME FOR PERIOD.......................................      $ 1,608         $ 1,917
                                                                  =======         =======
Net income per common share
  Basic.....................................................      $   .37         $   .42
  Diluted...................................................          .33             .33

   The accompanying notes are an integral part of these financial statements.

                        PSB BANCORP, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

                                 (IN THOUSANDS)

                                                                  NINE MONTHS          THREE MONTHS
                                                                     ENDED                 ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   -------------------
                                                                2000       1999       2000       1999
                                                              --------   --------   --------   --------
                                                                  (UNAUDITED)           (UNAUDITED)
Net Income for Period.......................................   $1,608    $ 1,917     $ 327      $ 791
Other comprehensive income, net of tax:.....................       --         --        --         --
Change in accumulated Other comprehensive income (loss).....      (48)    (1,754)     (266)      (504)
                                                               ------    -------     -----      -----
    Total comprehensive income..............................   $1,560    $   163     $  61      $ 287
                                                               ======    =======     =====      =====

                               PSB BANCORP, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income................................................  $  1,608   $  1,917
                                                              --------   --------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Amortization of premium/discount on mortgage-backed
      Securities............................................        52         38
    Depreciation and amortization...........................       149        247
    Write-down and expenses of real estate owned............       153        358
    Gain (loss) on sale of real estate owned................         0          0
    Gain (loss) on sale of loans............................       119       (391)
    Provision for losses on loans...........................       100          0
    Loan loss recovery......................................        18          0
    Increase in deferred taxes..............................      (359)    (1,835)
    Compensation expense--Employee Stock Ownership Plan.....       120        105
    Decrease in allowance to reduce investments to market...      (332)         0
    Change in assets and liabilities:
      Decrease (increase) in loans held for sale............       294     (1,094)
      (Increase) in accrued interest receivable.............      (105)      (304)
      (Increase) in prepaid expenses and other assets.......      (226)    (1,077)
      Decrease in prepaid corporate taxes...................        11         67
      Increase in corporate taxes payable...................       650         28
      Increase (decrease) in accrued interest payable.......       131        (91)
      Increase in accrued expenses & other liabilities......       736        438
                                                              --------   --------
    Total Adjustments.......................................     1,511     (3,511)
                                                              --------   --------
        Net cash provided (used) by operating activities....     3,119     (1,594)
                                                              --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of mortgage-backed securities, available for
    sale....................................................         0    (28,905)
  Purchase of investment securities, available-for-sale.....      (413)    (6,597)
  Maturities of investment securities, available-for-sale...         0      1,000
  Mortgage-backed security maturities and principal
    repayments..............................................     3,949      2,515
  Acquisition costs of and proceeds from the sale of Federal
    Home Loan Bank stock....................................      (550)       249
  Proceeds from sale of real estate owned net of
    improvements............................................       352        582
  Property acquired through loan foreclosure action.........      (626)        (6)
  Capital expenditures......................................      (275)      (153)
  Decrease (increase) in total loans receivable, net........     6,849    (42,722)
                                                              --------   --------
        Net cash provided (used) by investing activities....     9,286    (74,037)
                                                              --------   --------

                               PSB BANCORP, INC.

                                 (IN THOUSANDS)

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  (Decrease Increase in deposits, net.......................  $(17,526)  $ 12,166
  Decrease in employee stock ownership plan.................         0       (234)
  Change in advances for borrowers' taxes and insurance.....      (293)      (320)
  Proceeds from borrowed funds..............................     4,000     10,000
  Purchase of treasury stock................................      (489)         0
  Change in securities purchased under agreements to
    resell..................................................    (2,300)    13,530
                                                              --------   --------
        Net cash provided (used) by financing activities....   (16,608)    35,142
                                                              --------   --------
NET DECREASE IN CASH AND CASH EQUIVALENTS...................    (4,203)   (40,489)
  Cash and Cash equivalents, beginning of period............    17,275     47,526
                                                              --------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................    13,072      7,037
                                                              ========   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest on deposits and borrowings.....................  $  7,776   $  6,537
                                                              ========   ========
    Income taxes............................................  $    650   $    221
                                                              ========   ========
    Non-cash Activities.....................................  $    626   $      0
                                                              ========   ========

                               PSB BANCORP, INC.

                          NOTE TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

                                  (UNAUDITED)

BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of PSB Bancorp, Inc. ("PSB") and its wholly-owned subsidiary, First Penn Bank. Significant inter-company accounts and transactions have been eliminated. The information contained in this interim report is unaudited and subject to year-end adjustment and audit. However, in the opinion of management, the information reflects all adjustments necessary to present fairly the financial condition and results of operations for the periods presented. All such adjustments were of a normal recurring nature. Operating results for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the full fiscal year. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on form 10K for the year ended December 31, 1999.

MERGERS

    On October 12, 1999, the Company completed its acquisition of First Bank of Philadelphia ("First Bank"). In connection with the acquisition, each outstanding share of First Bank was exchanged for .857 shares of PSB common stock. In addition, options to acquire 1,612,500 shares of First Bank have been converted into options to acquire 1,381,912 shares of the Company's common stock.

    As part of the transaction, PSB merged Pennsylvania Savings Bank, which held a state savings bank charter, with and into First Bank, which held a state commercial bank charter. The resulting operating subsidiary operates under the name of First Penn Bank (the "Bank") and holds a commercial bank charter. This provides the Bank with greater lending flexibility, particularly with respect to commercial loans. First Penn operates seven branches including two in Center City Philadelphia, and one in Montgomery County, Pennsylvania.

    The transaction was accounted for as a pooling of interests for financial reporting purposes, and as a tax-free reorganization for tax purposes.

    On November 2, 2000 PSB Bancorp, Inc. and Jade Financial Corp announced the execution of a definitive Agreement & Plan of Merger pursuant to which PSB will acquire Jade Financial Corp. and its wholly-owned subsidiary, IGA Federal Savings Bank in a cash transaction valued at approximately $24.1 million. Pursuant to the agreement, PSB will purchase all of the outstanding shares of Jade Financial Corp. that PSB does not already own or that are not owned by the JADE Employee Stock Ownership Plan ("ESOP")for $13.55 per share in cash. The Jade ESOP may receive cash, PSB stock or a combination of both. PSB will purchase its own shares in open market and privately-negotiated transactions in order to provide shares for exchange with the ESOP.

    In connection with the transaction, Jade's wholly-owned subsidiary IGA Federal Savings Bank will merge with and into PSB's wholly-owned subsidiary, First Penn Bank with the commercial bank charter of First Penn Bank surviving the merger.

STOCK BUYBACK PROGRAM

    Consistent with the commitment to enhance shareholder value, the Board of Directors of PSB Bancorp, Inc approved a stock buyback program on March 16, 2000, under which PSB may acquire a

                               PSB BANCORP, INC.

                               SEPTEMBER 30, 2000

                                  (UNAUDITED)

STOCK BUYBACK PROGRAM (CONTINUED)
maximum of 5.0%, or 218,532 shares, of its common stock in open market and privately negotiated transactions. To date 87,500 of authorized shares have been repurchased and retired by PSB.

BUSINESS STRATEGY

    First Penn's strategy is to maximize profitability by providing quality deposit and loan products in an efficient manner as a well-capitalized and independent financial institution. Generally, the Bank seeks to implement this strategy by emphasizing retail deposits as its primary source of funds and by maintaining a substantial part of its assets in locally-originated residential first mortgage, commercial real estate loans, commercial business loans, construction loans and student loans, mortgage-backed securities and other liquid investment securities. First Penn's business strategy incorporates the following elements: (1) increasing assets by expanding its retail branch network to include other contiguous segments of the metropolitan Philadelphia market,
(2) expanding its lending operations throughout the metropolitan Philadelphia area and the adjacent counties of Pennsylvania, New Jersey and Delaware, and
(3) increasing net interest income and reducing interest rate risk by emphasizing the origination of commercial real estate, construction, commercial business and student loans which generally bear higher interest rates and have shorter terms than residential mortgage loans.

INVESTMENT VALUATION

    PSB, together with three other financial institutions participated in the initial capitalization of BankZip.com, an internet banking company. The total capitalization of BankZip was $13.9 million and PSB contributed $2.5 million in the form of a convertible note. On September 15, 2000, an involuntary bankruptcy petition was filed against ZipFinancial.Com, Inc. by one of its vendors, the petition was subsequently dismissed on October 23, 2000. On November 2, 2000, BankZip completed $410,000 in additional financing and is seeking additional financing of $1.5 to $2.0 million. The company has entered into a term sheet with a strategic investor to provide a $1.0 million line of credit. The ability to draw on the line of credit will be dependent on sales. The continued viability of the company is dependent on its ability to raise additional capital. No assurances can be given that the company will be able to raise additional capital. To reflect the uncertainty surrounding this investment, as of September 30, 2000, PSB has established an equity account valuation reserve pursuant to SFAS 115 of 50% or $1.25 million while BankZip seeks additional financing.

EARNINGS PER SHARE

    Basic earnings per share ("EPS") is computed based on the weighted average number of shares of common stock outstanding during the periods presented. Stock options are considered common stock equivalents and are included in the computation of dilutive EPS using the treasury stock method, unless anti-dilutive.

                               PSB BANCORP, INC.

                               SEPTEMBER 30, 2000

                                  (UNAUDITED)

EARNINGS PER SHARE (CONTINUED)
    The following table reconciles the numerators and denominators of the basic and diluted EPS computations for the Bank's net income for the three and nine months ended September 30, 2000:

                                                      THREE MONTHS ENDED
                                                      SEPTEMBER 30, 2000
                                            ---------------------------------------
                                              INCOME         SHARES       PER-SHARE
                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                            -----------   -------------   ---------
Basic EPS:
Income available to common shareholders...  $  327,000       4,455,007        --
Uncommitted Shares........................          --        (138,241)       --
                                                            ----------
                                                             4,316,766      $.08
                                                                            ====
Effect of Dilutive Securities:
Options...................................                     391,728
                                                            ----------
Diluted EPS:
Income available to common shareholders...  $  327,000       4,708,494      $.07
                                                                            ====

                                                      THREE MONTHS ENDED
                                                      SEPTEMBER 30, 2000
                                            ---------------------------------------
                                              INCOME         SHARES       PER-SHARE
                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                            -----------   -------------   ---------
Basic EPS:
Income available to common shareholders...  $1,608,000       4,455,007
Uncommitted Shares........................                    (138,241)
                                                            ----------
                                                             4,316,766      $.37
                                                                            ====
Effect of Dilutive Securities:
Options...................................                     487,705
                                                            ----------
Diluted EPS:
Income available to common shareholders...  $1,608,000       4,804,471      $.33
                                                                            ====

                               PSB BANCORP, INC.

                               SEPTEMBER 30, 2000

                                  (UNAUDITED)

EARNINGS PER SHARE (CONTINUED)
    The following table reconciles the numerators and denominators of the basic and diluted EPS computations for the Bank's net income for the three and nine months ended September 30, 1999:

                                                      THREE MONTHS ENDED
                                                      SEPTEMBER 30, 1999
                                            ---------------------------------------
                                              INCOME         SHARES       PER-SHARE
                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                            -----------   -------------   ---------
Basic EPS:
Income available to common shareholders...  $  791,000      4,538,222
Uncommitted Shares........................                   (156,078)
                                                            ---------
                                                            4,382,144       $.18
                                                                            ====
Effect of Dilutive Securities:
Options...................................                    630,482
                                                            ---------
Diluted EPS:
Income available to common shareholders...  $  791,000      5,012,626       $.16
                                                                            ====

                                                      THREE MONTHS ENDED
                                                      SEPTEMBER 30, 1999
                                            ---------------------------------------
                                              INCOME         SHARES       PER-SHARE
                                            (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                            -----------   -------------   ---------
Basic EPS:
Income available to common shareholders...  $1,917,000      4,538,222
Uncommitted Shares........................                   (156,078)
                                                            ---------
                                                            4,382,144       $.44
                                                                            ====
Effect of Dilutive Securities:
Options...................................                    612,061
                                                            ---------
Diluted EPS:
Income available to common shareholders...  $1,917,000      4,994,205       $.39
                                                                            ====

                              JADE FINANCIAL CORP.
                                AND SUBSIDIARIES
                      (FORMERLY IGA FEDERAL SAVINGS BANK)

                       CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
JADE Financial Corp. and Subsidiaries

    We have audited the accompanying consolidated statement of financial condition of JADE Financial Corp. and Subsidiaries as of December 31, 1999 and the related consolidated statements of income, equity and cash flows for the year ended December 31, 1999 and the accompanying consolidated statement of financial condition of IGA Federal Savings Bank and Subsidiary as of December 31, 1998 and the related consolidated statements of income, equity and cash flows for the six months ended December 31, 1998 and the year ended
June 30, 1998. These consolidated financial statements are the responsibility of JADE Financial Corp. and the Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JADE Financial Corp. and Subsidiaries as of December 31, 1999 and the results of their operations and their cash flows for the year then ended and the financial position of IGA Federal Savings Bank and Subsidiary and the results of their operations and their cash flows as of six months ended December 31, 1998 and the year ended June 30, 1998, in conformity with generally accepted accounting principles.

                                          /s/ Stockton Bates & company
                                          Certified Public Accountants

Philadelphia, Pennsylvania
February 4, 1999

                     JADE FINANCIAL CORP. AND SUBSIDIARIES
                      (FORMERLY IGA FEDERAL SAVINGS BANK)

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                           DECEMBER 31, 1999 AND 1998

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                    YEAR ENDED
                                                                    DECEMBER 31
                                                              -----------------------
                                                                 1999         1998
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
                                       ASSETS
CASH AND CASH EQUIVALENTS:
  Cash and cash equivalents due from banks..................   $  6,630     $  8,388
  Interest bearing deposits in other financial
    institutions............................................         47        1,237
  Federal funds.............................................      6,565        8,726
INVESTMENTS:
  Investment securities available-for-sale, at fair value...     40,783       28,726
  Mortgage-backed securities available-for-sale, at fair
    value...................................................      8,859       10,176
  Mortgage-backed securities held-to-maturity (fair value of
    $4,208 and $6,541)......................................      4,314        6,635
BANKZIP.COM--Investment (See Note 2)........................      2,500           --
LOANS RECEIVABLE, net.......................................    114,081      102,900
PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net of
  accumulated depreciation..................................      1,890        1,962
ACCRUED INTEREST RECEIVABLE.................................        802          646
FEDERAL HOME LOAN BANK STOCK, at cost.......................        834          834
REORGANIZATION COSTS, net...................................        162          195
DEFERRED TAX ASSET, net.....................................      1,177           44
BANK OWNED LIFE INSURANCE--Cash Surrender Value.............     10,021
PREPAID EXPENSES AND OTHER ASSETS...........................        911          622
                                                               --------     --------
    TOTAL ASSETS............................................   $199,576     $171,091
                                                               ========     ========

                               LIABILITIES AND EQUITY
LIABILITIES:
  Deposits..................................................   $156,124     $154,888
  Advances from borrowers for taxes and insurance...........        618          521
  Note payable--FHLB........................................     15,000           --
  Accounts payable and accrued expenses.....................        594          406
                                                               --------     --------
    Total liabilities.......................................    172,336      155,815
                                                               --------     --------
EQUITY:
  Commitments and contingencies, (See Note 15)
  Common Stock, par value 1,872,923 shares authorized
    1,742,423 shares issued and outstanding for
    December 31, 1999.......................................         19           --
  Additional Paid in Capital................................     14,130           --
  Retained earnings, (See Note 11 and 12)...................     15,853       15,560
  ESOP......................................................     (1,044)          --
  Accumulated other comprehensive income....................     (1,718)        (284)
                                                               --------     --------
    Total equity............................................     27,240       15,276
                                                               --------     --------
    TOTAL LIABILITIES AND EQUITY............................   $199,576     $171,091
                                                               ========     ========

                            (See Accompanying Notes)

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                                                                              SIX MONTHS
                                                              YEAR ENDED         ENDED       YEAR ENDED
                                                             DECEMBER 31,    DECEMBER 31,     JUNE 30,
                                                                 1999            1998           1998
                                                             -------------   -------------   ----------
                                                                       (DOLLARS IN THOUSANDS)
INTEREST INCOME:
  Interest on loans........................................     $ 8,947         $4,275        $ 8,734
  Investments and mortgage-backed securities...............       3,077          1,210          2,002
  Interest-earning deposits................................          75             51            430
  Federal funds............................................         291            253            310
  Interest--Bankzip.com....................................           9             --             --
  Other....................................................         117
                                                                -------         ------        -------
    Total interest income..................................      12,516          5,789         11,476
                                                                -------         ------        -------
INTEREST EXPENSE:
  Interest on borrowed funds...............................         116             --             --
  Interest on deposits.....................................       5,380          2,762          5,475
                                                                -------         ------        -------
    Net interest income....................................       7,020          3,027          6,001
                                                                -------         ------        -------
PROVISION FOR POSSIBLE LOAN LOSSES.........................         520            300          1,038
                                                                -------         ------        -------
    Net interest income after provision for possible loan
      losses...............................................       6,500          2,727          4,963
                                                                -------         ------        -------
NONINTEREST INCOME:
  Loan fees................................................         121             80            295
  Service charges..........................................         445            258            592
  Other income.............................................         573            268             71
  Gain on sale of securities...............................          --            198             --
                                                                -------         ------        -------
Total noninterest income...................................       1,139            804            958
                                                                =======         ======        =======
NONINTEREST EXPENSES:
  Compensation and employee benefits.......................     $ 3,182         $1,496        $ 2,612
  Office and occupancy costs...............................       1,210            817            942
  Printing and postage.....................................         240             28            246
  Loan servicing...........................................         180             77            183
  Professional fees........................................         183            312            165
  Bank and MAC charges.....................................         726            264            642
  Advertising, marketing, and promotions...................         170            102            104
  Insurance expenses.......................................         112             23            155
  Foundation Expense.......................................         725             --             --
  Other....................................................         511             --            209
                                                                -------         ------        -------
    Total noninterest expenses.............................       7,239          3,119          5,258
                                                                -------         ------        -------
INCOME BEFORE PROVISION FOR INCOME TAXES...................         400            412            663
                                                                -------         ------        -------
  Provision for federal and state income taxes:
    Current................................................         355            190            N/A
    Deferred...............................................        (248)           (44)           N/A
                                                                -------         ------        -------
      Total income tax provision...........................         107            146            N/A
                                                                -------         ------        -------
NET INCOME.................................................     $   293         $  266        $   663
                                                                =======         ======        =======
BASIC EARNINGS PER SHARE...................................     $  0.17            N/A            N/A
                                                                =======
DILUTED EARNINGS PER SHARE.................................     $  0.17            N/A            N/A
                                                                =======

                            (See Accompanying Notes)

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                          RESTRICTED,                   ACCUMULATED
                                             ADDITIONAL     REGULAR     UNRESTRICTED       OTHER
                                   COMMON     PAID IN       RESERVE      UNDIVIDED     COMPREHENSIVE     TOTAL     COMPREHENSIVE
                                   STOCK      CAPITAL        FUND         EARNINGS         INCOME        EQUITY        INCOME
                                  --------   ----------   -----------   ------------   --------------   --------   --------------
                                                                      (DOLLARS IN THOUSANDS)
BALANCE, JUNE 30, 1997..........    $ --      $    --       $ 3,680       $10,951         $  (385)      $14,246       $    --
  Transfers to reflect provision
    for loan losses.............      --           --        (1,038)        1,038              --            --            --
  Transfers to regular reserve
    fund in accordance with
    Section 116 of the Federal
    Credit Union Act............      --           --           604          (604)             --            --            --
  Net income....................      --           --            --           663              --           663           663
  Change in unrealized loss on
    investment and
    mortgage-backed securities
    available-for-sale..........      --           --            --            --             171           171           171
                                    ----      -------       -------       -------         -------       -------       -------
    Total Comprehensive
      Income....................                                                                                      $   834
                                                                                                                      =======
BALANCE, JUNE 30, 1998..........      --           --         3,246        12,048            (214)       15,080
                                    ====      =======       =======       =======         =======       =======
  Transfers of balance on 7/1/98
    when Credit Union converted
    to Savings Bank.............      --           --        (3,246)        3,246              --
  Net income....................      --           --            --           266              --           266       $   266
  Change in unrealized loss on
    investment and
    mortgage-backed securities
    available-for-sale, net of
    taxes.......................      --           --            --            --             (70)          (70)          (70)
                                    ----      -------       -------       -------         -------       -------       -------
    Total Comprehensive
      Income....................                                                                                      $   196
                                                                                                                      =======
BALANCE, DECEMBER 31, 1998......      --           --            --        15,560            (284)       15,276
                                    ====      =======       =======       =======         =======       =======
  Net income....................      --           --            --           293              --           293       $   293
  Additional paid in capital....      --       14,130            --            --              --        14,130
  Common stock issuance-at
    par.........................      19           --            --            --              --            19
  ESOP..........................      --           --            --        (1,044)             --        (1,044)
  Change in unrealized loss on
    investment and
    mortgage-backed securities
    available-for-sale, net of
    taxes.......................      --           --            --            --          (1,434)       (1,434)       (1,434)
                                    ----      -------       -------       -------         -------       -------       -------
    Total Comprehensive Income
      (Loss)....................                                                                                      $(1,141)
                                                                                                                      =======
BALANCE, DECEMBER 31, 1999......    $ 19      $14,130       $    --       $15,853         $(1,718)      $27,240
                                    ====      =======       =======       =======         =======       =======

                             See Accompanying Notes

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                         YEAR ENDED     SIX MONTHS ENDED   YEAR ENDED
                                                        DECEMBER 31,      DECEMBER 31,      JUNE 30,
                                                            1999              1998            1998
                                                        -------------   ----------------   ----------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................    $    293          $    266        $    663
  Adjustments to reconcile net income to net cash used
    in operating activities:
    Amortization of premium/discount on investments
      and mortgage-backed securities..................          82                82              90
    Depreciation and amortization.....................         414               134             334
    Write-down and expenses of real estate owned......          --                --               9
    Gain on sale of investment securities.............          --              (198)             --
    Discount on first mortgages.......................          --                --              19
    Loss on sale/disposal of asset....................          --                --              17
    Provision for losses on loans.....................         520               300            1038
    Increase in deferred taxes........................       1,133)              (44)             --
    Change in operating assets and liabilities:
      Increase (decrease) in accrued interest
        receivable....................................        (156)              491            (135)
      Increase in prepaid expenses and other assets...        (289)             (204)           (197)
      Increase in accounts payable and accrued
        expenses......................................         188               139              59
                                                          --------          --------        --------
        Net cash provided by operating activities.....         (81)              524           1,897
                                                          --------          --------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of investment securities, Bankzip.com......      (2,500)               --              --
  Purchase of Bank owned Life Insurance...............     (10,021)               --              --
  Purchase of investment securities,
    available-for-sale................................     (19,020)          (42,810)        (15,500)
  Purchase of FHLB Stock..............................          --              (834)             --
  Sales of investment securities,
    available-for-sale................................          --            27,000              --
  Purchase of mortgage-backed security,
    available-for-sale................................      (2,486)           (5,776)
  Mortgage-backed security maturities and principal
    repayments, available-for-sale....................       2,842             3,632           4,875
  Maturities and principal repayments of
    mortgage-backed securities, held-to-maturity......       2,321             2,907           4,668
  Maturities and principal repayments of investment
    securities, available-for-sale....................       6,143             7,278           3,881
  Increase in total loans receivable, net.............     (11,402)           (4,804)         (3,848)
  Capital expenditures................................        (343)             (478)           (590)
  Proceeds from sale of real estate owned net of
    expense...........................................          --                --             203
  Proceeds from sale of loans.........................          --                --           4,854
  Proceeds from sale of equipment.....................          --                --              50
  Increase in share insurance fund....................          --                --              78
                                                          --------          --------        --------
        Net cash provided by (used in) investing
          activities..................................     (34,466)           (6,818)         (7,105)
                                                          --------          --------        --------

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                         YEAR ENDED     SIX MONTHS ENDED   YEAR ENDED
                                                        DECEMBER 31,      DECEMBER 31,      JUNE 30,
                                                            1999              1998            1998
                                                        -------------   ----------------   ----------
                                                                   (DOLLARS IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposits, net................    $  1,236          $ 10,954        $ (5,912)
  Issuance of common stock............................      14,149                --              --
  Increase in ESOP....................................      (1,044)               --              --
  Increase in Notes Payable FHLB......................      15,000                --              --
  Change in advances from borrowers' for taxes and
    insurance.........................................          97               (50)            119
                                                          --------          --------        --------
        Net cash provided by (used in) financing
          activities..................................      29,438            10,904          (5,793)
                                                          --------          --------        --------
NET (INCREASE) DECREASE IN CASH AND CASH
  EQUIVALENTS.........................................      (5,109)            4,610         (11,001)
                                                          --------          --------        --------
  Cash and cash equivalents, beginning of year........      18,351            13,741          24,742
                                                          --------          --------        --------
CASH AND CASH EQUIVALENTS, END OF YEAR................    $ 13,242          $ 18,351        $ 13,741
                                                          ========          ========        ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest on borrowed funds........................    $    116          $     --        $     --
    Interest on deposits..............................       5,380             2,762           5,475
  Noncash activities:
    Loans transferred to real estate owned............          16                --              --
    Increase (decrease) in unrealized loss on
      investment mortgage-backed securities
      available-for-sale, net of taxes................    $  1,434          $     70        $   (171)

                             See Accompanying Notes

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1999

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    DESCRIPTION OF ORGANIZATION:

    JADE Financial Corp. (the Company) is not an operating company and has not engaged in any significant business to date. It was formed as a Pennsylvania-chartered corporation and the holding company for the Bank and other subsidiaries.

    IGA Federal Savings Bank and Subsidiary (the Bank) was organized as a federal mutual savings bank primarily serving customers in Pennsylvania, counties in Philadelphia, Bucks, Chester and Delaware counties. The Bank, through its five branches, provide financial services to individuals, families and small business. Historically emphasizing consumer loans, including auto, credit card and personal loans, and residential real estate loans, including home equity loans and one-to-four family first mortgage loans, the bank is also starting to offer a variety of commercial loan products.

    IGA Federal Savings Bank, originally was established in 1975 as IGA Federal Credit Union. IGA Federal Credit Union on July 1, 1998 converted from a credit union to IGA Federal Savings Bank., a federal mutual savings bank.

    CONVERSION TO CAPITAL STOCK FORM OF OWNERSHIP:

    On May 26, 1999, the Board of Directors of the Company adopted a Plan of Conversion to convert from a federal mutual savings bank to a federal capital stock savings bank. The conversion was accomplished through the formation of the Holding Company in July, 1999, the adoption of a federal stock charter, and the sale of all of the Company's stock to the Holding Company on October 4, 1999.

    A subscription offering ("offering") of the shares of common stock of the Holding Company was conducted whereby the shares were offered initially to eligible account holders, the Company's Employee Stock Ownership Plan ("ESOP"), supplemental eligible account holders and other members of the Company.

    The Holding Company issued 1,872,923 shares in connection with the Conversion. Gross proceeds from the offering were $14,983,384, which includes the $8 value of the 145,000 shares issued to the IGA Employee Stock Ownership Plan and 60,420 shares sold to the Company for transfer to the IGA Charitable Foundation.

    Conversion cost of $835,000 was charged against proceeds from the offering.

    The Company issued all its outstanding capital stock to the Holding Company in exchange for approximately one-half of the net proceeds. The Holding Company accounted for the purchase in a manner similar to a pooling of interests whereby assets and liabilities of the Company maintain their historical cost basis in the consolidated company.

    JADE Financial Corp. was organized at the direction of the Board of Directors of IGA for the purpose of becoming a holding company to own all of the outstanding capital stock of IGA. Upon completion of the stock conversion on October 4, 1999, IGA became a wholly-owned subsidiary of JADE Financial Corp. JADE Financial Corp. is engaged primarily in the business of directing, planning and coordinating the business activities of IGA, and has also organized two new operating subsidiaries, JADE Abstract and JADE Insurance Agency.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    JADE Abstract is a licensed title insurance agency founded for the purpose of originating title insurance to the customers of IGA Federal Savings Bank, other financial institutions, attorneys, accountants, real estate brokers, builders, and the private consumer. The market area includes southeastern Pennsylvania, namely, the Philadelphia five county region. JADE Abstract is operating with a three-person board of directors and employs a full time licensed title agent. Title insurance protects the lender and the homebuyer against any title defects when a new home is purchased. Premiums for title insurance are traditionally paid by the borrower and are a cost of obtaining financing secured by real estate. It also provides protection to the lender when a borrower refinances a home. Title insurance may be required on both residential and commercial transactions.

    JADE Insurance Agency, a Pennsylvania Corporation and a wholly-owned subsidiary of JADE Financial Corp., was formed for the purpose of providing a diverse set of insurance programs to meet the needs of existing and potential customers as well as to provide programs to other financial institutions such as credit unions and community banks. The products outlined in the business plan will generate not only excellent fee income to the agency, but will also provide comprehensive service to existing IGA Federal Savings Bank customers and the general public. Insurance products such as Accidental Death & Dismemberment (AD&D), Term life, Long-term Care, Auto, Homeowner, Whole Life, Universal Life, Health, Collateral Protection and Mortgage Life will be marketed through a direct mail program as well as a point of sale program. The Agency has enlisted the help of strategic partners in the development and marketing of the insurance products. As of December 31, 1999, there had been no income or expenses related to this subsidiary.

    The Bank competes with other banking and financing institutions in its primary markets. Commercial banks, savings banks, savings and loan associations, mortgage bankers and brokers, credit unions and money market funds actively compete for deposits and loans in the Bank's market area. Such institutions, as well as consumer finance, mutual funds, insurance companies, and brokerage and investment banking firms, may be considered competitors of the Bank with respect to one or more of the services it renders.

    PRINCIPLES OF PRESENTATION:

    The consolidated financial statements include the accounts of JADE and its wholly-owned subsidiaries, IGA Federal Savings Bank and Subsidiary (Cuiga), JADE Insurance Company and JADE Abstract Inc. All significant intercompany accounts and transactions have been eliminated.

    IMPACT OF YEAR 2000:

    The Bank was well prepared to enter the new year at midnight on January 1, 2000. Contingency and event plans were in effect as the century rollover took place. No material defects or problems were experienced with hardware, software, equipment, or operations.

    During 1999, the Bank utilized a comprehensive "Customer Awareness" campaign to ensure that the customers and the general public were themselves prepared for Y2K. Due to this campaign and the efforts of our peers and regulators, the Bank experienced no material impact to liquidity.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    CASH AND CASH EQUIVALENTS:

    Cash and cash equivalents include cash on hand, demand deposits maintained in depository institutions, other readily convertible investments with original contractual terms to maturity of three months or less.

    SECURITIES:

    The Bank divides its securities portfolio into two segments:
(a) held-to-maturity and (b) available-for-sale. Securities in the held-to-maturity category are accounted for at cost, adjusted for amortization of premiums and accretion of discounts, using the level yield method, based on the Bank's intent and ability to hold the securities until maturity. Marketable securities included in the available-for-sale category are accounted for at fair value, with unrealized gains or losses, net of taxes, being reflected as adjustments to equity. The fair value of marketable securities available-for-sale is determined from publicly quoted market prices. Securities available for sale which are not readily marketable, which include Federal Home Loan Bank of Pittsburgh stock, are carried at cost which approximates liquidation value.

    At the time of purchase, the Bank makes a determination of whether or not it will hold the securities to maturity, based upon an evaluation of the probability of future events. Securities, which the Bank believes may be involved in interest rate risk, liquidity, or other asset/liability management decisions, which might reasonably result in such securities not being held-to-maturity, are classified as available-for-sale. If securities are sold, a gain or loss is determined by specific identification method and is reflected in the operating results in the period the trade occurs.

    Gains and losses realized on sales of investment and mortgage-backed securities represent differences between the net proceeds and carrying values determined by the specific identification method.

    LOANS AND ALLOWANCE FOR LOAN LOSSES:

    Loans that the Bank has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at the amount of unpaid principal, reduced by deferred loan fees and an allowance for possible loan losses and increased by deferred loan origination costs. Interest on loans is recognized over the term of the loan and is calculated using the simple-interest method on principal amounts outstanding. The allowance for possible loan losses is established through a provision for possible loan losses charged to expense. Loans are charged against the allowance for possible loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans and current economic conditions that may affect the borrower's ability to pay.

    Accrual of interest is discontinued for those loans which are 90 days or more delinquent, or sooner if management believes, after considering economic and business conditions and collection efforts, that

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) the borrower's financial condition is such that the collection of interest is doubtful. When a loan is placed on nonaccrual status, all uncollected interest is charged off.

    LOAN ORIGINATION FEES AND LOAN ORIGINATION COSTS:

    Loan origination fees received in excess of loan origination costs are deferred and amortized over the contract lives of the loans, using a method which approximates the level yield method. In the event that the related loans are sold, such net deferred fees are recognized as income in the period of sale. Deferred origination costs relating to consumer loans are amortized over the estimated life of the consumer loan portfolio.

    PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS:

    Land is carried at cost. Property, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation is computed based on cost using the straight-line method over estimated useful lives of 35 years for buildings and improvements, 2-15 years for office furniture, equipment and leasehold improvements and 3 years for transportation equipment. Improvements to leased property are amortized over the lesser of the life of the lease or the improvements.

    Maintenance and repairs of property, equipment and leasehold improvements are charged to operations and major improvements are capitalized. Upon retirement, sale or other disposition of property, equipment and leasehold improvements, the cost and accumulated depreciation and amortization are eliminated from the accounts and gain or loss is included in operations.

    FINANCIAL STATEMENT PRESENTATION:

    Certain items in prior periods financial statements have been reclassified to conform to the 1999 presentation.

    ADVERTISING:

    Advertising costs are charged to operations when incurred and amounted to $169,108, and $110,690 for the year ended December 31, 1999 and six months ended December 31, 1998, and $104,000 for the year ended June 30, 1998, respectively.

    REORGANIZATION COSTS:

    On April 24, 1998, the JADE Board of Directors approved a resolution to convert to a Federal Mutual Savings Association. Costs incurred with this conversion is capitalized and is being amortized over 5 years using the straight-line method beginning July 1, 1998, the date of conversion.

    USE OF ESTIMATES:

    The preparation of financial estimates in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    The principal estimate that is susceptible to significant change in the near term relates to the allowance for loan losses. The evaluation of the adequacy of the allowance for loan losses includes an analysis of the individual loans and overall risk characteristics and size of the different loan portfolios, and takes into consideration current economic and market condition, the capability of specific borrowers to pay specific loan obligations, as well as current loan collateral values. However, actual losses on specific loans, which also are encompassed in the analysis, may vary from estimated losses.

    MORTGAGE SERVICING RIGHTS:

    The Bank recognizes mortgage servicing rights as assets, regardless of how such assets were acquired. Impairment of mortgage servicing rights is assessed based upon a fair market valuation of those rights on a disaggregated basis. Impairment, if any, is recognized in the statement of operations. There is no impairment reflected in the mortgage servicing rights at December 31, 1999 and 1998.

    CASH DEPOSITED IN FINANCIAL INSTITUTIONS:

    JADE and its Subsidiaries maintains cash balances at other financial institutions. Accounts at these financial institutions are insured by the Federal Deposit Insurance Corporation up to one hundred thousand dollars. In the normal course of business, JADE may have deposits that exceed the insured balance.

    EFFECT OF NEW ACCOUNTING STANDARDS:

    Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income, is effective for the JADE and its Subsidiaries for the period beginning July 1, 1998, and establishes reporting and display of comprehensive income in the financial statements. Comprehensive income represents net earnings and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. The Company adopted SFAS No. 130 effective June 30, 1998.

    SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information, is effective for the Company for the period beginning July 1, 1998 and establishes disclosure requirements for segment operations. The Company has adopted SFAS No. 131.

    SFAS No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits, is effective for the Company for the period beginning July 1, 1998, and revises the disclosure requirements for pension and postretirement benefit plans. The Company has adopted SFAS 132.

    SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, will be effective for the Bank for years beginning July 1, 1998. The Company has no activity subject to SFAS 133. The Company expects to adopt SFAS 133 when required.

    SFAS No. 134, in October 1998, the FASB issued SFAS NO. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held-for-Sale by a Mortgage Banking Enterprise. SFAS No. 134 changes the way mortgage banking firms account for certain securities and other interests they retain after securitizing mortgage loans that were held for sale. Under current practice, a bank that securities credit card receivables has a choice in how it classifies any retained

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) securities based on its intent and ability to hold or sell those investments. SFAS No. 134 gives the mortgage banking firms the opportunity to apply the same intent-based accounting that is applied by other companies. SFAS No. 134 is effective for the fiscal quarter beginning after December 15, 1998. Management of JADE and its Subsidiaries anticipates that the implementation of SFAS No. 134 will not have a material impact on the its financial condition or results of operations.

    In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and hedging activities- an amendment of FASB Statement No. 133, this FASB postpones the implementation of FASB 133 to effective for years beginning after June 15, 2000. The Bank currently has no activity subject to SFAS 137.

    LOANS AVAILABLE-FOR-SALE:

    Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market calculated on an aggregate basis with any unrealized losses reflected in the statement of operations. There were no loans sold or available for sale during the year ended December 31, 1999 and 1998.

    INCOME TAXES:

    JADE and its Subsidiaries utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to difference between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. Additionally, the recognition of net deferred tax assets is based upon the likelihood of realization of tax benefits in the future. A valuation allowance would be provided for deferred tax assets which are determined more than likely not to be realized.

    Prior to July 1, 1998 IGA Credit Union was exempt, by statute, from federal and state income taxes.

    Cuiga Services Corporation, (The Company), d/b/a Member's Edge, a wholly-owned subsidiary of IGA Federal Savings Bank , is subject to federal and state income taxes. At December 31, 1999, net operating loss carryforwards approximately $69,836 are available for federal income tax purposes. These carryforwards are available to offset future federal taxable income of the Company and expire in varying amounts between December 31, 2003 and June 30, 2013.

    The Company incurred income of $15,538 for the year ended December 31, 1999, $4,114 net loss for the six month period ended December 31, 1998 and a $7,275 net loss for the year ended June 30, 1998.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

INVESTMENTS AND MORTGAGE-BACKED SECURITIES:

    The following is a summary of the JADE and its Subsidiaries investment in available-for-sale and held-to-maturity securities:

                                                                     AVAILABLE-FOR-SALE
                                                                     DECEMBER 31, 1999
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                   (DOLLARS IN THOUSANDS)
Investment Securities:
  Debt:
    FHLB Notes.......................................   $28,862       $ --        $(1,539)   $27,323
    FHLMC............................................       500         --            (36)       464
    Federal Farm Credit..............................     5,000         --           (318)     4,682
    Small Business Associations......................     3,590         --            (36)     3,554
    Municipals.......................................     5,158         --           (398)     4,760
                                                        -------       ----        -------    -------
                                                         43,110         --         (2,327)    40,783
                                                        -------       ----        -------    -------
Mortgage-backed Securities:
  Collateralized mortgage obligations................   $ 2,401       $ --        $   (83)   $ 2,318
  FHLMC..............................................       631         --            (11)       620
  GNMA...............................................     2,286         --           (130)     2,156
  FNMA...............................................     3,817         --            (52)     3,765
                                                        -------       ----        -------    -------
                                                          9,135         --           (276)     8,859
                                                        -------       ----        -------    -------
      Total available-for-sale Securities............    52,245         --         (2,603)    49,642
                                                        -------       ----        -------    -------

                                                                      HELD-TO-MATURITY
                                                                     DECEMBER 31, 1999
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                   (DOLLARS IN THOUSANDS)
Investment Securities:
  Mortgage-backed Securities:
    Collateralized mortgage obligations..............     1,997         --            (22)     1,975
    FNMA.............................................       363         --             (9)       354
    GNMA.............................................     1,954         --            (75)     1,879
                                                        -------       ----        -------    -------
      Total Held-to-Maturity Securities..............     4,314         --           (106)     4,208
                                                        -------       ----        -------    -------
      TOTAL INVESTMENTS AND MORTGAGE-BACKED
        SECURITIES...................................   $56,559       $ --        $(2,709)   $53,850
                                                        =======       ====        =======    =======

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED)
    The following is a summary of the Bank's investment in available-for-sale and held-to-maturity securities.

                                                                     AVAILABLE-FOR-SALE
                                                                     DECEMBER 31, 1999
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                   (DOLLARS IN THOUSANDS)
Investment Securities:
  Debt:
    FHLB Notes.......................................   $14,924       $ 11        $  (125)   $14,810
    FHLMC............................................       500         --             (4)       496
    Federal Farm Credit..............................     6,000          1            (25)     5,976
    Small Business Associations......................     2,568         --            (26)     2,542
    Municipals.......................................     4,908         --             (6)     4,902
                                                        -------       ----        -------    -------
                                                         28,900         12           (186)    28,726
Mortgage-backed Securities:
  Collateralized mortgage obligations................     3,148         --            (68)     3,080
  FHLMC..............................................     1,277         --             (6)     1,271
  FNMA...............................................     5,861         --            (36)     5,825
                                                        -------       ----        -------    -------
                                                         10,286         --           (110)    10,176
                                                        -------       ----        -------    -------
      Total available-for-sale securities............    39,186         12           (296)    38,902
                                                        -------       ----        -------    -------

                                                                      HELD-TO-MATURITY
                                                                     DECEMBER 31, 1999
                                                       ----------------------------------------------
                                                                     GROSS        GROSS
                                                       AMORTIZED   UNREALIZED   UNREALIZED     FAIR
                                                         COST        GAINS        LOSSES      VALUE
                                                       ---------   ----------   ----------   --------
                                                                   (DOLLARS IN THOUSANDS)
Investment Securities:
  Mortgage-backed Securities:
    Collateralized mortgage obligations..............   $ 3,617       $  1        $    --    $ 3,618
    FNMA.............................................       538         --             (2)       536
    GNMA.............................................     2,480         --            (93)     2,387
                                                        -------       ----        -------    -------
      Total held-to-maturity securities..............     6,635          1            (95)     6,541
                                                        -------       ----        -------    -------
      TOTAL INVESTMENTS AND MORTGAGE-BACKED
        SECURITIES...................................   $45,821       $ 13        $  (391)   $45,443
                                                        =======       ====        =======    =======

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED)
    The amortized cost and estimated market values of securities at December 31, 1999 and 1998 by contractual maturities, are as follows:

                                                                YEAR ENDED
                                                            DECEMBER 31, 1999
                                                           --------------------
                                                           ESTIMATED
                                                           AMORTIZED    MARKET
                                                             COST       VALUE
                                                           ---------   --------
                                                               (DOLLARS IN
                                                                THOUSANDS)
Due less than one year...................................   $   500    $   464
Due after one year through five years....................    14,364     13,864
Due after five years through ten years...................    22,201     20,666
Due after ten years......................................     2,455      2,234
                                                            -------    -------
                                                             39,520     37,228
Mortgage-backed securities...............................    17,039     16,622
                                                            -------    -------
                                                            $56,559    $53,850
                                                            =======    =======

                                                                YEAR ENDED
                                                            DECEMBER 31, 1999
                                                           --------------------
                                                           ESTIMATED
                                                           AMORTIZED    MARKET
                                                             COST       VALUE
                                                           ---------   --------
                                                               (DOLLARS IN
                                                                THOUSANDS)
Due less than one year...................................   $   500    $   496
Due after one year through five years....................     7,004      7,000
Due after five years through ten years...................    15,678     15,540
Due after ten years......................................     3,230      3,227
                                                            -------    -------
                                                             26,412     26,263
Mortgage-backed securities...............................    19,439     19,209
                                                            -------    -------
                                                            $45,851    $45,472
                                                            =======    =======

    Proceeds from sales and maturities of securities available-for-sale during the year ended December 31, 1999 totaled $8,984,886. Of the proceeds, $4,095,677 were from maturities, and $4,889,209 were from principal repayments. No gains or losses were realized from those transactions. Proceeds from sales and maturities of securities available-for-sales during the six months ended December 31, 1998 totaled $34,277,935. Of the proceeds, $-0- were from maturities, $1,500,000 were from security call options, and $3,326,316 were from principal repayments. Gains of $198,000 were realized from those transactions.

    INVESTMENT IN BANKZIP.COM:

    On November 16, 1999, JADE Financial Corp. purchased a convertible debenture in the amount of $2.5 million with a rate of interest of 5.45% from ZipFinancial.Com.Inc. (d/b/a/ BankZip.com). The

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

INVESTMENTS AND MORTGAGE-BACKED SECURITIES: (CONTINUED) investment is recorded at cost which approximates fair value. The President of IGA Federal Savings Bank is also a Director of ZipFinancial.Com.Inc.

LOANS RECEIVABLE:

    Loans receivable consist of the following:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                          -----------------------
                                                             1999         1998
DECEMBER 31:                                              ----------   ----------
                                                          (DOLLARS IN THOUSANDS)
Real Estate Loans:
  One-to-four family....................................   $ 43,434     $ 40,114
  Commercial loans......................................      2,996        1,408
                                                           --------     --------
                                                             46,430       41,522
                                                           --------     --------
Consumer Loans:
  Home equity loans.....................................     24,172       22,421
  Automobile and truck loans............................     24,406       18,746
  Signature loans.......................................      5,414        6,329
  Credit card loans.....................................     10,955       10,920
  Other.................................................      2,498        3,658
                                                           --------     --------
                                                             67,445       62,074
Commercial Loans........................................      1,469          400
                                                           --------     --------
  Total Loans...........................................    115,344      103,996
                                                           --------     --------
  Less allowance for possible loan losses...............     (1,284)      (1,074)
  Plus deferred loan costs, net.........................         21          (22)
                                                           --------     --------
    Total net loans receivable..........................   $114,081     $102,900
                                                           ========     ========

    Loans receivable at December 31, 1999 and 1998 includes $97,462,685 and $85,667,043 of fixed rate loans and $17,882,315 and $18,329,158 of adjustable rate loans, respectively.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

LOANS RECEIVABLE: (CONTINUED)
    A summary of loan maturities at December 31, 1999 is as follows:

                                                          YEAR ENDED DECEMBER 31, 1999
                                            ---------------------------------------------------------
                                                                                 CONSUMER
                                             ONE TO                                AND
                                              FOUR     COMMERCIAL      HOME     COMMERCIAL    TOTAL
                                             FAMILY    REAL ESTATE    EQUITY     BUSINESS     LOANS
                                            --------   -----------   --------   ----------   --------
Amounts due:
  Non-accrual.............................  $    73      $   --      $    56     $    65     $    194
                                            -------      ------      -------     -------     --------
Within one year...........................      388          --          195      12,365       12,948
                                            -------      ------      -------     -------     --------
After one year:
  1 to 3 years............................    1,310          --        2,015      10,664       13,989
  4 to 5 years............................    2,289       1,305        4,996      20,601       29,191
  6 to 11 years...........................   14,513       1,628       12,998       1,048       30,187
  Over 11 years...........................   24,861          63        3,912                   28,836
                                            -------      ------      -------     -------     --------
Total due after one year..................   42,973       2,996       23,921      32,313      102,203
                                            -------      ------      -------     -------     --------
TOTAL AMOUNTS DUE.........................  $43,434      $2,996      $24,172     $44,743     $115,345
                                            =======      ======      =======     =======     ========

    A summary of changes in the allowance for possible loan losses is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
BALANCE, BEGINNING OF YEAR..................................   $1,074     $  948
  Provision charged to operation............................      520        300
  Recoveries of amounts charged off and other...............      133         80
                                                               ------     ------
                                                                1,727      1,328
  Amounts charged off.......................................     (443)      (254)
                                                               ------     ------
BALANCE, END OF YEAR........................................   $1,284     $1,074
                                                               ======     ======

    The provision for loan losses charged to expense is based upon past loan and loss experience and an evaluation of potential losses in the current loan portfolio, including the evaluation of impaired loans under SFAS Nos. 114 and
118. A loan is considered to be impaired when, based upon current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan. As of December 31, 1999 and 1998, 100% of the impaired loan balance was measured for impairment based on the fair value of the loans' collateral. Impairment losses are included in the provision for loan losses. SFAS Nos. 114 and 118 do not apply to large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, except for those loans restructured under a trouble debt restructuring. Loans collectively evaluated for impairment include consumer loans and residential real estate loans. At December 31, 1999, the Bank's impaired loans consisted of 13 loans with a total recorded balance of $194,000 for which specific allowances of

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

LOANS RECEIVABLE: (CONTINUED)
$80,152 has been established. The average investment in impaired loans for the year ended December 31, 1998 was $171,000.

    Loans on which the accrual of interest has been discontinued amounted to $194,447 and $170,835 at December 31, 1999 and 1998, respectively. If interest on those loans had been accrued, accrued interest would have increased by $3,528 and $2,988 at December 31, 1999 and December 31, 1998, respectively.

    Certain directors and officers of JADE have loans with JADE and its Subsidiaries. Such loans were made in the ordinary course of business and do not represent more than a normal risk of collection. Loans to officers and directors amounted to $1,217,995 and $1,203,636 at December 31, 1999 and 1998,
respectively. During the years ended December 31, 1999 and 1998, loans of $240,000 and $62,000, respectively, were disbursed to executive officers and board of directors, while principal repayments of $225,641 and $86,529 were received in those years, respectively.

LOAN SERVICING:

    Mortgage loans serviced for others are not included in the accompanying statement of financial condition. The unpaid principal balances of these loans are summarized as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Mortgage Loan Servicing Portfolios:
Federal National Mortgage Association.....................  $12,485    $14,025
First Nationwide..........................................      437        514
                                                            -------    -------
                                                             12,922    $14,539
                                                            =======    =======

    Custodial escrow balances maintained in connection with the foregoing loan servicing portfolio totaled $191,952 and $200,000 as of December 31, 1999 and December 31, 1998, respectively.

ACCRUED INTEREST RECEIVABLE:

    A summary of accrued interest receivable is as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Loans.......................................................    $397       $325
Mortgage-backed securities..................................     120        119
Investment securities.......................................     285        202
                                                                ----       ----
                                                                $802       $646
                                                                ====       ====

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET:

    The major classes of property, equipment and leasehold improvements and the total accumulated depreciation and amortization a December 31, 1999 and 1998 are as follows:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Land........................................................   $  150     $  150
Buildings and improvements..................................    1,742      1,726
Office furniture, equipment and leasehold improvements......    1,911      1,661
Transportation equipment....................................      143         99
                                                               ------     ------
                                                                3,946      3,636
Less accumulated depreciation and Amortization..............    2,056      1,674
                                                               ------     ------
                                                               $1,890     $1,962
                                                               ======     ======

    BANK-OWNED LIFE INSURANCE (BOLI):

    IGA Federal Savings Bank purchased $10 million of Bank-Owned Life Insurance on December 16, 1999. The insurance contract was issued by American General Insurance Company and placement of invested funds is in a separate, segregated account. Bancorp Services will provide administrative servicing going forward. Bank-Owned Life Insurance ("BOLI") is specially structured life insurance owned by the bank on a broad-base of its employees. The Bank pays all the premiums and names itself as beneficiary. BOLI is an alternate solution for funding future obligated benefits and is classified as an "other asset" on the balance sheet. This investment represents 36.79% of the JADE financials total current equity.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

DEPOSITS:

    Deposits at December 31, 1999 and December 31, 1998 are summarized as follows:

                                                                    YEAR ENDED DECEMBER 31,
                                               WEIGHTED   --------------------------------------------
                                               AVERAGE           1999                     1998
                                               INTEREST   -------------------      -------------------
                                                 RATE      AMOUNT       %           AMOUNT       %
                                               --------   --------   --------      --------   --------
Types of Deposits:
Savings accounts:
  1999.......................................    2.10%    $ 68,615     43.95%            --        --
  1998.......................................    3.18           --        --       $ 70,281     45.37%
Checking accounts:
  1999.......................................     0.0        9,600      6.15             --        --
  1998.......................................     0.0           --        --         10,526      6.80
Money market accounts:
  1999.......................................    3.85        9,757      6.25             --        --
  1998.......................................    3.83           --        --          9,265      5.98
                                                 ----     --------    ------       --------    ------
                                                   --     $ 87,972     56.35%      $ 90,072     58.15%
                                                 ----     --------    ------       --------    ------
Certificate of deposit:
3.00-3.99%
  1999.......................................    3.93     $    693      0.44             --        --
  1998.......................................    3.83           --        --       $  1,622      1.05
4.00-4.99%
  1999.......................................    4.73       29,777     19.07             --        --
  1998.......................................    4.71           --        --         11,171      7.21
5.00-5.99%
  1999.......................................    5.42       19,691     12.61             --        --
  1998.......................................    5.59           --        --         41,900     27.05
6.00-6.99%
  1999.......................................    6.14       16,492     10.56             --        --
  1998.......................................    6.21           --        --          8,608      5.56
7.00-7.99%
  1999.......................................    7.16        1,499      0.97             --        --
  1998.......................................    7.17           --        --          1,515       .98
                                                 ----     --------    ------       --------    ------
    Total of certificate of deposit..........      --       68,152     43.65         64,816     41.85
                                                 ----     --------    ------       --------    ------
    TOTAL DEPOSITS...........................      --     $156,124    100.00%      $154,888    100.00%
                                                 ====     ========    ======       ========    ======

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

DEPOSITS: (CONTINUED)
    Certificates of deposit have scheduled maturities as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Within one year...........................................  $56,001    $46,455
One year through two years................................    9,092     13,218
Three years...............................................      487      2,953
Over three years..........................................    2,572      2,190
                                                            -------    -------
                                                            $68,152    $64,816
                                                            =======    =======

    Interest expense on deposits is comprised of the following:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Savings accounts............................................    1,540        834
Money market accounts.......................................      339        160
Certificates of deposit.....................................    3,501      1,768
                                                               ------     ------
                                                               $5,380     $2,762
                                                               ======     ======

    The aggregate amount of certificates of deposit accounts exceeding $100,000 was approximately $10,001,000 and $7,964,000 at December 31, 1999 and 1998,
respectively.

FEDERAL HOME LOAN BANK STOCK:

    The Bank is a member of the Federal Home Loan Bank System. As a member, the Bank maintains an investment in the capital stock of the Federal Home Loan Bank of Pittsburgh in an amount not less than 1% of its outstanding home loans or 1/20 of its outstanding notes payable, if any, to the Federal Home Loan Bank of Pittsburgh, whichever is greater, as calculated December 31 of each year.

INCOME TAX MATTERS:

    The JADE and its subsidiaries files a consolidated federal income tax return and separate state returns for the year ended December 31, 1999.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

INCOME TAX MATTERS: (CONTINUED)
    The provision for income taxes for the consisted of the following:

                                                                       SIX MONTHS
                                                       YEAR ENDED         ENDED
                                                      DECEMBER 31,    DECEMBER 31,
                                                          1999            1998
                                                      -------------   -------------
                                                         (DOLLARS IN THOUSANDS)
Currently Payable:
Federal.............................................      $ 366           $ 170
State...............................................        (11)             20
Deferred............................................       (248)            (44)
                                                          -----           -----
    TOTAL...........................................      $ 107           $ 146
                                                          =====           =====

    The reconciliation between the actual provision for federal and state income taxes and the amount of income taxes which would have been provided at statutory rates is as follows:

                                                               YEAR ENDED:
                                                              DECEMBER 31,
                                                                  1999
                                                              -------------
Expected income tax expense at federal tax rate.............       $136
Travel and entertainment....................................         12
Exempt interest.............................................        (83)
State tax net of federal benefit............................        (11)
Disallowed interest expense.................................         53
                                                                   ----
                                                                   $107
                                                                   ====

    Deferred taxes are included in the accompanying statement of financial condition as of December 31, 1999 for the estimated future tax effect of differences between the financial statement and federal income tax basis of assets and liabilities given the provisions of currently enacted tax laws.

    The net deferred tax asset (liability) consists of the following components:

                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                              -------------------
                                                                1999       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Deferred Tax Asset:
Unrealized loss on securities available-for-sale............   $  885      $--
Foundation contribution.....................................      206
Deferred compensation.......................................        6        2
Allowance for loan loss.....................................       80       42
                                                               ------      ---
    DEFERRED TAX ASSET......................................   $1,177      $44
                                                               ======      ===

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

INCOME TAX MATTERS: (CONTINUED)
    The realization of deferred tax assets is dependent upon a variety of factors, including the generation of future taxable income, the existence of taxes paid and recoverable, the reversal of deferred tax liabilities and tax planning strategies. Based upon these and other factors, management believes it is more likely than not that the Company will realize the benefits of these deferred tax assets. The tax effect from the unrealized loss on securities available-for-sale has been offset by a valuation allowance.

DIFFERENCE BETWEEN FEDERAL DEPOSITORY INSURANCE CORPORATION CALL REPORT AND CONSOLIDATED FINANCIAL STATEMENTS:

    There were no adjustments between Call Report and Consolidated Financial Statement at December 31, 1998.

    An adjustment has been make to the accounts which is reflected in the consolidated financial statements but is not reflected in the Bank's Federal Depository Insurance Corporation Call Report. The adjustment and its effect on equity are as follows:

                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                            -------------------
                                                              1999       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Equity per the Bank's December 1998 Office of Thrift
  Supervision Call Report.................................  $26,039    $15,377
Decrease in federal income tax provision set up as
  deferred asset..........................................    1,177         44
Adjustment made to financial statement for tax benefits on
  unrealized losses on securities available-for-sale......       24       (145)
                                                            -------    -------
                                                            $27,240    $15,276
                                                            =======    =======

REGULATORY MATTERS:

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary actions by regulators that if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain certain minimum amounts and ratios (set forth in the table below). Management believes that the Bank meets, as of December 31, 1999, all capital adequacy requirements to which it is subject.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

REGULATORY MATTERS: (CONTINUED)
    As of June 30, 1999, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

    The Bank's actual capital amounts and ratios are presented in the following table.

                                                              YEAR ENDED DECEMBER 31, 1999
                                             ---------------------------------------------------------------
                                                                                             TO BE WELL
                                                                       FOR CAPITAL        CAPITALIZED UNDER
                                                                        ADEQUACY          PROMPT CORRECTIVE
                                                                        PURPOSES          ACTION PROVISIONS
                                              ACTUAL    CAPITAL    -------------------   -------------------
                                              AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                             --------   --------   --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Tangible capital (to tangible assets)......  $22,691      11.4%     $2,668      1.5%         N/A       N/A
Core capital (to adjusted tangible
  assets)..................................   22,691      11.4       5,336      3.0        8,893       5.0%
Tier I Capital (to risk-weighted assets)...   22,691     19.26       7,964      4.0        6,010       6.0
Risk-based capital (to risk-weighted
  assets)..................................   23,975     20.35       9,425      8.0       10,117      10.0

                                                              YEAR ENDED DECEMBER 31, 1999
                                             ---------------------------------------------------------------
                                                                                             TO BE WELL
                                                                       FOR CAPITAL        CAPITALIZED UNDER
                                                                        ADEQUACY          PROMPT CORRECTIVE
                                                                        PURPOSES          ACTION PROVISIONS
                                              ACTUAL    CAPITAL    -------------------   -------------------
                                              AMOUNT     RATIO      AMOUNT     RATIO      AMOUNT     RATIO
                                             --------   --------   --------   --------   --------   --------
                                                                 (DOLLARS IN THOUSANDS)
Tangible capital (to tangible assets)......   15,365       8.9%      2,567      1.5          N/A       N/A
Core capital (to adjusted tangible
  assets)..................................   15,365       8.9       5,135      3.0        8,559       5.0
Tier I Capital (to risk-weighted assets)...   15,365      15.7       3,911      4.0        5,867       6.0
Risk-based capital (to risk-weighted
  assets)..................................   16,439      16.8       7,822      8.0        9,778      10.0

    The following summary reconciles the Bank's equity capital as reflected in the accompanying financial statements as of December 31, 1999 with related amounts reported to the OTS:

                                                    YEAR ENDED DECEMBER 31, 1999
                                                  --------------------------------
                                                  TANGIBLE     CORE     RISK BASED
                                                  --------   --------   ----------
                                                       (DOLLARS IN THOUSANDS)
Equity capital per financial statements.........  $26,355    $26,355      $26,355
Unrealized losses on available-for-sale
  securities, net of tax........................    1,718      1,718        1,718
Allowance for loan losses.......................    1,284
Reconciling adjustment for deferred taxes.......      (24)       (24)         (24)
                                                  -------    -------      -------
Regulatory Equity Capital.......................  $28,049    $28,049      $29,333
                                                  =======    =======      =======

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

LEASE COMMITMENTS:

    JADE and its Subsidiaries rents various equipment and office space under various lease agreements. Lease expense for these leases for the year ended December 31, 1999 was $66,505, six months ended December 31, 1998 was $22,500 and year ended June 30, 1998 $63,912, respectively.

    Minimum annual rentals are as follows:

2000................................................  80,896
2001................................................  83,286
2002................................................  88,224
2003................................................  88,530
2004................................................  57,408

RETIREMENT PLANS:

    The Bank sponsors the following retirement plans:

    PENSION PLANS:

    The Bank has a profit-sharing plan and a 401(k) plan. Both plans cover all employees who are 21 years of age and have completed at least 1,000 hours of service during the plan year and are employed on the last day of the plan year. The Bank contributes a discretionary amount to the profit-sharing plan based on year-to-date income at December 31. The Bank matches up to 100% of the first 3% of salary elected to be deferred by the employees under the 401(k) pension plan.

    The Bank's contribution to the above plans amounted to $58,199 for the year ended December 31, 1999, and $29,472 for the six months ended December 31, 1998, and is reflected as an operating expense.

    SUPPLEMENTAL DEFERRED COMPENSATION PLANS:

    The Bank adopted a nonqualified deferred compensation plan for the benefit of one of its officers. This plan requires the Bank to pay $12,000 into this plan annually beginning in 1995. The deferred compensation accounts are shown as both assets and liabilities on the Bank's financial statements. The balance of the deferred compensation arrangement was $64,239 as of December 31, 1999 and $64,239 as of December 31, 1998. Deferred compensation was $12,000 for
December 31, 1999 and 1998.

    The Bank also has a life insurance policy on one of its officers that provides for annuity payments to the insured party upon retirement. Upon death of the insured party, the Bank will receive refund of all premiums paid and the insured party's designated beneficiary will receive the remainder of the policy's face value. If the policy is canceled, the Bank will receive the policy's cash surrender value only. The Bank shows the cash surrender value of this policy as an asset in its financial statements.

    EMPLOYEE STOCK OWNERSHIP PLAN (ESOP):

    In conjunction with the Bank's conversion to stock ownership, JADE Financial Corp. (the "Company") established an ESOP for eligible employees. All employees of the Company as of October 4, 1999 were eligible to participate immediately and employees of the Company hired after

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

RETIREMENT PLANS: (CONTINUED)
October 4, 1999 are eligible to participate after they attain age 21 and complete one year of service during which they work at least 1,000 hours. The ESOP borrowed funds in the amount of $1,160,000 to purchase 145,000 share of common stock issued in the conversion.

    The Bank makes contribution to the ESOP equal to the ESOP's debt service less dividends received by the ESOP. Dividends on unallocated ESOP shares are used to pay debt service. Contributions to the ESOP and shares released from the suspense account in the amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of compensation in the year of allocation. Benefits generally become 100% vested after three years of credited service. Forfeitures will be reallocated among remaining participating employees, in the same proportion as contributions. Benefits may be payable in the form of stock or cash upon termination of employment. If the Company's stock is not traded on an established market at the time of an ESOP participant's termination, the terminated ESOP participant has the right to require the Company to purchase the stock at its current fair market value. Jade's management believes there is an established market for the Company's stock and therefore, management believes there is no potential repurchase obligation at December 31, 1999.

    As shares are released, the Company reports compensation expense equal to the current market price of the shares. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings. Dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense was $127,781 for the year ended December 31, 1999.

    Information with respect to the ESOP is as follows:

                                                                  YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              ------------------
Allocated shares............................................      $  145,000
Committed shares............................................          14,500
Uncommitted shares..........................................         130,500
Fair value of uncommitted ESOP shares.......................       1,044,000
Interest expense incurred...................................          24,123
Dividends received..........................................             N/A

SIGNIFICANT CONCENTRATIONS OF CREDIT RISK:

    The Bank grants mortgage and consumer loans primarily to customers in Southeastern Pennsylvania. Although, the Bank has a diversified loan portfolio, a substantial portion of its customers' ability to honor their contracts is dependent upon the local economy. The Bank's net investment in loans is subject to a significant concentration of credit risk given that the investment is primarily within a specific geographic area.

    As of December 31, 1999, the Bank had a net investment of $114,081,000 in loan receivable. The corresponding balance for December 31, 1998 is $102,899,621. These loans possess an inherent credit risk given the uncertainty regarding the borrower's compliance with the terms of the loan agreement. To reduce credit risk, the loans are secured by varying forms of collateral, including first mortgages on real estate, liens on personal property, share accounts, etc. It is generally the Bank's policy to file liens

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

SIGNIFICANT CONCENTRATIONS OF CREDIT RISK: (CONTINUED) on titled property taken as collateral on loans. In the event of default, the Bank's policy is to foreclose or repossess collateral on which it has filed liens.

    In the event that any borrower completely failed to comply with the terms of the loan agreement and the related collateral proved worthless, the Bank would incur a loss equal to the loan balance.

COMMITMENTS AND CONTINGENCIES:

    LOAN COMMITMENTS AND CONTINGENCIES:

    In the normal course of business, the Bank makes various commitments and incurs certain contingent liabilities which are not reflected in the accompanying consolidated financial statements. These commitments and contingent liabilities include commitments to extend credit and open-end credit available. At December 31, 1999 and 1998, open-end loan commitments not utilized, and approved but unfunded loan commitments totaled approximately $18,599,906 and $19,875,538, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

    Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statement of financial position.

    A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contact that both imposes on one entity a contractual obligation (1) to deliver cash or another financial instrument to a second entity or (2) to exchange other financial instruments on potentially unfavorable terms with the second entity and, conveys to that second entity a contractual right to receive (1) cash or another financial instrument from the first entity or (2) to exchange other financial instruments on potentially favorable terms with the first entity.

    The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Quoted market prices should be used when available, if not available management's best estimate of fair value may be based on quoted market price of financial instruments with similar characteristics or on valuation techniques, such as using the present value of estimated future cash flows using a discount rate commensurate with the corresponding risk associated with those cash flows. These techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows and future economic conditions. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. In addition, these estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of JADE and its subsidiaries as a whole. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    The following tables represents the carrying value and fair market value of financial instruments as of December 31, 1999:

                                                                YEAR ENDED
                                                             DECEMBER 31, 1999
                                                          -----------------------
                                                           CARRYING       FAIR
                                                            AMOUNT       VALUE
                                                          ----------   ----------
                                                          (DOLLARS IN THOUSANDS)
Assets:
  Cash and cash equivalents.............................   $ 13,242     $ 13,242
  Investments securities available-for-sale.............     43,110       40,783
  Mortgage-backed securities available-for-sale.........      9,134        8,859
  Mortgage-backed securities held-to-maturity...........      4,314        4,208
  Loans receivable--net.................................    114,081      113,758
  FHLB stock............................................        834          834

Liabilities:
  NOW, Savings and Money Market accounts................     90,584       90,584
  Certificate of deposits...............................     68,152       68,233

    The following table represents the carrying value and fair market value of financial instruments as of December 31, 1998:

                                                                YEAR ENDED
                                                             DECEMBER 31, 1998
                                                          -----------------------
                                                           CARRYING       FAIR
                                                            AMOUNT       VALUE
                                                          ----------   ----------
                                                          (DOLLARS IN THOUSANDS)
Assets:
  Cash and cash equivalents.............................   $ 18,351     $ 18,351
  Investments securities available-for-sale.............     28,980       28,805
  Mortgage-backed securities available-for-sale.........     10,236       10,127
  Mortgage-backed securities held-to-maturity...........      6,635        6,541
  Loans receivable--net.................................    102,900      102,612
  FHLA stock............................................        834          834

Liabilities:
  NOW, Savings and Money Market accounts................     90,072       90,072
  Certificate of deposits...............................     64,816       64,894

    The following methods and assumptions, where practical to implement as noted, were used by JADE in estimating its fair value for those assets.

    CASH AND CASH EQUIVALENTS:

    The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate the fair value for those assets.

                     JADE FINANCIAL CORP. AND SUBSIDIARIES

                               DECEMBER 31, 1999

FAIR VALUE OF FINANCIAL INSTRUMENTS: (CONTINUED)
    INVESTMENT SECURITIES:

    The fair value for investments are based on quoted market prices.

    MORTGAGE-BACKED SECURITIES:

    The fair value of mortgage-backed securities issued by quasi-governmental agencies is based on quoted market prices.

    LOANS RECEIVABLE:

    The Bank's fair value of loans is determined by calculating the present value of forecasted cash flows. The Bank's real estate loan portfolio was $46,430,080 and $41,521,544 at December 31, 1999 and 1998, respectively with rates ranging from 5.50% to 10.0% and maturities through 30 years. The Bank's consumer loan portfolio was $67,467,171 and $62,074,457 at December 31, 1999 and 1998, respectively with rates ranging from 4.00% to 15.0% with maturities through 10 years.

    The Bank's commercial loan portfolio was $1,478,425 and $399,206 at December 31, 1999 and 1998, respectively with rate of 6.75% to 13.75% and maturities through one year and monthly repayment terms.

    DEPOSITS:

    The fair value of deposits with no stated maturity, such as NOW accounts, savings accounts and money market accounts, is equal to the amount payable on demand as of December 31, 1999. Time deposits were $68,152,000 at December 31, 1999 and $64,815,000 at December 31, 1998 with rates ranging from 4.00% to 8.00%.

EARNINGS PER SHARE AND COMMON STOCK EQUIVALENTS:

    In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 ("SFAS No. 128"), "Earnings Per Share" and Statement No. 129 ("SFAS No. 129") "Disclosures of Information about Capital Structure." SFAS No. 128, which superseded APB Opinion No. 15 ("APB No. 15") specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") for entities with publicly held common stock. It replaced the presentation of primary EPS with basic EPS which, unlike primary EPS, excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed similarly to fully diluted EPS under APB No. 15. The Bank adopted SFAS No. 128 as of December 31, 1999.

    There were 1,742,423 weighted average number of shares of common stock outstanding used for the basic EPS calculation for the fiscal year ended December 31, 1999. There were no securities which had a dilutive effect on the income available to common shareholders and thus, the diluted EPS is the same as Basic EPS or .17.

                              JADE FINANCIAL CORP.

                 CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                              SEPTEMBER 30,    DECEMBER 31,
                                                                   2000            1999
                                                              --------------   -------------
                                                               (UNAUDITED)       (AUDITED)
                                                                      (IN THOUSANDS)
                                           ASSETS
Cash and cash equivalents:
  Cash and due from banks...................................     $ 11,856        $  6,630
  Interest bearing deposits in other financial
    institutions............................................          350              47
  Federal Funds.............................................        4,527           6,565
  Restricted cash...........................................            0               0
                                                                 --------        --------
    Total cash and cash equivalents.........................     $ 16,733        $ 13,242
                                                                 --------        --------
Investment securities, available-for-sale...................       40,543          40,783
Mortgage-backed securities available-for-sale...............        7,745           8,859
Investment securities held-to-maturity......................            0               0
Mortgage-backed securities held-to-maturity (fair value of
  $3,038 and $4,209)........................................        3,117           4,314
BankZip.Com (convertible debenture).........................        1,250           2,500
Loans receivable, net.......................................      127,275         114,081
Property, equipment and leasehold improvements, net of
  accumulated depreciation..................................        2,647           1,890
Federal Home Loan Bank stock, at cost.......................        1,000             834
Accrued interest receivable.................................        1,176             802
Other Real Estate Owned (OREO)..............................            0               0
Reorganization costs, net...................................          132             162
Bank Owned Life Insurance--BOLI.............................       10,420          10,021
Deferred tax asset, net.....................................        1,525           1,177
Prepaid expenses and other assets...........................        1,313             911
                                                                 --------        --------
    TOTAL ASSETS............................................     $214,876        $199,576
                                                                 ========        ========

                                   LIABILITIES AND EQUITY
LIABILITIES:
  Deposits..................................................     $165,937        $156,124
  Advances from FHLBank.....................................       20,000          15,000
  Advances from borrowers for taxes.........................          468             618
  Accounts payable and accrued expenses.....................          777             594
                                                                 --------        --------
    Total liabilities.......................................     $187,182        $172,336
                                                                 --------        --------
EQUITY:
  Common Stock, $.01 par value, 1,872,923 shares issued and
    outstanding at 9/30/00..................................           19              19
  Additional Paid-in Capital................................       14,173          14,130
  Contra Equity--unearned common stock acquired by the
    Employee Stock Ownership Plan...........................         (957)         (1,044)
  Commitments and contingencies (Note 16)...................            0               0
  Retained Earnings, (See Notes 11 and 12)..................       16,628          15,853
  Accumulated other comprehensive income (loss).............       (2,169)         (1,718)
                                                                 --------        --------
    Total Equity............................................     $ 27,694        $ 27,240
                                                                 --------        --------
    TOTAL LIABILITIES AND EQUITY............................     $214,876        $199,576
                                                                 ========        ========

                              JADE FINANCIAL CORP.

                        CONSOLIDATED STATEMENT OF INCOME

                                                                THREE MONTHS
                                                                    ENDED           NINE MONTHS ENDED
                                                                SEPTEMBER 30,         SEPTEMBER 30,
                                                             -------------------   -------------------
                                                               2000       1999       2000       1999
                                                             --------   --------   --------   --------
                                                                 (UNAUDITED)           (UNAUDITED)
                                                               (IN THOUSANDS)        (IN THOUSANDS)
INTEREST INCOME:
  Interest on loans........................................   $2,670     $2,253    $ 7,547     $6,595
  Investment and mortgage-backed securities................      838        840      2,568      2,247
  Interest-earning deposits................................       27         17         51         72
  Federal Funds............................................      102         27        280        210
                                                              ------     ------    -------     ------
    Total interest income..................................   $3,637     $3,137    $10,446     $9,124

INTEREST EXPENSE:
  Interest on deposits.....................................   $1,510     $1,308    $ 4,291     $3,950
  Interest on borrowed funds...............................      343         56        737         59
                                                              ------     ------    -------     ------
    Total interest expense.................................   $1,853     $1,364    $ 5,028     $4,009
                                                              ------     ------    -------     ------
    Net Interest Income....................................   $1,784     $1,773    $ 5,418     $5,115
                                                              ------     ------    -------     ------
PROVISION FOR POSSIBLE LOAN LOSSES.........................      135        135        565        405
                                                              ------     ------    -------     ------
    Net interest income after provision for possible loan
      losses...............................................   $1,649     $1,638    $ 4,853     $4,710
                                                              ------     ------    -------     ------
NONINTEREST INCOME:
  Loan fees................................................   $    8     $   10    $    32     $   36
  Service charges..........................................      144        133        409        355
  Other Income.............................................      337        142      1,006        387
  Security/Other gains or losses...........................       12          0        (88)         0
                                                              ------     ------    -------     ------
    Total noninterest income...............................   $  501     $  285    $ 1,359     $  778
                                                              ------     ------    -------     ------
NONINTEREST EXPENSES:
  Compensation and employee benefits.......................   $  916     $  732    $ 2,744     $2,194
  Office and occupancy costs...............................      420        477      1,204      1,309
  Printing and Postage.....................................       68         60        196        188
  Loan servicing...........................................       46         44        122        126
  Professional fees........................................      116         30        304        114
  Bank and MAC charges.....................................      179        190        514        545
  Advertising, marketing and promotions....................       29         36        126        111
  Insurance Expense........................................       29         30         96         85
  Other--Foundation Expense................................        0          0          0          0
                                                              ------     ------    -------     ------
    Total noninterest expenses.............................   $1,803     $1,599    $ 5,306     $4,672
                                                              ------     ------    -------     ------
INCOME BEFORE PROVISION FOR INCOME TAXES...................   $  347     $  324    $   906     $  816
  Provision for federal and state income taxes
    Current................................................       58        145        281        317
    Deferred...............................................        0        (30)      (116)       (32)
                                                              ------     ------    -------     ------
      Total income tax provision...........................   $   58     $  115    $   165     $  285
                                                              ------     ------    -------     ------
NET INCOME.................................................   $  289     $  209    $   741     $  531
                                                              ======     ======    =======     ======

                              JADE FINANCIAL CORP

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                     NINE MONTHS ENDED
                                                              -------------------------------
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2000             1999
                                                              --------------   --------------
                                                                UNAUDITED        UNAUDITED
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................     $    741         $    547
                                                                 --------         --------
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Amortization of premium/discount on investments and
      mortgage-backed securities............................           71              117
    Depreciation and amortization...........................          315              294
    (Gain) loss on sale of investment securities............           88               --
    (Premium) discount on first mortgage sales..............           --               --
    (Gain) loss on sale/disposal of asset...................           --               --
    Provision for losses on loans...........................          565              405
    Change in assets and liabilities:
      (Increase) decrease in deferred tax asset.............         (348)             (32)
      (Increase) decrease in accrued interest receivable....         (374)            (426)
      (Increase) decrease in BOLI asset.....................         (399)              --
      (Increase) decrease in Reorganization costs...........          (30)              --
      (Increase) decrease in prepaid expenses and other
        assets..............................................         (402)          (1,028)
      Increase (decrease) in accounts payable and accrued
        expenses............................................          183              378
                                                                 --------         --------
        Net cash provided by operating activities...........          410              255
                                                                 --------         --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of FHLB Stock....................................          166               --
  Purchase of investment securities, available-for-sale.....       (1,000)         (14,400)
  Sales of investment securities, available-for-sale........           --               --
  Mortgage-backed security purchases, available for sale....           --           (7,670)
  Mortgage-backed security sales............................           --               --
  Mortgage-backed security maturities and principal
    repayments..............................................        3,134            6,547
  Maturities and principal repayments of investment
    securities, available-for-sale..........................          949            3,500
  (Increase) decrease in total loans receivable, net........      (13,759)          (8,473)
  Proceeds from sale of real estate owned net of expenses...           --               --
  Proceeds from sale of loans...............................           --               --
  Proceeds from sale of equipment...........................           --               --
  Capital expenditures......................................       (1,072)            (118)
  Decrease in Share Insurance Fund..........................            0               29
                                                                 --------         --------
        Net cash provided by (used in) investing
          activities........................................      (11,582)         (20,585)
                                                                 --------         --------

                              JADE FINANCIAL CORP

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                     NINE MONTHS ENDED
                                                              -------------------------------
                                                              SEPTEMBER 30,    SEPTEMBER 30,
                                                                   2000             1999
                                                              --------------   --------------
                                                                UNAUDITED        UNAUDITED
                                                                  (DOLLARS IN THOUSANDS)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposits, net......................     $  9,813         $ 13,476
  Net increase(decrease) in advances FHLB...................        5,000            6,000
  Net increase (decrease) in advances for borrowers.........         (150)            (130)
                                                                 --------         --------
        Net cash provided by (used in) financing
          activities........................................       14,663           19,346
                                                                 --------         --------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS:.......        3,491             (984)
  Cash and cash equivalents, beginning of year..............       13,242           18,351
                                                                 --------         --------
CASH AND CASH EQUIVALENTS, END OF YEAR......................     $ 16,733         $ 17,367
                                                                 ========         ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest on deposits....................................     $  4,291         $  3,950
    Income Taxes............................................     $    210         $    177

  Noncash activities:
    Increase in unrealized loss on investment
      mortgage-backed securities available-for-sale, net of
      taxes.................................................     $    451         $  1,715

                              JADE FINANCIAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

BASIS OF PRESENTATION:

    JADE Financial Corp. (the "Holding Company") was incorporated under Pennsylvania law in July 1998 by IGA Federal Savings in connection with the conversion of the Company from a savings institution to a federally chartered capital stock savings bank, the issuance of the Company's stock to the Holding Company and the offer and sale of the Holding Company's common stock by the Holding Company (the "Conversion"). Upon consummation of the Conversion on October 4, 1999, the Holding Company became the holding company for the Company. See Note 2 for a more detailed description of the mutual to stock conversion. No pro forma effect has been given to the sale of the Holding Company's common stock in the Conversion at September 30, 1999.

    The accompanying consolidated financial statements of the Holding Company have been prepared in accordance with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, such information reflects all adjustments (consisting solely of normally recurring adjustments) which are, in the opinion of management, necessary for a fair presentation at and for the interim periods.

    The results of operations for the nine months ended September 30, 2000 are not necessarily indicative of the results to be expected for the year ending December 31, 2000. The consolidated financial statements and notes thereto should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 1999, contained in the Holding Company's Form 10K filed with the Securities Exchange Commission on March 31, 2000.

CONVERSION TO CAPITAL STOCK FORM OF OWNERSHIP:

    On May 26, 1999, the Board of Directors of the Company adopted a Plan of Conversion to convert from a federal mutual savings bank to a federal capital stock savings bank. The conversion was accomplished through the formation of the Holding Company in July, 1998, the adoption of a federal stock charter, and the sale of all of the Company's stock to the Holding Company on October 4, 1999.

    A subscription offering ("offering") of the shares of common stock of the Holding Company was conducted whereby the shares were offered initially to eligible account holders, the Company's Employee Stock Ownership Plan ("ESOP"), supplemental eligible account holders and other members of the Company (collectively "subscribers"). During the offering, subscribers submitted orders for common stock along with full payment for the order in either cash, by an authorization to withdraw funds for payment from an existing deposit account at the Company upon issuance of stock, or a combination of cash and account withdrawal. Subscription funds received in connection with the offering were placed in segregated savings accounts in the Company. For these orders that were to be funded through account withdrawals, the Company placed "holds" on those accounts, restricting withdrawal of any amount which would reduce the account balance below the amount of the order. At September 30, 1999, the Company held $12.0 million in subscription segregated savings accounts and had restricted withdrawals from deposit accounts in the amount of $2.0 million.

    The Holding Company issued 1,872,923 shares in connection with the Conversion. Gross proceeds from the offering were $14,500,024, which includes the proceeds from the sale of 145,000 shares to the IGA Employee Stock Ownership Plan and 60,420 shares to the Company for transfer to the IGA Charitable Foundation.

                              JADE FINANCIAL CORP.

                                  (UNAUDITED)

CONVERSION TO CAPITAL STOCK FORM OF OWNERSHIP: (CONTINUED)
    The Company issued all its outstanding capital stock to the Holding Company in exchange for approximately one-half of the net proceeds. The Holding Company accounted for the purchase in a manner similar to a pooling of interests whereby assets and liabilities of the Company maintain their historical cost basis in the consolidated company.

EARNINGS PER COMMON SHARE:

    Earnings per common share for the quarter ended September 30, 1999 is not applicable, because IGA Federal Savings' (the Bank's) conversion from mutual-to-stock form was not completed until October 4, 1999. Presented below is information with respect to the calculation of basic and diluted earnings per share for the three and nine months ended September 30, 2000.

                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                    SEPTEMBER 30, 2000    SEPTEMBER 30, 2000
                                                    -------------------   -------------------
Net Income........................................      $  289,000              $  741,000
Weighted average number of common shares
  outstanding.....................................       1,872,923               1,872,923
Average ESOP shares not committed to be
  released........................................        (130,500)               (130,000)
                                                        ----------              ----------
Weighted average number of common shares
  outstanding for basic earnings per share
  computation purposes............................       1,742,423               1,742,423
Dilutive effects of employee stock options........               0                       0
                                                        ----------              ----------
Weighted average shares and common share
  equivalents.....................................       1,742,423               1,742,423
                                                        ==========              ==========
Basic earnings per share..........................      $     0.17              $     0.43
                                                        ==========              ==========
Diluted earnings per share........................      $     0.17              $     0.43
                                                        ==========              ==========

COMPREHENSIVE INCOME:

    Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME, was effective for the Bank for the year beginning July 1, 1998, and establishes reporting and display of comprehensive income in the financial statements. Comprehensive income represents net earnings and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. The Bank adopted SFAS No. 130 effective June 30, 1998.

    The Company's comprehensive income for the three months ended September 30, 2000 and 1999 are as follows:

                                                                 THREE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                              ------------------------
                                                                2000            1999
                                                              --------        --------
                                                               (DOLLARS IN THOUSANDS)
Net income..................................................   $ 289           $ 209
Unrealized holding gains (losses) arising during the period
  net of tax effect.........................................    (318)           (249)
                                                               -----           -----
    COMPREHENSIVE INCOME....................................   $ (29)          $ (40)
                                                               =====           =====

                              JADE FINANCIAL CORP.

                                  (UNAUDITED)

INVESTMENT VALUATION

    JADE, together with three other financial institutions participated in the initial capitalization of BankZip.com, an internet banking company. The total capitalization of BankZip was $13.9 million and JADE contributed $2.5 million in the form of a convertible note. On September 15, 2000, an involuntary bankruptcy petition was filed against ZipFinancial.Com, Inc. by one of its vendors, the petition was subsequently dismissed on October 23, 2000. On November 2, 2000, BankZip completed $410,000 in additional financing and is seeking additional financing of $1.5 to $2.0 million. The company has entered into a term sheet with a strategic investor to provide a $1.0 million line of credit. The ability to draw on the line of credit will be dependent on sales. The continued viability of the company is dependent on its ability to raise additional capital. No assurances can be given that the company will be able to raise additional capital. To reflect the uncertainty surrounding this investment, as of September 30, 2000, JADE has established an equity account valuation reserve pursuant to SFAS 115 of 50% or $1.25 million while BankZip seeks additional financing.

NEW ACCOUNTING STANDARDS:

    Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME, is effective for the Bank for the period beginning
July 1, 1998, and establishes reporting and display of comprehensive income in the financial statements. Comprehensive income represents net earnings and certain amounts reported directly in stockholders' equity, such as the net unrealized gain or loss on available-for-sale securities. The Bank adopted SFAS No. 130 effective June 30, 1998.

    SFAS No. 133, ACCOUNTING FOR DERIVATION INSTRUMENTS AND HEDGING ACTIVITIES, is effective for the Bank for years beginning July 1, 1999. The Bank currently has no activity subject to SFAS 133.

    In October 1998, the FASB issued SFAS No. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held-for-Sale by a Mortgage Banking Enterprise. SFAS No. 134 changes the way mortgage banking firms account for certain securities and other interests they retain after securitizing mortgage loans that were held-for-sale. Under current practice, a bank that securitizes credit card receivables has a choice in how it classifies any retained securities based on its intent and ability to hold or sell those investments. SFAS No. 134 gives the mortgage banking firms the opportunity to apply the same intent-based accounting that is applied by other companies. SFAS No. 134 was effective for the fiscal quarter beginning after December 15, 1998. The implementation of SFAS No. 134 did not have a material impact on the Bank's financial condition or results of operations.

                                    ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     Among
                               PSB BANCORP, INC.
                                      and
                              JADE FINANCIAL CORP.
                                      and
                              PSB MERGER SUB, INC.
                                November 2, 2000

                                   AGREEMENT

    THIS AGREEMENT AND PLAN OF MERGER, dated as of November 2, 2000, is made by and among PSB BANCORP, INC. ("PSB"), a Pennsylvania bank holding corporation, having its principal place of business in Philadelphia, Pennsylvania, and its wholly owned subsidiary PSB MERGER SUB, INC. ("Newco"), a Pennsylvania corporation, and JADE FINANCIAL CORP. ("JADE"), a Pennsylvania savings and loan holding company, having its principal place of business in Feasterville, Pennsylvania.

                                   BACKGROUND

    1. PSB and JADE desire for Newco to merge with and into JADE, with JADE surviving such merger, in accordance with the applicable laws of the Commonwealth of Pennsylvania, and in accordance with this Agreement.

    2. PSB and JADE desire to merge First Penn Bank, a Pennsylvania chartered commercial bank and a wholly owned subsidiary of PSB ("First Penn"), with and into JADE's wholly owned subsidiary, IGA Federal Savings Bank, a federally chartered stock savings bank ("IGA"), with First Penn surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit "A".

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Section 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

    AFFILIATE means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

    AGREEMENT means this agreement, and any amendment or supplement hereto.

    APPLICATIONS means the applications for regulatory approval which are required by the transactions contemplated hereby.

    ARTICLES OF MERGER means the articles of merger to be executed by JADE and PSB and to be filed in the PDS, in accordance with the laws of the Commonwealth of Pennsylvania.

    BANK MERGER means the merger of First Penn with IGA, with First Penn surviving the merger.

    BANK PLAN OF MERGER means the plan of merger set forth as EXHIBIT "A" attached hereto.

    BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

    BHC ACT means the Bank Holding Company Act of 1956, as amended.

    CLOSING DATE means the date specified by the parties within five (5) business days after satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms cannot be satisfied until the Closing Date) set forth in Article V, or such other date as PSB and JADE shall agree.

    DISSENTING JADE SHARES has the meaning given to that term in
Section 1.02(e)(iii).

    EFFECTIVE DATE means the date upon which the Articles of Merger shall be filed in the PDS in accordance with the laws of the Commonwealth of Pennsylvania, and shall be the same as the Closing Date.

    ENVIRONMENTAL LAW means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

    ERISA means the Employee Retirement Income Security Act of 1974, as amended.

    ESOP means the IGA Federal Savings Bank Employee Stock Ownership Plan.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

    EXCHANGE RATIO means $13.55 divided by the PSB Average Closing Price.

    FDIA means the Federal Deposit Insurance Act, as amended.

    FDIC means the Federal Deposit Insurance Corporation.

    FRB means the Federal Reserve Board.

    GAAP means generally accepted accounting principles as in effect at the relevant date.

    IRC means the Internal Revenue Code of 1986, as amended.

    IRS means the Internal Revenue Service.

    IGA means IGA Federal Savings Bank, a federally chartered savings bank and wholly-owned subsidiary of JADE.

    JADE COMMON STOCK has the meaning given to that term in Section 2.02(a) of this Agreement.

    JADE DISCLOSURE SCHEDULE means a disclosure schedule delivered by JADE to PSB pursuant to Article II of this Agreement.

    JADE EMPLOYEE BENEFIT PLANS has the meaning given to that term in
Section 2.12 of this Agreement.

    JADE FINANCIALS means (i) the audited consolidated financial statements of JADE for the two years ended December 31, 1999 and December 31, 1998, including the notes thereto and (ii) the unaudited interim consolidated financial statements of JADE as of each calendar quarter thereafter included in Securities Documents filed by JADE.

    JADE REGULATORY REPORTS means the Annual Reports of JADE on Form H-(b)(11) and any Current Report of JADE filed with the OTS from December 31, 1999 through the Closing Date and the Reports of Condition and Income of IGA and accompanying schedules for each calendar quarter, beginning with the quarter ended
December 31, 1999 through the Closing Date.

    JADE SUBSIDIARIES means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by JADE, except any corporation the stock of which is held in the ordinary course of the lending activities of IGA.

    MATERIAL ADVERSE EFFECT shall mean, with respect to JADE or PSB, any adverse effect on its assets, financial condition or operations that is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the respective investment portfolios of JADE or PSB or their Subsidiaries resulting from a change in interest rates generally or (ii) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund.

    MERGER means the merger of Newco with and into JADE, with JADE surviving such merger, contemplated by this Agreement.

    NOTICE OF COMPLETED PURCHASE means the written notification to be delivered to JADE by PSB of the completion of the purchase by PSB of the number of shares of PSB Common Stock that PSB believes will be necessary to effect the provisions of Sections 1.02(e)(ii)(C)and 1.02(e)(ii)(D)(2) of this Agreement.

    OTS means the Office of Thrift Supervision.

    PDB means the Pennsylvania Department of Banking.

    PDS means the Department of State of the Commonwealth of Pennsylvania.

    PERSON means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

    PSB AVERAGE CLOSING PRICE means the average of the closing prices of PSB Common Stock reported on the NASDAQ National Market System for the 20 trading day period beginning 5 trading days after the date of the Notice of Completed Purchase.

    PSB EMPLOYEE BENEFITS PLANS has the meaning given to that term in
Section 3.12 of this Agreement.

    PSB COMMON STOCK means the common stock of PSB described in
Section 3.02(a).

    PSB DISCLOSURE SCHEDULE means a disclosure schedule delivered by PSB to JADE pursuant to Article III of this Agreement.

    PSB FINANCIALS means (i) the audited consolidated financial statements of PSB as of December 31, 1999 and for the two years ended December 31, 1999 and December 31, 1998, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of PSB as of and for each calendar quarter thereafter.

    PSB REGULATORY REPORTS means the Annual Reports of PSB on Form FRY-6, any Current Report of PSB on Form FRY-6A filed with the FRB from December 31, 1999 through the Closing Date and the Reports of Condition and Income of First Penn and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1999 through the Closing Date.

    PSB SUBSIDIARIES means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by PSB, except any corporation the stock of which is held in the ordinary course of the lending activities of First Penn.

    REGISTRATION STATEMENT means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the PSB Common Stock to be issued in connection with the transactions contemplated by this Agreement.

    REGULATORY AGREEMENT has the meaning given to that term in Section 2.11 of this Agreement.

    REGULATORY AUTHORITY OR REGULATORY AUTHORITIES means any banking agency or department of any federal or state government, including without limitation, the FDIC, the OTS, the FRB, the PDB, the SEC and state "blue sky" authorities or the respective staffs thereof.

    RIGHTS means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

    SEC means the Securities and Exchange Commission.

    SECURITIES ACT means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

    SECURITIES DOCUMENTS means all registration statements, schedules, statements, forms, reports, Registration Statement material, and other documents required to be filed under the Securities Laws.

    SECURITIES LAWS means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

    SUBSIDIARY means any corporation or other entity, 50% or more of the capital stock or ownership interests of which are owned, either directly or indirectly, by another entity, except any corporation or other entity the capital stock or ownership interests of which are held in the ordinary course of the lending activities of a bank.

    Section 1.02.  THE MERGER.

        (a) CLOSING. The closing will take place at 10:00 a.m. on the Closing Date at the offices of PSB at 11 Penn Center, Suite 2601, 1835 Market Street, Philadelphia, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V have been satisfied or waived at or prior to the Closing Date. On the Closing Date, PSB and JADE shall cause the Articles of Merger to be duly executed and to be filed in the PDS.

        (b) THE MERGER. Subject to the terms and conditions of this Agreement, on the Effective Date: Newco shall merge with and into JADE; the separate existence of Newco shall cease; JADE shall be the surviving corporation in the Merger; and all of the property (real, personal and mixed), rights, powers and duties and obligations of Newco shall be taken and deemed to be transferred to and vested in JADE, the surviving corporation in the Merger, without further act or deed; all debts, liabilities and duties of each of Newco and JADE shall thereafter be the responsibility of JADE as the surviving corporation; all in accordance with the applicable laws of the Commonwealth of Pennsylvania. The name of the surviving corporation shall be Jade Financial Corp. On or promptly after the Effective Date, PSB shall contribute all shares of First Penn common stock owned by PSB to JADE.

        (c) PSB'S AND FIRST PENN'S ARTICLES OF INCORPORATION AND BYLAWS. On and after the Effective Date, the articles of incorporation and the bylaws of PSB shall be the articles of incorporation and bylaws of PSB in effect prior to the merger, until thereafter altered, amended or repealed; the articles of incorporation and bylaws of First Penn, as the surviving corporation in the Bank Merger, shall be the articles and bylaws of First Penn in effect prior to the Bank Merger.

        (d) BOARD OF DIRECTORS AND OFFICERS OF PSB. On the Effective Date, the Board of Directors of PSB shall be appointed the directors of JADE, and PSB shall appoint Messrs. John J. O'Connell and Mario Incollingo, Jr. to PSB's Board of Directors.

        (e)  CONVERSION OF SHARES.

           (i)  NEWCO COMMON STOCK.

               (A) Each share of Newco Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, be converted into an identical share of JADE Common Stock.

               (B) Each share of Newco Common Stock issued and held in the treasury of Newco as of the Effective Date, if any, shall, on and after the Effective Date, shall be converted into identical shares of JADE Common Stock and held in the treasury of JADE.

           (ii)  JADE COMMON STOCK.

               (A) Subject to the provisions of Section 1.02(e)(ii)(C) and (D) and Section 1.02(e)(iii) hereof with respect to dissenting shares, each share of JADE Common Stock issued and outstanding immediately prior to the Effective Date (other than shares then owned by Newco, if any) shall, on the Effective Date, by reason of the Merger and without any action on the part of the holder thereof, be canceled and extinguished and converted into the right to receive a cash payment equal to $13.55 per share.

               (B) Each share of JADE Common Stock issued and held in the treasury of JADE or owned by JADE or any JADE Subsidiary as of the Effective Date, if any, shall be canceled, and no cash, stock or other property shall be delivered in exchange therefor.

               (C) Each share of JADE Common Stock held by the ESOP, and unallocated to the account of an ESOP participant immediately prior to the Effective Date, shall on the Effective Date be converted into a right to receive the number of shares of fully paid and non-assessable shares of PSB Common Stock equal to the Exchange Ratio or $13.55 in cash per share at the option of PSB.

               (D) Each share of JADE Common Stock allocated and held in the account of an ESOP participant will be converted, at the option of the participant, into either:

                   (1) $13.55 per share; or

                   (2) the number of shares, of fully paid and non-assessable shares of PSB Common Stock equal to the Exchange Ratio. In lieu of issuing fractional shares to the account of any participant or with respect to the PSB Common Stock to be issued in Section 1.02(e)(ii)(C) above, such fractional share shall be converted to cash equal to the pro-rata portion of the PSB Average Closing Price.

               (E) In the event the Notice of Completed Purchase is not received by JADE at least 25 trading days prior to the Closing Date, the provisions of Sections 1.02(e)(ii)(C) and 1.02(e)(ii)(D) of this Agreement shall be canceled and each allocated or unallocated share of JADE Common Stock held by the ESOP or by an ESOP participant shall be converted into a right to receive $13.55 per share.

          (iii) DISSENTING SHAREHOLDERS OF JADE. If there are holders of JADE Common Stock who dissent from the Merger and exercise and perfect the right to obtain valuation of and payment for their shares ("Dissenting JADE Shares") pursuant to Section 1930(a) and Subchapter D of Chapter 15 of the BCL, the following provisions will govern payments to be made in respect of Dissenting JADE Shares:

               (A) all payments in respect of Dissenting JADE Shares, if any, will be made directly by PSB; and

               (B) Dissenting JADE Shares, if any, will be deemed to have been retired and canceled immediately prior to the Merger, with the effect that no conversion thereof will occur pursuant to Section
           1.02(e)(ii) hereof.

        (f)  SURRENDER AND EXCHANGE OF JADE STOCK CERTIFICATES.

           (i) EXCHANGE OF CERTIFICATES. Each holder of shares of JADE Common Stock, other than holders of Dissenting JADE Shares, who surrenders to PSB (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, (i) cash equal to $13.55 per share of JADE Common Stock or (ii)the number of shares of PSB Common Stock computed in accordance with Section 1.02(e)(ii)(D)(2).

           (ii) EXCHANGE PROCEDURES. Each certificate for shares of JADE Common Stock delivered for exchange under this Section 1.02(f) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the amount of cash payable or the number of shares of PSB Common Stock, as the case may be will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If payments of cash or shares of PSB Common Stock are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom cash is to be paid or the shares of PSB Common Stock are to be issued shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of JADE Common Stock that are surrendered. As promptly as practicable after the Effective Date, PSB shall send or cause to be sent to each shareholder of record of JADE Common Stock transmittal materials for use in exchanging certificates representing JADE Common Stock for cash equal to $13.55 per share of JADE Common Stock canceled in the Merger or PSB Common Stock, as the case may be. Cash payment shall be mailed to the former shareholders of JADE as soon as reasonably possible but in no event later than twenty (20) business days following the receipt of certificates representing former shares of JADE Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective
       Date).

          (iii) CLOSING OF STOCK TRANSFER BOOKS; CANCELLATION OF JADE CERTIFICATES. Upon the Effective Date, the stock transfer books for JADE Common Stock will be closed and no further transfers of shares of JADE Common Stock will thereafter be made or recognized. All certificates for shares of JADE Common Stock surrendered pursuant to this
       Section 1.02(f) will be held by PSB.

    Section 1.03.  THE BANK MERGER.

        (a) PSB and JADE shall use their best efforts to cause First Penn and IGA to merge on the Effective Date with First Penn surviving such merger. In connection with the Bank Merger, the name of the surviving institution shall be First Penn Bank.

        (b) BOARD OF DIRECTORS AND OFFICERS OF FIRST PENN. On the Effective Date, PSB shall appoint (i) Mr. John J. O'Connell as Chairman of the Board,
    (ii) Messrs. Dennis P. Wesley, Clyde A. Warden, Robert E. Adelsberger, Edward D. McBride and William L. Harm as directors, and (iii) Mr. Mario L. Incollingo, Jr. as Executive Vice President and Chief Operating Officer.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF JADE

    JADE hereby represents and warrants to PSB on behalf of JADE and its Subsidiaries that, except as specifically set forth in the JADE Disclosure Schedule (which JADE Disclosure Schedule qualifies and represents exceptions to all of the representations and warranties of JADE contained in this Agreement taken as a whole and does not relate to particular representations and warranties) delivered to PSB on behalf of JADE on the date hereof:

    Section 2.01.  ORGANIZATION.

        (a) JADE is a Pennsylvania corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. JADE is a savings and loan holding company registered under the Home Owners Loan Act. JADE has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. JADE is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

        (b) IGA is a federally chartered stock savings bank organized, validly existing, and in good standing under the laws of the United States. IGA has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. IGA is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

        (c) All JADE Subsidiaries are listed on the JADE Disclosure Schedule.

        (d) The deposits of IGA are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

        (e) The minute books of JADE and all JADE Subsidiaries accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

        (f) Prior to the date of this Agreement, JADE has delivered to PSB true and correct copies of the articles of incorporation and bylaws of JADE and IGA as in effect on the date hereof.

    Section 2.02.  CAPITALIZATION.

        (a) The authorized capital stock of JADE consists of 10,000,000 shares of common stock, $.01 par value ("JADE Common Stock"), of which, at the date of this Agreement, 1,872,923 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 5,000,000 shares of preferred stock, of which, at the date of this Agreement, no shares are issued or outstanding. Except as set forth on Schedule 2.02(a), JADE neither has nor is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of JADE Common Stock or any other security of JADE or any securities representing the right to vote, purchase or otherwise receive any shares of JADE Common Stock or any other security of JADE.

        (b) The authorized capital stock of IGA consists of 10,000 shares of common stock, par value $1.00 per share, of which 10,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by JADE. JADE or IGA owns all of the outstanding shares of capital stock of each JADE Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

        (c) Except for the JADE Subsidiaries, JADE does not own any equity interest, directly or indirectly, or treasury stock, in any other company or control any other company, except for equity interests held in the investment portfolios of JADE and JADE Subsidiaries, equity interests held by JADE in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of JADE. Except as set forth in the JADE Disclosure Schedule, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by JADE with respect to any other company's capital stock or the equity of any other person.

        (d) To JADE's knowledge, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of JADE Common Stock, except as disclosed in reasonable detail (using the principles described in Item 403 of the SEC's Regulation S-K) in the JADE Disclosure Schedule.

    Section 2.03.  AUTHORITY; NO VIOLATION.

        (a) JADE has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. IGA has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by JADE and the consummation by JADE of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of JADE and, except for approval by the shareholders of JADE, no other corporate proceedings on the part of JADE are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by JADE and, subject to approval of the shareholders of JADE and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of JADE, enforceable against JADE in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by IGA concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of IGA, enforceable against IGA in accordance with its terms, subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        (b) (i) The execution and delivery of this Agreement by JADE, (ii) the execution and delivery of the Bank Plan of Merger by IGA, (iii) subject to receipt of approvals from the Regulatory Authorities referred to in Section
    3.04 hereof and JADE's and PSB's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
    (iv) compliance by JADE with any of the terms or provisions hereof, will not
    (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of JADE; (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to JADE or any of its properties or assets; or (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of JADE under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which JADE is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (B) or (C) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on JADE.

    Section 2.04. CONSENTS. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of JADE, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by JADE or the Bank Plan of Merger by IGA, and (b) the completion by JADE of the transactions contemplated hereby or the Bank Plan of Merger. JADE has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact JADE's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

    Section 2.05.  FINANCIAL STATEMENTS.

        (a) JADE has previously delivered, or will deliver, to PSB the JADE Regulatory Reports. The JADE Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of JADE as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

        (b) JADE has previously delivered, or will deliver, to PSB the JADE Financials. The JADE Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of JADE as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles applied on a consistent basis.

        (c) At the date of each balance sheet included in the JADE Financials or the JADE Regulatory Reports, JADE did not have nor will it have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected, reserved against, or disclosed in such JADE Financials or JADE Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

    Section 2.06.  TAXES.

        (a) JADE and the JADE Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). JADE and the JADE Subsidiaries have duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to JADE or the JADE Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from JADE or the JADE Subsidiaries by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

        (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to JADE or JADE Subsidiaries.

    Section 2.07. NO MATERIAL ADVERSE EFFECT. JADE has not suffered any Material Adverse Effect since June 30, 2000.

    Section 2.08.  CONTRACTS.

        (a) Except as described in JADE's Annual Reports to Shareholders on Form 10-K for the years ended December 31, 1999, previously delivered or to be delivered to PSB, or in the JADE Disclosure Schedule, JADE is not a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of JADE, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of JADE; (iii) any collective bargaining agreement with any labor union relating to employees of JADE;
    (iv) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which JADE is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to PSB or any PSB Subsidiary; (v) any contract (other than this Agreement) limiting the freedom of JADE to engage in any type of banking or bank-related business permissible under law or (vi) any other material contract.

        (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) have been provided to PSB on or before the date hereof, are listed on the JADE Disclosure Schedule and are in full force and effect on the date hereof and neither JADE nor, to the knowledge of JADE, any other party to any such contract, plan, arrangement or instrument has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to JADE. No party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. None of the employees (including officers) of JADE or any JADE Subsidiary, possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which JADE or any JADE Subsidiary is a party or under which JADE or any JADE Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement (i) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of JADE or any JADE Subsidiary absent the occurrence of a subsequent event; (ii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (iii) requires JADE or any JADE Subsidiary to provide a benefit in the form of JADE Common Stock or determined by reference to the value of JADE Common Stock.

    Section 2.09.  OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

        (a) JADE has, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by JADE in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the JADE Regulatory Reports and in the JADE Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the JADE Disclosure Schedule or permitted under Article IV hereof and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. JADE, as lessee, has the right under valid and subsisting leases of real and personal properties used by JADE in the conduct of its businesses to occupy or use all such properties as presently occupied and used by it.

        (b) With respect to all agreements pursuant to which JADE has purchased securities subject to an agreement to resell, if any, JADE has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

        (c) JADE currently maintains insurance in amounts considered by JADE to be reasonable for its operations and similar in scope and coverage to that maintained by other businesses similarly engaged. JADE has not received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by JADE under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years JADE has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

    Section 2.10. LEGAL PROCEEDINGS. JADE is not a party to any, and there are no pending or, to the best of JADE's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against JADE, (ii) to which JADE's assets are or may be subject,
(iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of JADE to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

    Section 2.11.  COMPLIANCE WITH APPLICABLE LAW.

        (a) JADE and the JADE Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses or otherwise have a Material Adverse Effect on JADE.

        (b) Neither JADE nor any JADE Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that JADE or any JADE Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces;
    (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to JADE or any JADE Subsidiary;
    (iii) requiring or threatening to require JADE or any JADE Subsidiary or indicating that JADE or any JADE Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of JADE or any JADE Subsidiary, including without limitation any restriction on the payment of dividends; or
    (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of JADE or any JADE Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory

    Agreement"). Neither JADE nor any JADE Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to PSB.

    Section 2.12. ERISA. JADE has previously delivered or will deliver to PSB true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, severance pay, bonus arrangements, sick leave, short-term disability, long-term disability, medical plans, fringe benefits, perquisites) and all other employee benefit plans, policies, agreements and arrangements, trusts, contracts, policies, and commitments ("JADE Employee Benefit Plans"), all of which are set forth in the JADE Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of JADE, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any JADE Employee Benefit Plans, (iv) the most recent summary plan description for each JADE Employee Benefit Plan for which a summary plan description is required, and (v) all prohibited transaction exemptions requested of the Department of Labor with respect to JADE Employee Benefit Plans. Neither JADE, nor any pension plan maintained by JADE, has incurred, directly or indirectly, any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each JADE Employee Benefit Plan that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. With respect to each JADE Employee Benefit Plan, JADE will have made on or prior to the Closing Date, all payments required to be made by it prior to the Closing Date and will have accrued as of the Closing Date all payments due but not yet payable so that there will not have been nor will there be any accumulated funding deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. There are no JADE Employee Plans which are multi-employer plans as defined in Section 3(37) of ERISA and JADE has not incurred nor is it subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply, and have complied, in all material respects with (i) relevant provisions of ERISA and (ii), in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment and (iii) its respective plan terms. No prohibited transaction (which shall mean any transaction prohibited by ERISA
Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred with respect to any employee benefit plan maintained by JADE or JADE Employee Plan that would result in the imposition, directly or indirectly, of an excise tax under IRC 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to JADE. JADE provides continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC
Section 4980B(f). Such group health plans are in compliance with
Section 1862(b)(1) of the Social Security Act. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of JADE's Employee Benefit Plans, the assets of any of the trusts under such Plans, the plan sponsor, the plan administrator or against any fiduciary of any of JADE's Employee Benefit Plans (other than routine benefit claims) nor does JADE have knowledge of facts which could form the basis of any such action, claim or lawsuit. There are no investigations or audits of any of JADE's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of JADE's Employee Benefit Plans which have been threatened or instituted nor does JADE have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred or will occur which will result in liability to JADE in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by JADE or by any other entity which, together with JADE, constitute elements of either (i) a controlled group of corporations (within the meaning of IRC Section 414(b)), (ii) a group of trades or businesses under common control (within the meaning of IRC Sections 414(c) or 4001), (iii) an affiliated service group (within the meaning of IRC
Section 414(m), or (iv) another arrangement covered by IRC Section 414(o).

    Section 2.13. SECURITIES DOCUMENTS. JADE has delivered, or will deliver, to PSB copies of its (i) annual report on SEC Form 10-K for the year ended December 31, 1999, and (ii) quarterly reports on SEC Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000. Such reports complied at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

    Section 2.14. BROKERS, FINDERS AND FINANCIAL ADVISORS. Except for Berwind Financial, L.P. ("Berwind"), neither JADE, nor any of its respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in JADE Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the JADE Financials.

    Section 2.15. ENVIRONMENTAL MATTERS. To the knowledge of JADE, neither JADE nor any properties owned or operated by JADE has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to JADE. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of JADE, threatened, relating to the liability of any property owned or operated by JADE under any Environmental Law.

    Section 2.16. LOAN PORTFOLIO. The allowance for loan losses reflected, and to be reflected, in the JADE Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the JADE Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria.

    Section 2.17. INFORMATION TO BE SUPPLIED. The information supplied, or to be supplied, by JADE for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

    Section 2.18. RELATED PARTY TRANSACTIONS. Except as disclosed in the footnotes to the JADE Financials or the JADE Disclosure Schedule, JADE is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of JADE. Any such transaction (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of JADE is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. JADE has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by IGA is inappropriate.

    Section 2.19. LOANS. Each loan reflected as an asset in the JADE Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on JADE.

    Section 2.20. QUALITY OF REPRESENTATIONS. The representations made by JADE in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF PSB

    PSB hereby represents and warrants to JADE that, except as set forth in the PSB Disclosure Schedule (which PSB Disclosure Schedule qualifies and represents exceptions to all of the representations and warranties of PSB contained in this Agreement taken as a whole and does not relate solely to particular representations and warranties) delivered by PSB to JADE on or prior to the date hereof:

    Section 3.01.  ORGANIZATION.

        (a) PSB is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. PSB is a bank holding company duly registered under the BHC Act. PSB has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. PSB is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

        (b) First Penn is a state bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. First Penn has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither First Penn nor any other PSB Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.

        (c) There are no PSB Subsidiaries other than First Penn or as disclosed in PSB's Annual Report on Form 10-K for the year ended December 31, 1999.

        (d) The deposits of First Penn are insured by the FDIC to the extent provided in the Federal Deposit Insurance Act.

        (e) The respective minute books of PSB and the PSB Subsidiaries accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

        (f) Prior to the execution of this Agreement, PSB has delivered to JADE true and correct copies of the articles of incorporation and the bylaws of PSB and the articles of incorporation and bylaws of First Penn as in effect on the date hereof.

    Section 3.2.  CAPITAL STRUCTURE.

        (a) The authorized capital stock of PSB consists of (i) 15,000,000 shares of common stock, no par value ("PSB Common Stock"), of which, at the date of this Agreement, no shares are issued and held by PSB as treasury stock and 4,455,007 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in the PSB Disclosure Schedule, neither PSB nor First Penn nor any other PSB Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of PSB Common Stock or any other security of PSB or any securities representing the right to vote, purchase or otherwise receive any shares of PSB Common Stock or any other security of PSB.

        (b) The authorized capital stock of First Penn consists of 3,000 shares of common stock, par value $.01 per share, of which 3,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by PSB. Neither PSB nor any PSB Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any PSB Subsidiary or any other security of any PSB Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any PSB Subsidiary. Either PSB, or First Penn owns all of the outstanding shares of capital stock of each PSB Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

        (c) Neither (i) PSB, (ii) First Penn, nor, (iii) any other PSB Subsidiary, owns any equity interest, directly or indirectly, in any other company or controls any other company, except for equity interests held in the investment portfolios of PSB or PSB Subsidiaries, equity interests held by PSB Subsidiaries in a fiduciary capacity, equity interests held in connection with the commercial loan activities of PSB Subsidiaries, and equity interests disclosed in PSB's Annual Report on Form 10-K for the year ended December 31, 1999. Except as set forth in the PSB Disclosure Schedule, there are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by PSB or any PSB Subsidiary with respect to any other company's capital stock or the equity of any other person.

        (d) To PSB's knowledge, without any independent investigation, except as disclosed in PSB's proxy statement dated August 30, 1999, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of PSB Common Stock.

    Section 3.03.  AUTHORITY; NO VIOLATION.

        (a) PSB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. First Penn has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by PSB and the consummation by PSB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of PSB and, no other corporate proceedings on the part of PSB are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by PSB and, subject to the receipt of the required approvals of Regulatory Authorities described in
    Section 3.04 hereof, constitutes the valid and binding obligation of PSB, enforceable against PSB in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by First Penn concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of

    First Penn, enforceable against First Penn in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

        (b) (i) The execution and delivery of this Agreement by PSB, (ii) the execution and delivery of the Bank Plan of Merger by First Penn,
    (iii) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and JADE's and PSB's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (iv) compliance by PSB with any of the terms or provisions hereof or of the Bank Plan of Merger will not (A) conflict with or result in a breach of any provision of the articles of incorporation or bylaws of PSB or any PSB Subsidiary or the articles of incorporation or bylaws of First Penn, (B) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to PSB or any PSB Subsidiary or any of their respective properties or assets; or
    (C) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of PSB or any PSB Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which PSB or any PSB Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (B) or (C) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on PSB.

    Section 3.04. CONSENTS. Except for any required consents, approvals, filings and registrations from or with the Regulatory Authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of PSB, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by PSB or the Bank Plan of Merger by First Penn, and (b) the completion by PSB of the transactions contemplated hereby or by First Penn of the Bank Merger. PSB has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact PSB's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

    Section 3.05.  FINANCIAL STATEMENTS.

        (a) PSB has previously delivered, or will deliver, to JADE the PSB Regulatory Reports. The PSB Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of PSB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

        (b) PSB has previously delivered, or will deliver, to JADE the PSB Financials. The PSB Financials have been, or will be, prepared in accordance with generally accepted accounting principles and practices applied on a consistent basis throughout the periods covered by such statements, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of PSB as of and for the periods ending on the dates thereof, in accordance with generally accepted accounting principles.

        (c) At the date of each balance sheet included in the PSB Financials or the PSB Regulatory Reports, neither PSB, First Penn nor any other PSB Subsidiary (as the case may be) had or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such PSB Financials or the PSB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

    Section 3.06.  TAXES.

        (a) PSB and the PSB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). PSB has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to PSB and all PSB Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from PSB and any PSB Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

        (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to PSB or any PSB Subsidiary.

    Section 3.07. NO MATERIAL ADVERSE EFFECT. PSB has not suffered any Material Adverse Effect since June 30, 2000.

    Section 3.08  CONTRACTS.

        (a) Except as described in PSB's Annual Reports on Form 10-K to Shareholders for the years ended December 31, 1999, or on the PSB Disclosure Schedule, delivered or to be delivered to JADE, neither PSB nor any PSB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of PSB or any PSB Subsidiary, except for "at will" arrangements;
    (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of PSB or any PSB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of PSB or any PSB Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any PSB Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which PSB or any PSB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds;" (vi) any contract (other than this Agreement) limiting the freedom of any PSB Subsidiary to engage in any type of banking or bank-related business permissible under law or (vii) any other material contract.

        (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 3.08(a) or described in a footnote to such audited consolidated financial statements, have been provided to JADE on or before the date hereof, are listed on the PSB Disclosure Schedule and are in full force and effect on the date hereof, and neither PSB nor any PSB Subsidiary (nor, to the knowledge of PSB, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to PSB. No party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. None of the employees (including officers) of PSB or any PSB Subsidiary, possess the right to terminate their employment as a result of the execution of this Agreement. No plan, employment agreement, termination agreement, or similar agreement or arrangement to which PSB or any PSB Subsidiary is a party or under which PSB or any PSB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. No such agreement, plan or arrangement (i) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of PSB or any PSB Subsidiary absent the occurrence of a subsequent event; (ii) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC
    Section 280G; or (iii) requires PSB or any PSB Subsidiary to provide a benefit in the form of PSB Common Stock or determined by reference to the value of PSB Common Stock.

    Section 3.09  OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

        (a) PSB and the PSB Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by PSB or any PSB Subsidiary in the conduct of its business, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the PSB Regulatory Reports and in the PSB Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except
    (i) those items that secure liabilities for borrowed money and that are described in the PSB Disclosure Schedule or permitted under Article IV hereof and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. PSB and the PSB Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by PSB and the PSB Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

        (b) With respect to all agreements pursuant to which PSB or any PSB Subsidiary has purchased securities subject to an agreement to resell, if any, PSB or such PSB Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

        (c) PSB and the PSB Subsidiaries currently maintain insurance in amounts considered by PSB to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither PSB nor any PSB Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by PSB or any PSB Subsidiary under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years PSB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

    Section 3.10. LEGAL PROCEEDINGS. Neither PSB nor any PSB Subsidiary is a party to any, and there are no pending or, to the best of PSB's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature (i) against PSB or any PSB Subsidiary, (ii) to which PSB's or any PSB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of PSB to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

    Section 3.11.  COMPLIANCE WITH APPLICABLE LAW.

        (a) PSB and the PSB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect.

        (b) Neither PSB nor any PSB Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that PSB or any PSB Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to PSB or any PSB Subsidiary; (iii) requiring or threatening to require PSB or any PSB Subsidiary, or indicating that PSB or any PSB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of PSB or any PSB Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of PSB or any PSB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither PSB nor any PSB Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed to JADE.

    Section 3.12. ERISA. PSB has previously made available to JADE true and complete copies of the PSB Employee Benefit Plans, all of which are set forth on the PSB Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of PSB or any PSB Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC
Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any PSB Employee Benefit Plans. Neither PSB nor any PSB Subsidiary, and no pension plan maintained by PSB or any PSB Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC
Section 401(a) except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043(b) occurred with respect to any such pension plan. With respect to each PSB Employee Benefit Plan that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. With respect to each PSB Employee Benefit Plan, PSB will have made on or prior to the Closing Date, all payments required to be made by it prior to the Closing Date and will have accrued as of the Closing Date all payments due but not yet payable so that there will not have been nor will there be any accumulated funding deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies. Neither PSB nor any PSB Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply, and in the past six (6) years have complied, in all material respects with (i) relevant provisions of ERISA and (ii), in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by PSB or any PSB Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC
Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to PSB. PSB and the PSB Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. There are no pending actions, claims or lawsuits which have been asserted or instituted against any of PSB's Employee Benefit Plans, the assets of any of the trusts under such Plans, the plan sponsor, the plan administrator or against any fiduciary of any of PSB's Employee Benefit Plans (other than routine benefit claims) nor does PSB have knowledge of facts which could form the basis of any such action, claim or lawsuit. There are no investigations or audits of any of PSB's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any of PSB's Employee Benefit Plans which have been threatened or instituted nor does PSB's have knowledge of facts which could form the basis for any such investigation or audit. No event has occurred or will occur which will result in liability to PSB in connection with any Employee Benefit Plan established, maintained, or contributed to (currently or previously) by PSB or by any other entity which, together with PSB, constitute elements of either (i) a controlled group of corporations (within the meaning of IRC Section 414(b)), (ii) a group of trades or businesses under common control (within the meaning of IRC Sections 414(c) or 4001), (iii) an affiliated service group (within the meaning of IRC Section 414(m), or (iv) another arrangement covered by IRC Section 414(o).

    Section 3.13. SECURITIES DOCUMENTS. PSB has delivered, or will deliver, to JADE copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1999 and 1998, and (ii) proxy statement dated August 30, 1999 used in connection with its annual meeting of shareholders held on October 4, 1999. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

    Section 3.14. BROKERS AND FINDERS. Except for Tucker Anthony Cleary Gull ("Tucker Anthony"), neither PSB nor any PSB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor, or incurred any liability for any fees or commissions to any such person, in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, or, except for its commitments disclosed in the PSB Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Merger, which has not been reflected in the PSB Financials.

    Section 3.15. ENVIRONMENTAL MATTERS. To the knowledge of PSB, neither PSB nor any properties owned or operated by PSB has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to PSB. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of PSB, threatened, relating to the liability of any property owned or operated by PSB under any Environmental Law.

    Section 3.16. LOAN PORTFOLIO. The allowance for loan losses reflected, and to be reflected, in the PSB Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the PSB Financials have been, and will be, established in accordance with the requirements of generally accepted accounting principles and all applicable regulatory criteria.

    Section 3.17. INFORMATION TO BE SUPPLIED. The information to be supplied by PSB for inclusion in the Registration Statement will not, at the time the Registration Statement is distributed to JADE Shareholders, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by PSB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

    Section 3.18. RELATED PARTY TRANSACTIONS. Except as disclosed in the footnotes to the PSB Financials or the PSB Disclosure Schedule, PSB is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of PSB. Any such transaction (a) was made in the ordinary course of business, (b) was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectibility or present other unfavorable features. No loan or credit accommodation to any Affiliate of PSB is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. PSB has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by IGA is inappropriate.

    Section 3.19. LOANS. Each loan reflected as an asset in the PSB Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on PSB.

    Section 3.20. QUALITY OF REPRESENTATIONS. The representations made by PSB in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES

    Section 4.01. CONDUCT OF BUSINESS. From the date of this Agreement to the Closing Date, the parties will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required by this Agreement or with the written consent of the other party. Each party will use reasonable good faith efforts to (i) preserve its business organizations intact,
(ii) maintain good relationships with employees, and (iii) preserve for itself the good will of customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by PSB in writing or as permitted or required by this Agreement, JADE will not:

        (i) except for an amendment to the name of the corporation, amend or change any provision of its articles of incorporation, charter, or bylaws;

        (ii) change the number of authorized shares of its capital stock or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock.

       (iii) grant any severance or termination pay, (other than pursuant to written policies or written agreements of JADE in effect on the date hereof and provided to PSB prior to the date hereof), enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director of JADE, except for routine periodic increases, individually and in the aggregate, in accordance with past practice, or hire or agree to hire any additional employees, except for hiring in accordance with past practice;

        (iv) merge or consolidate with any other corporation; sell or lease all or any substantial portion of its assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

        (v) sell or otherwise dispose of any asset other than in the ordinary course of business consistent with past practice; subject any asset to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

        (vi) take any action which would result in any of the representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article V hereof not being satisfied;

       (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority;

      (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which they are a party, other than in the ordinary course of business, consistent with past practice;

        (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost;

        (x) purchase any security for its investment portfolio not rated investment grade or higher by Standard & Poor's Corporation or "A-" by Moody's Investor Services, Inc., except in the ordinary course of business consistent with past practice;

        (xi) except as set forth in their respective Disclosure Schedule, enter into, renew, extend or modify any other transaction with any Affiliate other than a subsidiary;

       (xii) enter into any interest rate swap or similar commitment, agreement or arrangement, except in the ordinary course of business;

      (xiii) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement; or

       (xiv) agree to do any of the foregoing.

    For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for JADE to do any of the following: (i) make any capital expenditure of $100,000 or more not disclosed on JADE Disclosure
Schedule 4.01, without the prior written consent of the other party; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $100,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, or transactions in the investment securities portfolio or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment of more than $100,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

    Section 4.02.  ACCESS; CONFIDENTIALITY.

        (a) From the date of this Agreement through the Closing Date, JADE or PSB, as the case may be, shall afford to, and PSB and JADE shall cause each PSB Subsidiary and JADE Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice for the purpose of undertaking a comprehensive due diligence investigation; and the officers of JADE and PSB will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

        (b) JADE and PSB each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

        (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, each of PSB and JADE shall permit employees of the other reasonable access to and participation in matters relating to problem loans, loan restructurings and loan work-outs, provided that nothing contained in this subparagraph shall be construed to grant PSB or JADE or any of their respective employees any final decision-making authority with respect to such matters.

        (d) If the transactions contemplated by this Agreement shall not be consummated, JADE and PSB will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminary thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. JADE and PSB shall each give prompt notice to the other party of any contemplated disclosure where such disclosure is so legally required.

    Section 4.03.  REGULATORY MATTERS AND CONSENTS.

        (a) PSB and JADE will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

        (b) JADE will furnish PSB with all information concerning JADE as may be necessary or advisable in connection with any Application or filing made by or on behalf of PSB to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

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
        (c) PSB will promptly furnish JADE with copies of all material written communications to, or received by PSB or any PSB Subsidiary from, any Regulatory Authority in respect of the transactions contemplated hereby.

        (d) PSB will furnish JADE with (i) copies of all Applications prior to filing with any Regulatory Authority and provide JADE a reasonable opportunity to suggest changes to such Applications, which suggested changes PSB may, in its reasonable discretion accept or reject. JADE and PSB will jointly prepare the Registration Statement prior to filing with the Securities and Exchange Commission and provide each other a reasonable opportunity to suggest changes to the Registration Statement, which suggested changes.

        (e) Each party will cooperate in the foregoing matters and will furnish all information as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the SEC) made to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, the parties will provide certificates and other documents reasonably requested.

    Section 4.04.  TAKING OF NECESSARY ACTION.

        (a) PSB and JADE shall each use its best efforts in good faith, and PSB and JADE shall each cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 4.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither JADE nor PSB or its Subsidiaries shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of the other party, and (B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement; provided that nothing herein contained shall preclude PSB or JADE from exercising its rights under this Agreement.

        (b) JADE and PSB shall jointly prepare the Registration Statement to be mailed to Jade shareholders in connection with the meeting of its shareholders and transactions contemplated hereby, and to be filed by PSB with the SEC, which Registration Statement shall conform in all material respects to all applicable legal requirements.

    Section 4.05.  CERTAIN AGREEMENTS.

        (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, whether or not brought by or in the name of JADE, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer of JADE (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of JADE, or any of its respective predecessors (including in such person's capacity is a trustee of the ESOP or any pension plan of JADE) or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the maximum extent permitted by the BCL and the Articles of Incorporation and Bylaws of JADE. On or after the Effective Date, PSB shall indemnify, defend and hold harmless all prior and then-existing directors and officers of JADE (including in such person's capacity as a trustee of any pension plan of JADE), against
    (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of PSB which approval shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether or not brought by or in the name of JADE, based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of JADE, whether pertaining to any matter existing or occurring at or prior to or after the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and
    (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer or director would have been entitled to indemnification by JADE as of the date hereof including the right to advancement of expenses; provided, however, that any such officer, director or employee of JADE may not be indemnified by PSB if such indemnification is prohibited by applicable law.

        (b) PSB shall maintain JADE's existing directors' and officers' liability insurance policy (or a policy providing comparable coverage amounts on terms generally no less favorable, including PSB's existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of seven (7) years after the Effective Date; provided, however, that in no event shall PSB be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 4.05(b), any amount per annum in excess of 150% of the amount of the annual premiums paid as of the date hereof by JADE for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, PSB shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

    Section 4.06. NO OTHER BIDS AND RELATED MATTERS. So long as this Agreement remains in effect, without the consent of PSB, JADE shall not, nor shall it permit any JADE Subsidiary or any other Affiliate or any officer, director or employee, or any investment banker, attorney, accountant or other representative retained by it, any JADE Subsidiary or any other Affiliate to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or respond to requests for information, inquiries, or other communications from, any person other than PSB concerning the fact of, or the terms and conditions of, this Agreement, or concerning any acquisition of JADE, any JADE Subsidiary, or any assets or business thereof (except that their respective officers may respond to inquiries from analysts, Regulatory Authorities and holders of JADE Common Stock, as the case may be, in the ordinary course of business). JADE shall notify PSB immediately if (i) any such discussions or negotiations are sought to be initiated with it by any other person, or (ii) if any such requests for information, inquiries, proposals or communications are received from any other person, except analysts, Regulatory Authorities and holders of JADE Common Stock in the ordinary course of business. Notwithstanding the foregoing, the provisions of this Section 4.06 shall not be applicable if the Board of Directors of JADE has been advised by counsel in writing that compliance with this Section 4.06 would constitute a breach of fiduciary duty.

    Section 4.07. DUTY TO ADVISE; DUTY TO UPDATE DISCLOSURE SCHEDULES. The parties shall promptly advise each other of any change or event having a Material Adverse Effect or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. The parties shall update their respective Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the respective Disclosure Schedules. The delivery of such updated Disclosure Schedules shall not relieve the parties from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.02(c) hereof.

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
    Section 4.08. BOARD AND COMMITTEE MINUTES. Each of PSB and JADE shall provide the other, within 30 days after any meeting of the Board of Directors of PSB or JADE or any Subsidiary, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within 30 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

    Section 4.09.  ADDITIONAL UNDERTAKINGS BY PSB AND JADE.

        (a) RESERVES AND MERGER-RELATED COSTS. From and after the date of this Agreement, JADE shall on or before the Effective Date, establish such additional accruals and reserves, if any, as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of JADE to those of PSB (as such practices and methods are to be applied to JADE from and after the Closing Date) and PSB's plans with respect to the conduct of the business of JADE following the Merger and otherwise to reflect Merger-related expenses and costs incurred by JADE, provided, however, that JADE shall not be required to take such action
    (i) other than immediately prior to Closing; and (ii) unless PSB agrees in writing that all conditions to closing set forth in Section 5.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by PSB of the writing referred to in the preceding clause, JADE shall provide PSB a written statement, certified without personal liability by the chief executive officer of JADE and dated the date of such writing, that the representation made in Section 2.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by JADE pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 6.01 hereof.

        (b) From and after the date of this agreement, JADE shall:

           (i) SHAREHOLDERS MEETING. Submit this Agreement to its shareholders for approval at a meeting to be held on or before March 31, 2001, and use its best efforts to cause its Boards of Director to unanimously recommend approval of this Agreement to its shareholders;

        (c) From and after the date of this Agreement, PSB and JADE shall each:

           (i) FILINGS AND APPROVALS. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications,
       (B) the Registration Statement, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

           (ii) COMMITTEE MEETINGS. Permit a representative of the other, who is reasonably acceptable to it, to attend all committee meetings of its management, including, without limitation, any loan or asset/liability committee. Each party shall respond reasonably and in good faith to any request of the other to permit a representative, who is reasonably acceptable to it, to attend any meeting of its Board of Directors or the Executive Committee thereof;

          (iii) PUBLIC ANNOUNCEMENTS. Cooperate and cause their respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to their respective shareholders, internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems legally necessary;

           (iv) MAINTENANCE OF INSURANCE. Maintain, and cause their Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

           (v) MAINTENANCE OF BOOKS AND RECORDS. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

           (vi) DELIVERY OF SECURITIES DOCUMENTS. Deliver to the other copies of all Securities Documents simultaneously with the filing thereof;

          (vii) TAXES. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; and

         (viii)  LIST OF NONPERFORMING ASSETS.  Provide the other, within ten
       (10) days of the end of each calendar month, a written list of its nonperforming assets as of the end of such month.

    Section 4.10.  EMPLOYEE BENEFITS AND TERMINATION BENEFITS.

        (a) EMPLOYEE BENEFITS. On and after the Effective Date, the employee pension and welfare benefit plans of PSB and JADE may, at PSB's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated, provided, however, that JADE employees shall receive benefits that are substantially similar to the benefits to which PSB employees in similar jobs or job classifications are entitled to on the Effective Date. In the event of a consolidation of any or all of such plans or in the event of termination of the JADE benefit plans, JADE employees shall receive credit for service with JADE under any PSB benefit plan, or new PSB benefit plan in which such employees would be eligible to enroll for purposes of eligibility and vesting determination, but not for purposes of benefit accrual.

    Section 4.11. STOCK OPTION PLAN. PSB will use its best efforts to have its shareholders ratify either: (i) a new stock option and management recognition plan for the officers and directors of PSB and the Bank; or (ii) an increase in the number of shares authorized under the current PSB stock option and management recognition plan; to allow option grants to be made to directors and senior officers of PSB and First Penn within one (1) year of the Effective Date.

                                   ARTICLE V
                                   CONDITIONS

    Section 5.01. CONDITIONS TO JADE'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of JADE hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by JADE pursuant to Section 7.03 hereof:

        (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, PSB and First Penn to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger shall have been duly and validly taken by PSB and First Penn; and JADE shall have received certified copies of the resolutions evidencing such authorizations;

        (b) COVENANTS. The obligations and covenants of PSB required by this Agreement to be performed by PSB at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

        (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of PSB set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to PSB;

        (d) APPROVALS OF REGULATORY AUTHORITIES. PSB shall have received all required approvals of Regulatory Authorities of the Merger and the Bank Merger, and delivered copies thereof to JADE; and all notice and waiting periods required thereunder shall have expired or been terminated;

        (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

        (f) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

        (g) NO MATERIAL ADVERSE EFFECT. Since June 30, 2000, there shall not have occurred any Material Adverse Effect with respect to PSB;

        (h) OFFICER'S CERTIFICATE. PSB shall have delivered to JADE a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

        (i) OPINION OF PSB'S COUNSEL. JADE shall have received an opinion of Dilworth Paxson LLP, counsel to PSB, dated the Closing Date, in form and substance reasonably satisfactory to JADE and its counsel to the effect set forth on EXHIBIT "B" attached hereto;

        (j) APPROVAL OF JADE'S SHAREHOLDERS. This Agreement shall have been approved by the shareholders of JADE by such vote as is required under JADE's articles of incorporation and bylaws and by law;

        (k) INVESTMENT BANKING OPINION. JADE shall have received an oral opinion from Berwind on or before the date of this Agreement, and updated in writing as of a date within ten (10) days of mailing the Registration Statement, to the effect that the consideration to be received by shareholders of JADE pursuant to this Agreement is fair, from a financial point of view, to such shareholders; and

    Section 5.02. CONDITIONS TO PSB'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of PSB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by PSB pursuant to Section 7.03 hereof:

        (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, JADE and IGA to authorize the execution, delivery and performance of this Agreement and the Bank Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Bank Plan of Merger shall have been duly and validly taken by JADE and IGA; and PSB shall have received certified copies of the resolutions evidencing such authorizations;

        (b) COVENANTS. The obligations and covenants of JADE, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

        (c) EMPLOYMENT AGREEMENTS. John J. O' Connell, Mario L. Incollingo, Jr. and Frank J. Moran shall have executed their respective employment agreements and retainer agreement attached hereto as Exhibits E, F and G;

        (d) REPRESENTATIONS AND WARRANTIES. The representations and warranties of JADE set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to JADE;

        (e) APPROVALS OF REGULATORY AUTHORITIES. PSB shall have received all required approvals of Regulatory Authorities for the Merger and the Bank Merger, without the imposition of any term or condition that would have a Material Adverse Effect on PSB upon completion of the Merger; and all notice and waiting periods required thereunder shall have expired or been terminated;

        (f) REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

        (g) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

        (h) NO MATERIAL ADVERSE EFFECT. Since June 30, 2000, there shall not have occurred any Material Adverse Effect with respect to JADE;

        (i) ESOP SHARES. Twenty-Five (25) trading days shall have elapsed since PSB has purchased sufficient shares of PSB Common Stock to enable PSB to give the Notice of Completed Purchase;

        (j) OFFICER'S CERTIFICATE. JADE shall have delivered to PSB a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.02 have been satisfied, to the best knowledge of the officer executing the same;

        (k) OPINIONS OF JADE'S COUNSEL. PSB shall have received an opinion of Stevens & Lee, P.C., counsel to JADE, dated the Closing Date, in form and substance reasonably satisfactory to PSB and its counsel to the effect set forth on EXHIBIT "C" attached hereto;

        (l) TAX OPINION. JADE shall have received an opinion of Stevens & Lee, P.C., its counsel, in form and substance reasonably satisfactory to counsel to PSB, substantially in the form attached as EXHIBIT "D"; and

        (m) INVESTMENT BANKING OPINION. PSB shall have received an oral opinion from Tucker Anthony on or before the date of this Agreement, and shall receive a written opinion to the effect that the Merger is fair, from a financial point of view, to the shareholders of PSB;

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
                                   ARTICLE VI
                       TERMINATION, WAIVER AND AMENDMENT

    Section 6.01. TERMINATION. This Agreement may be terminated on or at any time prior to the Closing Date:

        (a) By the mutual written consent of the parties hereto; or

        (b) By PSB or JADE:

           (i) if, in the case of termination by JADE, there shall have been any breach of any representation or warranty of PSB which results in a Material Adverse Effect with respect to PSB, on the one hand, or, in the case of termination by PSB, there shall have been any breach of any representation or warranty of JADE which results in a Material Adverse Effect with respect to JADE, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

           (ii) if, in the case of termination by JADE, there shall have been any breach of any material covenant or other obligation of PSB, on the one hand, or, in the case of termination by PSB, there shall have been any breach of any material covenant or other obligation of JADE, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

          (iii) if the Closing Date shall not have occurred on or before June 30, 2001, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

        (c) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date.

    Section 6.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(d), Section 6.03 and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of PSB or JADE to the other, except for any liability arising out of any breach of any covenant or other agreement contained in this Agreement.

    Section 6.03.  TERMINATION FEES.

        (a) If, within one (1) year following the date of termination of this Agreement, other than PSB or an Affiliate of PSB, enters into an agreement with JADE pursuant to which such Person or Affiliate would (i) merge or consolidate, or enter into any similar transaction, with JADE, (ii) acquire all or substantially all of the assets of JADE, or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of JADE Common Stock, then JADE shall immediately pay to PSB a fee of $2.5 million, which fee shall include reimbursement to PSB, for its costs and expenses, including legal fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby. Nothing in this Section 6.03 shall constitute a waiver or limitation, in whole or in part, of any legal or equitable rights which PSB may possess against any Person or Affiliate relating to this Agreement or the Affiliate Agreement, or relating to PSB's relationship with JADE for any act or omission of such Person or Affiliate, including any tortious interference with this Agreement or the Affiliate Agreement or otherwise wrongfully inducing or causing any breach of any such agreement. The provisions of this Section 6.03(a) shall not apply in the event of termination of this Agreement pursuant to (i) Section 6.01(a), or
    (ii) Section 6.01(b)(i) or (ii) on account of an unremedied material breach by PSB or JADE, or (iii) on account of PSB being notified that the Federal Reserve Board or Pennsylvania Department of Banking will not approve the Merger because of the pro-forma capital ratio of PSB.

        (b) The provisions of this Section 6.03 shall not apply in the event of a merger, consolidation or similar transaction involving JADE, in which
    (i) persons who were members of the Board of Directors of JADE immediately prior to such termination continue to constitute at least a majority of the members of the Board of Directors of the surviving or resulting entity following completion of such transaction and (ii) shareholders JADE immediately prior to such transaction continue to own at least a majority of the outstanding voting securities of the surviving or resulting entity immediately following completion of such transaction.

                                  ARTICLE VII
                                 MISCELLANEOUS

    Section 7.01. EXPENSES. Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

    Section 7.02. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, agreements and covenants set forth in this Agreement, shall terminate on the Closing Date, except for covenants to be performed after the Closing Date, which will continue until performed.

    Section 7.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

    Section 7.04. ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; PROVIDED, HOWEVER, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 1.02(d), 1.03(b), 4.05, 4.10 and 4.11 with respect to indemnification, employee benefits and certain other matters.

    Section 7.05. NO ASSIGNMENT. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

    Section 7.06. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

    (a) If to PSB, to:

       PSB Bancorp, Inc.
       Eleven Penn Center
       Suite 2601
       1835 Market Street
       Philadelphia, PA 19103

       Attention: Anthony DiSandro
                President

       Telecopy No.: (215) 979-7979

    with a copy to:

       Dilworth Paxson LLP
       3200 Mellon Bank Center
       1735 Market Street
       Philadelphia, Pennsylvania 19103

       Attention: Joseph H. Jacovini, Esquire
                Barbara Dubrow, Esquire

    If to JADE, to:

       JADE Financial Corp.
       213 West Street Road
       Feasterville, Pennsylvania 19053

       Attention: John J. O'Connell
                Chairman of the Board

       Telecopy No.: (215) 322-2641

    with a copy to:

       Stevens & Lee, P.C.
       One Glenhardie Corporate Center
       Suite 202
       1275 Drummers Lane
       P.O. Box 236
       Wayne, Pennsylvania 19087-0236

       Attention: Jeffrey P. Waldron, Esquire
                David R. Payne, Esquire

       Telecopy No.: (610) 687-1384

    Section 7.07. CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

    Section 7.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

    Section 7.09. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

    Section 7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic internal law (without regard to the law of conflict of laws) of the Commonwealth of Pennsylvania.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          PSB BANCORP, INC.

                                          By____________________________________
                                          Anthony DiSandro, PRESIDENT

                                          JADE FINANCIAL CORP.

                                          By____________________________________
                                          John J. O'Connell, CHAIRMAN OF THE
                                          BOARD

                                          PSB MERGER SUB, INC. (NEWCO)

                                          By____________________________________
                                          Gary Polimeno, PRESIDENT

                                    ANNEX B

                            FORM OF FAIRNESS OPINION

DATE

Board of Directors
Jade Financial Corp.
213 West Street Road
Feasterville, PA 19053

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Jade Financial Corp. ("Jade") of the financial terms of the proposed merger by and among PSB Bancorp, Inc. and Jade Financial Corp. ("Jade"). The terms of the proposed merger (the "Proposed Merger") by and among PSB and Jade are set forth in the Agreement and Plan of Merger dated November 2, 2000 (the "Merger Agreement") and provide that each outstanding share of Jade common stock will be converted into the right to receive from PSB cash in an amount equal to $13.55.

    Berwind Financial, L.P., as part of its investment banking business, regularly is engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements and valuations for various other purposes, and in the determination of adequate consideration in such transactions.

    In arriving at our opinion, we have, among other things: (i) reviewed the historical financial performance, current financial position and general prospects of Jade and reviewed certain internal financial analyses and forecasts prepared by the management of Jade, (ii) reviewed the Merger Agreement,
(iii) studied and analyzed the stock market performance of Jade,
(iv) considered the terms and conditions of the Proposed Merger between PSB and Jade as compared with the terms and conditions of comparable thrift and thrift holding company mergers and acquisitions, (v) met and/or communicated with certain members of Jade's senior management to discuss its operations, historical financial statements and future prospects, (vi) reviewed this proxy statement/prospectus, and (vii) conducted such other financial analyses, studies and investigations as we deemed appropriate.

    Our opinion is given in reliance on information and representations made or given by Jade, and its officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Jade including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Jade nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data. We have not conducted any valuation or appraisal of any assets or liabilities of Jade, nor have any valuations or appraisals been provided to us. Additionally, we assume that the Proposed Merger is, in all respects, lawful under applicable law.

    With regard to financial and other information relating to the general prospects of Jade, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of the management of Jade as to its most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Proposed Merger no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Proposed Merger to Jade.

Board of Directors
DATE
Page 2

    Our opinion is based upon information provided to us by the management of Jade, as well as market, economic, financial and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Proposed Merger, is for the information of Jade's Board of Directors in connection with its evaluation of the Proposed Merger, does not constitute a recommendation to the Board of Jade and does not constitute a recommendation to Jade shareholders as to how such shareholders should vote on the Proposed Merger. For Jade and PSB, we have assumed the allowance for loan losses indicated on the balance sheets of each entity is adequate to cover such losses; we have not reviewed credit files of either Jade or PSB.

    Based on the foregoing, it is our opinion that, as of the date hereof, the financial terms of the Proposed Merger by and among PSB and Jade are fair, from a financial point of view, to the shareholders of Jade.

                                          Sincerely,

                                          BERWIND FINANCIAL, L.P.

                                    ANNEX C

                              SECTION 1930 OF THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

Section 1930. Dissenters rights.

    (a) General rule.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 [FN 1] (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

    (b) Adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

    (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

------------------------

1   15 Pa. C.S.A. Section 1571 et seq.

                       SUBCHAPTER D OF CHAPTER 15 OF THE
                 PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

Subchapter D.--Dissenters Rights

Section 1571. Application and effect of subchapter.

    (a) General Rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

    Section 1906(c) (relating to dissenters rights upon special treatment).

    Section 1930 (relating to dissenters rights).

    Section 1931(d) (relating to dissenters rights in share exchanges).

    Section 1932(c) (relating to dissenters rights in asset transfers).

    Section 1952(d) (relating to dissenters rights in division).

    Section 1962(c) (relating to dissenters rights in conversion).

    Section 2104(b) (relating to procedure).

    Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

    Section 2325(b) (relating to minimum vote requirement).

    Section 2704(c) (relating to dissenters rights upon election).

    Section 2705(d) (relating to dissenters rights upon renewal of election).

    Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

    Section 7104(b)(3) (relating to procedure).

    (b) Exceptions.--

        (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

           (i) listed on a national securities exchange; or

           (ii) held of record by more than 2,000 shareholders;

    shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

        (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

           (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

           (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

          (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

        (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

    (a) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

    (b) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

        (3) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

        (4) a copy of this subchapter.

           (a) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

           (b) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

           (c) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572. Definitions.

    The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

        "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

        "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

        "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

        "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573. Record and beneficial holders and owners.

    (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

    (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574. Notice of intention to dissent.

    If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter. Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575. Notice to demand payment.

    (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

        (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

        (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

        (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

        (4) Be accompanied by a copy of this subchapter.

    (a) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

    (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

    (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

    (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577. Release of restrictions or payment for shares.

    (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

    (b) Renewal of notice to demand payment.--When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

    (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

        (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

        (2) A statement of the corporation's estimate of the fair value of the shares.

        (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

    (b) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

Section 1578. Estimate by dissenter of fair value of shares.

    (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

    (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579. Valuation proceedings generally.

    (a) General rule.--Within 60 days after the latest of:

        (1) effectuation of the proposed corporate action;

        (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

        (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

    (b) if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

    (c) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

    (d) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

    (e) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

    (f) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580. Costs and expenses of valuation proceedings.

    (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

    (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

    (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by stockholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

    The bylaws of PSB provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law. Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by PSB.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits.

    (b) Financial Statement Schedules.

        None required.

ITEM 22.  UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on January 12, 2001.

                                                       PSB BANCORP, INC.
                                                       (Registrant)

                                                       By:             /s/ ANTHONY DISANDRO
                                                            -----------------------------------------
                                                                         Anthony DiSandro
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony DiSandro, Jeffrey P. Waldron, and David
R. Payne and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ VINCENT J. FUMO
     -------------------------------------------       Chairman and Chief            January 12, 2001
                   Vincent J. Fumo                       Executive Officer

                /s/ ANTHONY DISANDRO
     -------------------------------------------       President and Chief           January 12, 2001
                  Anthony DiSandro                       Operating Officer

                                                       Vice President and
                  /s/ GARY POLIMENO                      Treasurer (Principal
     -------------------------------------------         Accounting and Financial    January 12, 2001
                    Gary Polimeno                        Officer)

                /s/ JAMES W. EASTWOOD
     -------------------------------------------       Director                      January 12, 2001
                  James W. Eastwood

              /s/ THOMAS J. FINLEY, JR.
     -------------------------------------------       Director                      January 12, 2001
                Thomas J. Finley, Jr.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
               /s/ ROSEANNE PAUCIELLO
     -------------------------------------------       Corporate Secretary and       January 12, 2001
                 Roseanne Pauciello                      Director

                 /s/ STEPHEN MARCUS
     -------------------------------------------       Director                      January 12, 2001
                   Stephen Marcus

                                 EXHIBIT INDEX

     EXHIBIT NO.                                DESCRIPTION
---------------------                           -----------
         2.1            Agreement and Plan of Reorganization, dated as of March 19,
                          1999, between PSB Bancorp, Inc. and First Bank of
                          Philadelphia. (incorporated herein by reference to Exhibit
                          2.1 of the S-4 Registration Statement of PSB Bancorp, Inc.
                          filed June 25, 1999)

         3.1            Articles of Incorporation of PSB (filed herewith).

         3.2            Bylaws of PSB (incorporated herein by reference to Exhibit
                          3.2 of the SB-2 Registration Statement of PSB
                          Bancorp, Inc. filed October 9, 1997).

        10.1 *          First Penn Bank's Retirement Plan (incorporated herein by
                          reference to Exhibit 10.1 of the SB-2 Registration
                          Statement of PSB Bancorp, Inc. filed October 9, 1997).

        10.2 *          First Penn Bank's Cash or Deferred Profit Sharing Plan
                          (incorporated herein by reference to Exhibit 10.2 of the
                          SB-2 Registration Statement of PSB Bancorp, Inc. filed
                          October 9, 1997).

        10.3 *          First Penn Bank's Profit Sharing Plan (incorporated herein by reference to Exhibit 10.3 of the SB-2 Registration
                          Statement of PSB Bancorp, Inc filed October 9, 1997).

        10.4 *          Employment Agreement with Vincent J. Fumo (incorporated
                          herein by reference to Exhibit 7.1 of the SB-2
                          Registration Statement of PSB Bancorp, Inc filed
                          October 9, 1997).

        10.5 *          Employment Agreement with Anthony DiSandro (incorporated
                          herein by reference to Exhibit 7.2 of the SB-2
                          Registration Statement of PSB Bancorp, Inc filed
                          October 9, 1997).

        10.6 *          First Penn Bank's Employee Stock Ownership Plan
                          (incorporated herein by reference to Exhibit 10.4 of the
                          SB-2 Registration Statement of PSB Bancorp, Inc. filed on
                          October 9, 1997).

        10.7            Lease Agreement between Eleven Colonial Penn Plaza
                          Associates and First Penn Bank, dated as of October 10,
                          1995 (incorporated herein by reference to Exhibit 10.7 of
                          Form S-1, Amendment No. 3 of PSB Bancorp, Inc. filed
                          May 5, 1998).

        10.8            Lease Agreement between Eleven Colonial Penn Plaza
                          Associates and First Penn Bank, dated as of October 12,
                          1995 (incorporated herein by reference to Exhibit 10.8 of
                          Form S-1, Amendment No. 3 of PSB Bancorp, Inc. filed on
                          May 5, 1998).

        10.9            First Penn Bank's Stock Option Plan (incorporated herein by reference to Exhibit 10.9 of the S-4 Registration
                          Statement of PSB Bancorp, Inc. filed June 25, 1999).

        10.10           First Penn Bank's Management Recognition Plan (incorporated herein by reference to Exhibit 10.10 of the S-4
                          Registration Statement of PSB Bancorp, Inc. filed
                          June 25, 1999).

        10.11*          Form of Employment Agreement with John J. O'Connell (filed herewith).

        10.12*          Form of Employment Agreement with Mario L. Incollingo, Jr.
                          (filed herewith).

        10.13*          Form of Retainer Agreement with Frank J. Moran (to be filed by amendment).

        21              Schedule of Subsidiaries (incorporated herein by reference to Exhibit 21 of the report on Form 10-K of PSB
                          Bancorp, Inc. filed March 28, 2000).

        23.1            Consent of Stockton Bates & Company, P.C. (filed herewith).

------------------------

*   Denotes compensatory plan.